FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206847-10

BANK 2018-BNK15

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,084,917,247

(Approximate Total Mortgage Pool Balance)

$928,892,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

 Wells Fargo Bank, National Association

Bank of America, National Association

 National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through

Certificates Series 2018-BNK15

November 7, 2018

BofA MERRILL LYNCH Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager

Academy Securities Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206847) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$47,900,000		30.000%	(7)	2.65	1 – 59	18.9%	37.1%
Class A-2	AAAsf/Aaa(sf)/AAA(sf)	$24,600,000		30.000%	(7)	4.88	59 – 59	18.9%	37.1%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$43,000,000		30.000%	(7)	7.12	59 – 115	18.9%	37.1%
Class A-3	AAAsf/Aaa(sf)/AAA(sf)	(8)		30.000%	(7)	(8)	(8)	18.9%	37.1%
Class A-4	AAAsf/Aaa(sf)/AAA(sf)	(8)		30.000%	(7)	(8)	(8)	18.9%	37.1%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$721,469,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AAA(sf)	$207,423,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/Aa1(sf)/AAA(sf)	$128,834,000		17.500%	(7)	9.91	119 – 120	16.0%	43.7%
Class B	AA-sf/NR/AA(sf)	$43,804,000		13.250%	(7)	9.96	120 – 120	15.2%	46.0%
Class C	A-sf/NR/A(sf)	$34,785,000		9.875%	(7)	9.96	120 – 120	14.7%	47.7%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB(sf)	$42,515,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/NR/BB (sf)	$19,325,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-G	B-sf/NR/B-(sf)	$11,595,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBBsf/NR/BBB+(sf)	$23,190,000		7.625%	(7)	9.96	120 – 120	14.3%	48.9%
Class E	BBB-sf/NR/BBB(sf)	$19,325,000		5.750%	(7)	9.96	120 – 120	14.0%	49.9%
Class F	BB-sf/NR/BB (sf)	$19,325,000		3.875%	(7)	9.96	120 – 120	13.8%	50.9%
Class G	B-sf/NR/B-(sf)	$11,595,000		2.750%	(7)	9.96	120 – 120	13.6%	51.5%
Class H	NR/NR/NR	$28,344,384		0.000%	(7)	11.21	120 – 179	13.2%	53.0%

Non-Offered Eligible Vertical Interest(11)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass- Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
RR Interest	NR/NR/NR	$54,245,862.35	N/A	(12)	9.29	1 - 179	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”), and Kroll Bond Rating Agency, Inc. (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations— Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest), and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class (without regard to the RR Interest). The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest). The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F Class G and Class H certificates (which, together with the RR Interest, are referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $605,969,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)

Class A-3	$100,000,000 - $300,000,000	9.62 - 9.66	115 – 116 / 115 - 118

Class A-4	$305,969,000 - $505,969,000	9.78 - 9.84	116 – 119 / 118 - 119

(9)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

Issue Characteristics

Offered Certificates:	$928,892,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)

Co-Lead Managers and Joint

Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC

Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and National Cooperative Bank, N.A.

Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Kroll Bond Rating Agency, Inc.

Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.

Special Servicers:	Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A.

Certificate Administrator/

Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Initial Directing Certificateholder:	Eightfold Real Estate Capital Fund V, L.P. or an affiliate thereof

Risk Retention Consultation Party:	Bank of America, National Association

U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Risk Retention:	None of the sponsors, the depositor, the issuing entity or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.

Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2018 (or, in the case of any mortgage loan that has its first due date after November 2018, the date that would have been its due date in November 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Pricing Date:	Week of November 12, 2018

Expected Closing Date:	Week of November 26, 2018

Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in December 2018.

Rated Final Distribution Date:	The distribution date in November 2061

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC

Optional Termination:	1.00% clean-up call (solely for the purposes of this calculation, if such right is being exercised after December 2028 and the U-Haul AREC 28 Portfolio mortgage loan or Inwood Quorom mortgage loan is still an asset of the trust, then such mortgage loan(s) will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance)

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.

Bloomberg Ticker:	BANK 2018-BN15<MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

Structural Overview

Allocation Between the RR Interest

and the Non-Retained Certificates:	The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, any primary servicers, the special servicers, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:	On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class and then in the amount of interest thereon;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, in each case as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then in the amount of interest thereon;

Fifth, to the Non-Offered Certificates (other than the Class X-D, Class X-F, Class X-G, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal

Entitlements:	The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates— Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class V and Class R Certificates) will be allocated among such classes of certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout- delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

Special Servicer Compensation:	The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (i) with respect to Midland Loan Services, a Division of PNC Bank, National Association, the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (x) $3,500 or (y) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000, and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield

Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay: (i)(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, (c) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C certificates as described above, (d) to the holders of the Class X-D, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (ii) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-F, Class X-G, Class F, Class G, Class H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: 685 Fifth Avenue Retail. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each of the 2020 Fifth Avenue whole loan and the Carriage Place whole loan (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. With respect to each servicing shift whole loan, after the securitization of the related control note, such servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Aventura Mall, Starwood Hotel Portfolio, Millennium Partners Portfolio, Moffett Towers – Buildings E,F,G, Pfizer Building, Prudential - Digital Realty Portfolio, 2020 Fifth Avenue (after the securitization of the related control note), Plaza Frontenac and Carriage Place (after the securitization of the related control note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

Directing Certificateholder/

Controlling Class:	The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-Specific Directing Certificateholder with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H certificates.

Control Rights:	Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class F certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; or (ii) a holder of the Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of a majority of the Class F certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and

Collateral Deficiency Amounts:	An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balanceof a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the applicable non-serviced pooling and servicing agreement and applicable intercreditor agreement) and the applicable special servicer (for any serviced mortgage loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any serviced mortgage loan) receipt of information from the applicable master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Sale of Defaulted Loans:	Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

(y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2018-BNK15 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of

Special Servicer:	The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, either special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan generally cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the BANK 2018-BNK15 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the operating advisor, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each master servicer and each special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:	The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-F, Class X-G, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Structural Overview

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	20	31	$339,351,151	31.3%
Bank of America, National Association	17	36	$309,553,842	28.5%
Wells Fargo Bank, National Association	17	46	$295,865,924	27.3%
Morgan Stanley Mortgage Capital Holdings LLC / Wells Fargo Bank, National Association	1	1	$100,000,000	9.2%
National Cooperative Bank, N.A.(2)	12	12	$40,146,330	3.7%
Total:	67	126	$1,084,917,247	100.0%
Pool Statistics
Aggregate Cut-off Date Balance:				$1,084,917,247
Number of Mortgage Loans:				67
Average Cut-off Date Balance per Mortgage Loan:				$16,192,795
Number of Mortgaged Properties:				126
Average Cut-off Date Balance per Mortgaged Property:				$8,610,454
Weighted Average Mortgage Rate:				4.6669%
% of Pool Secured by 5 Largest Mortgage Loans:				36.1%
% of Pool Secured by 10 Largest Mortgage Loans:				52.4%
% of Pool Secured by ARD Loans(3):				4.5%
Weighted Average Original Term to Maturity (months)(3):				118
Weighted Average Remaining Term to Maturity (months)(3):				116
Weighted Average Seasoning (months):				2
% of Pool Secured by Single Tenant Mortgaged Properties:				13.6%
% of Pool Secured by Refinance Loans:				83.2%
% of Pool Secured by Acquisition Loans:				16.8%
Additional Debt
% of Pool with Pari Passu Mortgage Debt:				46.1%
% of Pool with Subordinate Mortgage Debt(4):				16.1%
% of Pool with Mezzanine Debt:				17.7%
Credit Statistics(5)(6)
Weighted Average UW NOI DSCR:				2.49x
Weighted Average UW NOI Debt Yield(7):				13.2%
Weighted Average UW NCF DSCR:				2.36x
Weighted Average UW NCF Debt Yield(7):				12.5%
Weighted Average Cut-off Date LTV Ratio(7)(8):				53.0%
Weighted Average Maturity Date LTV Ratio(3)(7)(8):				47.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months)(9):	328
Weighted Average Remaining Amortization Term (months)(9):	328
% of Pool Interest Only through Maturity:	59.7%
% of Pool Amortizing Balloon:	18.2%
% of Pool Interest Only followed by Amortizing Balloon:	14.9%
% of Pool Amortizing Balloon through ARD:	4.5%
% of Pool Self-Amortizing:	2.7%
Lockboxes
% of Pool with Hard Lockboxes:	38.8%
% of Pool with Springing Lockboxes:	32.2%
% of Pool with Soft Lockboxes:	23.2%
% of Pool with No Lockboxes:	5.9%
Reserves
% of Pool Requiring Tax Reserves:	52.0%
% of Pool Requiring Insurance Reserves:	16.0%
% of Pool Requiring Replacement Reserves:	59.7%
% of Pool Requiring TI/LC Reserves(10):	50.2%
Call Protection
% of Pool with lockout period, followed by defeasance until open period:	66.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	14.5%
% of Pool with lockout period followed by the greater of a prepayment premium and yield maintenance until open period:	10.2%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by a prepayment premium period until open period:	3.7%
% of Pool with a lockout period followed by a yield maintenance until open period:	2.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.4%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to November 2018.

(2)	Nine (9) of the twelve (12) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(4)	Eleven (11) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(6)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(7)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(8)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(9)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(10)	Excludes hospitality, multifamily, and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH; WFB	Aventura Mall	Aventura	FL	Retail	$100,000,000	9.2%	1,217,508	$1,155.39	2.58x	11.0%	40.8%	40.80%
2	WFB	Starwood Hotel Portfolio	Various	Various	Hospitality	$100,000,000	9.2%	2,943	$90,044.17	2.07x	12.5%	66.1%	66.10%
3	MSMCH	Millennium Partners Portfolio	Various	Various	Various	$75,000,000	6.9%	1549699	$304.58	3.43x	15.7%	32.3%	32.30%
4	BANA	685 Fifth Avenue Retail	New York	NY	Retail	$60,000,000	5.5%	23,575	$6,786.85	2.76x	11.1%	34.0%	34.00%
5	WFB	Moffett Towers – Buildings E,F,G	Sunnyvale	CA	Office	$56,800,000	5.2%	676,598	$419.75	2.97x	12.6%	40.2%	40.20%
6	BANA	U-Haul AREC 28 Portfolio	Various	Various	Self Storage	$49,200,000	4.5%	656,459	$74.95	1.61x	10.9%	59.2%	43.60%
7	BANA	Harvard Park	Sacramento	CA	Office	$34,000,000	3.1%	291,699	$116.56	2.15x	10.9%	63.8%	63.80%
8	BANA	Clovis Commons	Clovis	CA	Retail	$33,750,000	3.1%	180,955	$186.51	1.57x	10.9%	71.1%	58.50%
9	MSMCH	The Plaza at Gator Hole	North Myrtle Beach	SC	Retail	$31,000,000	2.9%	312,065	$99.34	2.00x	10.3%	62.0%	62.00%
10	MSMCH	Pfizer Building	New York	NY	Office	$28,888,768	2.7%	823,623	$146.15	1.00x	19.1%	57.3%	2.10%
		Total/Wtd. Avg.				$568,638,768	52.4%			2.38x	12.4%	50.1%	45.2%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Rooms and Balance per SF/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH; WFB	Aventura Mall	$100,000,000	$1,306,700,000	$1,406,700,000	AVMT 2018-AVM	Wells Fargo	CWCapital	AVMT 2018-AVM	2.58x	11.0%	40.8%
2	WFB	Starwood Hotel Portfolio	$100,000,000	$165,000,000	$265,000,000	BANK 2018-BNK14	Wells Fargo	Midland	WFCM 2018-C47	2.07x	12.5%	66.1%
3	MSMCH	Millennium Partners Portfolio	$75,000,000	$397,000,000	$472,000,000	MSC 2018-MP	Wells Fargo	Wells Fargo	MSC 2018-MP	3.43x	15.7%	32.3%
4	BANA	685 Fifth Avenue Retail	$60,000,000	$100,000,000	$160,000,000	BANK 2018-BNK14	Wells Fargo	Midland	BANK 2018-BNK15	2.76x	11.1%	34.0%
5	WFB	Moffett Towers – Buildings E,F,G	$56,800,000	$227,200,000	$284,000,000	DBGS 2018-C1	Wells Fargo	Rialto	DBGS 2018-C1	2.97x	12.6%	40.2%
10	MSMCH	Pfizer Building	$28,888,768	$91,481,099	$120,369,867	BANK 2018-BNK13	Wells Fargo	Torchlight	BANK 2018-BNK13	1.00x	19.1%	57.3%
14	WFB	Prudential - Digital Realty Portfolio	$26,000,000	$186,000,000	$212,000,000	BANK 2018-BNK14	Wells Fargo	Rialto	BANK 2018-BNK14	2.50x	11.9%	54.7%
16	WFB	2020 Fifth Avenue	$24,000,000	$24,000,000	$48,000,000	BANK 2018-BNK15	Wells Fargo	(2)	(2)	3.20x	14.2%	46.4%
18	MSMCH	Plaza Frontenac	$20,000,000	$80,000,000	$100,000,000	MSC 2018-L1	Midland	Midland	MSC 2018-L1	2.09x	10.0%	47.6%
29	BANA	Carriage Place	$10,000,000	$20,667,500	$30,667,500	BANK 2018-BNK15	Wells Fargo	(3)	(3)	1.41x	9.8%	67.3%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The 2020 Fifth Avenue controlling pari passu companion loan is currently held by Column Financial, Inc., and is expected to be contributed to one or more future securitization transactions. The 2020 Fifth Avenue whole loan will be serviced pursuant to the BANK 2018-BNK15 pooling and servicing agreement until the securitization of the related control note.

(3)	The Carriage Place controlling pari passu companion loan is currently held by Bank of America, National Association, and is expected to be contributed to one or more future securitization transactions. The Carriage Place whole loan will be serviced pursuant to the BANK 2018-BNK15 pooling and servicing agreement until the securitization of the related control note.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut- off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(2)	Total Debt UW NOI Debt Yield(2)	Total Debt Cut- off Date LTV(2)
1	MSMCH; WFB	Aventura Mall	$100,000,000	$1,155.39	$343,300,000	2.58x	11.0%	40.8%	2.07x	8.8%	50.7%
3	MSMCH	Millennium Partners Portfolio	$75,000,000	$304.58	$238,000,000	3.43x	15.7%	32.3%	1.41x	7.5%	67.8%

(1)	In addition, eleven (11) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and the mezzanine debt.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut- off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut- off Date LTV(1)
3	MSMCH	Millennium Partners Portfolio	$75,000,000	$304.58	$280,150,000	3.43x	15.7%	32.3%	1.41x	7.5%	67.8%
4	BANA	685 Fifth Avenue Retail	$60,000,000	$6,786.85	$115,000,000	2.76x	11.1%	34.0%	1.37x	6.4%	58.5%
5	WFB	Moffett Towers – Buildings E,F,G	$56,800,000	$419.75	$216,000,000	2.97x	12.6%	40.2%	1.41x	7.2%	70.8%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
2	WFB	Starwood Hotel Portfolio	Various	Various	Hospitality	$100,000,000	9.2%	2,943	$90,044.17	2.07x	12.5%	66.1%	66.1%	CGCMT 2015-SSHP; WFRBS 2013-C18
3	MSMCH	Millennium Partners Portfolio	Various	Various	Various	$75,000,000	6.9%	1,549,699	$304.58	3.43x	15.7%	32.3%	32.3%	MSC 2014-MP
11	WFB	Stirling Bossier Shopping Center	Bossier City	LA	Retail	$28,140,000	2.6%	303,436	$92.74	1.73x	12.6%	49.4%	39.7%	COMM 2013-CR8
13	MSMCH	Nitro Marketplace	Nitro	WV	Retail	$27,755,000	2.6%	440,949	$62.94	2.41x	11.4%	65.0%	65.0%	MSBAM 2013-C12
17	MSMCH	Chicago Multifamily Portfolio	Various	IL	Multifamily	$23,250,000	2.1%	368	$63,179.35	1.25x	9.4%	60.5%	51.4%	CSAIL 2015-C4
21	MSMCH	The Center at Coldwater	Los Angeles	CA	Retail	$16,900,000	1.6%	52,653	$320.97	1.68x	8.9%	52.8%	52.8%	BACM 2004-4
22	BANA	Robinhood Plaza	Stockton	CA	Retail	$16,556,000	1.5%	87,069	$190.15	1.90x	12.7%	63.0%	55.6%	CGCMT 2013-GC11
23	MSMCH	Anchor Self Storage	Various	Various	Self Storage	$15,700,000	1.4%	106,710	$147.13	1.38x	9.0%	67.0%	61.9%	COMM 2013-CR11
24	MSMCH	Desert Sky Esplanade	Phoenix	AZ	Retail	$13,187,383	1.2%	135,972	$96.99	1.45x	11.0%	61.9%	51.8%	CGCMT 2004-C2
25	BANA	Van Buren Plaza	Riverside	CA	Retail	$12,400,000	1.1%	95,833	$129.39	2.03x	11.2%	59.9%	59.9%	COMM 2012-CR1
32	MSMCH	Inwood Quorom	Addison	TX	Retail	$8,500,000	0.8%	30,153	$281.90	1.49x	11.0%	65.1%	55.2%	LBCMT 2007-C3
39.01	BANA	N 83rd Avenue	Peoria	AZ	Self Storage	$3,680,769	0.3%	57,460	$64.06	2.00x	12.8%	50.8%	46.7%	GSMS 2015-GC34
39.02	BANA	W Indian School Road	Phoenix	AZ	Self Storage	$1,929,231	0.2%	33,085	$58.31	2.00x	12.8%	50.8%	46.7%	GSMS 2015-GC34
		Total				$342,998,383	31.6%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($24,600,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
14	WFB	Prudential – Digital Realty Portfolio	Various	Data Center	$26,000,000	2.4%	$26,000,000	105.7%	1,042,933	$203.27	2.50x	11.9%	54.7%	54.7%	59	59
		Total/Wtd. Avg.			$26,000,000	2.4%	$26,000,000	105.7%			2.50x	11.9%	54.7%	54.7%	59	59

(1)	The table above reflects the mortgage loan whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that the mortgage loan does not experience prepayments, defaults or losses; (ii) there is no maturity date extension; and (iii) the mortgage loan is paid in full on its stated maturity date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	30	$490,295,503	45.2%	4.5630%	2.21x	11.4%	51.8%	48.5%
Anchored	12	$292,589,217	27.0%	4.6081%	2.02x	11.1%	56.9%	52.1%
Super Regional Mall	1	$100,000,000	9.2%	4.1213%	2.58x	11.0%	40.8%	40.8%
Urban Retail	5	$40,496,831	3.7%	4.2850%	3.43x	15.7%	32.3%	32.3%
Unanchored	6	$37,567,782	3.5%	5.3474%	1.73x	10.4%	57.7%	54.6%
Single Tenant	5	$11,641,673	1.1%	5.3524%	1.64x	10.0%	57.5%	54.8%
Shadow Anchored	1	$8,000,000	0.7%	5.0150%	1.43x	9.5%	64.5%	56.0%
Hospitality	28	$176,252,291	16.2%	5.1846%	2.04x	13.4%	64.1%	59.5%
Full Service	5	$59,843,297	5.5%	5.1876%	2.10x	13.9%	61.5%	57.6%
Select Service	8	$48,096,787	4.4%	5.1537%	2.02x	12.9%	63.7%	59.3%
Limited Service	9	$37,610,943	3.5%	5.3017%	1.97x	13.1%	66.1%	62.0%
Extended Stay	6	$30,701,263	2.8%	5.0835%	2.06x	13.8%	67.1%	60.5%
Office	6	$133,971,751	12.3%	4.2445%	2.22x	13.6%	52.8%	40.2%
CBD	2	$85,688,768	7.9%	3.9469%	2.31x	14.8%	46.0%	27.4%
Suburban	4	$48,282,983	4.5%	4.7727%	2.07x	11.4%	64.9%	63.0%
Self Storage	27	$83,629,909	7.7%	4.7063%	1.69x	10.9%	59.5%	48.4%
Self Storage	27	$83,629,909	7.7%	4.7063%	1.69x	10.9%	59.5%	48.4%
Multifamily	19	$82,926,330	7.6%	5.0728%	4.33x	25.3%	38.1%	33.5%
Garden	7	$42,780,000	3.9%	5.6412%	1.40x	9.6%	61.8%	55.0%
Cooperative	12	$40,146,330	3.7%	4.4670%	7.45x	42.0%	13.0%	10.6%
Other	9	$50,000,000	4.6%	4.4157%	2.84x	13.0%	50.7%	50.7%
Data Center	9	$50,000,000	4.6%	4.4157%	2.84x	13.0%	50.7%	50.7%
Mixed Use	5	$49,241,463	4.5%	4.4466%	2.85x	13.7%	34.9%	33.8%
Office & Retail	3	$34,503,169	3.2%	4.2850%	3.43x	15.7%	32.3%	32.3%
Multifamily/Retail	2	$14,738,294	1.4%	4.8249%	1.49x	9.1%	41.1%	37.2%
Industrial	2	$18,600,000	1.7%	4.8106%	1.97x	13.7%	71.2%	61.3%
Warehouse	2	$18,600,000	1.7%	4.8106%	1.97x	13.7%	71.2%	61.3%
Total/Wtd. Avg.	126	$1,084,917,247	100.0%	4.6669%	2.36x	13.2%	53.0%	47.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	15	$209,739,158	19.3%	4.6268%	2.29x	11.9%	54.8%	51.6%
California – Northern(2)	10	$164,689,158	15.2%	4.5024%	2.36x	12.0%	54.7%	50.8%
California – Southern(2)	5	$45,050,000	4.2%	5.0813%	2.04x	11.6%	55.3%	54.2%
New York	20	$182,386,259	16.8%	4.1462%	3.51x	19.9%	34.1%	24.2%
Florida	4	$117,575,364	10.8%	4.2121%	2.56x	11.3%	42.6%	42.2%
Texas	17	$91,262,968	8.4%	5.1441%	1.78x	12.0%	64.7%	55.7%
Missouri	5	$69,361,338	6.4%	4.9757%	2.10x	13.0%	56.8%	53.4%
Washington	4	$57,566,116	5.3%	4.5741%	2.32x	12.5%	59.6%	55.0%
Illinois	9	$60,183,859	5.5%	5.5756%	1.56x	10.5%	64.0%	58.2%
Georgia	3	$20,782,557	1.9%	4.9491%	1.98x	14.1%	66.5%	54.3%
Arizona	3	$18,797,383	1.7%	5.2430%	1.61x	11.5%	58.6%	50.3%
Louisiana	4	$38,875,914	3.6%	4.6356%	1.70x	12.1%	52.1%	40.8%
Ohio	3	$16,210,612	1.5%	5.1315%	1.55x	11.2%	69.1%	59.5%
South Carolina	2	$35,500,000	3.3%	4.7020%	2.06x	10.8%	61.3%	61.3%
Massachusetts	2	$28,874,423	2.7%	4.5249%	2.75x	13.5%	43.8%	42.1%
West Virginia	1	$27,755,000	2.6%	4.3550%	2.41x	11.4%	65.0%	65.0%
Virginia	5	$14,104,245	1.3%	4.9510%	2.13x	11.2%	59.5%	57.4%
Kansas	4	$10,429,286	1.0%	5.1500%	2.07x	12.5%	66.1%	66.1%
Iowa	1	$8,928,101	0.8%	5.1500%	2.07x	12.5%	66.1%	66.1%
New Jersey	2	$7,405,600	0.7%	4.5198%	1.98x	11.3%	57.3%	48.2%
North Carolina	3	$8,018,005	0.7%	4.8966%	1.89x	11.9%	63.4%	57.4%
Utah	1	$8,000,000	0.7%	5.0150%	1.43x	9.5%	64.5%	56.0%
Oklahoma	4	$6,889,389	0.6%	4.9752%	1.95x	12.1%	64.3%	60.1%
District of Columbia	2	$6,878,873	0.6%	4.2850%	3.43x	15.7%	32.3%	32.3%
Rhode Island	1	$6,146,000	0.6%	5.0100%	1.38x	9.0%	67.0%	61.9%
Mississippi	1	$5,952,068	0.5%	5.1500%	2.07x	12.5%	66.1%	66.1%
Maryland	2	$5,451,672	0.5%	5.1500%	2.07x	12.5%	66.1%	66.1%
Wisconsin	1	$4,450,882	0.4%	5.1500%	2.07x	12.5%	66.1%	66.1%
Michigan	1	$4,000,000	0.4%	4.9600%	2.01x	10.3%	58.8%	58.8%
North Dakota	1	$3,282,999	0.3%	4.4930%	1.61x	10.9%	59.2%	43.6%
Idaho	1	$2,944,143	0.3%	4.4930%	1.61x	10.9%	59.2%	43.6%
Pennsylvania	1	$2,923,360	0.3%	5.1500%	2.07x	12.5%	66.1%	66.1%
Kentucky	1	$2,496,423	0.2%	5.4020%	1.46x	10.8%	53.1%	40.5%
Minnesota	2	$1,745,250	0.2%	5.5200%	1.76x	9.9%	65.0%	65.0%
Total/Wtd. Avg.	126	$1,084,917,247	100.0%	4.6669%	2.36x	13.2%	53.0%	47.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
1,298,485 - 5,000,000	26	75,630,695	7.0
5,000,001 - 10,000,000	13	93,156,277	8.6
10,000,001 - 15,000,000	5	59,602,173	5.5
15,000,001 - 25,000,000	9	178,006,000	16.4
25,000,001 - 50,000,000	9	286,722,102	26.4
50,000,001 - 100,000,000	5	391,800,000	36.1
Total:	67	$1,084,917,247	100.0%
Min: $1,298,485	Max:	Avg: $16,192,795

State or Other Jurisdiction(2)

No. of Mortgaged Properties		Aggregate Cut-off Date Balance ($)	% of Pool
California	15	209,739,158	19.3
California – Northern(3)	10	164,689,158	15.2
California – Southern(3)	5	45,050,000	4.2
New York	20	182,386,259	16.8
Florida	4	117,575,364	10.8
Texas	17	91,262,968	8.4
Missouri	5	69,361,338	6.4
Washington	4	57,566,116	5.3
Illinois	9	60,183,859	5.5
Georgia	3	20,782,557	1.9
Arizona	3	18,797,383	1.7
Louisiana	4	38,875,914	3.6
Ohio	3	16,210,612	1.5
South Carolina	2	35,500,000	3.3
Massachusetts	2	28,874,423	2.7
West Virginia	1	27,755,000	2.6
Virginia	5	14,104,245	1.3
Kansas	4	10,429,286	1.0
Iowa	1	8,928,101	0.8
New Jersey	2	7,405,600	0.7
North Carolina	3	8,018,005	0.7
Utah	1	8,000,000	0.7
Oklahoma	4	6,889,389	0.6
District of Columbia	2	6,878,873	0.6
Rhode Island	1	6,146,000	0.6
Mississippi	1	5,952,068	0.5
Maryland	2	5,451,672	0.5
Wisconsin	1	4,450,882	0.4
Michigan	1	4,000,000	0.4
North Dakota	1	3,282,999	0.3
Idaho	1	2,944,143	0.3
Pennsylvania	1	2,923,360	0.3
Kentucky	1	2,496,423	0.2
Minnesota	2	1,745,250	0.2
Total:	126	$1,084,917,247	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	30	490,295,503	45.2
Anchored	12	292,589,217	27.0
Super Regional Mall	1	100,000,000	9.2
Urban Retail	5	40,496,831	3.7
Unanchored	6	37,567,782	3.5
Single Tenant	5	11,641,673	1.1
Shadow Anchored	1	8,000,000	0.7
Hospitality	28	176,252,291	16.2
Full Service	5	59,843,297	5.5
Select Service	8	48,096,787	4.4
Limited Service	9	37,610,943	3.5
Extended Stay	6	30,701,263	2.8
Office	6	133,971,751	12.3
CBD	2	85,688,768	7.9
Suburban	4	48,282,983	4.5
Self Storage	27	83,629,909	7.7
Self Storage	27	83,629,909	7.7
Multifamily	19	82,926,330	7.6
Garden	7	42,780,000	3.9
Cooperative	12	40,146,330	3.7
Other	9	50,000,000	4.6
Data Center	9	50,000,000	4.6
Mixed Use	5	49,241,463	4.5
Office & Retail	3	34,503,169	3.2
Multifamily/Retail	2	14,738,294	1.4
Industrial	2	18,600,000	1.7
Warehouse	2	18,600,000	1.7
Total:	126	$1,084,917,247	100.0%

Mortgage Rate (%)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
3.5850 - 4.0000	2	88,888,768	8.2
4.0001 - 4.4999	16	386,852,845	35.7
4.5000 - 4.9999	18	243,233,404	22.4
5.0000 - 5.9700	31	365,942,230	33.7
Total:	67	$1,084,917,24	100.0%
Min: 3.5850%	Max: 5.9700%	Wtd Avg: 4.6669%

Original Term to Maturity or ARD (mos.)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
60	1	26,000,000	2.4
72	1	28,888,768	2.7
120	64	1,021,528,479	94.2
180	1	8,500,000	0.8
Total:	67	$1,084,917,24	100.0%
Min: 60 mos.	Max: 180 mos.	Wtd Avg: 118 mos.

Remaining Term to Maturity or ARD (mos.)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
59 - 60	1	26,000,000	2.4
61 - 110	1	28,888,768	2.7
111 - 179	65	1,030,028,479	94.9
Total:	67	$1,084,917,247	100.0%
Min: 59 mos.	Max: 179 mos.	Wtd Avg: 116 mos.

Original Amortization Term (mos.)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	28	647,185,250	59.7
72	1	28,888,768	2.7
180	1	3,373,831	0.3
300	6	101,133,984	9.3
360	29	295,840,409	27.3
480	2	8,495,005	0.8
Total:	67	$1,084,917,247	100.0%
Min: 72 mos.	Max: 480 mos.	Wtd Avg: 328 mos.

Remaining Amortization Term (mos.)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	28	647,185,250	59.7
69 - 72	1	28,888,768	2.7
73 - 180	1	3,373,831	0.3
181 - 300	6	101,133,984	9.3
301 - 360	29	295,840,409	27.3
361 - 480	2	8,495,005	0.8
Total:	67	$1,084,917,247	100.0%
Min: 69 mos.	Max: 480 mos.	Wtd Avg: 328 mos.

Mortgage Loan Sellers

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	20	339,351,151	31.3
BANA	17	309,553,842	28.5
WFB	17	295,865,924	27.3
MSMCH/WFB	1	100,000,000	9.2
NCB	12	40,146,330	3.7
Total:	67	$1,084,917,247	100.0%

Amortization Type

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	28	647,185,250	59.7
Amortizing Balloon	23	197,833,895	18.2
Partial Interest Only	14	161,809,334	14.9
Amortizing, ARD	1	49,200,000	4.5
Self-Amortizing	1	28,888,768	2.7
Total:	67	$1,084,917,247	100.0%

Cut-off Date LTV Ratio (%)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
4.4 - 40.0	16	187,634,624	17.3
40.1 - 60.0	22	436,045,191	40.2
60.1 - 65.0	15	198,201,324	18.3
65.1 - 70.0	6	152,702,291	14.1
70.1 - 75.0	8	110,333,817	10.2
Total:	67	$1,084,917,247	100.0%
Min: 4.4%	Max: 75.0%	Wtd Avg: 53.0%

Maturity Date or ARD LTV Ratio (%)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
2.1 - 35.0	17	216,523,392	20.0
35.1 - 45.0	5	236,636,423	21.8
45.1 - 55.0	15	211,192,365	19.5
55.1 - 60.0	16	128,906,000	11.9
60.1 - 66.1	14	291,659,067	26.9
Total:	67	$1,084,917,247	100.0%
Min: 2.1%	Max: 66.1%	Wtd Avg: 47.8%

UW NCF DSCR (x)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
1.00 - 1.40	6	92,776,268	8.6
1.41 - 1.50	8	58,422,100	5.4
1.51 - 1.60	4	41,667,782	3.8
1.61 - 1.70	4	73,500,000	6.8
1.71 - 1.80	6	89,618,493	8.3
1.81 - 1.90	4	31,193,983	2.9
1.91 - 2.50	16	333,292,291	30.7
2.51 - 3.00	5	224,098,485	20.7
3.01 - 12.38	14	140,347,845	12.9
Total:	67	$1,084,917,247	100.0%
Min: 1.00x	Max: 12.38x	Wtd Avg: 2.36x

UW NOI Debt Yield (%)

No. of Mortgage Loans		Aggregate Cut-off Date Balance ($)	% of Pool
8.2 - 8.5	2	8,080,000	0.7
8.6 - 9.0	2	32,600,000	3.0
9.1 - 9.5	4	45,362,500	4.2
9.6 - 10.0	7	58,533,544	5.4
10.1 - 11.0	13	290,386,588	26.8
11.1 - 12.0	7	161,478,243	14.9
12.1 - 15.0	13	292,438,983	27.0
15.1 - 68.8	19	196,037,389	18.1
Total:	67	$1,084,917,247	100.0%
Min: 8.2%	Max: 68.8%	Wtd Avg: 13.2%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

AVENTURA MALL

LOUIS VUITTON

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LOUIS VUITTON

Cartier

NORDSTROM

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

Aventura Mall
19501 Biscayne Boulevard
Aventura, FL 33180
Ft. Lauderdale/
Hollywood Intl. Airport
7 miles
Memorial Regional Hospital
Hollywood
BROWARD COUNTY
West Lake Park
Eco Grande Golf Course
Hollywood Hills Plaza
Hollywood Country Club
Hollywood Blvd
Washington St
Orange Brook Golf Course
Federal Hwy
Pembroke Rd
The Big Easy Casino
Hallandale Beach
Diplomat Country Club
Hallandale Beach Blvd
Hallandale Shopping Center
Gulfstream Park Race Track
Ocean Dr
S 26th Ave
TRI RAIL
Biscayne Blvd
Miramar
NE 215th St
Ives Estates Park
Aventura Medical Center
Aventura Commons
Promenade Shops
Turnberry Isle Golf Course
Ives Dairy Rd
Hard Rock Stadium
NW 199th St
NE 26th Ave
Miami Gardens
Florida's Turnpike
Williams Island Country Club
Presidential Country Club
Town Center Aventura
Aventura
Dumfoundling Bay
Atlantic Ocean
Collins Ave
Rolling Oaks Park
NW 183rd St
Greynolds Park
North Miami Beach
Maule Lake
Intracoastal Mall
Palmetto Expwy
NE 167th St
Mall at 163rd Street
Senator Gwen Margolis Amphitheatre
GOLDEN GLADES
NE 6th Ave
Oak Grove Park
Southern Mem. Park
Oleta River State Park
Haulover Park Marina
NW 151st St
Golden Glades
MIAMI-DADE COUNTY
W. Dixie Hwy
Biscayne Commons
Florida International University-Biscayne Bay Campus
NW 143rd St
North Miami
NW 135th St
NW 131st St
127th Street Shopping Center
Johnson & Wales Univ.
Bay Harbor Islands
Bal Harbour
NW 125th St
NE 125th St
Museum of Contemporary Art
Broad Causeway
Bal Harbour Shops
NW 17th Ave
NW 119th St
NW 7th Ave
N Miami Ave
NE 2nd Ave
Barry University
Indian Creek Golf Course
NW 111th St
Pinewood
Miami Shores
Surfside
Indian Creek
NW 103rd St
Biscayne Bay
North Shore Open Space Park
West Little River
North Shore Medical Center
Miami Intl. Airport
8 miles
MIAMI
Biscayne Point
North Beach
Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Miramar
Hollywood
Hallandale
Aventura
Miami Gardens
North Miami Beach
Opa-locka
North Miami
Hialeah
Miami Beach
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
Kendale Lakes
South Miami
The Hammocks
Kendall
Pinecrest
Richmond Hts.
Palmetto Bay
Biscayne Bay
Cutler Bay
South Miami Heights
Goulds
Princeton
Naranja
Leisure City
Homestead
BROWARD COUNTY
MIAMI-DADE COUNTY
EVERGLADES NATIONAL PARK

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

Mortgage Loan Information	Property Information

Mortgage Loan Seller(1):		MSMCH/WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moodys):		Asf/AA-/Aa3		Location:	Aventura, FL 33180
Original Balance(2):		$100,000,000		General Property Type:	Retail
Cut-off Date Balance(2):		$100,000,000		Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:		9.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1983/2017
		Simon Property Group, L.P.; Jacquelyn		Size:	1,217,508 SF
Sponsors:		Soffer; Jeffrey Soffer		Cut-off Date Balance per SF(2):	$1,155
Mortgage Rate:		4.12125%		Maturity Date Balance per SF(2):	$1,155
Note Date:		6/7/2018		Property Manager:	TB All Fees Operating LP
First Payment Date:		8/1/2018			(borrower-related)
Maturity Date:		7/1/2028
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months
Seasoning:		4 months		Underwriting and Financial Information
Prepayment Provisions(3):		LO (28); DEF (85); O (7)		UW NOI(7):	$154,858,979
Lockbox/Cash Mgmt Status(4):		Hard/Springing		UW NOI Debt Yield(2):	11.0%
Additional Debt Type(2)(5):		Pari Passu / Subordinate		UW NOI Debt Yield at Maturity(2):	11.0%
Additional Debt Balance(2)(5):		$1,306,700,000 / $343,300,000		UW NCF DSCR(2):	2.58x
Future Debt Permitted (Type):		No (N/A)		Most Recent NOI:	$118,291,397 (3/31/2018 TTM)
Reserves(6)				2nd Most Recent NOI:	$115,240,562 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$110,653,403 (12/31/2016)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(8):	92.8% (2/14/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.1% (12/31/2017)
Recurring Replacements:	$0	Springing	$487,003	3rd Most Recent Occupancy:	99.1% (12/31/2016)
TI/LC:	$0	Springing	$6,087,540	Appraised Value (as of):	$3,450,000,000 (4/16/2018)
Outstanding Rollover:	$19,392,145	$0	N/A	Cut-off Date LTV Ratio(2):	40.8%
Free Rent/Gap Reserve:	$6,776,765	$0	N/A	Maturity Date LTV Ratio(2):	40.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(2):	$1,750,000,000	100.0%	Existing CMBS Mortgage Loan Payoff:	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion):	$200,853,019	11.5%
			Upfront Reserves:	$26,168,910	1.5%
			Closing Costs:	$13,967,630	0.8%
			Return of Equity:	$278,314,718	15.9%
Total Sources:	$1,750,000,000	100.0%	Total Uses:	$1,750,000,000	100.0%

(1)	The Aventura Mall Whole Loan (as defined below) was co-originated by JPMCB, WFB, DBNY (all as defined below) and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Mortgage Loan (as defined below) is part of the Aventura Mall Whole Loan, which is comprised of 26 pari passu senior promissory notes with an aggregate original principal balance of $1,406,700,000 (collectively, the “Aventura Mall Senior Loans”) and four pari passu subordinate promissory notes with an aggregate original principal balance of $343,300,000 (collectively, the “Aventura Mall B Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Aventura Mall Senior Loans. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Aventura Mall Whole Loan are $1,437, $1,437, 8.8%, 8.8%, 2.07x, 50.7% and 50.7%, respectively.

(3)	Defeasance of the Aventura Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Aventura Mall Senior Loan to be securitized and (b) August 1, 2021. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in November 2018.

(4)	Lockbox is soft for master lease rents (see “Master Lease” below), and hard for other lease rents.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	UW NOI is based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(8)	Most Recent Occupancy includes SF to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease as described under “Master Lease” below.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

The Mortgage Loan. The largest mortgage loan (the “Aventura Mall Mortgage Loan”) is part of a whole loan (the “Aventura Mall Whole Loan”) in the original principal balance of $1,750,000,000. The Aventura Mall Whole Loan is secured by a first priority fee mortgage encumbering a retail property in Aventura, Florida (the “Aventura Mall Property”). The Aventura Mall Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association (“WFB”), JP Morgan Chase Bank, National Association (“JPMCB”) and Morgan Stanley Bank, N.A. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 26 senior notes, that are pari passu with each other, with an aggregate original principal balance of $1,406,700,000 and (ii) a subordinate companion loan, comprised of four subordinate notes that are pari passu with each other and subordinate to the Aventura Mall Senior Loans, with an aggregate original principal balance of $343,300,000, each as described below. Promissory Note A-2-C-4, which is being contributed by MSMCH, in the original principal balance of $50,000,000, and Promissory Note A-2-D-4, which is being contributed by WFB, in the original principal balance of $50,000,000, represent the Aventura Mall Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. The remaining Aventura Mall Senior Loans are referred to as the “Aventura Mall Non-Serviced Pari Passu Companion Loans”. The Aventura Mall Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-A, A-1-B, A-1-C and A-1-D, in the aggregate original principal balance of $406,700,000 and all of the Aventura Mall B Notes were contributed to the Aventura Mall Trust 2018-AVM securitization trust. The Aventura Mall Whole Loan will be serviced pursuant to the trust and servicing agreement for the Aventura Mall Trust 2018-AVM securitization trust. The remaining Aventura Mall Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $900,000,000, have either been contributed to securitization trusts or are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Aventura Mall Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Aventura Mall Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(2)
Aventura Mall Mortgage Loan
A-2-C-4, A-2-D-4	$100,000,000	$100,000,000	BANK 2018-BNK15	No
Aventura Mall Non-Serviced Pari Passu Companion Loans
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-C-2, A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2-C-1	$60,000,000	$60,000,000	MSC 2018-L1	No
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-2-A-4, A-2-B-4	$110,000,000	$110,000,000	Benchmark 2018-B6	No
A-2-A-3, A-2-A-5	$125,000,000	$125,000,000	JPMCB	No
A-2-C-3, A-2-C-5	$60,000,000	$60,000,000	Morgan Stanley Bank, N.A.	No
A-2-D-5	$20,000,000	$20,000,000	WFB	No
A-2-B-2-B, A-2-B-2-C, A-2-B-5	$47,000,000	$47,000,000	DBGS 2018-C1	No
A-2-D-3	$50,000,000	$50,000,000	WFCMT 2018-C47	No
A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
Aventura Mall B Notes
B-1, B-2, B-3, B-4(1)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	No
Total Aventura Mall Whole Loan	$1,750,000,000	$1,750,000,000

(1)	The Aventura Mall B Notes are subordinate to the A-Notes.

(2)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

Proceeds of the Aventura Mall Whole Loan were used to refinance existing securitized mortgage debt and construction debt, cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower (as defined below). The most recent prior financing of the Aventura Mall Property was included in the AVMT 2013-AVM securitization trust.

The Borrower and the Sponsors. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”).

The loan sponsors and non-recourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Non-Recourse Carveout Guarantors”). The liability of the Non-Recourse Carveout Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor will be several but not joint.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

The Property. The Aventura Mall Property is an approximately 2.2 million SF, super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 2008 and 2017. Of the 2.2 million SF, 1,217,508 SF serves as collateral for the Aventura Mall Whole Loan, which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 SF of tenant-owned anchor improvements on those sites. The Aventura Mall Property includes 9,835 parking spots (approximately 4.6 spaces per 1,000 SF off rentable area).

The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas, including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall Property is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall Property is the second most-visited shopping center in the United States, with more than 28 million annual visitors. The Aventura Mall Property is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall Property has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the United States, with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 SF expansion (the “Expansion Parcel”) at a cost of $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features a 20,218 SF, two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is 72.2% leased as of February 14, 2018.

The following table presents a summary of historical comparable in-line sales at the Aventura Mall Property.

Historical Comparable In-line Tenant Sales Summary(1)(2)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Comparable Sales PSF w/ Apple	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%

(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.

(2)	Apple’s sales are based on the tenant’s 6,303 SF of space before Apple moves into the Extension Parcel.

The Aventura Mall Property is anchored by six tenants that combined generate approximately $298.9 million in annual sales as of TTM February 2018. The anchors include collateral tenants J.C. Penney Co. and AMC Theatres and four ground lease anchors (as to which the related improvements are not collateral): Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) and Nordstrom.

J. C. Penney Co. occupies a 193,759 SF store (15.9% NRA, 0.5% underwritten base rent) under an initial lease dated April 27, 1983, expiring April 30, 2023 and renewed two times, with six five-year renewal options remaining. J. C. Penney Co. was not required to report sales at the Aventura Mall Property. AMC Theatres occupies a 78,738 SF theatre unit (6.5% NRA, 1.3% underwritten base rent) under an initial lease dated August 7, 1998, expiring August 31, 2023 and renewed once, with three five-year renewal options remaining. AMC Theatres achieved annual sales of $16.9 million as of TTM February 2018. The Aventura Mall Property’s non-collateral ground lease anchors are Macy’s (two stores – 524,011 SF), Bloomingdale’s (251,831 SF) and Nordstrom (167,000 SF), each of which owns its own improvements and leases the related land under a ground lease. The operating covenants for J.C. Penney Co., Macy’s, and Bloomingdale’s have terminated. Generally the operating covenants of the anchors have expired, or the anchors are not required to operate.

The following table presents a summary of historical anchor sales at the Aventura Mall Property.

Historical Sales Summary(1)
		Annual Sales $ mil / Sales PSF
Anchor	Size (SF)	2015	2016	2017	TTM February 2018
Macy’s (non-collateral)	299,011	$96.4 / $322	$88.0 / $294	$80.3 / $268	$81.2 / $271
Bloomingdale’s (non-collateral)	251,831	$128.2 / $509	$110.7 / $440	$104.1 / $413	$105.3 / $418
Macy’s Men’s & Home (non-collateral)	225,000	$50.9 / $226	$44.8 / $199	$41.3 / $184	$42.0 / $187
J. C. Penney Co.	193,759	NAV	NAV	NAV	NAV
Nordstrom (non-collateral)	167,000	$69.2 / $414	$55.3 / $331	$52.8 / $316	$53.5 / $321
AMC Theatres	78,738	$20.4 / $258	$18.8 / $238	$16.8 / $213	$16.9 / $215
Total	1,215,339	$365.0 / $357	$317.5 / $311	$295.2 / $289	$298.9 / $293

(1)	Information is estimated and provided by the borrower sponsors.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

The following table presents a summary of historical and current occupancy rates at the Aventura Mall Property.

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy – Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy – Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%

(1)	Historical and Current Occupancy is based on the average monthly occupancy over the course of each respective year. Current occupancy is based on the February 14, 2018 rent roll, including recently executed leases and master lease tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants, including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

The following table presents certain information relating to the major tenants at the Aventura Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)		Annual UW Rent PSF(4)	TTM February 2018 Sales		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants
J. C. Penney Co.	B/B3/B-	193,759	15.9%	$661,053	0.5%	$3.41	NAV	NAV	NAV	4/30/2023
AMC Theatres(5)	B/B2/B+	78,738	6.5%	$1,850,343	1.3%	$23.50	$16,894,104	$703,921	10.6%	8/31/2023
Zara(6)(7)	NR/NR/NR	34,454	2.8%	$4,120,000	2.9%	$119.58	$33,469,155	$971	16.3%	10/31/2029
XXI Forever	NR/NR/NR	32,504	2.7%	$2,464,387	1.7%	$75.82	$12,398,653	$381	22.6%	1/31/2019
H & M	NR/NR/NR	28,830	2.4%	$3,375,705	2.4%	$117.09	$19,196,951	$666	18.4%	1/31/2027
Equinox Fitness	NR/NR/NR	25,458	2.1%	$727,192	0.5%	$28.56	$4,422,511	$174	18.4%	1/31/2024
Topshop	NR/NR/NR	23,296	1.9%	$2,842,112	2.0%	$122.00	NAV	NAV	NAV	10/31/2029
Apple (2 Levels)(6)(8)	NR/Aa1/AA+	20,218	1.7%	$3,500,000	2.5%	$173.11	$196,173,582	$31,124	0.5%	1/31/2030
Victoria’s Secret	NR/NR/NR	18,387	1.5%	$3,033,855	2.1%	$165.00	$19,147,672	$1,041	12.7%	7/31/2026
Louis Vuitton	NR/NR/A+	18,180	1.5%	$1,999,800	1.4%	$110.00	$36,167,622	$1,989	7.8%	11/30/2022
Banana Republic	BB+/Baa2/BB+	16,857	1.4%	$2,950,818	2.1%	$175.05	$9,771,975	$580	37.8%	2/29/2020
Restoration Hardware	NR/NR/NR	11,988	1.0%	$2,399,638	1.7%	$200.17	$25,775,211	$2,150	11.4%	2/28/2019
Urban Outfitters	NR/NR/NR	11,638	1.0%	$590,785	0.4%	$50.76	$7,489,656	$644	11.0%	12/31/2023
Express	NR/NR/NR	11,320	0.9%	$1,649,890	1.2%	$145.75	$7,253,138	$641	28.7%	1/31/2022
Abercrombie & Fitch	NR/NR/BB-	11,246	0.9%	$3,164,399	2.2%	$281.38	$17,491,686	$1,555	20.9%	1/31/2020
Anthropologie	NR/NR/NR	11,089	0.9%	$674,444	0.5%	$60.82	$6,920,057	$624	16.5%	6/30/2019
The Gap	BB+/Baa2/BB+	11,065	0.9%	$1,825,725	1.3%	$165.00	NAV	NAV	NAV	7/31/2024
Grand Lux Café	NR/NR/NR	10,442	0.9%	$490,774	0.3%	$47.00	$6,591,919	$631	14.1%	3/31/2027
The Cheesecake Factory	NR/NR/NR	10,421	0.9%	$847,488	0.6%	$81.33	$17,955,891	$1,723	6.8%	6/30/2023
Calvin Klein	NR/NR/NR	10,280	0.8%	$982,844	0.7%	$95.61	$5,708,260	$555	25.8%	1/31/2019
Subtotal/Wtd. Avg.		590,170	48.5%	$40,151,252	28.3%	$68.03

Other Tenants		539,111	44.3%	$101,486,942	71.7%	$188.25
Vacant Space		88,227	7.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,217,508	100.0%	$141,638,194	100.0%	$125.42

Non-Collateral Anchors
Macy’s (GL)	BBB/Baa3/BBB-	299,011		$168,480						7/31/2029
Bloomingdale’s (GL)	BBB/Baa3/BBB-	251,831		$150,000						2/5/2033
Macy’s (Men’s & Home) (GL)	BBB/Baa3/BBB-	225,000		$150,000						2/3/2035
Nordstrom (GL)	BBB+/Baa1/BBB+	167,000		$800,000						2/28/2023

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent reflects the following: (a) in-place leases based on the February 14, 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019, including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Free Rent/Gap Reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	AMC Sales PSF number reflects sales per screen (24 screens).

(6)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(7)	Zara was originally a tenant in the existing Aventura Mall Property, occupying 18,717 SF, before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant’s annualized sales from November 2017 through April 2018.

(8)	Sales and Sales PSF for Apple are based on the tenant’s 6,303 SF space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for 20,218 SF at the Expansion Parcel.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

The following table presents certain information relating to the lease rollover at the Aventura Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(5)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(6)	25	20,093	$124.31	1.7%	1.7%	$2,497,856	1.8%	1.8%
2018	23	41,733	$143.50	3.4%	5.1%	$5,988,502	4.2%	6.0%
2019	32	124,307	$119.39	10.2%	15.3%	$14,841,136	10.5%	16.5%
2020	36	96,193	$191.02	7.9%	23.2%	$18,375,213	13.0%	29.4%
2021	24	54,397	$251.59	4.5%	27.7%	$13,685,691	9.7%	39.1%
2022	24	76,594	$169.31	6.3%	33.9%	$12,967,832	9.2%	48.3%
2023	29	352,941	$47.98	29.0%	62.9%	$16,933,820	12.0%	60.2%
2024	27	79,905	$166.60	6.6%	69.5%	$13,311,865	9.4%	69.6%
2025	13	19,020	$271.45	1.6%	71.1%	$5,163,035	3.6%	73.3%
2026	9	46,368	$169.47	3.8%	74.9%	$7,858,163	5.5%	78.8%
2027	20	78,035	$136.36	6.4%	81.3%	$10,641,238	7.5%	86.3%
2028	13	41,146	$148.89	3.4%	84.7%	$6,126,042	4.3%	90.6%
2029 & Beyond(7)	13	98,549	$134.43	8.1%	92.8%	$13,247,802	9.4%	100.0%
Vacant	0	88,227	$0.00	7.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	288	1,217,508	$125.42	100.0%		$141,638,194	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	# of Leases Rolling excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019 including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the free rent/gap reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(6)	MTM includes temporary tenants.
(7)	2029 & Beyond includes the recently executed Apple lease SF and lease expiration for the Expansion Parcel.

The Market. The Aventura Mall Property is located in Aventura, Miami Dade County, Florida, approximately 11 miles north of the Miami central business district and 11 miles south of the Fort Lauderdale central business district. Regional access to the Aventura Mall Property is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall Property. The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, the Aventura Mall Property’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Aventura Mall Property was 25,173, 188,456 and 414,744, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius was $86,750, $72,828 and $66,753, respectively. The appraiser considers the 15-mile radius to be the Aventura Mall Property’s primary trade area. From 2000 to 2017, the one-mile radius trade area experienced compound annual growth in population of 2.2% and in average household income of 1.3%. The primary trade area had 2017 average retail sales per household of $48,617.

The Aventura Mall Property is a part of the Miami submarket of the Miami retail market. The Miami submarket contains approximately 5.6 million SF of retail space, which as of the year end 2017 had a vacancy rate of 7.1% and asking rents of $30.88 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

The following table presents certain competitive properties to the Aventura Mall Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Aventura Mall Property Aventura, FL	Super Regional Mall	1983 / 2017	2,156,203	92.8%(1)	$1,681(2)	Macy’s (non-collateral), J.C. Penney Co., Bloomingdale’s (non-collateral), Macy’s Men’s & Home (non-collateral), Nordstrom (non-collateral)	N/A
Primary Competition
Bal Harbour Shops Bal Harbour, FL	Regional Center	1965 / 2008	460,000	99%	$2,200	Neiman Marcus, Saks Fifth Avenue	4.7
Sawgrass Mills Sunrise, FL	Super Regional Mall	1990 / 2006	2,384,000	89%	$1,100	Super Target, Bloomingdale’s Outlet, Neiman Marcus Last Call, Nordstrom Rack, Saks Off Fifth, Burlington, Dick’s Sporting Goods	19.0
Dadeland Mall Kendall, FL	Super Regional Mall	1962 / 2013	1,488,000	95%	$1,400	JC Penney, Macy’s, Macy’s, Nordstrom, Saks Fifth Avenue	22.0
Secondary Competition
Pembroke Lakes Mall Pembroke Pines, FL	Super Regional Mall	1992 / 1998	1,136,000	96%	$490	Dillard’s, Dillard’s Men’s & Home, Macy’s, Macy’s Home Store, JC Penney, Sears	11.0
Galleria Mall Fort Lauderdale, FL	Super Regional Mall	1980 / 2005	955,000	80%	$870	Dillard’s, Macy’s, Neiman Marcus	13.0
Dolphin Mall Miami, FL	Super Regional Mall	2001 / 2010	1,403,000	97%	$950	Burlington, Bass Pro Outdoor World, Bloomingdale’s Outlet, Cobb Theater	16.0

Source: Appraisal.

(1)	Occupancy as of February 14, 2018 includes 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(2)	Comparable inline sales shown as of the trailing twelve months ending February 28, 2018, including Apple.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aventura Mall Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Vacant Income	$0	$0	$0	$0	$13,640,745	$11.20
Gross Potential Rent	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$155,278,939	$127.54
Percentage Rent	$5,466,448	$4,115,391	$3,447,721	$3,326,930	$3,627,027	$2.98
Total Recoveries	$26,727,546	$26,287,600	$27,329,454	$28,195,516	$32,253,113	$26.49
Specialty Leasing Income	$3,536,265	$3,076,589	$4,453,595	$4,900,785	$3,805,199	$3.13
Other Income(2)	$3,628,986	$3,701,438	$3,994,113	$4,090,769	$4,156,114	$3.41
Less Vacancy & Credit Loss	($272,229)	($422,401)	($438,454)	($634,418)	($13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15
Net Operating Income(1)	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
Capital Expenditures	$0	$0	$0	$0	$243,502	$0.20
TI/LC	$0	$0	$0	$0	$3,043,770	$2.50
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49

Occupancy %	99.2%	99.1%	99.1%	92.8%(3)	92.9%
NOI DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.63x
NCF DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.58x
NOI Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	11.0%
NCF Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	10.8%

(1)	The increase in Base Rent and Net Operating Income from 3/31/2018 TTM is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. Base Rent also includes $1.3 million of ground rent paid by Bloomingdale’s, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the free rent/gap reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenues associated with commissions, late charges, and other miscellaneous sources).

(3)	Occupancy is as of February 14, 2018 and includes space to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(4)	Debt service coverage ratios and debt yields are based on the Aventura Mall Senior Loans and exclude the Aventura Mall B Notes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

Escrows and Reserves. At closing of the Aventura Mall Whole Loan, the Aventura Mall Borrower was required to deposit with the lender $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement and leasing costs due in connection with certain leases at the Aventura Mall Property. If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), the Aventura Mall Borrower is required to deposit monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if a blanket policy is in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,648 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540).

Lockbox and Cash Management. The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management for all rents except rents from the Master Lease (as defined below), which are structured with a soft lockbox. The Aventura Mall Borrower is required to cause all Master Lease rents to be deposited directly into the lockbox account, while for remaining rents Aventura Mall Borrower is required to notify each tenant under each lease (except the Master Lease) to send all payments of rents directly to the lender-controlled lockbox account. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event (as defined below), all funds in the cash management account are required to be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account are required to be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than a DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited directly into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the property manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Additional Secured Indebtedness (not including trade debts). The Aventura Mall Property also secures the Aventura Mall Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,306,700,000 and the Aventura Mall B Notes, which have an aggregate Cut-off Date principal balance of $343,300,000. The Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes are coterminous with the Aventura Mall Mortgage Loan. The Aventura Mall Non-Serviced Pari Passu Companion Loans and Aventura Mall B Notes accrue interest at the same rate as the Aventura Mall Mortgage Loan. The Aventura Mall Mortgage Loan and the Aventura Mall Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Aventura Mall B Notes. The holders of the Aventura Mall Mortgage Loan, the Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Aventura Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Aventura Mall Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Aventura Mall Borrower is permitted to (a) obtain the release of (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property (including portions of the “ring road”) for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas and portions of the “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion (33,813 SF) of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159 in equal monthly installments of approximately $285,513 during (x) a period commencing on the occurrence of the debt service coverage ratio based on the trailing four quarters falling below 1.50x for two consecutive quarters until cured in accordance with the loan documents, and/or (y) any of the following (i) an event of default, (ii) bankruptcy of the Aventura Mall Borrower, (iii) bankruptcy of the property manager, or (iv) a period commencing on the occurrence of a Lockbox Event until cured in accordance with the loan documents. The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which were otherwise not occupied prior to the loan origination date. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the master lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease rents equal 1.8% of the approximately $185.5 million of underwritten effective gross income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Aventura Mall

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower for the related parcel and obtain a release of the lien of the Aventura Mall Whole Loan on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Whole Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Aventura Mall Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Aventura Mall Property; provided that if TRIPRA (or extension thereof or similar government program) is no longer in effect, the Aventura Mall Borrower is required to carry terrorism coverage throughout the term of the Aventura Mall Whole Loan subject to an annual terrorism premium cap of two times the cost of the then-current annual insurance premium payable by the Aventura Mall Borrower for the policies insuring only the Aventura Mall Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Starwood Hotel Portfolio

Mortgage Loan No. 2 – Starwood Hotel Portfolio

Courtyard Gulfport Beach

Courtyard Norman

Courtyard Rocky Mount

Courtyard Salisbury

DoubleTree West Palm Beach Airport

Fairfield Inn Atlanta Downtown

Hampton Inn Oklahoma City Northwest

Hilton Garden Inn Wichita

Hampton Inn and Suites Wichita Northeast

Holiday Inn & Suites Green Bay Stadium

Homewood Suites St. Louis Riverport Airport

Hotel Indigo Chicago Vernon Hills

Residence Des Moines Savery Hotel

Residence Inn St. Louis Airport

Residence Inn Rocky Mount

Residence Inn Salisbury

Residence Inn St. Louis Downtown

Residence Inn Wichita East at Plazzio

Springhill Suites Chicago Elmhurst Oakbrook

Springhill Suites Chicago Southwest at Burr Ridge Hinsdale

Springhill Suites Scranton Wilkes Barre

Springhill Suites Wichita East at Plazzio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Starwood Hotel Portfolio

Mortgage Loan No. 2 – Starwood Hotel Portfolio

MINNESOTA
Rochester
Green Bay
Appleton
Oshkosh
Lake Michigan
WISCONSIN
MILWAUKEE
Madison
Kenosha
IOWA
DES MOINES
Cedar Rapids
Vernon Hills
CHICAGO
Elmhurst
Burr Ridge
Aurora
Davenport
Gary
Peoria
Bloomington
ILLINOIS
Champaign
MISSOURI
Springfield
Decatur
KANSAS CITY
Columbia
ST LOUIS

BALTIMORE
NEW JERSEY
Dover
DELAWARE
WASHINGTON DC
MARYLAND
Delmar
Salisbury
Chesapeake Bay
VIRGINIA
Atlantic Ocean

WICHITA
KANSAS
MO
OKLAHOMA
TULSA
OKLAHOMA CITY
Norman
TEXAS
FT. WORTH
DALLAS

Starwood Hotel Portfolio

No.	Hotel	Location
1	Renaissance St. Louis Airport Hotel	St. Louis, MO
2	Renaissance Des Moines Savery Hotel	Des Moines, IA
3	Residence Inn St. Louis Downtown	St. Louis, MO
4	Doubletree Hotel West Palm Beach Airport	West Palm Beach, FL
5	Courtyard Gulfport Beachfront	Gulfport, MS
6	Fairfield Inn Atlanta Downtown	Atlanta, GA
7	Hotel Indigo Chicago Vernon Hills	Vernon Hills, IL
8	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	Burr Ridge, IL
9	Holiday Inn & Suites Green Bay Stadium	Green Bay, WI
10	Springhill Suites Chicago Elmhurst Oakbrook Area	Elmhurst, IL
11	Hilton Garden Inn Wichita	Wichita, KS
12	Courtyard Norman	Norman, OK
13	Springhill Suites Scranton Wilkes-Barre	Moosic, PA
14	Courtyard Salisbury	Salisbury, MD
15	Homewood Suites St. Louis Riverport Airport West	Maryland Heights, MO
16	Residence Inn Rocky Mount	Rocky Mount, NC
17	Hampton Inn and Suites Wichita Northeast	Wichita, KS
18	Residence Inn Salisbury	Salisbury, MD
19	Courtyard Rocky Mount	Rocky Mount, NC
20	Springhill Suites Wichita East at Plazzio	Wichita, KS
21	Residence Inn Wichita East at Plazzio	Wichita, KS
22	Hampton Inn Oklahoma City Northwest	Oklahoma City, OK

PENNSYLVANIA
NEW YORK
Scranton
Wilkes-Barre
Allentown
Bethlehem
Reading
Harrisburg
NEW YORK
PHILADELPHIA
NEW JERSEY
Atlantic Ocean
MARYLAND

NASHVILLE
Greensboro
Rocky Mount
RALEIGH
MEMPHIS
CHARLOTTE
Wilmington
BIRMINGHAM
ATLANTA
ALABAMA
GEORGIA
Charleston
Atlantic Ocean
Gulfport
JACKSONVILLE
FLORIDA
ORLANDO
TAMPA
Gulf of Mexico
West Palm Beach
MIAMI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Starwood Hotel Portfolio

Mortgage Loan No. 2 – Starwood Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$100,000,000			Location:	Various
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	9.2%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	SCG Hotel Investors Holdings L.P.			Year Built/Renovated:	Various
Mortgage Rate:	5.1500%			Size:	2,943 Rooms
Note Date:	8/16/2018			Cut-off Date Balance per Room(1):	$90,044
First Payment Date:	10/11/2018			Maturity Date Balance per Room(1):	$90,044
Maturity Date:	9/11/2028			Property Manager:	Schulte Hospitality Group, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(5):	$33,222,960
Seasoning:	2 months			UW NOI Debt Yield(1):	12.5%
Prepayment Provisions(2):	LO (11); YM1 (15); DEF/YM1 (87); O (7)			UW NOI Debt Yield at Maturity (1):	12.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.07x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI(5):	$29,954,374 (TTM 5/31/2018)
Additional Debt Balance(1)(3):	$165,000,000			2nd Most Recent NOI:	$29,477,118 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$29,372,183 (12/31/2016)
Reserves(4)				Most Recent Occupancy(6):	72.5% (5/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	72.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	71.5% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$401,000,000 (Various)
FF&E Reserve:	$0	$330,760	N/A	Cut-off Date LTV Ratio(1)(7):	66.1%
PIP Reserve:	$5,408,895	$0	N/A	Maturity Date LTV Ratio(1)(7):	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$265,000,000	100.0%	Loan Payoff:	$245,817,666	92.8%
			Closing Costs:	$11,487,269	4.3%
			Upfront Reserves:	$5,408,895	2.0%
			Return of Equity:	$2,286,170	0.9%
Total Sources:	$265,000,000	100.0%	Total Uses:	$265,000,000	100.0%

(1)	The Starwood Hotel Portfolio Mortgage Loan (as defined below) is part of the Starwood Hotel Portfolio Whole Loan (as defined below), which comprises four pari passu notes with an aggregate original principal balance of $265,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Starwood Hotel Portfolio Whole Loan.

(2)	Prepayment of the Starwood Hotel Portfolio Whole Loan is permitted at any time on or after September 11, 2019 (the “Prepayment Lockout Date”). Defeasance of the Starwood Hotel Portfolio Whole Loan is permitted at any time after the earlier of (i) October 11, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Starwood Hotel Portfolio Whole Loan to be securitized (the “Defeasance Lockout Date”). The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in November 2018.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase from Most Recent NOI to UW NOI was due to the inclusion of the Renaissance Des Moines Savery Hotel property (the “RDM Property”) in underwriting. The RDM Property was closed for renovations from August 2016 through mid-October 2018, and was therefore excluded from the historical 2016, 2017 and May TTM 5/31/2018 cash flows. The RDM Property’s underwritten cash flows are based on cash flow estimates set forth in the related appraisal. See “The Properties” and “Operating History and Underwritten Net Cash Flow” below.

(6)	The RDM Property is excluded from the total portfolio historic occupancy as it was closed for renovations from August 2016 through mid-October 2018.

(7)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The Mortgage Loan. The second largest mortgage loan (the “Starwood Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Starwood Hotel Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal balance of $265,000,000, which are secured by the first priority fee interests in a portfolio of 22 hospitality properties (the “Starwood Hotel Portfolio Properties”). The non-controlling Promissory Note A-3, in the original principal balance of $100,000,000, represents the Starwood Hotel Portfolio Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. The controlling Promissory Note A-1, in the original principal balance of $70,000,000, was contributed to the WFCM 2018-C47 securitization trust, the non-controlling Promissory Note A-2, in the original principal balance of $65,000,000, was contributed to the BANK 2018-BNK14 securitization trust, and the non-controlling Promissory Note A-4 in the original principal balance of $30,000,000, is currently held by Wells Fargo Bank, N.A. (collectively, the “Starwood Hotel Portfolio Pari Passu Companion Loans”). The Starwood Hotel Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2018-C47 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Starwood Hotel Portfolio

The proceeds of the Starwood Hotel Portfolio Whole Loan were primarily used to refinance the Starwood Hotel Portfolio Properties, pay closing costs, fund reserves and return equity to the Starwood Hotel Portfolio Borrower (as defined below). The Starwood Hotel Portfolio Properties were previously securitized in the CGCMT 2015-SSHP securitization (18 properties) and the WFRBS 2013-C18 securitization (four properties).

Starwood Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	WFCM 2018-C47	Yes
A-2	$65,000,000	$65,000,000	BANK 2018-BNK14	No
A-3	$100,000,000	$100,000,000	BANK 2018-BNK15	No
A-4	$30,000,000	$30,000,000	Wells Fargo Bank, N.A.	No
Total Starwood Hotel Portfolio Whole Loan	$265,000,000	$265,000,000

The Borrowers and the Sponsor. The borrowers comprise 22 single-purpose Delaware limited partnerships, each of which is structured to be bankruptcy remote with two independent directors (collectively, the “Starwood Hotel Portfolio Borrower”). Each of the 22 borrower entities is indirectly owned by a Real Estate Investment Trust (“REIT”), which requires each borrower entity to lease the related hotel via an operating lease to a taxable REIT subsidiary. Legal counsel to the Starwood Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Starwood Hotel Portfolio Whole Loan.

The loan sponsor and non-recourse guarantor is SCG Hotel Investors Holdings L.P., an affiliate of Starwood Capital Group (“Starwood”). Starwood is a private alternative investment firm with a core focus on global real estate, energy infrastructure and oil and gas. Starwood and its affiliates have raised over $45 billion of equity capital since its inception in 1991, currently manage approximately $56 billion in assets, and have more than 3,800 employees in 11 offices around the world. Over the past 26 years, Starwood has acquired approximately $92 billion of assets across various real estate classes. As of April 2018, SCG Hotel Investors Holdings L.P. indirectly owned 276 hotels totaling more than 23,990 keys across 40 states.

Each of the Starwood Hotel Portfolio Properties is subject to an individual management agreement with Schulte Hospitality Group, Inc. (“Schulte”). As of 2018, Schulte was the 12th largest hotel management company in the United States, with 108 hotels under management totaling over 15,320 keys across 26 states. Schulte has completed 62 renovations and 18 ground-up constructions since inception in 1999.

The Properties. The Starwood Hotel Portfolio Properties comprise 22 hotels offering a range of amenities across limited service, select service, full service and extended stay properties. The portfolio is located across 16 cities in 12 states, with the largest concentrations in Missouri (23.3% of rooms, 22.8% of underwritten net cash flow), Kansas (13.6% of rooms, 12.1% of underwritten net cash flow) and Illinois (13.0% of rooms, 13.8% of underwritten net cash flow). The largest individual property (Renaissance St. Louis Airport Hotel) accounts for 13.4% of total rooms and 12.1% of underwritten net cash flow, and no other individual property accounts for more than 7.1% of total rooms or 10.5% of underwritten net cash flow. All of the Starwood Hotel Portfolio Properties have been built or renovated since 2012, with 19 properties representing 89.6% of underwritten net cash flow having been renovated since 2015. The hotels range in size from 77 to 393 rooms, with an average room count of 134 rooms. Excluding the RDM Property (which was closed for renovations from August 2016 through mid-October 2018, and re-opened on October 15, 2018), the Starwood Hotel Portfolio Properties reported weighted average occupancy, ADR and RevPAR penetration rates each in excess of 105% for 2015 through the trailing 12-month period ending May 31, 2018. Additionally, excluding the RDM Property, approximately 74.6% of the Starwood Hotel Portfolio Properties based on room count achieved a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending May 31, 2018.

Approximately $81.5 million ($27,693 per room) of capital expenditures have been made at the Starwood Hotel Portfolio Properties since 2015, and the Starwood Hotel Portfolio Borrower has budgeted for approximately $31.9 million ($10,836 per room) in additional capital expenditures through 2022. Of the $31.9 million of budgeted capital expenditures, approximately $5.4 million ($1,838 per room) relates to brand-mandated renovations required by the related franchise agreements, which were reserved at origination. The remainder of the budgeted expenditures relate to elective renovations and are not required to be completed by the Starwood Hotel Portfolio Whole Loan documents and were not reserved.

The RDM Property is an 11-story, 209-room, full service hotel originally built in 1887 that had been offline for renovations from August 2016 until re-opening on October 15, 2018. Such renovations total approximately $33.2 million ($158,753 per room) and included complete guest-facing upgrades and updating all mechanical, electrical and HVAC systems. The RDM Property accounts for 8.9% of the allocated loan amount, 7.1% of total rooms, and 9.3% of underwritten net cash flow.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Starwood Hotel Portfolio

The following table presents certain information relating to the Starwood Hotel Portfolio Properties:

Starwood Hotel Portfolio Properties
Property Name	City / State	Year Built / Renovated	No. of Rooms	Allocated Cut-off Date Balance(1)	% of Portfolio Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV	UW Net Cash Flow	% of UW NCF	5/31/18 Occ.(2)	TTM 5/31/18 RevPAR Pen.(2)
Renaissance St. Louis Airport Hotel	St. Louis, MO	1987 / 2015	393	$34,965,762	13.2%	$50,100,000	69.8%	$3,480,137	12.1%	70.5%	109.2%
Renaissance Des Moines Savery Hotel	Des Moines, IA	1887 / 2018	209	$23,659,468	8.9%	$33,600,000(3)	70.4%(3)	$2,673,235(3)	9.3%(3)	(3)	(3)
Residence Inn St. Louis Downtown	St. Louis, MO	2006 / 2017	188	$22,193,837	8.4%	$31,800,000	69.8%	$2,381,957	8.3%	75.5%	123.0%
Doubletree Hotel West Palm Beach Airport	West Palm Beach, FL	1987 / 2015	175	$21,914,669	8.3%	$29,700,000	73.8%	$3,016,297	10.5%	87.7%	104.4%
Courtyard Gulfport Beachfront	Gulfport, MS	1972 / 2015	149	$15,772,979	6.0%	$22,600,000	69.8%	$1,428,547	5.0%	65.7%	106.6%
Fairfield Inn Atlanta Downtown	Atlanta, GA	1915 / 2012	156	$14,656,308	5.5%	$21,000,000	69.8%	$1,413,835	4.9%	69.5%	87.0%
Hotel Indigo Chicago Vernon Hills	Vernon Hills, IL	1997 / 2015	127	$13,469,845	5.1%	$19,300,000	69.8%	$1,291,636	4.5%	68.4%	92.6%
Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	Burr Ridge, IL	2000 / 2015	128	$12,074,006	4.6%	$17,300,000	69.8%	$1,432,507	5.0%	70.8%	126.3%
Holiday Inn & Suites Green Bay Stadium	Green Bay, WI	2007 / 2015	118	$11,794,838	4.5%	$16,900,000	69.8%	$1,314,971	4.6%	72.1%	98.6%
Springhill Suites Chicago Elmhurst Oakbrook Area	Elmhurst, IL	2000 / 2015	128	$10,817,751	4.1%	$15,500,000	69.8%	$1,223,279	4.3%	77.5%	146.3%
Hilton Garden Inn Wichita	Wichita, KS	2000 / 2016	103	$9,421,912	3.6%	$13,500,000	69.8%	$1,198,180	4.2%	78.5%	144.5%
Courtyard Norman	Norman, OK	2009 / 2016	113	$8,095,865	3.1%	$11,600,000	69.8%	$827,823	2.9%	65.4%	115.2%
Springhill Suites Scranton Wilkes Barre	Moosic, PA	2012 / N/A	102	$7,746,905	2.9%	$11,100,000	69.8%	$829,052	2.9%	73.9%	94.9%
Courtyard Salisbury	Salisbury, MD	2006 / 2015	106	$7,467,738	2.8%	$10,700,000	69.8%	$636,356	2.2%	66.1%	118.4%
Homewood Suites St. Louis Riverport Airport West	Maryland Heights, MO	2007 / 2017	104	$7,397,946	2.8%	$10,600,000	69.8%	$662,010	2.3%	76.3%	129.2%
Residence Inn Rocky Mount	Rocky Mount, NC	1999 / 2016	77	$7,397,946	2.8%	$10,600,000	69.8%	$784,222	2.7%	72.7%	121.2%
Hampton Inn and Suites Wichita Northeast	Wichita, KS	2009 / 2017	102	$7,048,986	2.7%	$10,100,000	69.8%	$898,704	3.1%	72.1%	128.8%
Residence Inn Salisbury	Salisbury, MD	2007 / 2015	84	$6,979,194	2.6%	$10,000,000	69.8%	$585,659	2.0%	77.0%	125.3%
Courtyard Rocky Mount	Rocky Mount, NC	2000 / 2015	90	$5,653,147	2.1%	$8,100,000	69.8%	$614,727	2.1%	67.6%	97.0%
Springhill Suites Wichita East at Plazzio	Wichita, KS	2009 / 2016	102	$5,583,355	2.1%	$8,000,000	69.8%	$628,629	2.2%	69.1%	99.0%
Residence Inn Wichita East at Plazzio	Wichita, KS	2005 / 2013	93	$5,583,355	2.1%	$8,000,000	69.8%	$736,422	2.6%	73.3%	109.6%
Hampton Inn Oklahoma City Northwest	Oklahoma City, OK	1997 / 2016	96	$5,304,188	2.0%	$7,600,000	69.8%	$600,304	2.1%	70.3%	102.2%
Total/Weighted Average			2,943	$265,000,000	100.0%	$401,000,000(4)	66.1%	$28,658,491	100.0%	72.5%(3)	112.5%(3)

(1)	Balances shown are for the Starwood Hotel Portfolio Whole Loan.

(2)	Occupancy shown was obtained from borrower operating statements, and RevPAR Penetration Rates were obtained from various third party reports.

(3)	The RDM Property is excluded from the total portfolio weighted averages for occupancy and RevPAR penetration, as it was closed for renovations from August 2016 through mid-October 2018. The RDM Property re-opened on October 15, 2018. The UW Net Cash Flow for the RDM Property is based on assumptions set forth in the related appraisal. The appraised value shown represents the as if complete value as of July 6, 2018. The as-is appraised value as of July 6, 2018 is $27,700,000, which would equate to an allocated Cut-Off Date LTV Ratio of 85.4%.

(4)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The following tables present certain information relating to the weighted average historical occupancy, ADR, RevPAR and penetration rates of the Starwood Hotel Portfolio Properties:

Historical Occupancy, ADR and RevPAR(1)(2)
	Starwood Hotel Portfolio			Penetration Rates
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	71.9%	$112.45	$80.92	105.8%	106.7%	113.1%
2016	71.5%	$114.70	$81.90	105.6%	106.4%	112.2%
2017	72.3%	$115.77	$83.78	105.5%	106.2%	111.9%
TTM May 2018	72.7%	$116.50	$84.92	105.3%	106.8%	112.5%

(1)	Information obtained from various third party reports.

(2)	The RDM Property is excluded from the weighted average portfolio historic occupancy, ADR, RevPAR and penetration rates as it was closed for renovations from August 2016 through mid-October 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Starwood Hotel Portfolio

The following table presents certain information relating to the property sub-types of the Starwood Hotel Portfolio Properties:

Property Sub-Types
Property Sub-Type	# of Hotels	# of Rooms	UW NCF	% of Total UW NCF	Appraised Value	Appraised Value Per Room	5/31/2018 TTM RevPAR Penetration(1)
Extended Stay	5	546	$5,150,270	18.0%	$71,000,000	$130,037	122.0%
Full Service	4	895	$10,484,640	36.6%	$130,300,000	$145,587	106.2%(2)
Select Service	6	688	$5,997,269	20.9%	$85,800,000	$124,709	111.7%
Limited Service	7	814	$7,026,310	24.5%	$90,600,000	$111,302	112.0%
Total/Weighted Average	22	2,943	$28,658,491	100.0%	$401,000,000(3)

(1)	Information obtained from various third party reports.

(2)	The RevPAR Penetration for Full Service Hotels excludes the RDM Property, which was closed for renovations from August 2016 through mid-October 2018.

(3)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The following table presents certain information relating to the historical and budgeted capital expenditures at the Starwood Hotel Portfolio Properties:

Historical and Budgeted Capital Expenditures
	2012	2013	2014	2015	2016	2017	2018 YTD	2018 Budget(2)	2019 Budget(2)	2020 Budget(2)	2021 Budget(2)	2022 Budget(2)	Total
Cap Ex(1)	$77	$177	$1,671	$25,620	$24,743	$25,991	$5,146	$7,134	$2,625	$1,758	$3,945	$16,428	$115,315
Per Room	$26	$60	$568	$8,705	$8,407	$8,831	$1,749	$2,424	$892	$597	$1,340	$5,582	$39,183

(1)	The capital expenditures are shown in thousands.

(2)	Of the budgeted capital expenditures shown for 2018 through 2022, approximately $5.4 million relate to brand-mandated renovations required by the related franchise agreements, which were reserved at origination. The remainder of the budgeted expenditures relate to elective renovations and are not required to be completed by the Starwood Hotel Portfolio Whole Loan documents and have not been reserved.

The following table presents certain information relating to the flags and brands of the Starwood Hotel Portfolio Properties:

Property Flags and Brands
Brand	# of Hotels	# of Rooms	% of Rooms	Allocated Cut- off Date Balance(1)	Allocated Cut-off Date Balance Per Room	UW Net Cash Flow	% of Total UW NCF	Appraised Value	LTV
Marriott
Renaissance	2	602	20.5%	$58,625,230	$97,384	$6,153,372(2)	21.5%(2)	$83,700,000	70.0%
Residence Inn	4	442	15.0%	$42,154,332	$95,372	$4,488,260	15.7%	$60,400,000	69.8%
Courtyard	4	458	15.6%	$36,989,729	$80,764	$3,507,453	12.2%	$53,000,000	69.8%
Springhill Suites	4	460	15.6%	$36,222,017	$78,744	$4,113,467	14.4%	$51,900,000	69.8%
Fairfield Inn	1	156	5.3%	$14,656,308	$93,951	$1,413,835	4.9%	$21,000,000	69.8%
Total Marriott	15	2,118	72.0%	$188,647,616	$89,069	$19,676,387	68.7%	$270,000,000	69.9%
Hilton
Homewood Suites	1	104	3.5%	$7,397,946	$71,134	$662,010	2.3%	$10,600,000	69.8%
Hampton Inn	2	198	6.7%	$12,353,174	$62,390	$1,499,008	5.2%	$17,700,000	69.8%
Hilton Garden Inn	1	103	3.5%	$9,421,912	$91,475	$1,198,180	4.2%	$13,500,000	69.8%
Doubletree	1	175	5.9%	$21,914,669	$125,227	$3,016,297	10.5%	$29,700,000	73.8%
Total Hilton	5	580	19.7%	$51,087,701	$88,082	$6,375,495	22.2%	$71,500,000	71.5%
Intercontinental
Holiday Inn & Suites	1	118	4.0%	$11,794,838	$99,956	$1,314,971	4.6%	$16,900,000	69.8%
Hotel Indigo	1	127	4.3%	$13,469,845	$106,062	$1,291,636	4.5%	$19,300,000	69.8%
Total Intercontinental	2	245	8.3%	$25,264,683	$103,121	$2,606,607	9.1%	$36,200,000	69.8%
Total/Weighted Average	22	2,943		$265,000,000	$90,044	28,658,491	100.0%	$401,000,000(3)

(1)	Balances shown are for the Starwood Hotel Portfolio Whole Loan.

(2)	The RDM Property was closed for renovations from August 2016 through mid-October 2018 and re-opened on October 15, 2018. The UW Net Cash Flow for the RDM Property is based on the assumptions set forth in the appraisal.

(3)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Starwood Hotel Portfolio

The following table presents certain information relating to the franchise agreement expirations of the Starwood Hotel Portfolio Properties:

Franchise Expiration Summary
Year	# Hotels	# Rooms	% Rooms	Cumulative # of Rooms Expiring	Cumulative % of Rooms Expiring	UW NCF	% UW NCF
2018	0	0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	$0	0.0%
2024(1)	2	256	8.7%	256	8.7%	$2,655,786	9.3%
2025	0	0	0.0%	256	8.7%	$0	0.0%
2026(2)	1	106	3.6%	362	12.3%	$636,356	2.2%
2027	1	84	2.9%	446	15.2%	$585,659	2.0%
2028(3)	2	267	9.1%	713	24.2%	$2,743,518	9.6%
2029 & Beyond	16	2,230	75.8%	2,943	100.0%	$22,037,170	76.9%
Total/Weighted Average	22	2,943	100.0%			$28,658,491	100.0%

(1)	The franchise agreements for SpringHill Suites Elmhurst Oakbrook Area and SpringHill Suites Chicago Southwest at Burr Ridge Hinsdale each include extension options to either 2029 or 2034 subject to certain property improvement plan requirements outlined in the respective franchise agreements.

(2)	The franchise agreement for Courtyard Salisbury has one, 10-year renewal option subject to certain terms outlined in the franchise agreement.

(3)	The franchise agreement for Courtyard Gulfport Beachfront has one, 10-year renewal option subject to certain terms outlined in the franchise agreement.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Hotel Portfolio Properties:

Cash Flow Analysis(1)
	2015	2016(1)	2017(1)	TTM 5/31/2018(1)(2)	UW Excluding RDM	UW RDM Only	UW(2)	UW per Room
Occupancy	72.4%	71.5%	72.0%	72.5%	72.5%	65.0%	71.9%
ADR	$112.51	$114.55	$116.14	$116.97	$116.97	$170.98	$120.44
RevPAR	$81.42	$81.85	$83.62	$84.77	$84.77	$111.14	$86.64

Rooms Revenue	$87,465,272	$81,899,359	$83,441,436	$84,593,757	$84,593,757	$8,478,071	$93,071,828	$31,625
Food & Beverage	$9,250,986	$8,103,985	$7,697,959	$7,829,732	$7,829,732	$3,016,524	$10,846,256	$3,685
Other Income(3)	$2,669,481	$2,511,951	$2,252,133	$2,284,070	$2,284,070	$412,428	$2,696,498	$916
Total Revenue	$99,385,739	$92,515,295	$93,391,528	$94,707,559	$94,707,559	$11,907,023	$106,614,582	$36,226
Total Expenses	$67,075,726	$63,143,112	$63,914,410	$64,753,185	$64,753,185	$8,638,437	$73,391,622	$24,938
Net Operating Income	$32,310,013	$29,372,183	$29,477,118	$29,954,374	$29,954,374	$3,268,586	$33,222,960	$11,289
FF&E	$0	$0	$0	$0	$3,969,118	$595,351	$4,564,469	$1,551
Net Cash Flow	$32,310,013	$29,372,183	$29,477,118	$29,954,374	$25,985,256	$2,673,235	$28,658,491	$9,738

NOI DSCR(4)	2.34x	2.12x	2.13x	2.16x	2.16x	N/A	2.40x
NCF DSCR(4)	2.34x	2.12x	2.13x	2.16x	1.88x	N/A	2.07x
NOI Debt Yield(4)	12.2%	11.1%	11.1%	11.3%	11.3%	N/A	12.5%
NCF Debt Yield(4)	12.2%	11.1%	11.1%	11.3%	9.8%	N/A	10.8%

(1)	The RDM Property is excluded from Occupancy, ADR and RevPAR statistics and historical cash flows for 2016, 2017 and TTM 5/31/2018, as it was closed for renovations from August 2016 through mid-October 2018. The RDM Property re-opened on October 15, 2018 and is included in the UW. The underwriting for the RDM Property is based on the cash flow estimates set forth in the related appraisal.

(2)	The increase from TTM 5/31/2018 NOI to UW NOI results from the inclusion of the RDM Property.

(3)	Other Income consists of guest laundry/dry cleaning, ATM commissions, vending machines commissions, cancellation/attrition fees, convenience store sales, pet fees, telephone revenue, parking revenue and other miscellaneous income.

(4)	The debt service coverage ratios and debt yields shown are based on the Starwood Hotel Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Starwood Hotel Portfolio

Escrows and Reserves. At origination, the Starwood Hotel Portfolio Borrower deposited upfront reserves of $5,408,895 for property improvement plans related to the Fairfield Inn Atlanta Downtown ($983,740), Courtyard Rocky Mount ($184,616), and Renaissance Des Moines Savery Hotel ($4,240,539). The Starwood Hotel Portfolio Whole Loan documents also provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) equal to the greater of (i) 1/12th of 4% of aggregate gross revenue for the 12-month period ending in the month that is two months prior to the applicable payment date and (ii) the aggregate monthly deposit amount required under the franchise agreements for FF&E work (currently $330,760).

The Starwood Hotel Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Trap Event Period (as defined below) has occurred and is continuing; (ii) the Starwood Hotel Portfolio Borrower provides the lender with evidence that the insurance coverage for the Starwood Hotel Portfolio Properties is included in a blanket policy and such policy is in full force and effect; and (iii) the Starwood Hotel Portfolio Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The Starwood Hotel Portfolio Whole Loan documents do not require ongoing monthly escrows for taxes as long as no Cash Trap Event Period has occurred and is continuing. Upon the continuance of a Cash Trap Event Period, ongoing tax and insurance reserves are required in an amount equal to 1/12th of the estimated property taxes and insurance premiums payable during the next ensuing 12 months.

Lockbox and Cash Management. A soft lockbox with springing cash management is in place with respect to the Starwood Hotel Portfolio Whole Loan. The Starwood Hotel Portfolio Borrower, property manager and operating lessee are required to deposit property income into the lockbox account within three business days after receipt, and commercial tenants and credit card providers are required to deposit rents and income directly into the lockbox during the continuance of an event of default. During a Cash Trap Event Period, all excess cash flow is required to be held in the excess cash flow subaccount as additional security for the Starwood Hotel Portfolio Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Starwood Hotel Portfolio Whole Loan;

(ii)	the net cash flow debt yield falling below 8.0% for the immediately preceding calendar quarter; or

(iii)	two or more franchise agreements having expired or having been terminated at any given overlapping time during the loan term.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 8.0% for two consecutive calendar quarters (which may be achieved by a prepayment or delivery of a letter of credit in an amount which, if applied to the Starwood Hotel Portfolio Whole Loan balance, would satisfy such debt yield test); and

●	with regard to clause (iii), (A) the replacement of at least one of the applicable expired or terminated franchise agreements in accordance with the loan documents, or (B) the release of the applicable individual property in accordance with the loan documents (see “Release of Property”).

Additional Secured Indebtedness (not including trade debts). The Starwood Hotel Portfolio Properties also secures the Starwood Hotel Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $165,000,000. The Starwood Hotel Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Starwood Hotel Portfolio Mortgage Loan. The Starwood Hotel Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Starwood Hotel Portfolio Pari Passu Companion Loans. The holders of the Starwood Hotel Portfolio Mortgage Loan and the Starwood Hotel Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Starwood Hotel Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the Defeasance Lockout Date or Prepayment Lockout Date (as applicable), the Starwood Hotel Portfolio Borrower may obtain the release of any of the Starwood Hotel Portfolio Properties, provided that, among other things, and in accordance with the Starwood Hotel Portfolio Whole Loan documents, (a) no event of default has occurred and is continuing (unless a non-monetary default specifically related to the released property is ongoing, in which event the Starwood Hotel Portfolio Borrower may obtain the release of such property under certain conditions, which if exercised prior to the Prepayment Lockout Date may be by partial prepayment only along with any applicable yield maintenance premium); (b) the Starwood Hotel Portfolio Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to the Release Price (as defined below); (c) the net cash flow debt yield for the remaining Starwood Hotel Portfolio Properties immediately following the release is equal to or greater than the greater of (i) 10.81% and (ii) the net cash flow debt yield immediately prior to the release; provided, however, that the Starwood Hotel Portfolio Borrower has the right to partially defease or prepay the Starwood Hotel Portfolio Whole Loan further or deliver cash or a letter of credit as additional collateral in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) with respect to a partial defeasance, rating agency confirmation is received. All releases subsequent to the first release are required to match the release format, prepayment or partial defeasance, selected for the first release. The allocated loan amount for each of the Starwood Hotel Portfolio Properties is subject to pro rata reduction by the release premium and prepayment or non-release prepayment to account for previous prepayments and partial defeasances.

“Release Price” is an amount equal to the following amounts; provided, however, that if the release of any individual property would cause the aggregate amount partially defeased or prepaid to exceed either the 10% or 20% thresholds outlined below, then the Release Price for such property would be equal to the product of the allocated loan amount and the pro rata weighted average of the release prices outlined below:

●	105% of the allocated loan amount for such property if less than or equal to 10% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid;

●	110% of the allocated loan amount for such property if more than 10% but less than or equal to 20% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid; and

●	115% of the allocated loan amount for such property if more than 20% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid.

The allocated loan amount for each property is subject to pro rata reduction to account for previous prepayments under the Starwood Hotel Portfolio Whole Loan, including in connection with prior partial releases and partial defeasances.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Starwood Hotel Portfolio

Terrorism Insurance. The Starwood Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Starwood Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Hotel Portfolio Properties. The loan documents also require business interruption insurance covering no less than the eighteen month period following the occurrence of a casualty event, together with a twelve month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Starwood Hotel Portfolio Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK15	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Millennium Tower Boston – Boston, MA

LOEWS THEATRES

Lincoln Square – New York, NY

Lincoln West – New York, NY

Lincoln Triangle – New York, NY

Ritz Carlton Georgetown Retail – Washington, DC

Four Seasons San Francisco Retail – San Francisco, CA

HSBC

Commercial Units at the Four Seasons Miami – Miami, FL

CVS/pharmacy
CVS

Ritz Carlton Washington DC Retail – Washington, DC

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Charlestown
Somerville
CAMBRIDGE
Boston Naval Shipyard Natl. Historic Site
Logan International Airport
East Boston
North End
Charles River
Downtown
BOSTON
Back Bay
Boston Common
South End
South Boston
Broadway

Riverside Park
Upper West Side
CENTRAL PARK
West Side
MANHATTAN
Midtown
Hudson River

WASHINGTON D.C.
Georgetown
Kalorama
Logan Circle
Downtown
ARLINGTON
Foggy Bottom
National Mall
VIRGINIA
Potomac River

San Francisco Bay
Marina
Russian Hill
North Beach
Pacific Heights
Chinatown
Financial District
SAN FRANCISCO
Western Addition
Golden Gate Park
Haight Ashbury
Castro
Mission District
SAN FRANCISCO COUNTY
Twin Peaks

Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Miramar
Hollywood
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI
Coral Gables
Atlantic Ocean
Tamiami
Kendale Lakes
Kendall
Biscayne Bay
The Hammocks
Homestead

Millennium Partners Portfolio

1	Millennium Tower Boston	Boston, MA
2	Lincoln Square	New York, NY
3	Four Seasons San Francisco Retail	San Francisco, CA
4	Lincoln West	New York, NY
5	Commercial Units at the Four Seasons Miami	Miami, FL
6	Lincoln Triangle	New York, NY
7	Ritz Carlton Washington DC Retail	Washington, DC
8	Ritz Carlton Georgetown Retail	Washington, DC

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moodys):	A-sf/AA+/Aa3			Location:	Various
Original Balance(1):	$75,000,000			General Property Type:	Various
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	6.9%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Sponsor:	Millennium Partners			Size:	1,549,699 SF
Mortgage Rate:	4.2850%			Cut-off Date Balance per SF(1):	$305
Note Date:	6/21/2018			Maturity Date Balance per SF(1):	$305
First Payment Date:	8/7/2018			Property Manager:	Various (borrower-related)
Maturity Date:	7/7/2028
Original Term:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$73,923,682
Seasoning:	4 months			UW NOI Debt Yield(1):	15.7%
Prepayment Provisions(2):	LO (28); DEF (85); O (7)			UW NOI Debt Yield at Maturity(1):	15.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	3.43x
Additional Debt Type(1)(3):	Pari Passu/Subordinate/Mezzanine			Most Recent NOI:	$70,669,941 (12/31/2017)
Additional Debt Balance(1)(3):	$397,000,000/$238,000,000/$280,150,000			2nd Most Recent NOI:	$67,498,085 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$63,917,892 (12/31/2015)
Reserves(4)				Most Recent Occupancy:	94.3% (5/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$1,460,900,000 (Various)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	32.3%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio(1):	32.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$710,000,000	71.6%	Refinance Existing Debt:	$968,067,075	97.6%
Mezzanine Loan:	$280,150,000	28.3%	Defeasance Costs:	$15,283,721	1.5%
Borrower Equity:	$1,349,415	0.1%	Other Closing Costs:	$8,148,619	0.8%
Total Sources:	$991,499,415	100.0%	Total Uses:	$991,499,415	100.0%

(1)	The Millennium Partners Mortgage Loan (as defined below) is part of the Millennium Partners Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $400,900,000 (the “Senior A Notes”), six promissory notes which are pari passu with each other and subordinate to the Senior A Notes with an aggregate principal balance of $71,100,000 (the “Junior A Notes”), and one subordinate promissory note with a principal balance of $238,000,000 (the “Millennium Partners Subordinate Companion Loan”), which is junior to both the Senior A Notes and the Junior A Notes. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes. Each such pair of a Senior A Note and Junior A Note is being treated as a single senior loan for purposes of this term sheet (each an “A Note Pair” and all A Note Pairs, collectively, the “Millennium Partners Senior Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Millennium Partners Senior Loan, without regard to the Millennium Partners Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $710,000,000 Millennium Partners Whole Loan are $458, $458, 10.4%, 10.4%, 2.28x, 48.6% and 48.6%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers are based on the combined balance of the Millennium Partners Whole Loan and the related mezzanine loan are $639, $639, 7.5%, 7.5%, 1.41x, 67.8% and 67.8%, respectively.

(2)	Defeasance of the Millennium Partners Whole Loan is permitted at any time after the earlier of (i) the date that is 36 months after the loan origination date, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Millennium Partners Whole Loan to be securitized. The assumed lockout period of 28 payments is based on the closing date of this transaction in November 2018. A partial or full prepayment of the Millennium Partners Whole Loan, together with a prepayment fee equal to the greater of 1% and a yield maintenance premium, is permitted at any time during the lockout period in connection with the partial or full release of the Millennium Partners Portfolio (as defined below).

(3)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Millennium Partners Portfolio

The Mortgage Loan. The third largest mortgage loan (the “Millennium Partners Mortgage Loan”) is part of a whole loan (the “Millennium Partners Whole Loan”) in the aggregate original principal balance of $710,000,000. The Millennium Partners Whole Loan is secured by first priority fee and leasehold mortgages encumbering a retail and office portfolio comprised of eight properties in New York, New York, Boston, Massachusetts, Washington, D.C., San Francisco, California and Miami, Florida (the “Millennium Partners Portfolio,” and individually each a “Millennium Partners Property”). The Millennium Partners Whole Loan was originated by Morgan Stanley Bank, N.A. The Millennium Partners Whole Loan is comprised of (i) six Senior A Notes, that are pari passu with each other, with an aggregate outstanding principal balance of $400,900,000, (ii) six Junior A Notes, which are pari passu with each other and subordinate to the Senior A Notes, with an aggregate outstanding principal balance of $71,100,000 and (iii) the Millennium Partners Subordinate Companion Loan, which is subordinate to the Senior A Notes and Junior A Notes and has an original principal balance of $238,000,000. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes, and which together will constitute an A Note Pair. Each A Note Pair is being treated as a single senior loan for purposes of this term sheet, and all A Note Pairs collectively comprise the Millennium Partners Senior Loan. Promissory Note A-2, in the original principal balance of $68,967,124, and Promissory Note B-2, in the original principal balance of $6,032,876, which together comprise an A Note Pair in the aggregate original principal balance of $75,000,000, represent the Millennium Partners Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. Of the remaining A Note Pairs, the A Note Pair evidenced by Promissory Note A-1, in the original principal balance of $175,000,000, and Promissory Note B-1, in the original principal balance of $51,339,474, together with the entire Millennium Partners Subordinate Companion Loan, were contributed to the MSC 2018-MP securitization trust. The Millennium Partners Whole Loan will be serviced pursuant to the trust and servicing agreement for the MSC 2018-MP securitization trust. The other remaining A Note Pairs (together with Promissory Notes A-1 and B-1, the “Millennium Partners Non-Serviced Pari Passu Companion Loans”) have been contributed to one or more securitization transactions, or are held by Morgan Stanley Bank, N.A., or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Millennium Partners Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Millennium Partners Mortgage Loan
A-2 & B-2	$75,000,000	$75,000,000	BANK 2018-BNK15	No
Millennium Partners Portfolio Non-Serviced Pari Passu Companion Loans
A-1 & B-1	$226,339,474	$226,339,474	MSC 2018-MP	Yes(1)
A-3 & B-3	$50,000,000	$50,000,000	BANK 2018-BNK14	No
A-6 & B-6	$55,660,526	$55,660,526	MSC 2018-L1	No
A-4 & B-4	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-5 & B-5	$25,000,000	$25,000,000	Morgan Stanley Bank, N.A.	No
Millennium Partners Portfolio Subordinate Companion Loan
C	$238,000,000	$238,000,000	MSC 2018-MP	No
Total Millennium Partners Whole Loan	$710,000,000	$710,000,000

(1)	Control rights will be exercised by the class or classes entitled thereto under the MSC 2018-MP trust and servicing agreement.

The Borrowers and the Sponsor. The borrowers consist of 22 single-purpose entities (the “Millennium Partners Borrowers”), each organized as a Delaware limited liability company or a New York limited partnership and each structured to be bankruptcy remote with two independent directors. Each of the Millennium Partners Borrowers is a single purpose entity whose primary business is the ownership and/or operation of one or more Millennium Partners Properties owned by it, operating as trustee of a beneficial trust that owns one or more Millennium Partners Properties or operating as tenant under a primary lease with the owners of the related Millennium Partners Properties. The non-recourse carveout guarantor under the Millennium Partners Whole Loan is Millennium Partners Holding Co LLC and the sponsor is Millennium Partners. Millennium Partners has developed more than 3,200 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 1,400,000 SF of office space, 900,000 SF of retail space, 3,750 parking spaces, five Loews Cineplex theaters and five high-end health clubs.

The Properties. The Millennium Partners Portfolio consists of eight properties totaling approximately 1.5 million SF, which include (i) seven properties previously securitized in the MSC 2014-MP transaction and (ii) one additional property located in Boston, Massachusetts, which was recently developed by the sponsor. Primarily developed between 1992 and 2016, the Millennium Partners Portfolio consists primarily of the retail/office/parking garage condominium units in (i) three luxury residential buildings adjacent to Lincoln Center on Manhattan’s Upper West Side, (ii) a newly constructed luxury residential tower in Boston’s Downtown Crossing neighborhood, (iii) the Four Seasons Hotels in San Francisco and Miami and (iv) two Ritz Carlton Hotels in Washington, D.C.

The Millennium Partners Property known as Lincoln Square (the “Lincoln Square Property”) consists of 349,420 SF of retail space located in New York, New York on the city block bounded by Broadway and Columbus Avenue and West 67th and West 68th streets that is 91.9% leased. Tenants include a 13-screen Loews Theater (inclusive of one IMAX screen, which reported approximately $1.6 million/screen in aggregate TTM March 2018 ticket sales) and an Equinox.

The Millennium Partners Property known as Lincoln West (the “Lincoln West Property”) consists of 88,418 SF of retail space located in New York, New York on the west side of Broadway between West 66th and West 67th Streets that is 100.0% leased. Tenants include national (Raymour & Flanigan, Pottery Barn) and international (Zara) brands.

The Millennium Partners Property known as Lincoln Triangle (the “Lincoln Triangle Property”) consists of 76,411 SF of retail space located in New York, New York on the east side of Broadway between West 66th and West 67th Streets that is 100.0% leased. The tenants are Century 21 and Banana Republic ($414 PSF in TTM March 2018 sales).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Millennium Partners Portfolio

The Millennium Partners Property known as Millennium Tower Boston (the “Millennium Tower Boston Property”) totals 351,385 SF and consists of 217,983 SF of retail space (62.0% of NRA) and 133,402 SF of office space (38.0% of NRA) located in Boston, Massachusetts that is 100.0% leased. Additionally, the Millennium Tower Boston Property includes an approximately 290-space parking garage located at the base of the newly developed Millennium Tower Boston and also includes space at the adjacent historic Burnham Building. Tenants include Primark, a discount fashion retailer, Havas, a Roche Brothers Supermarket and Old Navy.

The Millennium Partners Property known as Four Seasons San Francisco Retail (the “Four Seasons San Francisco Retail Property”) totals 210,788 SF and consists of 182,425 SF of retail space (86.5% of NRA) and 28,363 SF of office space (13.5% of NRA) located in San Francisco, California that is 91.9% leased. The Four Seasons San Francisco Retail Property is located at Four Seasons Hotel on Market Street, two blocks from both the Union Square shopping district and Westfield’s San Francisco Centre and in close proximity to the Moscone Convention Center. Tenants include a 114,010 SF Equinox, Ippudo ramen restaurant, Peet’s Coffee & Tea and St. John’s Knits.

The Millennium Partners Property known as Commercial Units at the Four Seasons Miami (the “Commercial Units at the Four Seasons Miami Property”) totals 260,517 SF and consists of 206,307 SF of office space (79.2% of NRA) and 54,210 SF of retail space (20.8% of NRA) located in Miami, Florida that is 83.7% leased. Additionally, the Commercial Units at the Four Seasons Miami Property includes an approximately 920-space parking garage located in the Four Seasons Hotel on Brickell Avenue in downtown Miami. Tenants include HSBC Bank’s private banking regional headquarters and Equinox.

The Millennium Partners Property known as Ritz Carlton Washington DC Retail (the “Ritz Carlton Washington DC Retail Property”) consists of 132,377 SF of retail space located in Washington, D.C.’s west end that is 100.0% leased. Additionally, the Ritz Carlton Washington DC Retail Property includes an approximately 680-space, four-story underground parking garage. Tenants include CVS and a 98,076 SF Equinox.

The Millennium Partners Property known as Ritz Carlton Georgetown Retail (the “Ritz Carlton Georgetown Retail Property”) consists of 80,383 SF of retail space located in central Georgetown in Washington, D.C. that is 100.0% leased. Additionally, the Ritz Carlton Georgetown Retail Property includes an approximately 340-space, four-story underground parking garage. Tenants include a 14-screen Loews Theater ($521,643/screen in TTM March 2018 sales).

The following table presents detailed information with respect to the Millennium Partners Portfolio:

Millennium Partners Properties Summary
Property Name	Location	Property Type	SF	Allocated Whole Loan Amount	Appraised Value	UW NOI(1)	UW NCF(1)
Millennium Tower Boston	Boston	Office & Retail	351,385	$182,900,000	$360,000,000	$19,583,689	$18,667,190
Lincoln Square	New York	Urban Retail	349,420	$182,850,000	$340,000,000	$16,124,520	$15,453,287
Four Seasons San Francisco Retail	San Francisco	Office & Retail	210,788	$85,230,000	$170,100,000	$8,551,141	$8,063,904
Lincoln West	New York	Urban Retail	88,418	$77,900,000	$170,000,000	$7,115,374	$6,771,486
Commercial Units at the Four Seasons Miami	Miami	Office & Retail	260,517	$58,500,000	$123,100,000	$7,895,104	$7,353,710
Lincoln Triangle	New York	Urban Retail	76,411	$57,500,000	$125,000,000	$5,286,660	$5,027,909
Ritz Carlton Washington DC Retail	Washington	Urban Retail	132,377	$46,580,000	$120,700,000	$6,692,448	$6,471,429
Ritz Carlton Georgetown Retail	Washington	Urban Retail	80,383	$18,540,000	$52,000,000	$2,674,745	$2,554,311
Total			1,549,699	$710,000,000	$1,460,900,000	$73,923,682	$70,363,227

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

As of May 1, 2018, the Millennium Partners Portfolio is 94.3% leased. The largest tenant, Equinox, occupies 26.0% of NRA and contributes 21.1% of total underwritten base rent under four long term leases each through June 2039. The remaining rent roll is granular, with no other single tenant accounting for more than 14.3% of NRA or contributing more than 9.6% of underwritten base rent. The Millennium Partners Portfolio’s top five tenants by NRA lease 60.8% of NRA and comprise 49.7% of the underwritten base rent. The Millennium Partners Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2024, when leases comprising 15.5% of NRA and 19.1% of underwritten base rent expire. The weighted average remaining lease term at the Millennium Partners Portfolio is approximately 10.7 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Millennium Partners Portfolio

The following table presents a summary regarding the major tenants at the Millennium Partners Portfolio by NRA:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)(4)	% of Annual UW Rent	Most Recent Sales(5)		Occ. Cost %(6)	Lease Expiration
							$	PSF
Major Tenants
Equinox(7)	NR/B2/B	403,432	26.0%	$16,800,378	$41.64	21.1%	$74,347,000	$184	22.6%	6/30/2039
Loews Theater(8)	B/B2/B+	221,698	14.3%	$5,257,676	$23.72	6.6%	$28,483,751	$128	18.5%	Various
Primark(9)	NR/NR/NR	138,833	9.0%	$7,672,479	$55.26	9.6%	NAV	NAV	NAV	9/30/2030
Havas(10)	BBB/Baa2/BBB	115,625	7.5%	$4,914,063	$42.50	6.2%	NAV	NAV	NAV	11/30/2024
Century 21(11)	NR/NR/NR	62,529	4.0%	$5,000,000	$79.96	6.3%	NAV	NAV	NAV	1/31/2021
HSBC Bank(12)	AA-/A2/A	47,145	3.0%	$2,404,248	$51.00	3.0%	NAV	NAV	NAV	Various
Roche Brothers Supermarkets(13)	NR/NR/NR	39,125	2.5%	$1,400,299	$35.79	1.8%	NAV	NAV	NAV	1/31/2030
Raymour & Flanigan(14)	NR/NR/NR	34,643	2.2%	$3,425,000	$98.87	4.3%	NAV	NAV	NAV	11/30/2024
Old Navy(15)	BB+/Baa2/BB+	30,350	2.0%	$3,400,111	$112.03	4.3%	$9,280,899	$306	36.6%	1/31/2027
Kenny Nachwalter(16)	NR/NR/NR	21,000	1.4%	$949,830	$45.23	1.2%	NAV	NAV	NAV	3/31/2027
Pottery Barn(17)	NR/NR/NR	20,330	1.3%	$2,148,665	$105.69	2.7%	$7,465,329	$367	28.8%	1/31/2027
Zara	NR/NR/NR	16,792	1.1%	$2,508,800	$149.40	3.1%	NAV	NAV	NAV	3/31/2024
Homer Bonner Jacobs(18)	NR/NR/NR	15,006	1.0%	$662,665	$44.16	0.8%	NAV	NAV	NAV	6/30/2022
The Gap	BB+/Baa2/BB+	14,696	0.9%	$2,833,611	$192.82	3.6%	$8,363,981	$569	33.9%	1/31/2025
Banana Republic	BB+/Baa2/BB+	13,882	0.9%	$2,474,996	$178.29	3.1%	$5,751,382	$414	43.0%	7/31/2021
Subtotal/Wtd. Avg.		1,195,086	77.1%	$61,852,820	$51.76	77.5%

Other Tenants		266,808	17.2%	$17,906,858	$67.12	22.5%
Vacant Space		87,805	5.7%	$0	$0.00	0.0%
Total/Wtd. Avg.		1,549,699	100.0%	$79,759,678	$54.56	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include $844,393 ($0.54 PSF) of rent steps through June 1, 2019.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Most Recent Sales are as of December 31, 2017 for Equinox and as of March 31, 2018 TTM for all other tenants.

(6)	Occ. Cost % is based on the underwritten rent as of the May 1, 2018 rent roll divided by the most recently reported sales.

(7)	Equinox has two, 12-year extension options at fixed rent under three of its four leases at the Millennium Partners Portfolio. The remaining Equinox lease, at the Four Seasons San Francisco Retail Property has one, five-year extension.

(8)	AMC Entertainment is the guarantor for the Loews Theater (149,936 SF) at the Lincoln Square Property in New York and the Loews Theater (71,762 SF) at the Ritz Carlton Georgetown Retail Property. The current term of the Loews Theater lease at the Lincoln Square Property expires November 30, 2028. The Loews Theater lease at the Lincoln Square Property has one 14-year extension option at fixed rent, increased by 50% of the growth rate of the Consumer Price Index since November 2014. The Loews Cinemas at the Ritz Carlton Georgetown Property lease expiration date is November 30, 2032.

(9)	Primark has two, 15-year extension options, each at the greater of (i) 90% of fair market rent and (ii) 110% of the prior rent. Primark also has an early termination option effective September 30, 2025 with no less than 20 months’ prior notice.

(10)	Havas has two, five-year extension options at fair market rent. Havas has the one-time right to remove one full floor from its premises at the Millennium Tower Boston Property effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower.

(11)	Century 21 has three extension options of 10 years, 20 years and nine years, respectively. The base rent will increase by 10% during the first five years of the first extension term and by an additional 10% during the second five years of the extension term. The base rent for the first five years of the second and third extension options will be equal to the greater of (i) 110% of prior rent or (ii) 90% of fair market rent, and for each remaining year of each extension term, 110% of the prior year’s rent.

(12)	HSBC Bank currently occupies 69,616 SF of office space that expires in April 2019. The Millennium Partners Borrowers have approached HSBC Bank to blend and extend its lease through April 2024 and vacate 33,691 SF on the 14th and 17th floors. The Millennium Partners Whole Loan was underwritten assuming that this extension has been executed, resulting in an UW decrease of $775,511 in base rent relative to in-place. The underwriting assumes 35,925 SF of space expiring in April 2024, 8,010 SF of space expiring in May 2026 and 3,210 SF of space expiring in March 2024.

(13)	Roche Brothers Supermarkets has one, seven-year extension option at fixed rent and one, five-year extension option at the greater of fixed rent and fair market rent.

(14)	Raymour & Flanigan has one, five-year extension option. The annual base rent during the extension term is equal to the greater of (i) 110% of the prior year’s annual rent or (ii) 95% of fair market rent.

(15)	Old Navy has one, five-year extension option at fixed rent equal to the prior year’s annual rent.

(16)	Kenny Nachwalter has two, five-year extension options at fair market rent, as well as an early termination option on April 1, 2023 subject to 12 months’ notice and payment of a termination fee.

(17)	Williams-Sonoma guarantees the Pottery Barn lease. Pottery Barn has one, 10-year extension option at the annual base rent for the prior five-year period increased by the lesser of (i) 115% of the minimum annual rent payable for the immediately prior lease period or (ii) the percentage increase in the Consumer Price Index over such prior five-year period.

(18)	Homer Bonner Jacobs has one, five-year extension option at the greater of (i) the then-current rent or (ii) fair market rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Millennium Partners Portfolio

The following table presents certain information with respect to the lease rollover at the Millennium Partners Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Annual UW Rent Rolling	Approx. Cumulative % of Annual UW Rent Rolling
MTM	1	663	$45.25	0.0%	0.0%	$30,001	0.0%	0.0%
2018	1	1,316	$43.00	0.1%	0.1%	$56,588	0.1%	0.1%
2019	10	30,039	$59.84	1.9%	2.1%	$1,797,525	2.3%	2.4%
2020	8	42,342	$49.59	2.7%	4.8%	$2,099,592	2.6%	5.0%
2021	10	101,180	$87.35	6.5%	11.3%	$8,838,271	11.1%	16.1%
2022	7	43,898	$67.74	2.8%	14.2%	$2,973,702	3.7%	19.8%
2023	8	34,638	$71.37	2.2%	16.4%	$2,472,279	3.1%	22.9%
2024	11	239,837	$63.62	15.5%	31.9%	$15,259,314	19.1%	42.0%
2025	3	24,860	$139.45	1.6%	33.5%	$3,466,817	4.3%	46.4%
2026	6	27,055	$79.40	1.7%	35.2%	$2,148,296	2.7%	49.1%
2027	6	86,719	$84.10	5.6%	40.8%	$7,293,267	9.1%	58.2%
2028	2	154,003	$22.15	9.9%	50.8%	$3,410,505	4.3%	62.5%
2029 & Beyond	13	675,344	$44.29	43.6%	94.3%	$29,913,523	37.5%	100.0%
Vacant	0	87,805	$0.00	5.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	86	1,549,699	$54.56	100.0%		$79,759,678	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Markets. The Millennium Partners Portfolio is located in New York, New York (33.2% of NRA, 38.7% of UW NCF), Boston, Massachusetts (22.7% of NRA, 26.5% of UW NCF), San Francisco, California (13.6% of NRA, 11.5% of UW NCF), Washington, D.C. (13.7% of NRA, 12.8% of UW NCF) and Miami, Florida (16.8% of NRA, 10.5% of UW NCF).

New York:

The Lincoln Square Property, Lincoln West Property and Lincoln Triangle Property, comprising approximately 38.7% of UW NCF, are located in the Manhattan retail market in the Upper West Side neighborhood and consist of retail stores with estimated annual sales in excess of $75 million (reporting tenants). According to the appraisal, the Upper West Side neighborhood benefits from a range of amenities such as public transportation, retail corridors and a wide range of housing types. The availability rate in the Upper West Side retail market is 11.9% as of the first quarter 2018, unchanged from the prior year. Over the same time period, the rental rate declined 2.5%, from $364 PSF to $355 PSF, outperforming the majority of Manhattan’s retail markets.

Boston:

The Millennium Tower Boston Property, comprising approximately 26.5% of UW NCF, consists of both retail space (62.0% of NRA) and office space (38.0% of NRA) and is located in Downtown Crossing. According to the appraisal, Downtown Crossing is bracketed by two of the city’s largest office submarkets, the Financial District (30.9 million SF) and Back Bay (12.7 million SF), which provide the Millennium Tower Boston Property restaurant and bar options as well as entertainment venues. The appraiser also noted that the Millennium Tower Boston Property is located in close proximity to tourist destinations in Cambridge and Boston, as well as area hospitals and universities, and has access to several major roadways, Logan Airport and mass transit. The Central Boston submarket consists of approximately 6.99 million SF of retail space. Retail vacancy and asking rents, as of the first quarter of 2018, were reported at 3.5% and $30.88 PSF, respectively. The Boston central business district consists of approximately 64.2 million SF of office space. Office vacancy and asking rents in the Boston central business district, as of the fourth quarter of 2017, were reported at 7.4% and $56.32 PSF, respectively.

San Francisco:

The Four Seasons San Francisco Retail Property, comprising approximately 11.5% of UW NCF, consists of both retail space (86.5% of NRA) and office space (13.5% of NRA) and is located on Market Street and Yerba Buena Lane in the Yerba Buena neighborhood of San Francisco. Yerba Buena is primarily comprised of the Moscone Convention Center complex, while the greater SoMa area has become a destination for technology companies that require a presence in the San Francisco city proper in order to attract talent. The Yerba Buena area primarily consists of older, low-rise structures, originally developed for light industrial uses and which have been converted into office use. The Moscone Convention Center and Yerba Buena Gardens, located to the south of the Four Seasons San Francisco Retail Property, were the core of a redevelopment project area, which has led to development of office, hotel and residential uses, including four luxury hotels and a number of high quality residential uses. The appraiser noted that as of the fourth quarter of 2017, the San Francisco retail market had an overall vacancy rate of 3.2%, down 0.2% from the prior quarter. The two central business district office submarkets, the North Financial District and the South Financial District, consist of approximately 26.6 million SF of office space. The Four Seasons San Francisco Retail Property is located on the border of the North Financial District and the South Financial District. Vacancy in such office submarkets as of the fourth quarter of 2017 was reported at 6.0% and asking rents were $65.51 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Millennium Partners Portfolio

Washington, D.C.:

The Washington, D.C. properties, comprising approximately 12.8% of UW NCF consist of 212,760 SF of retail space: the Ritz Carlton Washington DC Retail Property, located at the southwest corner of M Street and 22nd Street within the Downtown submarket of Washington, D.C., and the Ritz Carlton Georgetown Retail Property, located along the north side of K Street NW, bounded by 31st Street and Wisconsin Avenue within the Georgetown submarket of Washington, D.C.. As of the first quarter of 2018, the appraiser noted that the Downtown submarket had an overall vacancy rate of 3.4%, the lowest among all Washington, D.C. submarkets, and the Georgetown submarket had an overall vacancy rate of 4.5%, lower than the regional vacancy rate of 5.4%.

Miami:

The Commercial Units at the Four Seasons Miami Property, consisting of 206,307 SF of office space, a 49,135 SF Equinox sports club, 5,075 SF of other retail space and an approximately 920-space parking garage, comprise approximately 10.5% of UW NCF. The Four Seasons Miami Property is located along Brickell Avenue, an area comprised of high-density office, residential and hotel development and known as the financial center of Miami. Brickell is home to 28 foreign consulates and six foreign trade offices and has strong linkages to international trade. Many Latin American and European firms have offices within the Brickell submarket, including more than 122 banks and financial institutions. Office vacancy and asking rents in the Brickell Avenue office submarket, as of the first quarter of 2018, were reported at 12.0% and $45.85 PSF, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Millennium Partners Portfolio:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rental Revenue(1)	$56,497,229	$71,514,284	$74,645,860	$78,704,684	$79,759,678	$51.47
Credit Tenant Rent Steps(2)	$0	$0	$0	$0	$1,620,843	$1.05
Percentage Rent	$2,993,395	$597,543	$513,725	$334,364	$352,683	$0.23
Tenant Recoveries	$13,072,754	$12,600,722	$15,089,753	$15,285,690	$15,614,364	$10.08
Other Income(3)	$5,187,922	$5,516,070	$6,261,956	$7,001,434	$6,790,819	$4.38
Mark to Market(4)	$0	$0	$0	$0	$1,490,467	$0.96
Effective Gross Income	$77,751,300	$90,228,619	$96,511,294	$101,326,172	$105,628,854	$68.16
Total Operating Expenses(5)	$25,903,008	$26,310,727	$29,013,209	$30,656,231	$31,705,173	$20.46
Net Operating Income	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$73,923,682	$47.70
Capital Expenditures	$0	$0	$0	$0	$309,940	$0.20
TI/LC	$0	$0	$0	$0	$3,250,515	$2.10
Net Cash Flow	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$70,363,227	$45.40

Occupancy %	97.4%	97.6%	97.5%	97.0%	94.3%(6)
NOI DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.60x
NCF DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.43x
NOI Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	15.7%
NCF Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	14.9%

(1)	UW Base Rental Revenue reflects contractual rents as of May 1, 2018 and includes rent steps of $844,393 through June 1, 2019. Approximately 0.3% of rent is based on leases that are not yet signed.

(2)	Credit Tenant Rent Steps includes straight line rent steps for investment grade tenants through the loan term.

(3)	Other Income is based on Year 1 Budget and primarily consists of net parking income from the Millennium Tower Boston Property, Commercial Units at the Four Seasons Miami Property, Ritz Carlton Washington DC Retail Property, and Ritz Carlton Georgetown Retail Property ($6,524,692), and storage income across the Millennium Partners Portfolio ($151,505).

(4)	Mark to Market consists of the net present value of rent increases during the renewal term for Loews Theater at Lincoln Square. Such amount would be received only if the tenant renews its lease. Renewal rent for such lease is below market. We cannot assure you that such tenant will renew its lease or that any replacement leases will generate the assumed rent increases.

(5)	The Millennium Tower Boston Property benefits from a PILOT abatement through 2026. The Millennium Tower Whole Loan was underwritten based on the abated taxes for the Millennium Tower Boston Property, which is $1,649,993 less than the 2018 unabated taxes.

(6)	Represents physical occupancy.

(7)	DSCRs and Debt Yields are based on the Millennium Partners Senior Loan, and exclude the Millennium Partners Subordinate Companion Loan.

Escrows and Reserves. Upon the occurrence and during the continuance of a Cash Management Sweep Period (as defined below), on each monthly payment date for the Millennium Partners Whole Loan, the Millennium Partners Borrowers are required to fund the following reserves: (i) a tax reserve in an amount equal to 1/12 of the taxes that the lender reasonably estimates will be payable during the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration of the policies, provided that the monthly insurance reserve deposit is waived if a blanket insurance policy is maintained by the Millennium Partners Borrowers in accordance with the Millennium Partners Whole Loan documents.

Lockbox and Cash Management. The Millennium Partners Whole Loan is structured with a hard lockbox and in place cash management. If no event of default under the Millennium Partners Whole Loan documents exists, amounts on deposit in the cash management account are required to be disbursed, on a daily basis, (a) to fund the tax and insurance reserves (only during a Cash Management Sweep Period), (b) to fund debt service, (c) to satisfy other amounts due under the Millennium Partners Whole Loan documents, (d) to fund debt service under the Millennium Partners Mezzanine Loan (as defined below) (provided no event of default is continuing), (e) to satisfy other amounts due under the Millennium Partners Mezzanine Loan documents (provided no event of default is continuing), (f) to fund the Millennium Partners Borrowers’ remainder subaccount (only during a Cash Management Sweep Period), which will be held as additional collateral for the Millennium Partners Whole Loan and disbursed subject to and in accordance with the terms of the Millennium Partners Whole Loan documents and (g) if no Cash Management Sweep Period exists, to fund the Millennium Partners Borrowers’ operating account. The Millennium Partners Borrowers were required to send tenant direction letters to all tenants instructing them to (i) deposit all rents and other payments in the form of ACH or wire transfers into the lockbox account controlled by the lender, and (ii) send all rents and other payments in the form of credit card payments or checks to a payment processing provider which is required to process such payments and deposit such amounts into the lockbox account controlled by the lender.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Millennium Partners Portfolio

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the Millennium Partners Whole Loan documents or under the Millennium Partners Mezzanine Loan, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) if any space at any Millennium Partners Property occupied by Equinox goes dark or Equinox files for bankruptcy and will terminate upon (x) with respect to clause (a), the cure of such event of default under the Millennium Partners Whole Loan or the Millennium Partners Mezzanine Loan, as applicable, to the reasonable satisfaction of the applicable lender, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), (i) the assumption by Equinox of the subject leases representing not less than two-thirds of the aggregate rent payable by Equinox subtenants immediately prior to such bankruptcy or termination of the bankruptcy event, (ii) the re-tenanting of the subject space and the commencement of the payment of rent under a new, approved lease, (iii) the escrowing of $75 PSF against the applicable space, or (iv) Equinox re-commencing the operation of its business and re-commencing the payment of rent.

A “Debt Yield Event” will occur upon the debt yield for the Millennium Partners Whole Loan being below 7.75% at the end of a calendar quarter and will end upon the debt yield for the Millennium Partners Whole Loan being equal to or greater than 7.75% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Millennium Partners Portfolio also secures the Non-Serviced Pari Passu Companion Loans (comprised of the other Senior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $331,932,875.83, and the other Junior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $65,067,124.17) and the Millennium Partners Subordinate Companion Loan, which has an outstanding Cut-off Date principal balance of $238,000,000. The Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan are coterminous with the Millennium Partners Mortgage Loan and accrue interest at the same rate as the Millennium Partners Mortgage Loan. The Senior A Notes are pari passu with each other, the Junior A Notes are pari passu with each other and subordinate to the Senior A Notes, and the Millennium Partners Subordinate Companion Loan is subordinate to both the Senior A Notes and Junior A Notes. The holders of the Millennium Partners Mortgage Loan, the Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the Millennium Partners Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Teachers Insurance and Annuity Association of America and T-C M-T REIT LLC made a $280,150,000 mezzanine loan (the “Millennium Partners Mezzanine Loan”) to certain mezzanine borrowers on the loan origination date, secured by the mezzanine borrowers’ equity interests in the Millennium Partners Borrowers. The Millennium Partners Mezzanine Loan accrues interest at a rate of 6.7100% per annum, and is coterminous with the Millennium Partners Whole Loan. The Millennium Partners Mezzanine Loan is secured by 100% of the equity interest in the Millennium Partners Borrowers. The lender under the Millennium Partners Whole Loan and the lender under the Millennium Partners Mezzanine Loan have entered into an intercreditor agreement. The Millennium Partners Mezzanine Loan may be replaced by another mezzanine loan provided that certain conditions are satisfied, including that the aggregate loan-to-value ratio (based on the outstanding principal balance of the Millennium Partners Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, the aggregate debt service coverage ratio (based on the annual debt service of the Millennium Partners Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and the delivery of an intercreditor agreement in the form attached to the Millennium Partners Whole Loan documents. The Millennium Partners Whole Loan documents do not prohibit a preferred equity structure. In addition, a certain institutional investor which is anticipated to purchase a preferred equity investment in the indirect owners of the borrowers has been designated as a permitted transferee.

Release of Property. The Millennium Partners Borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Millennium Partners Properties, (b) the individual Equinox units at the Lincoln Square Property, Ritz Carlton Washington DC Retail Property and Four Seasons San Francisco Retail Property, (c) the Loews Theater unit at the Lincoln Square Property, (d) Century 21 at the Lincoln Triangle Property and (e) the approximately 37,724 SF office/retail building at 735 Market Street in San Francisco that is part of the Four Seasons San Francisco Retail Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the Millennium Partners Borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the Millennium Partners Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released; (B) the debt yield of the Millennium Partners Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9%; (C) compliance with REMIC related conditions; (D) in the case of the release of a unit that comprises less than all of an individual Millennium Partners Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated whole loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the table below:

Release Units	Allocated Whole Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

In addition, the Millennium Partners Borrowers are permitted to submit the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Millennium Partners Portfolio

Millennium Tower Boston PILOT Agreements. The Millennium Tower Boston Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and a property located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”), each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “PILOT Agreement”) among the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”) and the MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such PILOT Agreements. In connection with the PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the commercial unit of the mixed-use condominium located at 1 Franklin Street, Boston Massachusetts (the “Boston Condominium”), with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such PILOT Agreement. Upon termination of the applicable PILOT Agreement, the temporary taking of the Burnham Property and the commercial unit of the Boston Condominium will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the PILOT Agreements, the Burnham Borrower’s and the Boston Tower Borrower’s real estate tax obligations will be assessed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Whole Loan was underwritten based on abated taxes, which is $1,649,993 less than the 2018 unabated taxes.

Millennium Tower Boston-Burnham Master Lease. The Boston Tower Borrower leases the commercial unit of the Boston Condominium from the BRA (as successor in interest to MP Franklin Tower Co LLC) (in such capacity, the “Boston Tower Lessor”) pursuant to a master lease, which is the legal and functional equivalent of a ground lease (the “Boston Tower Master Lease”), which expires on June 3, 2114, unless terminated earlier as provided below. Upon termination of the Boston Tower Master Lease, the Boston Tower Borrower will own the fee interest in the commercial unit of the Boston Condominium and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Boston Tower Master Lease, the Boston Tower Borrower paid the Boston Tower Lessor $100.00, which amount is the entire payment of rent due under the Boston Tower Master Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Boston Tower Property, the Boston Tower Borrower may, by written notice to Boston Tower Lessor, elect in its sole discretion to terminate the Boston Tower Master Lease.

Millennium Tower Boston-Boston Tower Ground Lease. The Burnham Borrower ground leases (the “Burnham Ground Lease”) the Burnham Property from the BRA (as successor in interest to MP Burnham Owner LLC) (in such capacity, the “Burnham Ground Lessor”). The Burnham Ground Lease expires on October 10, 2111, unless terminated earlier as provided below. Upon termination of the Burnham Ground Lease, the Burnham Borrower will own the fee interest in the Burnham Property and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Burnham Ground Lease, the Burnham Borrower paid the Burnham Ground Lessor $100.00, which amount is the entire payment of rent due under the Burnham Ground Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Burnham Property, the Burnham Borrower may, by written notice to Burnham Ground Lessor, elect in its sole discretion to terminate the Burnham Ground Lease.

Four Seasons San Francisco Ground Lease. CB-1 Commercial Co LLC (the “CB-1 Borrower”) ground leases (the “SF Ground Lease”) certain portions of the Four Seasons San Francisco Retail Property located along both sides of the Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons Hotel that connects Market Street to Mission Street, Yerba Buena Gardens and the Moscone Center, San Francisco’s largest convention and exhibition complex, as well as the building located at 735 Market Street. The SF Ground Lease, which is from the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (the “SF Ground Lessor”), expires August 26, 2046, unless otherwise terminated earlier. The SF Ground Lease is subject to involuntary termination from and after August 2026 in connection with the redevelopment by an unaffiliated third party of the adjacent Marriott Marquis Hotel. Any such termination will result in permanent loss of revenue from certain retail space, which as of the loan origination date represented approximately 2.7% of the aggregate underwritten total rent for the Millennium Partners Portfolio Properties. The CB-1 Borrower pays base rent under the SF Ground Lease in equal monthly installments of $191,493.72 per annum (as of June 1, 2018). The CB-1 Borrower is also required to pay the SF Ground Lessor certain additional rent and percentage rents. The total underwritten ground rent is $367,000, and the total underwritten ground rent including additional rent and percentage rents is $558,430.52. The SF Ground Lease is subject to certain transfer restrictions. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Condominiums. Each of the Millennium Tower Boston Property, the Lincoln Square Property, the Four Seasons San Francisco Retail Property, the Lincoln West Property, the Commercial Units at the Four Seasons Miami Property, the Lincoln Triangle Property, the Ritz Carlton Washington DC Retail Property and the Ritz Carlton Georgetown Retail Property is comprised of condominium units or units in a similar shared interest structure. With respect to each such Millennium Partners Property, the related Millennium Partners Borrowers do not control the related condominium board or condominium or other shared interest structure, nor do they have sufficient votes to block any item that requires a super-majority vote. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and other Shared Interests” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Millennium Partners Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Millennium Partners Portfolio; provided that if TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA subject to an annual terrorism premium cap of two times the amount of the annual insurance premium for the “all risk” and business interruption coverage on a stand-alone basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	685 Fifth Avenue Retail

Mortgage Loan No. 4 – 685 Fifth Avenue Retail

COACH

COACH
COACH
TAGHeuer
STUART WEITZMAN

COACH
COACH

TAG
HEUER
TAGHeuer
STUART WEITZMAN

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	685 Fifth Avenue Retail

Mortgage Loan No. 4 – 685 Fifth Avenue Retail

CENTRAL PARK
cipriani
DELVAUX
59TH ST
THE RITZ-CARLTON
THE PLAZA HOTEL
Cartier
58TH ST
BERGDORF GOODMAN
VAN CLEEF & ARPELS
LOUIS VUITTON
CHANEL
Dior
FENDI
57TH ST
Ermenegildo Zegna
BVLGARI
PIAGET
MIKIMOTO
PRADA
ABERCROMBIE AND FITCH
TIFFANY & CO.
TRUMP TOWER
GUCCI
56TH ST
HENRI BENDEL
FIFTH AVENUE PRESBYTERIAN CHURCH
GIORIO ARMANI
DOLCE & GABBANA
THE POLO BAR
55TH ST
PENINSULA HOTEL
WEMPE
HARRY WINSTON
Massimo Dutti
54TH ST
FIFTH AVENUE
GAP
COACH
STUART WEITZMAN
TOMMY HILFIGER
Microsoft
685
FIFTH AVENUE
53RD ST
TISSOT
HOLLISTER
ZARA
ST. JOHN
ROLEX
Ermenegildo Zegna
Salvatore Ferragamo
LINDT
52ND ST
dyson
VICTORIA'S SECRET
Cartier
VERSACE
H.Stern
AX ARMANI EXCHANGE
51ST ST
ROCKEFELLER CENTER
BANANA REPUBLIC
ST. PATRICK'S CATHEDRAL
50TH ST
ROCKEFELLER CENTER
Cole Haan
SWAROVSKI
MICHAEL KORS
Saks Fifth Avenue
49TH ST
ROCKEFELLER CENTER
TOPSHOP
Aritzia
ANN TAYLOR
American Girl
sunglass hut
ALDO
TED BAKER

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	685 Fifth Avenue Retail

Mortgage Loan No. 4 – 685 Fifth Avenue Retail

685 Fifth Avenue Retail
685 Fifth Avenue, Southeast Corner of East 54th Street
New York, NY 10022
MANHATTAN
CENTRAL PARK
East Green
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
The Pond
Central Park South
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
East River
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
The Halston House
Academy Mansion
Society of Illustrators
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
58th Street Library
Bloomingdale's
Bloomberg
Fitzpatrick Manhattan Hotel NY
The Peninsula New York
St. Regis New York
Mackiowe Tower 56
Carnegie Hall
Museum of Modern Art
Lever House
Citigroup Center
Lipstick Building
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
ROCKEFELLER CENTER
GE Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
Inter Continental NY Barclay
US Plywood Building
News Corp. Building
JPMorgan Chase Tower
485 Lexington
747 Third Avenue
Morgan Stanley Building
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Helmsley Building
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Grand Central Terminal
Grand Hyatt New York
Chrysler Building
Gershwin Theatre
St. Catherine's Park
Memorial Sloan Kettering Cancer Center
Cornell Medical College
The Rockefeller University
Mt. Vernon Hotel Museum and Garden
QUEENSBORO BRIDGE
The River Club of NY
Beekman Tower
Intl. Criminal Court
Japan Society
UNITED NATIONS HEADQUARTERS
Millennium Hilton NY One UN Plaza
QUEENS MIDTOWN TUNNEL
FDR Drive
The Westin NY Grand Central
Daily News
Univision
The Morgan Library & Museum
St. Vartan's Park
FERRY TO LONG ISLAND CITY
NYU Medical Center
LONG ISLAND RAILROAD
METRO NORTH
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
7TH AVE/ 57TH ST
57TH ST
5TH AVE/ 53RD ST
7TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
33RD ST/ LEXINGTON
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
495
Upper West Side
Upper East Side
Astoria
QUEENS
North Bergen
West New York
Weehawken
Central Park
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	685 Fifth Avenue Retail

Mortgage Loan No. 4 – 685 Fifth Avenue Retail

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moodys):	BBB-sf/BBB/A3			Location:	New York, NY 10022
Original Balance(1):	$60,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1926/2016
Sponsor(2):	GGP, Inc.			Size:	23,575 SF
Mortgage Rate(1):	3.87135%			Cut-off Date Balance per SF(1):	$6,787
Note Date:	6/29/2018			Maturity Date Balance per SF(1):	$6,787
First Payment Date:	8/1/2018			Property Manager:	General Growth Services, Inc.
Maturity Date:	7/1/2028				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$17,728,505
Seasoning:	4 months			UW NOI Debt Yield(1):	11.1%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield at Maturity(1):	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.76x
Additional Debt Type(1)(3):	Pari Passu / Mezzanine			Most Recent NOI(5):	$17,067,355 (5/31/2018 TTM)
Additional Debt Balance(1)(3):	$100,000,000 / $115,000,000			2nd Most Recent NOI(5):	$16,920,055 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(4)				Most Recent Occupancy:	100.0% (5/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$470,000,000 (8/27/2018)
Recurring Replacements:	$0	Springing	$5,282	Cut-off Date LTV Ratio(1):	34.0%
TI/LC:	$2,100,000	Springing	$1,131,600	Maturity Date LTV Ratio(1):	34.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$160,000,000	46.3%	Loan Payoff(7):	$341,285,616	98.7%
Mezzanine Loan(3):	$115,000,000	33.3%	Closing Costs:	$2,265,962	0.7%
Borrower Equity:	$70,651,578	20.4%	Reserves:	$2,100,000	0.6%
Total Sources:	$345,651,578	100.0%	Total Uses:	$345,651,578	100.0%

(1)	The 685 Fifth Avenue Retail Mortgage Loan (as defined below) is part of the 685 Fifth Avenue Retail Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $160,000,000. The 685 Fifth Avenue Retail Whole Loan accrues interest at a rate of 3.87135% per annum. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 685 Fifth Avenue Retail Whole Loan.

(2)	GGP, Inc. is also the sponsor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Plaza Frontenac.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt. The 685 Fifth Avenue Retail Whole Loan and the 685 Fifth Avenue Retail Mezzanine Loan (as defined below) together comprise the “685 Fifth Avenue Retail Total Debt”. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the 685 Fifth Avenue Retail Total Debt are $11,665, $11,665, 6.4%, 6.4%, 1.37x, 58.5% and 58.5%, respectively.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent NOI includes only partial year rent for Tag Heuer, the third largest tenant at the 685 Fifth Avenue Retail Property (as defined below), which had a rent commencement date in November 2017.

(6)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available as the 685 Fifth Avenue Retail Property was renovated and re-leased in 2016 and 2017. See “The Property” below.

(7)	The borrower sponsor purchased the 685 Fifth Avenue building (which is comprised of both the 685 Fifth Avenue Retail Property and the non-collateral commercial condominium unit) in 2014 for $528 million. Since acquisition, the borrower sponsor invested $12.0 million to renovate the 685 Fifth Avenue Retail Property and contributed $54.6 million of tenant improvements to fully lease the 685 Fifth Avenue Retail Property. In August 2018, the borrower sponsor sold the non-collateral commercial condominium unit at a contract price of $135 million. The borrower sponsor maintains a cost basis of $460 million, after accounting for the sale of the commercial condominium unit.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	685 Fifth Avenue Retail

The Mortgage Loan. The fourth largest mortgage loan (the “685 Fifth Avenue Retail Mortgage Loan”) is part of a whole loan (the “685 Fifth Avenue Retail Whole Loan”) in the aggregate original principal balance of $160,000,000. The 685 Fifth Avenue Retail Whole Loan is secured by a first priority fee mortgage encumbering a 23,575 SF retail condominium located at 685 Fifth Avenue, a Class A building in New York, New York (the “685 Fifth Avenue Retail Property”). The 685 Fifth Avenue Retail Whole Loan is comprised of two pari passu promissory notes with an aggregate original principal balance of $160,000,000. The controlling Promissory Note A-2, which will be contributed to the BANK 2018-BNK15 securitization trust, had an original principal balance of $60,000,000. The non-controlling Promissory Note A-1 (the “685 Fifth Avenue Retail Pari Passu Companion Loan”) was contributed by Bank of America, N.A. to the BANK 2018-BNK14 securitization trust. The 685 Fifth Avenue Retail Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

685 Fifth Avenue Retail Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2	$60,000,000	$60,000,000	BANK 2018-BNK15	Yes
Total 685 Fifth Avenue Retail Whole Loan	$160,000,000	$160,000,000

The proceeds of the 685 Fifth Avenue Retail Whole Loan were used to refinance a previous mortgage loan secured in part by the 685 Fifth Avenue Retail Property, to fund reserve escrows and to pay closing costs.

The Borrower and the Sponsor. The borrower is 685 Fifth Avenue Retail Owner LLC (the “685 Fifth Avenue Retail Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. The sponsor is GGP, Inc. and the non-recourse carveout guarantor is GGP Real Estate Holding I, Inc., which is wholly owned by GGP, Inc. GGP, Inc. is also the sponsor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Plaza Frontenac.

GGP, Inc. (NYSE: GGP) is a real estate investment trust that is included in the S&P 500, and as of June 30, 2018 owned and operated 125 retail properties (121 million SF) across 40 states. On August 28, 2018, Brookfield Property Partners L.P acquired all shares in GGP, Inc. Brookfield Property Partners L.P. (NASDAQ: BPY) is the real estate arm of Brookfield Asset Management, a global alternative asset manager with over $285 billion in assets under management.

The Property. The 685 Fifth Avenue Retail Property consists of a 23,575 SF retail condominium within a Class A building located at 685 Fifth Avenue in New York, New York. The 685 Fifth Avenue Retail Property’s square footage is spread across 5,523 SF of ground floor retail, 6,416 SF of second floor retail, 6,416 SF of third floor retail and 5,220 SF of lower level retail space. Above the 685 Fifth Avenue Retail Property are 15 floors of non-collateral space currently used as office space, which comprise a commercial condominium interest. The 685 Fifth Avenue Retail Property retail condominium comprises 20.8551% of the common interest and has two (of four total) board members. Any decision of the condominium board will require the vote of a supermajority, meaning that such decision will not be effective unless one board member of the retail condominium and both board members of the non-collateral commercial condominium, or alternatively, both board members of the retail condominium and one board member of the non-collateral commercial condominium vote in favor of such decision. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The 685 Fifth Avenue Retail Property underwent a $12.0 million renovation completed in 2016 and is currently 100.0% leased by three investment grade-rated tenants, Coach, Stuart Weitzman and Tag Heuer, each with a separate entrance along Fifth Avenue.

Coach (20,090 SF, 85.2% of NRA, 68.2% of underwritten base rent). Coach occupies 3,346 SF on the ground floor, 3,912 SF on the lower level, 6,416 SF on the second floor, and 6,416 SF on the third floor of the 685 Fifth Avenue Retail Property at contract rents of $3,407 PSF, $100 PSF, $350 PSF and $150 PSF, respectively (equal to an average contract rent of $747 PSF, increasing to $859 PSF in 2021 and to $987 PSF in 2026.) The Coach lease was executed in February 2016, expires April 30, 2027, and provides for two five-year renewal options. Coach was provided with a tenant improvement allowance of $39,888,893.

Coach’s location at the 685 Fifth Avenue Retail Property serves as its global flagship store. A portion of the ground floor Coach space features 48-foot ceiling heights and the second and third floors feature 18-foot ceiling heights. At the entrance, a mechanized conveyor belt rotates a selection of merchandise, and the store features on-site custom monogramming and showcases longstanding brand craftsmen working live in front of the public.

Stuart Weitzman (2,589 SF, 11.0% of NRA, 22.7% of underwritten base rent). Stuart Weitzman occupies 1,281 SF on the ground floor and 1,308 SF on the lower level of the 685 Fifth Avenue Retail Property at contract rents of $3,801 PSF and $100 PSF, respectively (equal to an average contract rent of $1,931 PSF, with contract rental rates increasing to $2,221 PSF in 2021 and to $2,554 in 2026.) The Stuart Weitzman lease was executed in February 2016, expires April 30, 2027, and provides for two five-year renewal options. Stuart Weitzman was provided with a tenant improvement allowance of $12,500,000.

Coach and Stuart Weitzman are brands (with Kate Spade) that make up Tapestry, Inc., which sells its merchandise through more than 1,000 department and outlet stores (in the United States and more than 45 other countries), catalogs, and its websites. Tapestry, Inc. also runs more than 1,000 retail and factory outlet stores in North America, Japan, and China. Tapestry, Inc. is rated BBB-, Baa2 and BBB- by Fitch, Moody’s and S&P, respectively.

Tag Heuer (896 SF, 3.8% of NRA, 9.1% of underwritten base rent). Tag Heuer occupies 896 SF on the ground floor of the 685 Fifth Avenue Retail Property at a contract rental rate of $2,232 PSF. The Tag Heuer lease was executed by LVMH Watch & Jewelry USA, Inc. in May 2017, expires May 31, 2020 and provides for one two-year renewal option at a rental rate of $3,013 PSF. Tag Heuer was provided with a tenant improvement allowance of $2,200,000.

Tag Heuer is a brand owned by LVMH Moët Hennessy Louis Vuitton (“LVMH”). LVMH is a large international luxury goods company, with wine and spirits brands including Dom Pérignon, Moët & Chandon, Veuve Clicquot and Hennessy, perfume brands including Christian Dior, Guerlain, and Givenchy, cosmetic brands including Nude, Fresh, and Benefit, fashion and leather goods brands including Donna Karan, Givenchy, Kenzo and Louis Vuitton, and watches and jewelry brands including TAG Heuer and Bulgari. LVMH is rated A+ by S&P.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	685 Fifth Avenue Retail

The following table presents certain information relating to the tenants at the 685 Fifth Avenue Retail Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Coach	BBB-/Baa2/BBB-	20,090	85.2%	$15,000,000	68.2%	$746.64	4/30/2027	2 x 5 Yr
Stuart Weitzman	BBB-/Baa2/BBB-	2,589	11.0%	$5,000,000	22.7%	$1,931.25	4/30/2027	2 x 5 Yr
Tag Heuer	NR/NR/A+	896	3.8%	$2,000,000	9.1%	$2,232.14	5/31/2020	1 x 2 Yr
Subtotal/Wtd. Avg.		23,575	100.0%	$22,000,000	100.0%	$933.19

Vacant Space		0	0.0%
Total/Wtd. Avg.		23,575	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the 685 Fifth Avenue Retail Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	1	896	$2,232.14	3.8%	3.8%	$2,000,000	9.1%	9.1%
2021	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2022	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2023	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2024	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2025	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2026	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2027	2	22,679	$881.87	96.2%	100.0%	$20,000,000	90.9%	100.0%
2028	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	23,575	$933.19	100.0%		$22,000,000	100.0%

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	685 Fifth Avenue Retail

The Market. The 685 Fifth Avenue Retail Property is located at the southeast corner of Fifth Avenue and East 54th Street in Manhattan, New York. According to the appraisal, the Manhattan retail market is considered an anomaly when compared to other retail markets due to the relative lack of available retail sites and access to foot traffic from both the dense local population and tourism. New York City’s tourism industry continues to expand with a record 62.8 million visitors in 2017, which was a 3.8% increase from 2016. In 2016, New York City reportedly collected $43.0 billion of total tourism spending.

The 685 Fifth Avenue Retail Property is a part of the Upper Fifth Avenue Retail submarket, with 58 feet of frontage along Fifth Avenue. The appraisal defines the Upper Fifth Avenue Retail Submarket as being located on Fifth Avenue from the north side of 49th Street to the south side of 60th Street and consisting of only 2,415 linear feet of non-owner occupied rentable retail frontage. As of the first quarter 2018, the average asking rent for this frontage was $2,786 PSF ($3,320 PSF excluding subleased space) with direct availability of 8.7%, making it the strongest retail submarket in Manhattan.

The following table presents certain comparable leases to the 685 Fifth Avenue Retail Property:

Comparable Leasing Summary
Address, Cross Street	Tenant	Lease Date / Term	Size (SF) Ground Floor /Total	Gross Rent PSF Ground Floor / Total	Free Rent / TI/LC PSF
685 Fifth Avenue Retail Property SE corner 54th Street	Coach	Feb 2016 / 11 yrs	3,346 / 20,090	$3,407 / $747	8 mos / $1,986(1)
685 Fifth Avenue Retail Property SE corner 54th Street	Stuart Weitzman	Feb 2016 / 11 yrs	1,281 / 2,589	$3,801 / 1,931	0 mos / $4,828(1)
685 Fifth Avenue Retail Property SE corner 54th Street	Tag Heuer	May 2017 / 3 yrs	896 / 896	$2,232 / $2,232	6 mos / $2,455(1)
650 Fifth Avenue SW corner 52nd Street	Nike	Dec 2016 / 15.5 yrs	7,008 / 69,214	$3,500 / $480	6 mos / $508
640 Fifth Avenue SW corner 52nd Street	Dyson	Nov 2016 / 10.0 yrs	2,474 / 3,997	$2,700 / $2,014	6 mos / $0
767 Fifth Avenue NE corner 58th Street	Under Armour	Nov 2016 / 10.0 yrs	13,892 / 49,582	$1,646 / $605	12 mos / $141
730 Fifth Avenue SW corner 57th Street	Ermengildo Zegna	Feb 2016 / 10.0 yrs	1,500 / 9,000	$3,800 / $800	6 mos / $0
640 Fifth Avenue NE corner 52nd Street	Victoria’s Secret	Oct 2015 / 16.0 yrs	7,700 / 63,700	$3,300 / $502	12 mos / $345
730 Fifth Avenue SW corner 57th Street	Bulgari	Aug 2015 / 15.0 yrs	3,000 / 6,468	$5,350 / $2,551	6 mos / $200
711 Fifth Avenue NE corner 55th Street	Breguet & Omega	Aug 2015 / 10.0 yrs	3,800 / 9,800	$3,800 / $1,551	2 mos / $664
699 Fifth Avenue SE corner 55th Street	Harry Winston	Apr 2015 / 15.0 yrs	3,387 / 8,678	$4,100 / $1,729	4 mos / $0
677 Fifth Avenue B/W 53rd & 54th Streets	Microsoft	Sept 2014 / 20.0 yrs	4,500 / 20,600	$3,375 / $825	12 mos / $0
693 Fifth Avenue B/W 54th & 55th Streets	Valentino	May 2014 / 15.0 yrs	3,481 / 13,559	$3,750 / $1,394	4 mos / $975
675 Fifth Avenue B/W 54th & 55th Streets	N/A	June 2018 / 10.0 yrs	2,000 / 2,000	$3,900 / $3,900	12 mos / $150

Source: Appraisal.

(1)	The 685 Fifth Avenue building was previously owner-occupied space for a single retailer. The TI/LC allowances were provided for the respective tenants to build out shell space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	685 Fifth Avenue Retail

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 685 Fifth Avenue Retail Property:

Cash Flow Analysis(1)
	2017	5/31/2018 TTM(2)	UW	UW PSF
Base Rent	$20,333,333	$21,166,667	$22,000,000	$933.19
Straightline Rent(3)	$0	$0	$1,714,286	$72.72
Total Recoveries	$320,185	$288,192	$1,099,514	$46.64
Other Income	$0	$779	$0	$0.00
Less Vacancy	$0	$0	($1,240,690)	(5.0%)
Effective Gross Income	$20,653,519	$21,455,637	$23,573,110	$999.92
Total Operating Expenses	$3,733,464	$4,388,282	$5,844,604	$247.92
Net Operating Income	$16,920,055	$17,067,355	$17,728,505	$752.00
Capital Expenditures	$0	$0	$5,282	$0.22
TI/LC	$0	$0	$377,200	$16.00
Net Cash Flow	$16,920,055	$17,067,355	$17,346,024	$735.78

Occupancy %	100.0%	100.0%	95.0%(4)
NOI DSCR(5)	2.69x	2.72x	2.82x
NCF DSCR(5)	2.69x	2.72x	2.76x
NOI Debt Yield(5)	10.6%	10.7%	11.1%
NCF Debt Yield(5)	10.6%	10.7%	10.8%

(1)	Information for 2016 and prior is not available. The 685 Fifth Avenue Retail Property was renovated and re-leased in 2016 and 2017.

(2)	TTM figures include only partial year rent for Tag Heuer, which had a rent commencement date in November 2017.

(3)	Straightline Rent is calculated through the lease terms for Coach ($1,285,714) and Stuart Weitzman ($428,571), which are both owned by Tapestry, Inc. (Fitch: BBB-, MDY: Baa2, S&P: BBB-).

(4)	The 685 Fifth Avenue Retail Property is 100% leased and occupied. UW vacancy applied is 5.0%.

(5)	Debt service coverage ratios and debt yields are based on the 685 Fifth Avenue Retail Whole Loan.

Escrows and Reserves. The 685 Fifth Avenue Retail Borrower deposited at loan origination $1,000,000 and $1,100,000 for outstanding tenant improvements related to Stuart Weitzman and Tag Heuer, respectively.

During a Trigger Period (as defined below) (and at any time the borrower sponsor no longer controls the 685 Fifth Avenue Retail Borrower), the 685 Fifth Avenue Retail Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $440 for replacement reserves (unless the lockbox account has sufficient funds to make such reserve deposit) until a cap of $5,282 is reached, and (iv) $31,433 for tenant improvements and leasing commissions (unless the lockbox account has sufficient funds to make such reserve deposit) until a cap of $1,131,600 (excluding the upfront outstanding tenant improvements reserve and Coach Termination Deposit (as defined below)) is reached.

In the event Coach (a) fails to extend and/or renew its lease at least 12 months prior to expiration (or such earlier date required for extension or renewal), or (b) vacates or gives notice to vacate the 685 Fifth Avenue Retail Property, the 685 Fifth Avenue Retail Borrower will be required to deposit $10,000,000, which may be in the form of a letter of credit or guaranty (as long as the guarantor is (x) investment grade rated, and (y) has liquidity of 1.2 times the amounts guaranteed or net worth of 5.0 times the amounts guaranteed) for tenant improvements and leasing commissions (the “Coach Termination Deposit”).

A “Trigger Period” will exist either (a) upon an event of default until cured or waived or (b) when the debt service coverage ratio based on the 685 Fifth Avenue Retail Total Debt is less than 1.25x until such debt service coverage ratio is equal to or greater than 1.25x, tested quarterly.

Lockbox and Cash Management. The 685 Fifth Avenue Retail Whole Loan is structured with a hard lockbox and springing cash management. Funds in the lockbox account, absent the continuance of a Trigger Period, are required to be transferred daily to a borrower operating account. During a Trigger Period, funds in the lockbox account are required to be disbursed in accordance with the cash management agreement for the payment of, among other things, debt service, monthly escrows, operating expenses in accordance with an approved annual budget, and debt service on the 685 Fifth Avenue Retail Mezzanine Loan. Any remaining funds after such disbursements are required to be held as additional collateral for the 685 Fifth Avenue Retail Whole Loan during the continuation of a Trigger Period.

Additional Secured Indebtedness (not including trade debts). The 685 Fifth Avenue Retail Property also secures the 685 Fifth Avenue Retail Pari Passu Companion Loan, which has a Cut-off Date principal balance of $100,000,000. The 685 Fifth Avenue Retail Pari Passu Companion Loan accrues interest at the same rate as the 685 Fifth Avenue Retail Mortgage Loan. The 685 Fifth Avenue Retail Mortgage Loan and the 685 Fifth Avenue Retail Pari Passu Companion Loan are each pari passu in right of payment. The holders of the 685 Fifth Avenue Retail Mortgage Loan and the 685 Fifth Avenue Retail Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 685 Fifth Avenue Retail Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	685 Fifth Avenue Retail

Mezzanine Loan and Preferred Equity. Bank of America, N.A. funded a $115,000,000 mezzanine loan (the “685 Fifth Avenue Retail Mezzanine Loan”) to 685 Fifth Avenue Retail Mezz LLC. The 685 Fifth Avenue Retail Mezzanine Loan is secured by 100.0% of the direct equity interest in the 685 Fifth Avenue Retail Borrower. The 685 Fifth Avenue Retail Mezzanine Loan accrues interest at a rate of 5.43551304347827% per annum and requires payments of interest only through the maturity date of July 1, 2028 (coterminus with the 685 Fifth Avenue Retail Whole Loan). The holders of the 685 Fifth Avenue Retail Whole Loan and the 685 Fifth Avenue Retail Mezzanine Loan have entered into an intercreditor agreement which sets forth the rights and obligations of the parties.

685 Fifth Avenue Retail Total Debt Summary
Note	Original Balance	Interest Rate	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV
A-1	$100,000,000	3.87135%	2.76x	11.1%	34.0%
A-2	$60,000,000	3.87135%	2.76x	11.1%	34.0%
Mezzanine	$115,000,000	5.43551304347827%	1.37x	6.4%	58.5%
Total Debt	$275,000,000	4.52545454545455%	1.37x	6.4%	58.5%

Release of Property. Not permitted.

Terrorism Insurance. The 685 Fifth Avenue Retail Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 18 months plus 12 months of extended indemnity that covers acts of terrorism. The 685 Fifth Avenue Retail Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for the property and business interruption/rental loss insurance required under the related 685 Fifth Avenue Retail Whole Loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Mortgage Loan No. 5 – Moffett Towers - Buildings E,F,G

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Mortgage Loan No. 5 – Moffett Towers - Buildings E,F,G

Moffett Towers - Buildings E, F, G
1120, 1140 and 1160 Enterprise Way
Sunnyvale, CA 94089
San Francisco Bay
Palo Alto Airport of Santa Clara County
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Palo Alto
Mountain View
Los Altos
SUNNYVALE
SANTA CLARA
Cupertino
SAN JOSE
Rainbow
SANTA CLARA COUNTY
Moffett Federal Airfield
NASA Ames Research Ctr.
NASA Advanced Supercomputing Division
Moffett Field Golf Course
Yahoo Corporate Campus
Lockheed Martin
HP
Amazon Lab126
Moffett Towers
Juniper Networks
NetApp
Twin Creeks Sports Complex
Sunnyvale Baylands Park
Santa Clara Golf & Tennis Club
Santa Clara Convention Ctr.
Levi's Stadium
California's Great America
Mission College
Googleplex
LinkedIn
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Computer History Museum
Microsoft
Google X Lab
Samsung Research
Symantec
Google Quad Campus
Sunnyvale Golf Course
LinkedIn Corp.
Apple Mathilda
Synopsys
Deutsche Telekom
Thompson Reuters
@Walmart Labs
Foothill Coll. Sunnyvale Center
Tech Corners Campus
Trimble Inc.
AMD
Akamai Technologies
Apple Campus 3
Cambrios Technologies Corp.
Northrop Grumman
Applied Materials
Malwarebytes
Broadcom
Intel
Ericsson
Huawei
NVIDIA
San Jose Intl. Airport 2 miles
Mercado Santa Clara
The Village at San Antonio Center
Cuesta Park
Ortega Park
Central Park
Sunken Gardens Golf Course
Kaiser Permanente Santa Clara Medical Center
APPLE PARK
Cupertino Village
Homestead Square Shopping Ctr.
Apple One Infinite Loop
Vallco Shopping Mall
Seagate Technology
The Marketplace
Main Street Cupertino
Agilent Technology
Villa Shopping Center
De Anza College
Cupertino Civic Center & Community Hall
Orchard Farms Shopping Center
Bayshore Fwy
South Bay Fwy
Stevens Creek Fwy
Junipero Serra Fwy
Central Expwy.
El Camino Real
Foothill Expwy
Lawrence Expwy.
San Tomas Expwy.
101
85
237
82
280
CALTRAIN
VTA LIGHT RAIL
DOWNTOWN MOUNTAIN VIEW
DOWNTOWN SUNNYVALE
SUNNYVALE
LAWRENCE
SAN ANTONIO
MTN. VIEW
Homestead Rd.
Stevens Creek Blvd.
Remington Dr.
McClellan Rd.
Bollinger Rd.
Pruneridge Ave.
Benton St.
Monroe St.
Kifer Rd.
Scott Blvd.
Evelyn Ave.
Maude Ave.
Caribbean Dr.
Middlefield Rd.
Garcia Ave.
Louis Rd.
San Antonio Rd.
El Monte Ave.
Springer Rd.
Miramonte Ave.
Grant Rd.
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
Sunnyvale-Saratoga Rd.
Hollenbeck Ave.
Wolfe Rd.
Fair Oaks Ave.
Bowers Ave.
Great America Pkwy.
Lafayette St.
Gold St.
Saratoga Ave.
Bubb Rd.
SAN FRANCISCO
OAKLAND
SAN JOSE
Berkeley
Richmond
Fremont
Hayward
Pleasanton
Livermore
Dublin
Concord
Walnut Creek
Vallejo
Fairfield
Daly City
San Mateo
Redwood City
Palo Alto
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Mortgage Loan No. 5 – Moffett Towers - Buildings E,F,G

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moodys):	BBB-sf/NR/NR			Location:	Sunnyvale, CA 94089
Original Balance(1):	$56,800,000			General Property Type:	Office
Cut-off Date Balance(1):	$56,800,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2009/2011-2012
Sponsor:	Paul Guarantor LLC			Size:	676,598 SF
Mortgage Rate:	4.13098592%			Cut-off Date Balance per SF(1):	$420
Note Date:	9/7/2018			Maturity Date Balance per SF(1):	$420
First Payment Date:	11/6/2018			Property Manager:	Paul Holdings, Inc. d/b/a Jay Paul Company (borrower-related)
Maturity Date:	10/6/2028
Original Term:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(5):	$35,856,109
Prepayment Provisions(2):	LO (24); YM1 (1); DEF or YM1 (88); O (7)			UW NOI Debt Yield(1):	12.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	12.6%
Additional Debt Type(1)(3):	Pari Passu / Mezzanine			UW NCF DSCR(1):	2.97x
Additional Debt Balance(1)(3):	$227,200,000 / $216,000,000			Most Recent NOI(5):	$25,168,813 (5/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$24,953,252 (12/31/2017)
Reserves(4)				3rd Most Recent NOI:	$24,977,236 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (11/1/2018)
Taxes	$1,772,695	$253,242	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Replacement Reserves	$0	$11,277	N/A	Appraised Value (as of)(6):	$705,800,000 (11/15/2019)
TI/LC Reserves	$23,914,655	$0	N/A	Cut-off Date LTV Ratio(1)(6):	40.2%
Free Rent Reserve	$15,021,721	$0	N/A	Maturity Date LTV Ratio(1)(6):	40.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$284,000,000	56.8%	Loan Payoff:	$321,129,945	64.2%
Mezzanine Loan:	$216,000,000	43.2%	Upfront Reserves:	$40,709,071	8.1%
			Closing Costs:	$7,185,260	1.4%
			Return of Equity:	$130,975,724	26.2%
Total Sources:	$500,000,000	100.0%	Total Uses:	$500,000,000	100.0%

(1)	The Moffett Towers - Buildings E,F,G Mortgage Loan (as defined below) is part of the Moffett Towers - Buildings E,F,G Whole Loan (as defined below), which comprises 10 pari passu senior promissory notes with an aggregate original principal balance of $284,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the Moffett Towers - Buildings E,F,G Whole Loan.

(2)	Prepayment of the Moffett Towers - Buildings E,F,G Whole Loan is permitted on or after November 6, 2020, with payment of the greater of yield maintenance or 1% of the outstanding loan balance until April 5, 2028, and defeasance of the Moffett Towers - Buildings E,F,G Whole Loan is permitted at any time after the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note of the Moffett Towers - Buildings E,F,G Whole Loan to be securitized and (ii) September 7, 2021. The assumed lockout period of 25 payments for defeasance is based on the closing date of this transaction in November 2018.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt. The Moffett Towers - Buildings E,F,G Whole Loan and the Moffett Towers - Buildings E,F,G Mezzanine Loan (as defined below) together comprise the “Moffett Towers - Buildings E,F,G Total Debt”. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Moffett Towers - Buildings E,F,G Total Debt are $739, $739, 7.2%, 7.2%, 1.41x, 70.8% and 70.8%, respectively.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	See “Cash Flow Analysis” below for details regarding the increase from Most Recent NOI to UW NOI.

(6)	The Appraised Value reflects a “prospective market value upon stabilization” which assumes rent concessions and outstanding tenant improvement and leasing commissions (“TI/LC”) are deposited into the TI/LC and Free Rent Reserve accounts. At closing, the borrower deposited $23,914,655 into the TI/LC Reserve account and $15,021,721 into the Free Rent Reserve account. The Cut-off Date LTV and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $705,800,000. The “as-is” appraised value is $646,700,000 as of July 30, 2018 equating to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 43.9% for the Moffett Towers - Buildings E,F,G Whole Loan and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.3% for the Moffett Towers - Buildings E,F,G Total Debt. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $504,200,000 as of July 30, 2018, equating to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Moffett Towers - Buildings E,F,G Whole Loan of 56.3% and of the Moffett Towers - Buildings E,F,G Total Debt of 99.2%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

The Mortgage Loan. The fifth largest mortgage loan (the “Moffett Towers - Buildings E,F,G Mortgage Loan”) is part of a whole loan (the “Moffett Towers - Buildings E,F,G Whole Loan”) in the aggregate original principal balance of $284,000,000. The Moffett Towers - Buildings E,F,G Whole Loan is secured by a first priority fee mortgage encumbering a 676,598 SF Class A office building leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers - Buildings E,F,G Property”). The Moffett Towers - Buildings E,F,G Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Goldman Sachs Mortgage Company (“GSMC”) and Wells Fargo Bank, National Association (“WFB”).

The non-controlling promissory Notes A-6 and A-7 in the original principal balance of $30,000,000 and $26,800,000, respectively, represent the Moffett Towers - Buildings E,F,G Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. The controlling promissory Notes A-1-1 and A-5 in the original principal balance of $23,200,000 and $56,800,000, respectively, were contributed to the DBGS 2018-C1 securitization trust, and the non-controlling promissory Notes A-1-2, A-1-3, A-1-4, A-2, A-3, and A-4 in the aggregate original principal balance of $147,200,000 (collectively, the “Moffett Towers - Buildings E,F,G Pari Passu Companion Loans”), are held by DBNY and are expected to be contributed to future securitization trusts.

The Moffett Towers - Buildings E,F,G Whole Loan is serviced pursuant to the trust and servicing agreement for the DBGS 2018-C1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Moffett Towers - Buildings E,F,G Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1, A-5	$80,000,000	$80,000,000	DBGS 2018-C1	Yes
A-1-2, A-1-3, A-1-4, A-2, A-3, A-4	$147,200,000	$147,200,000	DBNY	No
A-6, A-7	$56,800,000	$56,800,000	BANK 2018-BNK15	No
Total Moffett Towers - Buildings E,F,G Whole Loan	$284,000,000	$284,000,000
Mezzanine Loans	$216,000,000	$216,000,000
Total Debt	$500,000,000	$500,000,000

The Borrower and the Sponsor. The borrower is MT3 EFG Real Estate LLC (the “Moffett Towers - Buildings E,F,G Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Moffett Towers - Buildings E,F,G Borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers - Buildings E,F,G Whole Loan. The sponsor and the nonrecourse carve-out guarantor of the Moffett Towers - Buildings E,F,G Whole Loan is Paul Guarantor LLC. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. (Jay) Paul is trustee and grantor.

Joseph K. Paul is the founder of The Jay Paul Company, a privately held, real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million SF of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II, and Moffett Place.

The Property. The Moffett Towers - Buildings E,F,G Property comprises three, eight-story, class A office buildings totaling 676,598 SF located in Sunnyvale, California. The Moffett Towers – Buildings E, F, G Property consists of Building E (224,492 SF; 33.2% of NRA), Building F (224,492 SF; 33.2% of NRA) and Building G (227,614 SF; 33.6% of NRA). As of November 1, 2018, the Moffett Towers - Buildings E,F,G Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis with lease expiration dates of February 2024 (Building E) and June 2030 (Buildings F and G), with two, seven-year extension options. Amazon’s lease at the Moffett Towers – Buildings E,F,G Property is guaranteed by the Amazon, Inc. parent company. As further outlined below, a portion of the Moffett Towers – Buildings E, F, G Property is currently occupied by Hewlett Packard (“HP”), which is required to vacate its spaces in March 2019 and March 2023. As of the origination date, Amazon was in occupancy of or had taken possession of its space at the Moffett Towers – Buildings E, F, G Property, except for the spaces currently occupied by HP.

The Moffett Towers – Buildings E,F,G Property was built in 2009, and in 2011, HP executed a lease for approximately 58.2% of the NRA (all of Building F and six floors of Building G) through March 31, 2023. In February 2013, Amazon executed a lease to occupy Building E (approximately 33.2% of NRA) through February 2024; and in January 2014, Amazon executed a lease for the two floors of Building G that were not occupied by HP at that time (8.6% of NRA) through March 31, 2023. As of January 2014, the Moffett Towers – Buildings E,F,G Property was approximately 58.2% leased by HP and approximately 41.8% leased by Amazon.

In May 2018, the borrower sponsor restructured the HP and Amazon leases in order to allow Amazon to lease the entire Moffett Towers – Buildings E,F,G Property. As part of the lease restructuring, (i) Amazon extended its lease on Building G and executed a lease on Building F, both through June 30, 2030; (ii) HP executed a termination agreement for its space in Building F, effective no later than March 31, 2019 ; and (iii) HP executed a termination agreement for its space in Building G, effective no later than September 30, 2018 (except for approximately 7,874 SF of laboratory space on the second floor, for which HP’s original lease expiration date of March 31, 2023 still applies). As of the origination date, HP had vacated all of its space in Building G, except for the second floor lab space.

Building E (33.2% of NRA) – Amazon has been in full occupancy of Building E since 2013 with a lease expiration in February 2024 with two, 7-year renewal options.

Building F (33.2% of NRA) – Building F is currently occupied by HP, which executed a termination agreement to vacate its space no later than March 31, 2019. Amazon’s lease on Building F is expected to commence in May 2019, followed by a six-month free rent period. Amazon’s lease at Building F expires in June 2030, with two, 7-year renewal options. All applicable TI/LC funds, free rent and gap rent was deposited into a reserve account at origination (see “Escrows and Reserves” section). Amazon has the right to terminate its lease on Building F, upon at least 30 days’ notice, if the borrower fails to deliver the premises in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for-day basis for tenant delays, or up to four months and 15 days in the aggregate for force majeure delays), only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Building G (33.6% of NRA) – Amazon has been in full occupancy of floors 3 and 4 since 2014. HP previously occupied the remainder of Building G (floors 1, 2, 5, 6, 7 and 8) and as of the origination date, had executed a termination agreement and vacated all of its space except for approximately 7,874 SF of laboratory space on the 2nd floor (3.5% of the NRA of Building G), which has a lease expiration date of March 31, 2023. Amazon’s lease for floors 5, 6, 7 and 8 commenced in June 2018; its lease for the 1st floor is expected to commence on November 15, 2018; and its lease for the 2nd floor lab space is expected to commence in April 2023. Amazon’s lease provides for six months of free rent beginning on the applicable lease commencement dates for floors 1, 2, 5, 6, 7 and 8; and Amazon will receive 3.6 months of free rent for floors 3 and 4 commencing in April 2023. All applicable TI/LC funds, free rent and gap rent was deposited into a reserve account at origination (see “Escrows and Reserves” section). Amazon’s lease at Building G expires in June 2030, with two, 7-year renewal options.

The Moffett Towers - Buildings E,F,G Property is a portion of the Moffett Tower development, which consists of seven, eight-story, central business district, class A office buildings collectively containing 1,985,577 SF of NRA. Phase 2 of the Moffett Towers Development comprises the Moffett Towers – Buildings E, F, G Property as well as one additional, eight-story building containing 357,481 SF (Building D), which is not part of the collateral. The overall Moffett Towers development also contains a one-story amenities building improved as a café and fitness center containing 48,207 SF, which is shared between all seven buildings. The Moffett Towers - Buildings E,F,G Property features access to the fitness/amenities building and a parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to two separate declarations of covenants, conditions, restrictions, easements and charges agreements.

Sole Tenant. Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that net sales have increased by 43% to $51.0 billion in the first quarter of 2018 compared to $35.7 billion in the first quarter 2017. Amazon currently employs 563,100 full time employees as of the first quarter of 2018, up 60% from the first quarter of 2017.

The Moffett Towers - Buildings E,F,G Property is expected to house Amazon’s A2Z Development Center, Inc., a subsidiary that provides business and idea development support solutions. A2Z Development Center, Inc. houses Amazon’s Lab 126 outlet. Lab126 began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo.

The following table presents certain information relating to the tenancy at the Moffett Towers - Buildings E,F,G Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration(4)
Amazon / Building E	A+/Baa1/AA-	224,492	33.2%	$9,368,919	28.5%	$41.73	2/28/2024
Amazon / Building F(5)(6)	A+/Baa1/AA-	224,492	33.2%	$12,070,037	36.7%	$53.77	6/30/2030
Amazon / Building G(7)	A+/Baa1/AA-	227,614	33.6%	$11,423,087	34.8%	$50.19	6/30/2030
Subtotal/Wtd. Avg.		676,598	100.0%	$32,862,043	100.0%	$48.57

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		676,598	100.0%	$32,862,043	100.0%	$48.57

(1)	Based on the underwritten rent roll dated as of November 1, 2018.

(2)	Credit ratings are those of the parent company, Amazon, which guarantees the lease.

(3)	Excludes $4,389,651 ($6.49 PSF) of straight-lined rent that was underwritten. See “Cash Flow Analysis” below.

(4)	Amazon has two, 7-year renewal options with 12 months’ notice at the then prevailing market rental rate.

(5)	Building F is currently occupied by HP, which executed a termination agreement to vacate its space no later than March 31, 2019. Amazon’s lease for Building F is expected to commence in May 2019, followed by a six-month free rent period. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve (see “Escrows and Reserves” section).

(6)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

(7)	HP currently occupies approximately 7,874 SF of 2nd floor lab space at Building G, with a lease expiration date of March 31, 2023. Amazon has occupied floors 3 and 4 of Building G since 2014. Amazon’s lease for floors 5, 6, 7 and 8 commenced in June 2018; its lease for floor 1 is expected to commence in November 2018; and its lease for the 2nd floor lab space is expected to commence in April 2023. Amazon’s lease provides for six months of free rent beginning on the applicable lease commencement dates for floors 1, 2, 5, 6, 7 and 8. In addition, Amazon will receive 3.6 months of free rent for floors 3 and 4 commencing in April 2023. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve (see “Escrows and Reserves” section).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers - Buildings E,F,G Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	224,492	$41.73	33.2%	33.2%	$9,368,919	28.5%	28.5%
2025	0	0	$0.00	0.0%	33.2%	$0	0.0%	28.5%
2026	0	0	$0.00	0.0%	33.2%	$0	0.0%	28.5%
2027	0	0	$0.00	0.0%	33.2%	$0	0.0%	28.5%
2028	0	0	$0.00	0.0%	33.2%	$0	0.0%	28.5%
2029 & Beyond	5	452,106	$51.96	66.8%	100.0%	$23,493,124	71.5%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	6	676,598	$48.57	100.0%		$32,862,043	100.0%

(1)	Based on the underwritten rent roll dated as of November 1, 2018.

(2)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

The Market. The Moffett Towers - Buildings E,F,G Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab 126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers - Buildings E,F,G Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers - Buildings E,F,G Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers - Buildings E,F,G Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in the Silicon Valley market and the Sunnyvale submarket was 9.8% and 3.5%, respectively, as of the first quarter of 2018. According to the appraisal, as of the first quarter of 2018, new supply under construction in Silicon Valley stood at approximately 3.2 million SF, which consisted of approximately 0.7 million SF of build-to-suit construction and 2.6 million SF of speculative space. As of first quarter of 2018, the total office annual average asking rent for the Sunnyvale submarket was $69.36 PSF, which is above the Silicon Valley total office annual average asking rent of $55.20 PSF. Within the Sunnyvale submarket, the annual average asking rent for Class A office properties is $81.36 PSF (fully-serviced).

The following table presents certain information relating to comparable office properties and leases for the Moffett Towers - Buildings E,F,G Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Distance from Subject	Occupancy	Size SF	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual In Place Rent PSF	Rent Steps	Lease Type
Moffett Towers - Buildings E,F,G Property Sunnyvale, CA	2009/ 2011-2012	-	100.0%	676,598	Amazon	Various/ 11.7 Yrs(1)	676,598	$48.57	-	NNN
Moffett Towers II Phase 3 Sunnyvale, CA	2018/NAP	0.6 miles	100.0%	1,051,989	Facebook	April 2018/ 15.0 Yrs	1,051,989	$52.20	3.0% annually	NNN
Moffett Towers II Phase 2 Sunnyvale, CA	2018/NAP	0.6 miles	100.0%	362,563	Amazon	June 2018/ 10.0 Yrs	362,563	$49.44	3.0% annually	NNN
Bay Meadows Station 2 San Mateo, CA	2018/NAP	19.6 miles	100.0%	189,000	Guidewire	Jan. 2018/ 10.4 Yrs	189,000	$60.60	3.0% annually	NNN
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016/NAP	5.8 miles	100.0%	220,156	Regus	April 2018/ 12.0 Yrs	220,156	$46.80	3.0% annually	NNN
Menlo Gateway Menlo Park, CA	2018/NAP	12.4 miles	100.0%	205,222	Facebook	Aug. 2017/ 15.0 Yrs	205,222	$72.00	3.0% annually	NNN

Sources: Appraisal and Third Party Market Research Service.

(1)	Amazon has six leases with lease start dates from February 2013 to April 2023, lease terms from 7.3 years to 16.5 years, and an average lease term of 11.7 years. See “The Property” above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Moffett Towers - Buildings E,F,G Property:

Cash Flow Analysis(1)
	2015	2016	2017	5/31/2018 TTM(2)	UW(2)	UW PSF
Base Rent	$24,343,757	$24,880,050	$24,897,611	$24,995,672	$32,862,043	$48.57
Credit Tenant Rent Step(3)	0	0	0	0	$4,389,651	$6.49
Gross Potential Rent	$24,343,757	$24,880,050	$24,897,611	$24,995,672	$37,251,694	$55.06
Total Recoveries	$7,282,052	$7,258,304	$7,681,625	$7,822,621	$8,747,514	$12.93
Amenity Building Rent	$0	$0	$0	$0	$904,393	$1.34
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,299,960)	($3.40)
Effective Gross Income	$31,625,808	$32,138,354	$32,579,236	$32,818,293	$44,603,641	$65.92
Total Operating Expenses	$7,258,056	$7,161,119	$7,625,984	$7,649,481	$8,747,532	$12.93
Net Operating Income	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,856,109	$52.99
TI/LC(4)	$0	$0	$0	$0	$411,696	$0.61
Capital Expenditures	$0	$0	$0	$0	$135,320	$0.20
Net Cash Flow	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,309,093	$52.19

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(5)
NOI DSCR	2.05x	2.10x	2.10x	2.12x	3.01x
NCF DSCR	2.05x	2.10x	2.10x	2.12x	2.97x
NOI Debt Yield	8.6%	8.8%	8.8%	8.9%	12.6%
NCF Debt Yield	8.6%	8.8%	8.8%	8.9%	12.4%

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The increase in Gross Potential Rent and Net Operating Income from 5/31/2018 TTM to UW is primarily driven by new leases commencing in 2018 and beyond with the sole tenant, Amazon, to occupy the space currently occupied by HP. The new leases make up 62.4% of annual rent and 57.0% of net rental area.

(3)	Credit Tenant Rent Step represents straight-lined rent through the maturity date of the Moffett Towers – Buildings E,F,G Whole Loan.

(4)	The underwritten TI/LC is inclusive of a credit of $1,184,047, equal to 1/20th of the Lease Sweep and Debt Service Reserve Cap (as defined below). This credit is netted out of the above TI/LC total.

(5)	The underwritten economic vacancy is 5.0%. The Moffett Towers - Buildings E,F,G Property was 100.0% leased as of November 1, 2018.

Escrows and Reserves. The Moffett Towers - Buildings E,F,G Borrower deposited at loan origination $1,772,695 for real estate taxes, $23,914,655 for tenant improvements and leasing commissions related to the Amazon space ($21,439,780 was reserved for tenant improvements and $2,474,875 for leasing commissions, payable between October 2018 and May 2019), and $15,021,721 for free rent, rent concessions, and gap rent attributable to Amazon, which will be drawn down from October 2018 to September 2023.

The Moffett Towers - Buildings E,F,G Whole Loan documents provide for ongoing monthly escrows in an amount equal to $253,242 for real estate taxes and $11,277 for replacement reserves.

The Moffett Towers - Buildings E,F,G Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Moffett Towers - Buildings E,F,G Borrower provides the lender with evidence that the insurance coverage for the Moffett Towers - Buildings E,F,G Property is included in a blanket policy and such policy is in full force and effect.

The Moffett Towers - Buildings E,F,G Whole Loan documents do not require ongoing monthly escrows for a lease sweep reserve, however, a lease sweep reserve will be established as follows (and as more fully described in Lockbox and Cash Management below): on each monthly payment date during the continuance of a Lease Sweep Period (as defined below), but only until the aggregate lease sweep funds transferred in the lease sweep reserve account during the lease sweep in question (inclusive of the initial lease termination payment application made into the lease sweep account with respect to such Lease Sweep Period) equals the Lease Sweep Reserve Threshold (as defined below), borrower will pay to lender (i) the Required Minimum Monthly Lease Sweep Deposit Amount (as defined below) and (ii) available cash.

The Moffett Towers - Buildings E,F,G Whole Loan documents do not require ongoing monthly escrows for a debt service reserve, however, a debt service reserve will be established as follows (and as more fully described in Lockbox and Cash Management below): if, during a Lease Sweep Period, the aggregate lease sweep funds transferred into the lease sweep reserve account during the Lease Sweep Period in question equals the Lease Sweep Reserve Threshold, then on each monthly payment date during such Lease Sweep Period, all remaining Required Minimum Monthly Lease Sweep Deposit Amounts and available cash will be deposited into the debt service reserve account until the Lease Sweep and Debt Service Reserve Cap has been met.

Lockbox and Cash Management. The Moffett Towers - Buildings E,F,G Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required at origination to deliver letters to all tenants at the Moffett Towers - Buildings E,F,G Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. All funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and disbursed on each payment date in accordance with the Moffett Towers - Buildings E,F,G Whole Loan documents. Provided no Trigger Period (as defined below) exists, the cash management account will permit automatic transfer of deposits into borrower’s operating account following payment of all monthly amounts due under the loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses. Once a Trigger Period occurs, automatic transfers into the borrower’s operating account will cease and any excess funds are required to be held by the lender as additional collateral for the loan (provided that upon the occurrence of an event of default under the loan documents, such sums may be applied to amounts owed under the loan documents in such amounts, order and manner as the lender will elect in its sole discretion).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under the Moffett Towers - Buildings E,F,G Whole Loan or, if applicable, the Moffett Towers - Buildings E,F,G Mezzanine Loan;

(ii)	the occurrence of a Low Debt Service Period (as defined below); or

(iii)	the commencement of a Lease Sweep Period.

Notwithstanding the foregoing, other than with respect to a Lease Sweep Period resulting from clause (e) in the definition of Lease Sweep Period below, the borrower may prevent or terminate a Lease Sweep Period by delivering to the lender a letter of credit in the applicable amount of the Lease Sweep and Debt Service Reserve Cap.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the earlier of (x) the date a debt service coverage ratio of at least 2.90x on the Moffett Towers – Buildings E, F, G Whole Loan and a combined debt service coverage ratio of at least 1.35x on the Moffett Towers – Buildings E, F, G Total Debt is achieved for at least two consecutive calendar quarters, as determined by lender and (y) the date funds on deposit in the cash collateral account equal $33,829,900 ($50.00 PSF); or

●	with regard to clause (iii), the cure of a Lease Sweep Period as described below.

A “Low Debt Service Period” will occur in the event that, as of the end of any calendar quarter, (a) any tenant under a Sweep Lease (as defined below) or its direct or indirect parent company (if any) (a “Lease Sweep Party”) has a credit rating by Fitch, Moody’s, or S&P that is less than “BBB-”, “Baa3” or “BBB-”, respectively, and (b) the debt service coverage ratio is less than 2.90x on the Moffett Towers – Buildings E, F, G Whole Loan or less than 1.35x on the Moffett Towers – Buildings E, F, G Total Debt.

A “Lease Sweep Period” will commence upon the earliest to occur of the following:

●	(a) Amazon fails to provide notice of its intent to renew or extend its lease by (x) August 6, 2023 for Building E (February 2024 lease expiration) or (y) July 6, 2027 for Building F and Building G (June 2030 lease expiration);

●	(b) the date on which, with respect to any Sweep Lease, a Lease Sweep Party (i) cancels or terminates its lease with respect to all or a Material Termination Portion (as defined below) of its demised space (“Lease Sweep Space”) prior to its lease expiration date, or (ii) delivers to the borrower or manager notice that it is canceling or terminating all or a Material Termination Portion of its lease (the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (b) if the borrower simultaneously enters into a replacement lease with an entity (or its wholly-owned subsidiary) rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease satisfies conditions in the Moffett Towers - Buildings E,F,G Whole Loan documents;

●	(c) the date on which, with respect to any Sweep Lease, a Lease Sweep Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its space (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Party either (x) is an Investment Grade Entity or (y) has subleased its Dark Space to an Investment Grade Entity which has commenced paying unabated rent at a contract rate no less than the contract rate required under the Sweep Lease, such Lease Sweep Party will not be deemed to have “gone dark” for purposes of this clause (c) and no Lease Sweep Period will commence pursuant to this clause (c);

●	(d) upon a default under a Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

●	(e) upon a Lease Sweep Party being subject to an insolvency proceeding; or

●	(f) the date on which neither the Amazon-subsidiary tenant nor Amazon is an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period will end upon the earliest to occur of the following

●	(1) the date on which, with respect to each Lease Sweep Space (i) in the case of clause (a), the tenant has exercised a renewal or an extension right under its respective lease, (ii) in the case of clause (a) or (b) above, one or more replacement tenants acceptable to the lender execute and deliver replacement lease(s) covering the Lease Sweep Space, provided that such replacement lease(s) satisfy conditions as specified in the Moffett Towers - Buildings E,F,G Whole Loan documents, or (iii) a combination of lease renewals or extensions and replacement lease(s) occurs;

●	(2) with respect to clauses (c) and (f) above, the date on which either (i) one or more replacement tenants acceptable to the lender execute and deliver replacement lease(s) covering the Lease Sweep Space, provided that such replacement tenant(s) and lease(s) satisfy conditions as specified in the Moffett Towers - Buildings E,F,G Whole Loan documents, or (ii) for a Dark Period Event or an Amazon Downgrade Event, the Amazon-subsidiary tenant or Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity that is paying unabated rent at a contract rate no less than the contract rate required under the Sweep Lease;

●	(3) with respect to clause (d) above, the date on which the event of default has been cured and no other event of default under such Sweep Lease occurs for a period of three consecutive months following such cure;

●	(4) with respect to clause (e) above, said insolvency proceeding has terminated and the applicable Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and

●	(5) with respect to clauses (a)-(d) and (f) above, the date on which the aggregate amount of funds transferred into the lease sweep reserve account and the debt service reserve account during the Lease Sweep Period equals the applicable Lease Sweep And Debt Service Reserve Cap (as defined below). If a Lease Sweep Period is continuing, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period must be treated as concurrent and not duplicative or independent of another.

A “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (a) and/or (d) above, $23,680,930 ($35.00 PSF), (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) above, $35.00 PSF of the Terminated Space, (iii) with respect to a Lease Sweep Period continuing pursuant to clause (c) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b) and/or (d) above is concurrently continuing, $50.00 PSF of Dark Space or (iv) with respect to clause (f) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b), (c) and/or (d) above is concurrently continuing, $33,829,900 ($50.00 PSF).

A “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a), (d) and/or (f) of the definition of “Lease Sweep Period” above, $20,297,940 ($30.00 PSF leased under the Sweep Lease as of the loan origination date) or (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) and/or (c) above, $30.00 PSF of the Dark Space and/or Terminated Space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

A “Material Termination Portion” is, with respect to any space under a Sweep Lease, if the tenant under a Sweep Lease cancels or terminates its Sweep Lease with respect to at least 60,000 SF of space (or, if a full floor of space is less than 60,000 SF, a full floor of space) but less than the entirety of the space under such Sweep Lease, the portion of space under the Sweep Lease affected by such cancellation or termination.

A “Required Minimum Monthly Lease Sweep Deposit Amount” will mean, on each monthly payment date during the continuance of a Lease Sweep Period, (i) if such Lease Sweep Period was triggered by clause (a) of the definition of Lease Sweep Period above, an amount equal to $1,122,460 and (ii) if such Lease Sweep Period was triggered by any lease sweep trigger other than clause (a) of the definition of Lease Sweep Period above, $1,821,610.

A “Sweep Lease” is each Amazon lease or any replacement lease, or leases, which cover at least 75% of the rentable SF demised under the applicable Amazon lease as of September 7, 2018.

Additional Secured Indebtedness (not including trade debts). The Moffett Towers - Buildings E,F,G Property also secures the Moffett Towers - Buildings E,F,G Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $227,200,000. The Moffett Towers - Buildings E,F,G Pari Passu Companion Loans accrue interest at the same rate as the Moffett Towers - Buildings E,F,G Mortgage Loan. The Moffett Towers - Buildings E,F,G Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Moffett Towers - Buildings E,F,G Pari Passu Companion Loans. The holders of the Moffett Towers - Buildings E,F,G Mortgage Loan and the Moffett Towers - Buildings E,F,G Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Moffett Towers - Buildings E,F,G Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Concurrent with the Moffett Towers - Buildings E,F,G Whole Loan, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company funded a $150,000,000 mezzanine A loan (the “Moffett Towers - Buildings E,F,G Mezzanine A Loan”) to MT Lot 3 EFG LLC, a Delaware limited liability company, and a $66,000,000 mezzanine B loan (“Moffett Towers – Buildings E,F,G Mezzanine B Loan”) to MT Lot 3 EFG Mezzanine LLC, a Delaware limited liability company. The Moffett Towers – Building E,F,G Mezzanine A Loan and the Moffett Towers – Building E,F,G Mezzanine B Loan are together defined as the “Moffett Towers – Buildings E,F,G Mezzanine Loan”. The Moffett Towers - Buildings E,F,G Mezzanine A Loan accrues interest at a rate of 5.6700% per annum and requires interest-only payments through the maturity date of October 6, 2028. The Moffett Towers - Buildings E,F,G Mezzanine B Loan accrues interest at a rate of 6.8000% per annum and requires interest-only payments through the maturity date of October 6, 2028. The rights of the lender of the Moffett Towers - Buildings E,F,G Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to the Moffett Towers - Buildings E,F,G Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Note	Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
A Loan	$150,000,000	5.6700%	120	0	120	1.72x	8.3%	61.5%
B Loan	$66,000,000	6.8000%	120	0	120	1.41x	7.2%	70.8%
Total	$216,000,000					1.41x	7.2%	70.8%

Release of Property. On any business day after the prepayment lockout expiration date (November 6, 2020), the borrower may obtain the release of a release parcel (each a “Release Parcel”) comprised of either one or two of the three individual buildings comprising the Moffett Towers – Buildings E,F,G Property from that portion of the lien of the mortgage encumbering such Release Parcel thereon upon a bona fide third-party sale or conveyance to any affiliate in connection with a refinance of such parcel(s) by an institutional lender not affiliated with the borrower, any mezzanine borrower, or the non-recourse carveout guarantor upon satisfaction of certain conditions, including the following: provided each of the following conditions are satisfied: (a) the borrower makes a prepayment of principal in an amount equal to the applicable Release Amount (as defined below), and, if such release is prior to the open period, pays to the lender a prepayment fee equal to the greater of 1.00% of the unpaid principal balance of the senior loan or a yield maintenance premium on the principal being prepaid, and pays all accrued and unpaid interest on the principal being prepaid (including, if such prepayment is not made on a payment date, interest accrued to the next payment date); (b) after giving effect to such release and repayment, the debt service coverage ratio for the remaining portion of the Moffett Towers – Buildings E,F,G Property (the “Remaining Property”) is no less than the greater of (i)(x) the Moffett Towers – Buildings E,F,G Whole Loan debt service coverage ratio immediately preceding such sale and (y) the combined Moffett Towers – Buildings E,F,G Whole Loan and Moffett Towers – Buildings E,F,G mezzanine debt service coverage ratio immediately preceding such sale and (ii)(x) 3.14x, which is the Moffett Towers – Buildings E,F,G Whole Loan debt service coverage ratio as of the loan origination date and (y) 1.49x, which is the combined Moffett Towers – Buildings E,F,G Whole Loan and Moffett Towers – Buildings E,F,G mezzanine debt service coverage ratio as of the loan origination date; (c) after giving effect to such release and prepayment, the loan-to-value ratio for the Remaining Property is no more than the lesser of (i) the combined loan-to-value ratio of the Moffett Towers – Buildings E,F,G Whole Loan and the Moffett Towers – Buildings E,F,G mezzanine debt immediately preceding such sale and (ii) 70.8%, which is the combined loan-to-value ratio as of the loan origination date, (d) the Release Parcel being released is legally subdivided and a separate tax parcel from the Remaining Property, and the release does not materially and adversely affect the use or operation of, or access to, the Remaining Property, or cause any portion of the Remaining Property to violate legal requirements or violate the terms of the Amazon lease or any other document relating to the Remaining Property, (e) if there are shared facilities, access, infrastructure and parking and no such easement already exists (or such easement exists but it does not provide for continued use of such shared facilities, access, infrastructure or parking for a period of no less than 75 years from the date of such release) borrower will enter into a reciprocal easement agreement pursuant to which the borrower will receive and grant such easements as are reasonably required for the continued use and operation of the Remaining Property in substantially the same manner and with the benefit of substantially the same rights as exist as of the date hereof for a period of no less than 75 years from the date of such easement or amendment and (f) release conditions under the Moffett Towers – Buildings E,F,G Mezzanine Loan are satisfied.

“Release Amount” means with respect to each release parcel, the greater of (i) the lender’s proportionate share (based on the ratio of the outstanding principal balance of the Moffett Towers - Buildings E,F,G Whole Loan to the combined outstanding principal balance of the Moffett Towers - Buildings E,F,G Whole Loan and Moffett Towers - Buildings E,F,G mezzanine debt) of 100% of the net sales proceeds with respect to such Release Parcel and (ii) 125% of the Allocated Loan Amount (as defined below) for such Release Parcel.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

The “Allocated Loan Amount” with respect to each Release Parcel is set forth below:

Building	Address	Moffett Towers – Buildings E,F,G Whole Loan Allocated Loan Amount
E	1120 Enterprise Way	$77,077,600
F	1140 Enterprise Way	$103,716,800
G	1160 Enterprise Way	$103,205,600

Terrorism Insurance. The Moffett Towers - Buildings E,F,G Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Moffett Towers - Buildings E,F,G Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers - Buildings E,F,G Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

Mortgage Loan No. 6 – U-Haul AREC 28 Portfolio

U-HAUL
MOVING SUPPLIES
SELF-STORAGE
U-Haul Moving & Storage of Orchard Street

U-HAUL
U-Haul Moving & Storage of Manteca

U-Haul Moving & Storage of Manchester

U-Haul Moving & Storage of Minot

U-HAUL
U-Haul Moving & Storage of Justin

U-HAUL
NEW BRUNSWICK
U-Haul Moving & Storage of Rose City

HITCHES · SELF · STORAGE · BOXES · MOVING SUPPLIES
U-HAUL
2346
UHAUL.COM
EQUIPMENT RETURN
U-Haul Moving & Storage of Fayetteville at Colliseum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

Mortgage Loan No. 6 – U-Haul AREC 28 Portfolio

NASHVILLE
Knoxville
MEMPHIS
TENNESSEE
Winston-Salem
RALEIGH
Cary
CHARLOTTE
FAYETTEVILLE
Chattanooga
Huntsville
Canton
Greenville
SC
Tupelo
Athens
Columbia
Myrtle Beach
Columbus
BIRMINGHAM
ATLANTA
Augusta
Tuscaloosa
MS
ALABAMA
Macon
Charleston
Jackson
Auburn
Meridian
Montgomery
Columbus
GEORGIA
Savannah
Albany
Hattiesburg
Dothan
Atlantic Ocean
Mobile
Valdosta
Tallahassee
Biloxi
Pensacola
Panama City
FLORIDA
JACKSONVILLE
NEW ORLEANS
Gainesville
Daytona Beach
Gulf of Mexico
Brooksville
ORLANDO
TAMPA
Palm Bay
ST. PETERSBURG
Port St. Lucie
Cape Coral

OTTAWA
MONTREAL
CANADA
Lake Huron
MICHIGAN
Kingston
TORONTO
Lake Ontario
NEW YORK
Saginaw
Flint
HAMILTON
ROCHESTER
SYRACUSE
LONDON
BUFFALO
Albany
Lansing
DETROIT
Lake Erie
WINDSOR
Erie
Elmira
TOLEDO
CLEVELAND
PENNSYLVANIA
Scranton
AKRON
Youngstown
NEW YORK
OHIO
PITTSBURGH
Harrisburg
Trenton
Lima
State College
NJ
COLUMBUS
PHILADELPHIA
DAYTON
Lancaster
Manchester
BALTIMORE
CINCINNATI
WASH. DC
Dover
Annapolis
DE
WEST VIRGINIA
Frankfort
Huntington
MD
Charleston
VIRGINIA
Atlantic Ocean
LEXINGTON
Charlottesville
Richmond
KY
Lynchburg
Roanoke
NORFOLK

BRITISH COLUMBIA
CALGARY
SASKATCHEWAN
ALBERTA
Regina
Winnipeg
MANITOBA
CANADA
U.S.
WA
Spokane
Kalispell
Minot
NORTH DAKOTA
MONTANA
Missoula
Helena
Bismarck
Fargo
Butte
Billings
SOUTH DAKOTA
IDAHO
Sheridan
OR
Boise
Idaho Falls
Pierre
WYOMING
Rapid City
Casper
NEBRASKA
Grand Island
Elko
Salt Lake City
Cheyenne
NEVADA
Provo
DENVER
UTAH
Colorado Springs
KANSAS
COLORADO
Wichita
Durango

Crescent City
Klamath Falls
OREGON
Eureka
Winnemucca
Redding
Pyramid Lake
NEVADA
Sparks
Chico
Reno
Fernley
CALIFORNIA
Carson City
Ukiah
Lake Tahoe
SACRAMENTO
SIERRA NEVADA MTS
Santa Rosa
Fairfield
Stockton
Oakland
SAN FRANCISCO
Manteca
Modesto
Pacific Ocean
SAN JOSE
Merced
Santa Cruz
Fresno
Salinas
Monterey
COAST RANGES
Visalia

COLO.
KANSAS
Wichita
Springfield
MO
Stillwater
Santa Fe
TULSA
OKLAHOMA CITY
Amarillo
ALBUQUERQUE
Norman
Fort Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Red River
Lubbock
Justin
Plano
Las Cruces
FT. WORTH
DALLAS
Shreveport
Arlington
EL PASO
Abilene
Tyler
CIUDAD JUAREZ
Midland
Odessa
TEXAS
Waco
San Angelo
Killeen
LA
AUSTIN
Beaumont
College Station
SAN ANTONIO
HOUSTON
CHIHUAHUA
Galveston
Rio Grande
Victoria
MEXICO
Corpus Christi
Gulf of Mexico
Laredo
McAllen
MONTERREY
Brownsville

U-Haul Portfolio - AREC 28					
1	U-Haul Moving & Storage of Metairie at Central Avenue	Metairie, LA	11	U-Haul Moving & Storage of Manteca	Manteca, CA
2	U-Haul Moving & Storage of Manchester	Manchester, NJ	12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	Beaumont, TX
3	U-Haul Moving & Storage of Justin	Justin, TX	13	U-Haul Moving & Storage of Rose City	Tyler, TX
4	U-Haul Moving & Storage of Downtown Fairfield	Fairfield, CA	14	U-Haul Moving & Storage of Metairie at Airline Highway	Metairie, LA
5	U-Haul Moving & Storage of Minot	Minot, ND	15	U-Haul Moving & Storage of Boomer Lake	Stillwater, OK
6	U-Haul Storage Center of Canton	Canton, GA	16	U-Haul Moving & Storage of Riverside	Dayton, OH
7	U-Haul Moving & Storage of Brooksville	Brooksville, FL	17	U-Haul Storage of Eastex Freeway	Beaumont, TX
8	U-Haul Moving & Storage of Fayetteville at Coliseum	Fayetteville, NC	18	U-Haul Moving & Storage at West Main Street	Whitehouse, TX
9	U-Haul Moving & Storage of Orchard Street	Boise, ID	19	U-Haul Moving & Storage of North Stillwater	Stillwater, OK
10	U-Haul Moving & Storage of Lapalco Boulevard	Harvey, LA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

Mortgage Loan No. 6 – U-Haul AREC 28 Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$49,200,000			Location:	Various
Cut-off Date Balance:	$49,200,000			General Property Type:	Self Storage
% of Initial Pool Balance:	4.5%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	AMERCO			Year Built/Renovated:	Various/Various
Mortgage Rate(1):	4.4930%			Size:	656,459 SF
Note Date:	10/9/2018			Cut-off Date Balance PSF:	$75
First Payment Date:	12/1/2018			Maturity/ARD Date Balance PSF:	$55
Anticipated Repayment Date:	11/1/2028			Property Manager:	Self-managed
Maturity Date:	11/1/2043
Original Term(1):	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$5,354,132
Seasoning:	0 months			UW NOI Debt Yield:	10.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity/ARD:	14.8%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.61x
Additional Debt Type:	N/A			Most Recent NOI:	$5,505,914 (9/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,943,505 (3/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$3,872,801 (3/31/2017)
Reserves(2)				Most Recent Occupancy(4):	90.3% (9/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3)(4):	83.4% (3/31/2018)
RE Tax:	$400,000	Springing	N/A	3rd Most Recent Occupancy(3)(4):	75.5% (3/31/2017)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$83,040,000 (Various)
Deferred Maintenance:	$318,039	$0	N/A	Cut-off Date LTV Ratio(5):	59.2%
Recurring Replacements:	$41,647	$6,941	$41,647	Maturity/ARD LTV Ratio(5):	43.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$49,200,000	100.0%	Loan Payoff(6):	$38,957,837	79.2%
			Borrower Equity(6):	$8,265,618	16.8%
			Closing Costs:	$1,216,859	2.5%
			Reserves:	$759,686	1.5%
Total Sources:	$49,200,000	100.0%	Total Uses:	$49,200,000	100.0%

(1)	The U-Haul AREC 28 Portfolio Mortgage Loan (as defined below) has an initial term of 120 months to the anticipated repayment date (“ARD”) of November 1, 2028, with a final maturity date of November 1, 2043. Prior to the ARD, the U-Haul AREC 28 Portfolio Mortgage Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the U-Haul AREC 28 Portfolio Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date on November 1, 2043, the U-Haul AREC 28 Portfolio Mortgage Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and all excess cash flow from the U-Haul AREC 28 Properties will be collected by the lender (see “The Mortgage Loan” below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The U-Haul AREC 28 Properties were acquired by the U-Haul AREC 28 Portfolio Borrowers from 1976 through 2017. Historical occupancy and NOI do not represent full year performance of the complete portfolio. In 2016, 8.3% of the portfolio (by TTM NOI) was acquired and, in 2017, 7.6% of the portfolio (by TTM NOI) was acquired.
(4)	Historical Occupancy is as of the borrower sponsor’s fiscal year end and is reported based on unit count. Most Recent Occupancy of 90.3% is based on SF; based on unit count, it is 87.9%.
(5)	The Appraised Value represents the aggregate “as is” values for each of the individual properties ($76,740,000) plus a portfolio premium of $6,300,000. The Cut-off Date LTV Ratio and the Maturity/ARD LTV Ratio based on the aggregate values for each individual property without the portfolio premium are 64.1 % and 47.2%, respectively.
(6)	The U-Haul AREC 28 Portfolio Borrowers maintain a cost basis in the U-Haul AREC 28 Properties of $60,942,049.

The Mortgage Loan. The sixth largest mortgage loan (the “U-Haul AREC 28 Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,200,000, secured by the fee interests in a portfolio of 19 self storage properties located across 11 states and totaling 656,459 SF (the “U-Haul AREC 28 Properties”). Proceeds from the U-Haul AREC 28 Portfolio Mortgage Loan were used to repay corporate debt on a portion of the U-Haul AREC 28 Properties (the other individual properties were unencumbered), fund upfront reserves, pay closing costs and return equity to the borrower sponsor, who acquired the U-Haul AREC 28 Properties in separate transactions between 1976 and 2017.

The U-Haul AREC 28 Portfolio Mortgage Loan has an initial term of 120 months to an anticipated repayment date (“ARD”) of November 1, 2028. Prior to the ARD, the U-Haul AREC 28 Portfolio Mortgage Loan will accrue interest at a rate equal to 4.4930% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the U-Haul AREC 28 Portfolio Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date on November 1, 2043, the U-Haul AREC 28 Portfolio Mortgage Loan will accrue interest at a rate equal to 3.0000% plus the greater of (a) the Initial Interest Rate and (b) the 10-year swap rate as of the ARD plus 1.4400% (the “Extension Rate”), and all excess cash flow from the U-Haul AREC 28 Properties will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC 28 Portfolio Mortgage Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

U-Haul AREC 28 Portfolio Mortgage Loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC 28 Mortgage Loan.

The Borrowers and the Sponsor. The borrowers are U-Haul Co. of Florida 28, LLC, UHIL 28, LLC and AREC 28, LLC (individually and collectively, the “U-Haul AREC 28 Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

The sponsor and non-recourse carve out guarantor is AMERCO, a Nevada corporation. AMERCO (NASDAQ: UHAL) is a leading self-moving and self storage company and the parent company of U-Haul International, Inc. As of March 31, 2018, AMERCO had 1,790 owned or operated locations (51.4 million SF), 20,000 independent dealers, a fleet of 161,000 rental trucks, 118,000 rental trailers and 42,000 towing devices, and reported net earnings of approximately $790.6 million.

The Properties. The U-Haul AREC 28 Properties are comprised of 19 U-Haul branded properties containing a total of 6,462 traditional storage units, 280 parking units, 182 U-Box units and 5 office units. Additionally, four properties (U-Haul Storage Center of Canton, U-Haul Moving & Storage of Minot, U-Haul Moving & Storage of Riverside and U-Haul Moving & Storage of Manteca) receive additional income via commercial leases. The U-Haul AREC 28 Properties range in size from 11,408 SF to 72,650 SF and are managed by affiliates of AMERCO.

The U-Haul AREC 28 Properties are located across 11 states, with the largest presence in Texas (five properties, 26.5% of SF), Louisiana (three properties, 19.5% of SF) and California (two properties, 10.9% of SF), with the remaining nine properties (43.0% of SF) located across eight different states. The U-Haul AREC 28 Properties were built between 1955 and 2013. As of September 1, 2018, the U-Haul AREC 28 Properties were 90.3% occupied by SF.

The following table presents detailed information with respect to each of the U-Haul AREC 28 Properties.

U-Haul AREC 28 Properties Summary
Property Name	City, State	SF	Storage & Parking Units / U-Box	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
U-Haul Moving & Storage of Metairie at Central Avenue	Metairie, LA	64,380	519 / 0	$6,376,868	13.0%	$9,681,798	12.6%
U-Haul Moving & Storage of Manchester	Manchester, NJ	34,825	320 / 0	$4,327,298	8.8%	$6,570,000	8.6%
U-Haul Moving & Storage of Justin	Justin, TX	72,650	546 / 0	$3,681,826	7.5%	$5,590,000	7.3%
U-Haul Moving & Storage of Downtown Fairfield	Fairfield, CA	53,078	429 / 0	$3,296,915	6.7%	$6,010,000	7.8%
U-Haul Moving & Storage of Minot	Minot, ND	33,150	403 / 32	$3,282,999	6.7%	$4,690,000	6.1%
U-Haul Storage Center of Canton	Canton, GA	31,749	443 / 19	$3,249,584	6.6%	$5,000,000	6.5%
U-Haul Moving & Storage of Brooksville	Brooksville, FL	44,905	376 / 0	$3,126,100	6.4%	$4,810,000	6.3%
U-Haul Moving & Storage of Fayetteville at Colliseum	Fayetteville, NC	40,615	425 / 72	$3,093,064	6.3%	$5,860,000	7.6%
U-Haul Moving & Storage of Orchard Street	Boise, ID	34,668	464 / 21	$2,944,143	6.0%	$4,470,000	5.8%
U-Haul Moving & Storage of Lapalco Boulevard	Harvey, LA	48,143	564 / 0	$2,502,851	5.1%	$3,800,000	5.0%
U-Haul Moving & Storage of Manteca	Manteca, CA	18,790	354 / 27	$2,489,678	5.1%	$3,780,000	4.9%
U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	Beaumont, TX	27,875	271 / 0	$2,377,709	4.8%	$3,610,000	4.7%
U-Haul Moving & Storage of Rose City	Tyler, TX	43,625	364 / 0	$1,975,487	4.0%	$2,999,319	3.9%
U-Haul Moving & Storage of Metairie at Airline Highway	Metairie, LA	15,241	289 / 0	$1,856,195	3.8%	$2,818,202	3.7%
U-Haul Moving & Storage of Boomer Lake	Stillwater, OK	36,463	341 / 0	$1,412,102	2.9%	$2,172,743	2.8%
U-Haul Moving & Storage of Riverside	Dayton, OH	14,792	201 / 11	$1,152,629	2.3%	$1,750,000	2.3%
U-Haul Storage of Eastex Freeway	Beaumont, TX	13,538	189 / 0	$1,060,419	2.2%	$1,610,000	2.1%
U-Haul Moving & Storage at West Main Street	Whitehouse, TX	16,565	126 / 0	$573,470	1.2%	$870,681	1.1%
U-Haul Moving & Storage of North Stillwater	Stillwater, OK	11,408	118 / 0	$420,663	0.9%	$647,257	0.8%
Total		656,459	6,742 / 182	$49,200,000	100.0%	$83,040,000(1)	100.0%

(1)	The Total Appraised Value represents the aggregate “as is” values for each of the individual properties ($76,740,000) plus a portfolio premium of $6,300,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

The following table presents detailed information with respect to the individual performance of the U-Haul AREC 28 Properties.

U-Haul AREC 28 Portfolio Performance Summary
Property Name	Storage & Parking Units / U-Box	Year Built/ Renovated	Date Acquired	9/1/2018 Occupancy by SF	9/30/2018 TTM NOI	% of Total 9/30/2018 TTM NOI
U-Haul Moving & Storage of Metairie at Central Avenue	519 / 0	2006 / N/A	12/11/2015	94.2%	$886,796(1)	16.1%(1)
U-Haul Moving & Storage of Manchester	320 / 0	2000 / N/A	7/15/2015	95.0%	$417,890	7.6%
U-Haul Moving & Storage of Justin	546 / 0	2011 / N/A	8/17/2015	73.4%	$299,725	5.4%
U-Haul Moving & Storage of Downtown Fairfield	429 / 0	2000 / N/A	9/8/2017	99.2%	$418,813	7.6%
U-Haul Moving & Storage of Minot	403 / 32	1970 / N/A	8/10/2012	92.8%	$439,895	8.0%
U-Haul Storage Center of Canton	443 / 19	1965 / 2013	10/4/2013	93.5%	$371,956	6.8%
U-Haul Moving & Storage of Brooksville	376 / 0	2007 / N/A	5/14/2014	97.1%	$374,957	6.8%
U-Haul Moving & Storage of Fayetteville at Colliseum	425 / 72	2003 / 2014	8/14/2012	97.8%	$422,386	7.7%
U-Haul Moving & Storage of Orchard Street	464 / 21	2011 / N/A	12/1/1976	94.2%	$342,038	6.2%
U-Haul Moving & Storage of Lapalco Boulevard	564 / 0	1985 / N/A	9/21/2012	84.3%	$276,859	5.0%
U-Haul Moving & Storage of Manteca	354 / 27	1985 / N/A	10/3/2012	92.6%	$275,412	5.0%
U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	271 / 0	1998 / N/A	9/4/2012	97.8%	$367,829 (2)	6.7%(2)
U-Haul Moving & Storage of Rose City	364 / 0	1983 / N/A	6/16/2016	89.9%	$259,760(4)	4.7%(4)
U-Haul Moving & Storage of Metairie at Airline Highway	289 / 0	2006 / N/A	12/11/2015	71.6%	(1)	(1)
U-Haul Moving & Storage of Boomer Lake	341 / 0	1996 / N/A	1/4/2016	86.8%	$198,130(3)	3.6%(3)
U-Haul Moving & Storage of Riverside	201 / 11	1955 / 2015	6/1/1977	95.1%	$153,468	2.8%
U-Haul Storage of Eastex Freeway	189 / 0	1978 / N/A	9/4/2012	89.6%	(2)	(2)
U-Haul Moving & Storage at West Main Street	126 / 0	1983 / N/A	6/16/2016	89.0%	(4)	(4)
U-Haul Moving & Storage of North Stillwater	118 / 0	2013 / N/A	1/4/2016	74.5%	(3)	(3)
Total / Wtd. Avg.(5)	6,742 / 182			90.3%	$5,505,914	100.0%

(1)	U-Haul Moving & Storage of Metairie at Central Avenue and U-Haul Moving & Storage of Metairie at Airline Highway are operated as one property but located on two non-adjacent parcels.

(2)	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit and U-Haul Storage of Eastex Freeway are operated as one property but located on two non-adjacent parcels.

(3)	U-Haul Moving & Storage of Boomer Lake and U-Haul Moving & Storage of North Stillwater are operated as one property but located on two non-adjacent parcels.

(4)	U-Haul Moving & Storage of Rose City and U-Haul Moving & Storage at West Main Street are operated as one property but located on two non-adjacent parcels.

(5)	The Wtd. Avg. occupancy is based on allocated loan amounts for the individual properties.

The Markets. The U-Haul AREC 28 Properties are geographically diverse, located in 16 different cities across 11 states. The greatest concentration of U-Haul AREC 28 Properties is located in Texas (five properties, 26.5% of SF), Louisiana (three properties, 19.5% of SF) and California (two properties, 10.9% of SF), with the remaining nine properties (43.0% of SF) located across eight different states.

The following table presents detailed information for the U-Haul AREC 28 Properties by market.

U-Haul AREC 28 Market Summary
State	Count	SF	Storage / Parking / U Box Units	% Climate Control Units	Storage & RV Occ. by Unit(1)	Storage & RV Occ. by SF (1)	Wtd. Avg. Year Built	Monthly GPR – Storage & RV	% of Monthly GPR – Storage & RV	Allocated Loan Amount (“ALA”)	% of ALA
Louisiana	3	127,764	1357 / 15 / 0	72.2%	80.2%	87.8%	2001	$161,176	22.3%	$10,735,914	21.8%
Texas	5	174,253	1405 / 91 / 0	43.7%	83.8%	84.2%	1997	$165,425	22.9%	$9,668,909	19.7%
California	2	71,868	783 / 0 / 27	66.9%	93.5%	97.5%	1994	$80,351	11.1%	$5,786,593	11.8%
New Jersey	1	34,825	320 / 0 / 0	100.0%	95.6%	95.0%	2000	$52,789	7.3%	$4,327,298	8.8%
North Dakota	1	33,150	403 / 0 / 32	30.0%	89.6%	92.8%	1970	$41,075	5.7%	$3,282,999	6.7%
Georgia	1	31,749	406 / 37 / 19	46.8%	90.5%	93.5%	1965	$45,703	6.3%	$3,249,584	6.6%
Florida	1	44,905	350 / 26 / 0	51.1%	97.1%	97.1%	2007	$41,486	5.7%	$3,126,100	6.4%
North Carolina	1	40,615	342 / 83 / 72	49.3%	95.8%	97.8%	2003	$38,844	5.4%	$3,093,064	6.3%
Idaho	1	34,668	464 / 0 / 21	73.1%	94.2%	94.2%	2011	$40,792	5.6%	$2,944,143	6.0%
Oklahoma	2	47,871	431 / 28 / 0	26.2%	79.1%	83.8%	2000	$38,092	5.3%	$1,832,765	3.7%
Ohio	1	14,792	201 / 0 / 11	100.0%	95.0%	95.1%	1955	$16,510	2.3%	$1,152,629	2.3%
Total/Wtd. Avg.(2)	19	656,459	6,462 / 280 / 182	58.9%	87.9%	90.3%	1995	$722,243	100.0%	$49,200,000	100.0%

(1)	Occupancy rates are as of September 1, 2018.
(2)	The Wtd. Avg. figures are based on allocated loan amounts for the individual properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

U-Haul AREC 28 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
U-Haul Moving & Storage of Metairie at Central Avenue(1)	Metairie, LA	14,605	123,748	307,464	$67,255	$75,879	$79,498
U-Haul Moving & Storage of Manchester	Manchester, NJ	4,885	46,899	129,384	$75,030	$82,025	$74,692
U-Haul Moving & Storage of Justin	Justin, TX	2,653	14,887	27,578	$100,581	$94,010	$95,666
U-Haul Moving & Storage of Downtown Fairfield	Fairfield, CA	15,298	92,711	123,705	$58,578	$77,220	$86,546
U-Haul Moving & Storage of Minot	Minot, ND	5,233	32,566	50,809	$79,930	$77,327	$77,249
U-Haul Storage Center of Canton	Canton, GA	2,837	36,620	70,675	$75,332	$82,625	$87,225
U-Haul Moving & Storage of Brooksville	Brooksville, FL	1,759	17,558	57,204	$55,333	$55,535	$54,645
U-Haul Moving & Storage of Fayetteville at Colliseum	Fayetteville, NC	3,133	35,802	97,791	$42,562	$54,482	$56,378
U-Haul Moving & Storage of Orchard Street	Boise, ID	8,912	108,269	211,740	$49,567	$61,773	$73,210
U-Haul Moving & Storage of Lapalco Boulevard	Harvey, LA	9,626	102,178	245,856	$61,529	$70,452	$69,838
U-Haul Moving & Storage of Manteca	Manteca, CA	8,766	60,542	92,007	$76,385	$75,973	$82,364
U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit(2)	Beaumont, TX	4,455	23,897	64,394	$69,369	$66,880	$75,093
U-Haul Moving & Storage of Rose City(4)	Tyler, TX	4,124	39,088	78,500	$40,778	$47,545	$54,538
U-Haul Moving & Storage of Metairie at Airline Highway(1)	Metairie, LA
U-Haul Moving & Storage of Boomer Lake(3)	Stillwater, OK	3,116	30,733	49,089	$62,295	$45,190	$52,499
U-Haul Moving & Storage of Riverside	Dayton, OH	9,619	87,365	199,430	$54,208	$54,947	$67,000
U-Haul Storage of Eastex Freeway(2)	Beaumont, TX
U-Haul Moving & Storage at West Main Street(4)	Whitehouse, TX
U-Haul Moving & Storage of North Stillwater(3)	Stillwater, OK
Total / Wtd. Avg.(5)		6,554	55,842	121,603	$61,278	$65,680	$68,761

Source: Third Party Research Report.

(1)	U-Haul Moving & Storage of Metairie at Central Avenue and U-Haul Moving & Storage of Metairie at Airline Highway are operated as one property but located on two non-adjacent parcels.

(2)	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit and U-Haul Storage of Eastex Freeway are operated as one property but located on two non-adjacent parcels.

(3)	U-Haul Moving & Storage of Boomer Lake and U-Haul Moving & Storage of North Stillwater are operated as one property but located on two non-adjacent parcels.

(4)	U-Haul Moving & Storage of Rose City and U-Haul Moving & Storage at West Main Street are operated as one property but located on two non-adjacent parcels.

(5)	The Wtd. Avg. figures are based on allocated loan amounts for the individual properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the U-Haul AREC 28 Properties:

Cash Flow Analysis
	2016(1)(2)	2017(1)(2)	2018(2)	9/30/2018 TTM	U/W	U/W PSF
Base Rent	$2,871,200	$5,060,838	$6,209,199	$6,798,430	$8,666,915	$12.93
Other Income(3)	$619,832	$637,434	$737,098	$801,908	$801,908	$1.20
Less: Vacancy and Credit Loss	$0	$0	$0	$0	($1,597,696)	($2.38)
Effective Gross Income	$3,491,032	$5,698,272	$6,946,297	$7,600,339	$7,871,127	$11.74
Total Operating Expenses	$1,554,974	$1,825,471	$2,002,792	$2,094,424	$2,516,995	$3.76
Net Operating Income	$1,936,058	$3,872,801	$4,943,505	$5,505,914	$5,354,132	$7.99
Capital Expenditures	$0	$0	$0	$0	$83,294	$0.12
Net Cash Flow	$1,936,058	$3,872,801	$4,943,505	$5,505,914	$5,270,838	$7.86

Occupancy %(4)	70.9%	75.5%	83.4%	87.9%	79.7%
NOI DSCR	0.59x	1.18x	1.51x	1.68x	1.63x
NCF DSCR	0.59x	1.18x	1.51x	1.68x	1.61x
NOI Debt Yield	3.9%	7.9%	10.0%	11.2%	10.9%
NCF Debt Yield	3.9%	7.9%	10.0%	11.2%	10.7%

(1)	Historical information does not represent full year performance of the complete portfolio due to the U-Haul AREC 28 Properties being acquired over a period from 1976-2017. In 2016, 8.3% of the portfolio (by TTM NOI) was acquired and, in 2017, 7.6% of the portfolio (by TTM NOI) was acquired.

(2)	Historical information is based on the borrower sponsor’s fiscal year end of March 31.

(3)	Other Income includes packing and moving supplies, U-Box portable storage income, U-Move truck and trailer rental income, third party lease income and other miscellaneous income. UW third party lease income totals $71,738 and includes (i) a retail lease at U-Haul Storage Center of Canton, (ii) a retail lease to a dry cleaner at U-Haul Moving & Storage of Minot and (iii) a retail lease to a restaurant and a billboard lease at U-Haul Moving & Storage of Riverside.

(4)	Occupancy % is shown based on unit count. 9/1/2018 occupancy based on SF was 90.3%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

Escrows and Reserves. The U-Haul AREC 28 Portfolio Borrowers deposited at loan origination $41,647 into a replacement reserve. If the balance of the replacement reserve falls below $41,647, the U-Haul AREC 28 Portfolio Borrowers are required to deposit monthly $6,941 into such reserve until the cap of $41,647 is reached. Additionally, the U-Haul AREC 28 Portfolio Borrowers deposited at loan origination $318,039 into an immediate repair reserve and $400,000 into a reserve for real estate taxes. The U-Haul AREC 28 Portfolio Borrowers will not be required to deposit monthly reserves for real estate taxes or insurance premiums so long as (i) no event of default exists, (ii) the U-Haul AREC 28 Portfolio Borrowers provide the lender with proof of current taxes or insurance premiums paid and (iii)(a) the U-Haul AREC 28 Portfolio Borrowers maintain in a reserve with the lender an amount sufficient to pay taxes or insurance premiums for six months or (b) as it relates to insurance premiums, the U-Haul AREC 28 Properties are covered by an acceptable blanket policy.

Lockbox and Cash Management. A soft lockbox is in place with respect to the U-Haul AREC 28 Portfolio Mortgage Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the U-Haul AREC 28 Portfolio Mortgage Loan documents with all excess cash flow required to be held in the excess cash flow subaccount as additional security for the U-Haul AREC 28 Portfolio Mortgage Loan, unless collected after the ARD when all excess cash flow will be applied first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC 28 Portfolio Mortgage Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the U-Haul AREC 28 Portfolio Mortgage Loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC 28 Mortgage Loan.

A “Cash Sweep Period” will exist (a) upon an event of default until the lender’s acceptance of the cure of the event of default; (b) during a DSCR Trigger Period (as defined below); (c) during a Tax/Insurance Trigger Period (as defined below); or (d) upon the property manager becoming insolvent or becoming a debtor in any bankruptcy action until the property manager is replaced by a qualified manager. A Cash Sweep Period may not be cured if any other event of default is continuing under any of the U-Haul AREC 28 Portfolio Mortgage Loan documents or if a Cash Sweep Period has occurred more than five times during the term of the U-Haul AREC 28 Portfolio Mortgage Loan. A Cash Sweep Period may not be cured if triggered by an event of default caused by a bankruptcy action of the U-Haul AREC 28 Portfolio Borrowers. Additionally, 60 days prior to the ARD of the U-Haul AREC 28 Mortgage Loan, a Cash Sweep Period will be automatically triggered and will continue until the U-Haul AREC 28 Portfolio Mortgage Loan is repaid in full.

A “DSCR Trigger Period” will commence upon the trailing-twelve month debt service coverage ratio being less than 1.15x for two consecutive calendar quarters, and will end upon the trailing-twelve month debt service coverage ratio being equal to or greater than 1.15x for four consecutive calendar quarters.

A “Tax/Insurance Trigger Period” will commence upon the U-Haul AREC 28 Portfolio Borrowers’ failure to provide timely evidence of payment of property taxes or proof of insurance, and will end upon the U-Haul AREC 28 Portfolio Borrowers providing such evidence.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Expansion of Property. The U-Haul AREC 28 Portfolio Borrowers are permitted to acquire a fee simple estate in vacant land that is adjacent and contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided no such land will be operated or integrated with the individual property. The acquired land will thereafter be considered a part of the individual property, will be subject to the lien of the U-Haul AREC 28 Portfolio Mortgage Loan and will be governed by the U-Haul AREC 28 Portfolio Mortgage Loan documents.

The U-Haul AREC 28 Portfolio Borrowers are permitted to acquire a leasehold estate in property that is operated as a storage facility but that is not contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided that the acquired facility will only be operated as a remote storage facility, U-Box storage facility or vehicle or RV storage facility. All rents from the acquired property will thereafter be considered rents due under the U-Haul AREC 28 Portfolio Mortgage Loan documents.

Terrorism Insurance. The U-Haul AREC 28 Portfolio Borrowers are required to obtain and maintain property insurance and business interruption insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the U-Haul AREC 28 Properties and 24 months of business interruption insurance plus 6 months of extended indemnity.

Environmental Insurance. The U-Haul AREC 28 Portfolio Borrowers are required to obtain and maintain an environmental insurance policy for the U-Haul Moving & Storage of Minot property. The policy was provided by Beazley ECLIPSE (a Lloyds Syndicate), with an individual claim limit of $5.0 million, an aggregate claim limit of $5.0 million and a $50,000 deductible. The policy names the lender as an additional insured and has an expiration date of November 8, 2028.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK15	Harvard Park

Mortgage Loan No. 7 – Harvard Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Harvard Park

Mortgage Loan No. 7 – Harvard Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Harvard Park

Mortgage Loan No. 7 – Harvard Park

Harvard Park
2201, 2241 & 2251 Harvard Street
Sacramento, CA 95815
Rio Linda Airport
Rio Linda
Sacramento McClellan Airport
Foothill Farms
Palm Ave
North Highlands
Madison Ave
North Natomas
Park Place 2 Shopping Ctr.
Hansen Ranch Park
Main Ave
Sleep Train Arena
Sacramento Intl. Airport 6 miles
The Promenade
Dwight D. Eisenhower Hwy
Bell Ave
American River College
Natomas Marketplace
North Sacramento
Alister Mackenzie Oaks GC
Edison Ave
San Juan Rd
Natomas
Freeway
Capitol City
Del Paso Country Club
Mueller Corner Shopping Center
Natomas Corporate Center
PROPOSED GREEN LINE TO THE AIRPORT
El Camino Ave
Arden-Arcade
Country Club Plaza Mall
Gateway Center
Garden Hwy
Discovery Park
American River
Arden Fair
Kaiser Sacramento Medical Center
Market Square at Arden Fair
West Sacramento
Apria Healthcare
American River Parkway
California Expo and Fair
Cal Expo Race Track
Arden Way
YOLO COUNTY
SACRAMENTO
Raging Waters Sacramento
Churchill Rd
Old Town Sacramento
Downtown Commons Golden 1 Center
Raley Field
Westamerica Bank Bldg.
Sacramento Conv. Center
State Capitol
East Sacramento
Elvas Ave
Fair Oaks Blvd
American River Dr
Sutter Mem. Hospital
SACRAMENTO COUNTY
Wells Fargo Center
Downtown
Capitol Ave
Folsom Blvd
Cal State University-Sacramento
Hornet Stadium
La Riviera Dr
Rosemont
UC Davis Medical Ctr.
Broadway
William Land Park
William Land GC
Sacramento Zoo
Sacramento City College
14th Ave
Fruitridge Rd
Sacramento Executive Airport
Campbell Soup Plant
Lemon Hill
47th Ave
Elder Creek Rd
Parkway
Bing Maloney Golf Course
Florin Towne Centre
Florin
Florin Rd
South Sacramento Fwy
Sacramento River
Plumas Lake
North Auburn
Auburn
Rocklin
Roseville
Granite Bay
Woodland
Rio Linda
North Highlands
Citrus Heights
Folsom
El Dorado Hills
Carmichael
Arden
Davis
West Sacramento
SACRAMENTO
Rancho Cordova
Florin
Vineyard
Rancho Murieta
Dixon
Laguna
Elk Grove
Wilton
Courtland
Clay

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Harvard Park

Mortgage Loan No. 7 – Harvard Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,000,000			Location:	Sacramento, CA 95815
Cut-off Date Balance:	$34,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Basin Street Properties			Year Built/Renovated:	1987-1998/N/A
Mortgage Rate:	4.5300%			Size:	291,699 SF
Note Date:	9/5/2018			Cut-off Date Balance per SF:	$117
First Payment Date:	11/1/2018			Maturity Date Balance per SF:	$117
Maturity Date:	10/1/2028			Property Manager:	Basin Street Properties
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(1):	$3,710,548
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	N/A			UW NCF DSCR:	2.15x
Additional Debt Balance:	N/A			Most Recent NOI:	$3,131,815 (5/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,237,107 (12/31/2017)
Reserves				3rd Most Recent NOI:	$3,055,834 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(2):	100.0% (7/12/2018)
RE Tax:	$238,657	$39,776	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2016)
Recurring Replacements:	$0	$4,862	N/A	Appraised Value (as of)(3):	$53,250,000 (4/1/2019)
TI/LC:	$500,000	$24,308	$1,166,796	Cut-off Date LTV Ratio(3):	63.8%
Free Rent:	$436,605	$0	N/A	Maturity Date LTV Ratio(3):	63.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,000,000	100.0%	Loan Payoff:	$31,355,686	92.2%
			Reserves:	$1,175,262	3.5%
			Return of Equity:	$933,991	2.7%
			Closing Costs:	$535,061	1.6%
Total Sources:	$34,000,000	100.0%	Total Uses:	$34,000,000	100.0%

(1)	The increase in UW NOI from Most Recent NOI is attributable to underwritten rent steps taken through September 1, 2019 of $191,912 and straightlined rent for Nationwide Mutual Insurance Co. over its lease term.

(2)	The Harvard Park Property (as defined below) was 100.0% leased and 94.7% physically occupied as of July 12, 2018. The third largest tenant, Summit Funding Inc., leases and pays rent for 57,891 SF at the 2241 Harvard Street building and 15,362 SF at the 2251 Harvard Street Building, but does not occupy its space at the 2251 Harvard Street building.

(3)	The Appraised Value is based on the “Prospective Value” after Nationwide Mutual Insurance Co.’s free rent period ends in April 2019 and net of excess land valued at $3,050,000. The lender has fully reserved the free rent amount ($436,605). See “Escrows and Reserves” and Release of Property” below for further information. The “As-Is” value as of July 19, 2018 is $52,000,000 net of excess land, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 65.4%.

The Mortgage Loan. The seventh largest mortgage loan (the “Harvard Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,000,000 and secured by the first priority fee mortgage on a 291,699 SF office park located in Sacramento, California (the “Harvard Park Property”). Proceeds from the Harvard Park Mortgage Loan were used to refinance the previous loan secured by the Harvard Park Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Sponsor. The borrower is Harvard Office Investors LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least one independent director (the “Harvard Park Borrower”). The borrower sponsor is Basin Street Properties, a private commercial real estate owner and operator, with a portfolio of office, retail, multi-family, hospitality and mixed-use properties in California and northern Nevada. Basin Street Properties’ current portfolio includes eight office properties (approximately 1.5 million SF) in the Sacramento, California area.

Matthew T. White is the Chairman and CEO of Basin Street Properties. William C. White is a co-founder of Basin Street Properties and the head of the company’s board of directors. Matthew T. White and William C. White are the non-recourse carveout guarantors for the Harvard Park Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Harvard Park

The Property. The Harvard Park Property is a 291,699 SF business park comprised of three LEED Gold certified, Class A office buildings (2241 Harvard Street, 2251 Harvard Street and 2201 Harvard Street), a 9,428 SF fitness facility and a 1,347-space, five-level parking garage (approximately 4.6 spaces per 1,000 SF) located in Sacramento, California. 2241 Harvard Street is a six story building built in 1987, comprised of 137,485 SF. 2251 Harvard Street is a four story building built in 1988, comprised of 138,734 SF. 2201 Harvard Street is a single story building built in 1998, comprised of 15,480 SF.

The buildings are situated on a 12.8-acre parcel and feature large patios and outdoor common areas. The Harvard Park Property also includes 10.5 acres of excess land (which has been excluded from the appraised value of the Harvard Park Property), where a baseball diamond, basketball court and volleyball courts are currently located (see “Release of Property” below).

Since acquiring the Harvard Park Property in 2016, the borrower sponsor has spent approximately $910,000 on capital expenditures, including upgrades to landscaping, the fitness center, interior furnishings and infrastructure, and approximately $4,861,000 on tenant improvements and leasing commissions.

As of July 12, 2018, the Harvard Park Property was 100.0% leased to six office tenants and one restaurant/cafe tenant, and has licenses with two cell towers located on the Harvard Park Property. Since acquiring the Harvard Park Property in August 2016, the borrower sponsor has signed 214,016 SF of new or renewed leases (73.4% of NRA). 72.8% of the NRA is leased to investment grade rated tenants or tenants fully funded by the State of California. The tenants have staggered lease expiration dates, with no more than 32.6% of NRA or 30.8% of underwritten base rent rolling in any single year.

Major Tenants.

Alta California Regional (95,074 SF, 32.6% of NRA, 30.8% of underwritten base rent). Alta California Regional Center (“Alta”) is a private, non-profit corporation working under contract with the State of California Department of Developmental Services to provide services to those with a developmental disability. Alta has eight office locations throughout the State of California, including its headquarter office at the Harvard Park Property. Alta has been a tenant at the 2241 Harvard Street building since February 2011 and, in 2014, expanded to 79,594 SF of aggregate space in the building. Additionally, in 2016, Alta expanded another 15,480 SF into the 2201 Harvard Street building. Since 2016, Alta has invested approximately $314,000 into its space. The Alta lease provides for annual rent increases and has an expiration date of March 31, 2025, with two five-year renewal options at fair market rent upon prior notice by December 31, 2023 for the first option and by December 31, 2028 for the second option. The Alta lease does not contain any termination right or non-appropriations clause.

Nationwide Mutual Insurance Co. (74,121 SF, 25.4% of NRA, 26.4% of underwritten base rent). Nationwide Mutual Insurance Co. (“Nationwide”) is an insurance and financial services company rated “A1” and “A+” by Moody’s and S&P, respectively. Nationwide has been a tenant at the 2251 Harvard Street building since June 2011. In connection with its most recent renewal, Nationwide is entitled to free rent for January through March 2019 on 66,893 SF of its leased space and free rent for December 2019 on 7,228 SF of its leased space, the total amount of which ($436,605) was fully reserved by the Harvard Park Borrower at origination (see “Escrows and Reserves” below). The Nationwide lease provides for annual rent increases and has an expiration date of June 30, 2022, with one five-year renewal option at fair market rent upon twelve months’ notice. The Nationwide lease does not contain any termination right.

Summit Funding Inc. (73,253 SF, 25.1% of NRA, 24.9% of underwritten base rent). Summit Funding Inc. (“Summit”) is a residential mortgage lender with offices across 29 states and is headquartered at the Harvard Park Property. Summit has been a tenant at the 2241 Harvard Street building since June 2014 and has expanded to 57,891 SF of aggregate space in the building. Additionally, in 2016, Summit expanded into 15,362 SF at the 2251 Harvard Street building, for which it pays rent but does not currently occupy the space. The Summit lease provides for annual rent increases and has an expiration date of December 31, 2021, with two five-year renewal options at fair market rent. The Summit lease does not contain any termination rights.

State of California – Forestry & Fire (43,073 SF, 14.8% of NRA, 15.8% of underwritten base rent). State of California – Forestry & Fire (“CAL Fire”) is a department of the state of California responsible for fire protection and stewardship of over 31 million acres of California’s privately owned wildlands. CAL Fire also provides emergency services in 36 of California’s 58 counties. CAL Fire has approximately 6,100 permanent and 2,600 seasonal employees that work with volunteers, communities, private industry and other government agencies. CAL Fire’s offices at the Harvard Park Property are 4.6 miles northwest of its headquarters in downtown Sacramento and 5.3 miles south of McClellan Airfield, which it uses for fire operations. CAL Fire has been a tenant at the 2251 Harvard Street building since January 2018, with its lease expiring June 30, 2026. CAL Fire has invested approximately $158,000 into its space. The CAL Fire lease can be terminated at any time effective on or after December 31, 2021, upon 30 days’ notice. The CAL Fire lease does not contain any non-appropriations clause.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Harvard Park

The following table presents certain information relating to the tenants at the Harvard Park Property:

Tenant Summary(1)
Tenant Name	Moody’s/S&P/Fitch Ratings	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Alta California Regional(2)	Aa3/AA-/AA-(3)	95,074	32.6%	$2,229,193	30.8%	$23.45	3/31/2025	2 x 5 Yr
Nationwide Mutual Insurance Co.(4)	A1/A+/NR	74,121	25.4%	$1,912,563	26.4%	$25.80	6/30/2022	1 x 5 Yr
Summit Funding Inc.(5)	NR/NR/NR	73,253	25.1%	$1,802,754	24.9%	$24.61	12/31/2021	2 x 5 Yr
State of California - Forestry & Fire(6)	Aa3/AA-/AA-	43,073	14.8%	$1,141,686	15.8%	$26.51	6/30/2026	N/A
MGT Of America, Inc.(7)	NR/NR/NR	4,430	1.5%	$103,662	1.4%	$23.40	10/31/2020	1 x 5 Yr
Basin Street Properties(8)	NR/NR/NR	1,309	0.4%	$30,830	0.4%	$23.55	8/22/2020	N/A
LA BOUtique Café(9)	NR/NR/NR	439	0.2%	$13,000	0.2%	$29.61	2/28/2021	N/A
Subtotal/Wtd. Avg.		291,699	100.0%	$7,233,687	99.9%	$24.80

Electric Lightwave LLC(10)		0	0.0%	$2,700	0.0%		6/19/2019	1 x 5 Yr
Surewest Broadband(11)		0	0.0%	$1,286	0.0%		3/31/2025	1 x 10 Yr
Vacant Space		0	0.0%	$0	0.0%
Total/Wtd. Avg.		291,699	100.0%	$7,237,673	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Alta California Regional occupies space at each of the three buildings (2,449 SF at 2241 Harvard Street, 15,480 SF at 2201 Harvard Street and 77,145 SF at 2241 Harvard Street). Alta California Regional has two five-year renewal options at fair market rent upon prior notice by December 31, 2023 for the first option and by December 31, 2028 for the second option.

(3)	Alta California Regional is funded by the State of California Department of Developmental Services, whose rating is shown.

(4)	Nationwide Mutual Insurance Co. has one five-year renewal option at fair market rents upon twelve months’ prior notice. Nationwide Mutual Insurance Co. is entitled to free rent for January through March 2019 on 66,893 SF of its leased space and free rent for December 2019 on 7,228 SF of its leased space, which amounts have been fully reserved by the Harvard Park Borrower.

(5)	Summit Funding Inc. occupies space at 2241 Harvard Street. Summit Funding Inc. also leases 15,362 SF at 2251 Harvard Street, for which it pays rent but does not currently occupy the space. Summit Funding Inc. has two five-year renewal options at fair market rents.

(6)	State of California - Forestry & Fire may terminate its lease at any time effective on or after December 31, 2021, upon 30 days’ prior notice.

(7)	MGT of America, Inc. has one five-year renewal option at fair market rents upon 270 days’ prior notice.

(8)	Basin Street Properties is affiliated with the Harvard Park Borrower and leases space for use as an on-site management office. Basin Street Properties may terminate its lease upon 90 days’ prior notice.

(9)	LA BOUtique Café rent is equal to 10% of gross sales.

(10)	Electric Lightwave LLC has one five-year renewal option.

(11)	Surewest Broadband has one ten-year renewal option upon 60 days’ prior notice. Surewest Broadband may terminate its lease at any time upon 90 days’ prior notice.

The following table presents certain information relating to the lease rollover schedule at the Harvard Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	0	0.0%	0.0%	$0.00	$2,700	0.0%	0.0%
2020	2	5,739	2.0%	2.0%	$23.43	$134,492	1.9%	1.9%
2021	2	73,692	25.3%	27.2%	$24.64	$1,815,754	25.1%	27.0%
2022	1	74,121	25.4%	52.6%	$25.80	$1,912,563	26.4%	53.4%
2023	0	0	0.0%	52.6%	$0.00	$0	0.0%	53.4%
2024	0	0	0.0%	52.6%	$0.00	$0	0.0%	53.4%
2025	2	95,074	32.6%	85.2%	$23.46	$2,230,478	30.8%	84.2%
2026	1	43,073	14.8%	100.0%	$26.51	$1,141,686	15.8%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	9	291,699	100.0%		$24.81	$7,237,673	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Harvard Park

The Market. The Harvard Park Property is located in Sacramento, California along Harvard Street and Arden Way, at its interchange with the Capital City Freeway, which leads to Highway 160 and to downtown Sacramento approximately 4.6 miles southeast. The Capital City Freeway connects to a number of interstates including Interstate 80, which leads east to Reno and west to San Francisco, and Interstate 5, which runs parallel to Highway 99 leading north to Redding and south to Stockton. The Harvard Park Property is also served by the Sacramento Regional Transit light rail station across the street, which is six stops from downtown Sacramento.

The Harvard Park Property is located in the Point West office submarket of the Sacramento office market. As of 2017, the Point West submarket had inventory of 2,974,213 SF with a vacancy rate of 14.7% and average asking rent of $20.88 PSF. Since 2011, the Point West submarket has seen year over year positive absorption and decreased vacancy. This trend has continued with 49,621 SF of positive absorption for the first half of 2018 and an ending vacancy rate for the same period of 12.9% with average asking rent of $22.44 PSF.

Sacramento is the capital of California and has a city population of 500,000 and a regional population of nearly 2.5 million. The unemployment rate in the Sacramento-Roseville-Arden-Arcade MSA was 3.3% in May 2018. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Harvard Park Property was 12,368, 147,009 and 353,467, respectively. The 2017 average household income within the same radii was $47,772, $63,955 and $73,853, respectively. Within a three mile radius, population and average household income have grown 6.4% and 6.2%, respectively, from 2010 to 2017.

The following table presents recent leasing data at comparable office properties with respect to the Harvard Park Property:

Comparable Lease Summary
Property Address	Year Built	Property Size / Occupancy	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Rent Steps / TI PSF/ Free Rent
2180 Harvard St.	1990	155,960 / 79%	Johnson, Schachter, & Lewis	6,632	9/1/2018	$23.40	3	2.5% / $0 / 3 mos
Campus Commons 601 University Ave.	1978	62,644 / 61%	Spinelli Donald & Nott	6,335	12/1/2017	$25.20	7	2.5% / $38 / 6 mos
Cadillac Drive Office 155 Cadillac Dr.	1998	17,366 / 100%	Chicago Title	3,412	8/1/2017	$27.00	5	2.2% / $20 / 0 mos
Point West Corporate Plaza 2 1435 River Park Dr.	1981	81,477 / 97%	Merrill Lynch	17,702	6/1/2017	$24.00	5	2.5% / $10 / 0 mos
Point West Commerce Center(1) 1545 River Park Dr.	1983	121,519 / 88%	Kaiser Foundation Health Plan	5,228	1/1/2017	$24.00	5	3.0% / $0 / 5 mos

Source: Appraisal.

(1)	Point West Commerce Center is also owned by the borrower sponsor.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Harvard Park Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	$5,099,427	$5,631,471	$5,780,080	$5,755,494	$7,237,673	$24.81
Reimbursements	$261,408	($85,612)	$167,470	$149,170	$89,484	$0.31
Other Income(3)	$4,800	$5,853	$7,547	$7,393	$8,850	$0.03
Vacancy	$0	$0	$0	$0	($915,895)	($3.14)
Effective Gross Income	$5,365,635	$5,551,712	$5,955,097	$5,912,057	$6,420,113	$22.01
Total Operating Expenses	$2,499,310	$2,495,878	$2,717,990	$2,780,242	$2,709,564	$9.29
Net Operating Income	$2,866,325	$3,055,834	$3,237,107	$3,131,815	$3,710,548	$12.72
TI/LC	$0	$0	$0	$0	$297,440	$1.02
Capital Expenditures	$0	$0	$0	$0	$58,340	$0.20
Net Cash Flow	$2,866,325	$3,055,834	$3,237,107	$3,131,815	$3,354,768	$11.50

Occupancy %	85.8%	96.0%	100.0%	100.0%(4)	87.5%
NOI DSCR (IO)	1.84x	1.96x	2.07x	2.01x	2.38x
NCF DSCR (IO)	1.84x	1.96x	2.07x	2.01x	2.15x
NOI Debt Yield	8.4%	9.0%	9.5%	9.2%	10.9%
NCF Debt Yield	8.4%	9.0%	9.5%	9.2%	9.9%

(1)	2015 and partial year 2016 operating performance was under a prior owner. The borrower sponsor acquired the Harvard Park Property in August, 2016.

(2)	UW Gross Potential Rent is based on the July 12, 2018 underwritten rent roll, with rent steps taken through September 1, 2019 of $191,912. UW Gross Potential Rent also includes grossed up vacant space and straight lined rent for Nationwide Mutual Insurance Co. over its lease term (Moodys/S&P: A1/A+).

(3)	Other Income includes parking income and miscellaneous income.

(4)	The Harvard Park Property was 100.0% leased and 94.7% physically occupied as of July 12, 2018. The third largest tenant, Summit Funding Inc., leases and pays rent for 73,253 SF but does not occupy 15,362 SF in a separate building.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Harvard Park

Escrows and Reserves. The Harvard Park Borrower deposited at loan origination $238,657 into a tax reserve and is required to deposit monthly 1/12th of the estimated annual property taxes (initially $39,776) and 1/12th of the estimated annual insurance premiums (unless, as currently, the Harvard Park Property is covered by an acceptable blanket policy). The Harvard Park Borrower is required to deposit monthly $4,862 into a replacement reserve. Additionally, the Harvard Park Borrower deposited at loan origination $500,000 into a reserve for general tenant improvements and leasing commissions and is required to deposit monthly $24,308 into such reserve, capped at $1,166,796. The Harvard Park Borrower deposited at loan origination $436,605 into a reserve for future free rent related to the Nationwide Mutual Insurance Company tenant.

Lockbox and Cash Management. The Harvard Park Mortgage Loan documents require a springing lockbox with springing cash management upon the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Harvard Park Mortgage Loan documents. All excess cash flow will be required to be held as additional security for the Harvard Park Mortgage Loan until discontinuance of the Cash Sweep Period. A Cash Sweep Period may be cured twice, and thereafter if a Cash Sweep Period occurs, cash management will remain in place and excess cash flow will continue to be collected and held by the lender and not disbursed to the Harvard Park Borrower for the remaining term of the Harvard Park Mortgage Loan.

A “Cash Sweep Period” will occur during (a) the period when the amortizing debt service coverage ratio for the immediately preceding six month period is less than 1.15x, ending when the amortizing debt service coverage ratio for the immediately preceding six month period is equal to or greater than 1.15x for two consecutive quarters or (b) an Alta Trigger Period. Any Cash Sweep Period will be tested quarterly.

An “Alta Trigger Period” means the period (a) commencing when Alta or its lease guarantor becomes subject to any bankruptcy proceedings until (i) Alta has assumed its lease without material alteration in bankruptcy, (ii) Alta’s or its lease guarantor’s assets are no longer subject to bankruptcy and (iii) Alta’s or its lease guarantor’s obligations under its lease remain unaltered, (b) commencing when Alta defaults in rent (after any cure period) until Alta cures such default, (c) commencing when Alta goes dark, vacates or gives notice to vacate until its leased space is leased to a replacement tenant or tenants on terms acceptable to the lender, or (d) commencing upon the earlier of Alta (x) giving notice that it will not renew its lease in accordance with its terms or (y) failing to renew or extend its lease on or before the earlier of (1) one year prior to the expiration of the then current lease term or (2) the date required for any such renewal or extension pursuant to its lease until the earlier of Alta renewing or extending its lease in accordance with its terms or is replaced by one or more replacement tenants acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Harvard Park Mortgage Loan documents permit, without prepayment penalty or fee, the release of a 10.5-acre parcel, where a baseball diamond, basketball court and volleyball courts are currently located, in connection with an arms-length transaction and provided among other conditions: (i) no event of default is continuing, (ii) the parcel is vacant and non-income producing, (iii) the debt service coverage ratio for the remaining property is at least 1.50x, (iv) the occupancy rate at the remaining property is greater than 85.0%, (v) a REMIC opinion is provided, and (vi) if required by the lender, rating agency confirmation is provided. Additionally, if the parcel release is to a borrower affiliate, in connection with or following such release, the Harvard Park Borrower or any affiliate is prohibited from (i) leasing space within the release parcel unless the occupancy rate for the remaining parcel is greater than 85.0%, unless the prospective tenant either requires more space than available at the remaining property or is not an office tenant, (ii) leasing space within the release parcel to any existing tenant at the remaining property, unless a replacement tenant(s) of comparable credit quality has been provided on substantially equal rental terms and the operating income at the remaining property will not be materially adversely affected, (iii) leasing space within the release parcel without first attempting to lease such prospective tenant in the remaining property and (iv) engaging in any development of the release parcel, materially interfering with the use and operation of the remaining property. Notwithstanding the foregoing, if the release parcel is developed as a build-to-suit for a single tenant with a lease with an original term that expires at least two years after the maturity date of the Harvard Park Mortgage Loan, the occupancy rate requirement and the requirement of the Harvard Park Borrower or any affiliate to first attempt to lease such prospective tenant in the remaining property will not apply.

Terrorism Insurance. The Harvard Park Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Harvard Park Property and business interruption insurance for 18 months with a 6 month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Clovis Commons

Mortgage Loan No. 8 – Clovis Commons

T·J·maxx
BEST BUY

PETSMART
GROOMING

625
DOLLAR TREE

BEST BUY

STARBUCKS COFFEE

Round Table

Office DEPOT

SPORTS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Clovis Commons

Mortgage Loan No. 8 – Clovis Commons

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Clovis Commons

Mortgage Loan No. 8 – Clovis Commons

Clovis Commons
605 - 795 West Herndon Avenue
Clovis, CA 93612
OREGON
NEVADA
CALIFORNIA
Pacific Ocean
Crescent City
Klamath Falls
Eureka
Redding
Winnemucca
Chico
Ukiah
Sparks
Reno
Fernley
Carson City
SACRAMENTO
Santa Rosa
Napa
Davis
Stockton
Oakland
SAN FRANCISCO
Tracy
Modesto
SAN JOSE
Merced
Santa Cruz
Clovis
Fresno
Salinas
Monterey
Visalia
COAST RANGES
Yosemite Natl. Park 50 miles
Rolling Hills
Copper River Country Club
N. Friant Rd.
E. Copper Ave.
FRESNO COUNTY
Valley Children's Hospital
Yosemite Fwy
Ft. Washington Golf and Country Club
E. Champlain Dr.
Woodward Park
E. Shepherd Ave.
Shepard Ave.
Villaggio Shopping Center
Park Place
River Park Shopping Center
E. Nees Ave.
Kaiser Permanente Fresno Med. Ctr.
W. Herndon Ave.
Clovis Crossing
Clovis
W. Sierra Ave.
W. Bullard Ave.
E. Bullard Ave.
Best Plaza Shopping Ctr.
California State University-Fresno
Sierra Fwy
Sacramento 160 miles
W. Barstow Ave.
E. Barstow Ave.
Bulldog Stadium
AMTRAK
W. Shaw Ave.
E. Shaw Ave.
Fashion Fair
Sierra Pavilion
Sierra Vista Mall
Highway City
Old Fig Garden
E. Gettysburg Ave.
Golden St. Blvd.
W. Ashlan Ave.
E. Ashlan Ave.
Tarpey Village
Golden State Fwy
W. Dakota Ave.
E. Dakota Ave.
Manchester Center
W. Shields Ave.
E. Shields Ave.
FRESNO
Fresno-Yosemite International Airport
W. Clinton Ave.
VA Health Care
Fresno City College
Mayfair
W. McKinley Ave.
E. McKinley Ave.
Las Palmas
Fresno Chaffee Zoo
Tower District
E. Olive Ave.
W. Olive Ave.
Sequoia-Kings Fwy
Comm. Regional Med. Ctr.
Downtown
W. Whitesbridge Ave.
Fresno Convention & Entertainment Ctr.
Fulton Mall
Chukchansi Park
E. Kings Canyon Rd.
Fresno Chandler Executive Airport
Goldleaf
E. Butler Ave.
Sunnyside
W. Kearney Blvd.
W. California Ave.
West Park
W. Jensen Ave.
E. Jensen Ave.
Golden St. Fwy
Los Angeles 210 miles

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Clovis Commons

Mortgage Loan No. 8 – Clovis Commons

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,750,000			Location:	Clovis, CA 93612
Cut-off Date Balance:	$33,750,000			General Property Type:	Retail
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	David H. Paynter			Year Built/Renovated:	2006/N/A
Mortgage Rate:	5.0000%			Size:	180,955 SF
Note Date:	10/10/2018			Cut-off Date Balance per SF:	$187
First Payment Date:	12/1/2018			Maturity Date Balance per SF:	$154
Maturity Date:	11/1/2028			Property Manager:	Paynter Realty & Investments, Inc.
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,681,654
Seasoning:	0 months			UW NOI Debt Yield:	10.9%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield at Maturity:	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.57x
Additional Debt Type:	N/A			Most Recent NOI:	$3,743,103 (12/31/2017)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,683,853 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,614,767 (12/31/2015)
Reserves(1)				Most Recent Occupancy:	95.0% (10/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.3% (12/31/2017)
RE Tax:	$285,030	$40,719	N/A	3rd Most Recent Occupancy:	97.9% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$47,500,000 (7/10/2018)
Recurring Replacements:	$0	$3,015	N/A	Cut-off Date LTV Ratio:	71.1%
TI/LC:	$0	$15,079	$542,865	Maturity Date LTV Ratio:	58.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,750,000	73.5%	Purchase Price:	$45,000,000	98.0%
Borrower Equity:	$12,148,983	26.5%	Closing Costs:	$613,953	1.3%
			Reserves:	$285,030	0.6%
Total Sources:	$45,898,983	100.0%	Total Uses:	$45,898,983	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Clovis Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,750,000 and secured by a first priority fee mortgage encumbering a 180,955 SF anchored retail center in Clovis, California (the “Clovis Commons Property”). The proceeds of the Clovis Commons Mortgage Loan were used to acquire the Clovis Commons Property, to pay closing costs and to fund reserve escrows.

The Borrowers and the Sponsor. The borrowers are Clovis Commons LLC, Willow Herndon Partners, LLC and RLO, LLC, as tenants in common (collectively, the “Clovis Commons Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least one independent director.

David H. Paynter and D. Michael Patrick are the non-recourse carve out guarantors. David H. Paynter, the borrower sponsor, is the President and CEO of Paynter Realty & Investments, Inc. Paynter Realty & Investments, Inc. is a real estate developer established in 1988 that has developed a shopping center portfolio of 28 properties throughout California totaling in excess of 3.75 million SF, of which it maintains an ownership interest in 13 properties (approximately 2.46 million SF), including Clovis Crossing Shopping Center (446,643 SF), which is located within 2.0 miles of the Clovis Commons Property.

The Property. The Clovis Commons Property consists of a 180,955 SF anchored retail center located in Clovis, California. The Clovis Commons Property includes 8 single-story buildings surrounding 1,088 parking spaces (approximately 6.01 spaces per 1,000 SF). The Clovis Commons Property is anchored by Best Buy, TJ Maxx, PetSmart, Office Depot and junior anchor Dollar Tree, with no other tenant occupying more than 2.2% of NRA or representing more than 4.1% of underwritten base rent. The Clovis Commons Property features 30 in-line retailers and restaurant tenants, including Massage Envy, Payless Shoes, El Pollo Loco, Starbucks and Gamestop. The Clovis Commons Property is also shadow anchored by a 145,653 SF Target.

The Clovis Commons Property was 95.0% leased and occupied as of October 1, 2018 to 35 retail and restaurant tenants. Year-end historical occupancy at the Clovis Commons Property was 96.3%, 97.9%, 97.8% and 98.0% for 2017, 2016, 2015, and 2014, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Clovis Commons

Major Tenants.

Best Buy (30,000 SF, 16.6% of NRA, 12.4% of underwritten rent). Best Buy (NYSE: BBY) has been a tenant at the Clovis Commons Property since August 2008, and in September 2018 renewed its lease through January 31, 2024. Best Buy has two five-year renewal options remaining. Best Buy is not required by its lease to report sales.

TJ Maxx (28,000 SF, 15.5% of NRA, 8.7% of underwritten rent). TJ Maxx (NYSE: TJX) has been a tenant at the Clovis Commons Property since August 2006, and in February 2016 renewed its lease through August 31, 2021. TJ Maxx has three five-year renewal options remaining. TJ Maxx reported sales at the Clovis Commons Property of $10,667,965 ($381 PSF) for 2017, $10,266,256 ($367 PSF) for 2016 and $9,629,198 ($344 PSF) for 2015.

PetSmart (27,366 SF, 15.1% of NRA, 12.9% of underwritten rent). PetSmart has been a tenant at the Clovis Commons Property since February 2006, and in February 2016 renewed its lease through February 28, 2021. PetSmart has three five-year renewal options followed by one four-year renewal option remaining. PetSmart is not required by its lease to report sales.

Office Depot (20,500 SF, 11.3% of NRA, 8.8% of underwritten rent). Office Depot (NASDAQ: ODP) has been a tenant at the Clovis Commons Property since August 2006, and in February 2016 renewed its lease through August 31, 2021. Office Depot has two five-year renewal options remaining. Office Depot is not required by its lease to report sales.

The following table presents certain information relating to the major tenants at the Clovis Commons Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent		Annual UW Rent PSF(3)	2017 Sales		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants
Best Buy	BBB/Baa1/BBB	30,000	16.6%	$478,500	12.4%	$15.95	NAV	NAV	NAV	1/31/2024
TJ Maxx	NR/A2/A+	28,000	15.5%	$336,000	8.7%	$12.00	$10,677,965	$381	3.1%	8/31/2021
PetSmart	NR/Caa1/CCC	27,366	15.1%	$495,054	12.9%	$18.09	NAV	NAV	NAV	2/28/2021
Office Depot	NR/B1/B	20,500	11.3%	$338,250	8.8%	$16.50	NAV	NAV	NAV	8/31/2021
Subtotal/Wtd. Avg.		105,866	58.5%	$1,647,804	42.8%	$15.57

Other Tenants		66,036	36.5%	$2,203,058	57.2%	$33.36
Vacant Space		9,053	5.0%	$0	0.0%
Total/Wtd. Avg.		180,955	100.0%	3,850,862	100.0%	$22.40

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Clovis Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	4	6,105	$38.26	3.4%	3.4%	$233,565	6.1%	6.1%
2020	4	8,705	$27.39	4.8%	8.2%	$238,449	6.2%	12.3%
2021	13	95,668	$19.49	52.9%	61.1%	$1,864,737	48.4%	60.7%
2022	2	2,000	$38.43	1.1%	62.2%	$76,860	2.0%	62.7%
2023	4	15,967	$27.83	8.8%	71.0%	$444,424	11.5%	74.2%
2024	1	30,000	$15.95	16.6%	87.6%	$478,500	12.4%	86.6%
2025	3	5,969	$34.02	3.3%	90.9%	$203,092	5.3%	91.9%
2026	2	5,000	$36.31	2.8%	93.6%	$181,548	4.7%	96.6%
2027	1	2,488	$42.45	1.4%	95.0%	$105,616	2.7%	99.4%
2028	0	0	$0.00	0.0%	95.0%	$0	0.0%	99.4%
2029 & Beyond	1	0	$0.00	0.0%	95.0%	$24,072	0.6%	100.0%
Vacant	0	9,053	$0.00	5.0%	100.0%	$0	0.0%	100.0%
Total/Wtd.	35	180,955	$22.40	100.0%		$3,850,862	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Clovis Commons

The Market. The Clovis Commons Property is located in the northern portion of the City of Clovis, at the intersection of Herndon and Willow Avenues, which have a combined average daily traffic count of over 55,000. Herndon Avenue is a major east/west thoroughfare that connects Highway 168 (Sierra Freeway), Highway 41 and Highway 99 north of Fresno.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Clovis Commons Property was 12,711, 135,242 and 288,441, respectively. The estimated 2018 average household income within the same radii was $100,623, $86,666 and $88,118, respectively. Within 3.0 miles of the Clovis Commons Property is California State University, Fresno, which had Fall 2017 enrollment of over 25,150 students.

The Clovis Commons Property is located in the Clovis submarket of the Fresno retail market. According to a third party research report, for the second quarter 2017, the Clovis retail submarket had approximately 6.2 million SF of inventory, with a 6.8% vacancy rate and average asking rent of $17.23 PSF.

The following table presents certain recent leasing at competitive properties to the Clovis Commons Property:

Competitive Lease Summary
Property, Location	Size (SF)	Occupancy	Tenant	Lease Size (SF)	Lease Date/Term	Rent PSF NNN
Clovis Crossing Shopping Center(1) Clovis, CA	446,643	99%	Little Caesar’s The Bar Method Tilly’s Stein Mart JoAnn’s ULTA Dick’s Sporting	1,100 2,500 10,000 31,349 18,000 10,028 50,000	Aug -18 / 5.0 Yrs Aug -16 / 10.0 Yrs Jun -16 / 10.0 Yrs Apr -14 / 10.0 Yrs Apr -14 / 15.0 Yrs Jan -14 / 10.0 Yrs Aug -13 / 10.0 Yrs	$33.00 $25.80 $17.04 $12.50 $12.50 $23.04 $15.48
Buchanan Crossroads Clovis, CA	17,381	100%	Rollie Ice Cream Butterfish Sport Clips Jersey Mike’s Chipotle Five Guys Blaze Pizza	1,289 3,000 1,105 1,300 2,400 2,500 2,500	Mar -18 / 5.0 Yrs Feb -18 / 5.0 Yrs Apr -16 / 5.0 Yrs Apr -16 / 5.0 Yrs Apr -16 / 5.0 Yrs Apr -16 / 5.0 Yrs Apr -16 / 5.0 Yrs	$33.00 $36.00 $33.00 $35.40 $36.00 $36.00 $34.20
The Shops at River Park Phase II Fresno, CA	238,488	99%	Cookie Cutters Blaze Pizza Vans Claire’s Boutiques	1,397 2,000 2,360 1,110	Mar -18 / 5.0 Yrs Mar -18 / 5.0 Yrs Mar -18 / 5.0 Yrs Oct -16 / 5.0 Yrs	$30.00 $36.00 $39.96 $48.00
The Shops at Warner Plaza Fresno, CA	14,148	100%	Butterfish Calif Poke Dutch Brothers	2,500 1,600	Aug -17 / 5.0 Yrs May -17 / 5.0 Yrs	$36.00 $45.00
Sierra Vista Mall Clovis, CA	503,034	80%	Which Wich In & Out Smart Repair	1,200 1,661	Nov -16 / 5.0 Yrs Oct -16 / 7.0 Yrs	$35.08 $36.12
Marketplace at El Paseo Fresno, CA	273,861	95%	Kirkland Stores Ulta Petco Old Navy Burlington Marshalls Ross	9,278 10,032 12,500 15,000 60,013 25,000 24,895	Jan -16 / 10.0 Yrs Oct -15 / 10.0 Yrs Oct -15 / 10.0 Yrs Oct -15 / 10.0 Yrs Jan -15 / 10.0 Yrs Oct -15 / 10.0 Yrs Oct -15 / 10.0 Yrs	$18.00 $19.50 $18.50 $16.00 $11.00 $11.00 $13.00
Marketplace at El Paseo (Small Tenants) Fresno, CA	273,861	95%	Chronic Taco GNC Supercuts Verizon Panda Express	2,500 1,058 1,000 1,600 1,950	Jan -17 / 10.0 Yrs Sept -13 / 5.0 Yrs Sept -13 / 10.0 Yrs Sept -13 / 10.0 Yrs Sept -13 / 10.0 Yrs	$37.44 $33.48 $39.00 $36.96 $39.00

Source: Appraisal.

(1)       The Clovis Crossing Shopping Center is also owned by the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Clovis Commons

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Clovis Commons Property:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rent(1)	$3,619,911	$3,665,490	$3,808,305	$3,886,482	$4,117,133	$22.75
Expense Reimbursement	$737,064	$951,618	$946,493	$943,093	$1,029,974	$5.69
Other Income(2)	$13,057	$41,249	$104,220	$41,318	$41,318	$0.23
Less Vacancy	($17,645)	($3,698)	($55,529)	($25,060)	($315,505)	($1.74)
Effective Gross Income	$4,352,387	$4,654,659	$4,803,489	$4,845,833	$4,872,920	$26.93
Total Operating Expenses	$1,015,478	$1,039,892	$1,119,636	$1,102,730	$1,191,266	$6.58
Net Operating Income	$3,336,909	$3,614,767	$3,683,853	$3,743,103	$3,681,654	$20.35
Capital Expenditures	$0	$0	$0	$0	$36,191	$0.20
TI/LC	$0	$0	$0	$0	$237,648	$1.31
Net Cash Flow	$3,336,909	$3,614,767	$3,683,853	$3,743,103	$3,407,815	$18.83

Occupancy %	98.0%	97.8%	97.9%	96.3%	93.9%
NOI DSCR	1.53x	1.66x	1.69x	1.72x	1.69x
NCF DSCR	1.53x	1.66x	1.69x	1.72x	1.57x
NOI Debt Yield	9.9%	10.7%	10.9%	11.1%	10.9%
NCF Debt Yield	9.9%	10.7%	10.9%	11.1%	10.1%

(1)	UW Base Rent includes contractual rent steps through October 2019 totaling $79,891.

(2)	Other Income includes ancillary parking revenue, fees and miscellaneous items.

Escrows and Reserves. The Clovis Commons Borrower deposited at closing $285,030 into a reserve for real estate taxes and is required to deposit monthly 1/12th of the estimated annual real estate taxes (initially $40,719) into such reserve. Additionally, the Clovis Commons Borrower is required to deposit monthly (i) into a reserve for insurance premiums 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (ii) $3,015 for replacement reserves and (iii) $15,079 for leasing reserves until a cap of $542,865 is reached.

Lockbox and Cash Management. The Clovis Commons Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period, the Clovis Commons Borrower is required to establish a cash management account under the sole control of the lender, into which during a Cash Sweep Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, operating expenses and extraordinary expenses. Also during a Cash Sweep Period, all excess cash will be held by the lender as additional security for the Clovis Commons Mortgage Loan until the discontinuance of the Cash Sweep Period, unless a Cash Sweep Period has occurred more than once, in which case excess cash will continue to be held by the lender for the remainder of the Clovis Commons Mortgage Loan term.

A “Cash Sweep Period” means any period when (a) an event of default has occurred and continuing until the cure of such event of default, (b) the trailing six month debt service coverage ratio is less than 1.15x, tested quarterly, and continuing until the trailing six month debt service coverage ratio equals or exceeds 1.15x for two consecutive quarters or (c) two or more tenants with leases demising at least 10,000 SF (currently including Best Buy, TJ Maxx, PetSmart and Office Depot) are subject to a Tenant Renewal Event, a Tenant Default Event or a Tenant Credit Event.

A “Tenant Renewal Event” will commence when a tenant vacates, gives notice to vacate or terminate its lease, or fails to renew and/or extend its lease on or before the earlier of twelve months prior to the expiration of the then-current term, or such earlier date as set forth in the lease, and will end when a replacement tenant approved by the lender takes occupancy of the vacated space pursuant to a replacement lease.

A “Tenant Default Event” will commence when a tenant defaults in rent beyond any notice and cure periods, and will end when the event of default is cured.

A “Tenant Credit Event” will commence when a tenant or the guarantor of the tenant’s lease becomes subject to creditor’s rights laws and will end on the earlier of (i) the tenant or guarantor assuming its lease and the bankruptcy court affirming such assumption, or (ii) the action under the creditor’s rights laws being discharged, stayed or dismissed and the obligations under the lease and guaranty remaining unaltered.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Clovis Commons Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for twelve months plus six months of extended indemnity that covers perils of terrorism and acts of terrorism, provided that should the Terrorism Risk Insurance Act of 2002 or subsequent statute not be in effect, the Clovis Commons Borrower will not be required to pay for such terrorism insurance more than two times the cost of the premiums for the property, liability and business interruption/rental loss insurance required under the related Clovis Commons Mortgage Loan documents (excluding flood, earthquake and windstorm components of such premiums).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK15	The Plaza at Gator Hole

Mortgage Loan No. 9 – The Plaza at Gator Hole

Walmart

Chick-fil-A

Office DEPOT

BUFFALO WILD WINGS
GRILL & BAR

DOLLAR TREE

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	The Plaza at Gator Hole

Mortgage Loan No. 9 – The Plaza at Gator Hole

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	The Plaza at Gator Hole

Mortgage Loan No. 9 – The Plaza at Gator Hole

TN
Asheville
Hickory
Cary
RALEIGH
Concord
Gastonia
NORTH CAROLINA
CHARLOTTE
FAYETTEVILLE
Greenville
Spartanburg
Rock Hill
Greer
Clemson
Laurinburg
Anderson
SOUTH CAROLINA
Greenwood
Irmo
Florence
North Myrtle Beach
Athens
Lexington
COLUMBIA
Sumter
Conway
Myrtle Beach
North Augusta
Orangeburg
AUGUSTA
Milledgeville
GEORGIA
North Charleston
CHARLESTON
Dublin
Statesboro
Beaufort
Vidalia
Hilton Head Island
Atlantic Ocean
Hinesville
SAVANNAH
COLUMBUS COUNTY
BRUNSWICK COUNTY
NORTH CAROLINA
SOUTH CAROLINA
Ash Little River Rd NW
Hickman Rd NW
Calabash Rd NW
Waccamaw River
Colonial Charters Golf Club
Little River Rd
Mineola Ave
Wampee Rd
North Village
HORRY COUNTY
Eagle Nest GC
River Hills Golf & CC
Little River
Glen Dornoch Waterway Golf
McLeod Seacoast Hospital
Wampee
Valley at Eastport GC
Tidewater Golf Club
Heritage Shores Natural Preserve
Coastal North Town Center
Hollywood
Intracoastal Waterway
Russell Burgess Coastal Preserve
House Creek
Cherry Grove Point
Conway 22 miles
Conway Bypass
Carolina Bays Pkwy
Surf Golf and Beach Club
Cherry Grove Beach
North Myrtle Beach City Hall
Main St
Surfwood Shopping Ctr.
Watertower Rd
Prices Swamp
Beachwood Golf Club
North Strand Plaza SC
Avista Resort
Lewis Ocean Bay Natural Heritage Preserve
North Myrtle Beach
Azalea Sands GC
Crescent Beach
O.D. Pavilion Amusement Park
Barefoot Resort & Golf
Pete Dye Golf Course
Grand Strand Airport
Ocean Sands Beach Resort
Barefoot Landing
Peter Horry Wildlife Preserve
Atlantic Beach
Myrtle Beach Mall
Ocean Creek Resort
Briarcliffe Acres
North Beach Plantation
Grand Dunes Golf Club
Tanger Outlet Center
Arcadian Shores GC
Arcadian Shores
Atlantic Ocean
Myrtle Beach Intl. Airport 12 miles
Myrtle Beach Resort
Sea Watch Resort
Dunes Golf & Beach Club
Myrtle Beach
The Plaza at Gator Hole
500, 506, 512, 514, 516, 518, 526, 528, 530, 532, 534, 538, 540, 550, 554, 556, 558, 560, 562, 564, 568, 570, 572, 574, 576, 578, 580, 582, 584, 586, 588, 680, 690, 700 & 710 U.S. Highway 17
North Myrtle Beach, SC 29582

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	The Plaza at Gator Hole

Mortgage Loan No. 9 – The Plaza at Gator Hole

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$31,000,000			Location:	North Myrtle Beach, SC 29582
Cut-off Date Balance:	$31,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor(1):	E. Stanley Kroenke			Year Built/Renovated:	2001-2004/N/A
Mortgage Rate:	4.6050%			Size:	312,065 SF
Note Date:	10/2/2018			Cut-off Date Balance per SF(1):	$99
First Payment Date:	12/1/2018			Maturity Date Balance per SF(1):	$99
Maturity Date:	11/1/2028			Property Manager:	THF Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,183,476
Seasoning:	0 months			UW NOI Debt Yield:	10.3%
Prepayment Provisions:	LO (23); YM1 (93); O (4)			UW NOI Debt Yield at Maturity(1):	10.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.00x
Additional Debt Type:	N/A			Most Recent NOI:	$3,077,484 (4/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,239,581 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,020,494 (12/31/2016)
Reserves(2)				Most Recent Occupancy:	95.1% (8/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$50,000,000 (7/18/2018)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	62.0%
TILC:	$0	Springing	$850,000	Maturity Date LTV Ratio:	62.0%

Sources and Uses(5)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	100.0%	Loan Payoff:	$17,408,731	56.2%
			Return of Equity:	$13,236,683	42.7%
			Closing Costs:	$354,585	1.1%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	E. Stanley Kroenke is also the sponsor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Nitro Marketplace.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “The Plaza at Gator Hole Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,000,000, and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in North Myrtle Beach, South Carolina (“The Plaza at Gator Hole Property”). Proceeds of The Plaza at Gator Hole Mortgage Loan were primarily used to refinance the previous loan secured by The Plaza at Gator Hole Property, pay closing costs, and return approximately $13,236,683 of equity to the borrower.

The Borrower and the Sponsor. The borrower is THF Gator Hole Devco DE, L.L.C. (“The Plaza at Gator Hole Borrower”), a single-purpose, newly formed Delaware limited liability company, with one independent director. The Plaza at Gator Hole Borrower is 100.0% owned by THF Gator Hole Development L.L.C., which is owned by E. Stanley Kroenke (64.0%), Whitney A. Kroenke (11.5%), Josh W. Kroenke (11.5%) and James S. Lewis as trustee of the James S. Lewis Revocable Trust dated October 15th, 2015 (13.0%). The borrower sponsor and non-recourse carveout guarantor is E. Stanley Kroenke. E. Stanley Kroenke is also the borrower sponsor and non-recourse carveout guarantor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Nitro Marketplace.

E. Stanley Kroenke is a developer of shopping centers and apartment buildings. He has experience in sports team commercial management, sports marketing, media and new media rights as well as in real estate development. He owns approximately 30 million SF of real estate, primarily consisting of shopping plazas near Walmart stores. E. Stanley Kroenke is the owner of Kroenke Sports Enterprises, LLC, the Denver Nuggets Limited Partnership and The Kroenke Group. E. Stanley Kroenke is married to Ann Walton Kroenke, the niece of Walmart’s founder, Sam Walton.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	The Plaza at Gator Hole

The Property. The Plaza at Gator Hole Property is a 312,065 SF anchored retail shopping center located in North Myrtle Beach, South Carolina. The Plaza at Gator Hole Property is situated on an approximately 50.1 acre site and features 1,791 parking spaces (5.74 spaces per 1,000 SF). The Plaza at Gator Hole Property is comprised of seven one-story buildings originally built between 2001 and 2004. The Plaza at Gator Hole Property is anchored by Walmart (65.3% of NRA, 40.7% of underwritten rent) and three junior anchors (12.5% of NRA, 16.1% of underwritten rent) and includes five outparcels that are ground leased to Arbys, Chick-Fil-A, Beach First National Bank, IHOP, and TGI Friday’s. The Plaza at Gator Hole Property is shadow anchored by a corporate-owned Home Depot, which is not part of the collateral. According to a third party market research report, the estimated grocery sales achieved by Walmart at The Plaza at Gator Hole Property are approximately $59.8 million, which is higher than both Walmart’s national average grocery sales of approximately $41.2 million and Walmart’s state average grocery sales in South Carolina of approximately $39.1 million. According to a third party market research report, the total sales achieved by Walmart at The Plaza at Gator Hole Property are approximately $102.7 million which is 51.8% greater than the average sales achieved by the 25 Walmarts located within a 75 mile radius of The Plaza at Gator Hole Property of approximately $67.7 million.

The Plaza at Gator Hole Property was 95.1% leased by 30 tenants as of August 1, 2018 and has maintained an average occupancy of 96.4% between 2012 and 2018. Other than Walmart, no tenant represents more than 5.7% of NRA or accounts for more than 7.1% of underwritten rent. Twenty-five tenants (87.7% of NRA, 87.9% of underwritten rent) have been in occupancy at The Plaza at Gator Hole Property for at least 10 years and 28 tenants (93.3% of NRA, 97.2% of underwritten rent) have been in occupancy at The Plaza at Gator Hole Property for at least 5 years.

Major Tenants.

Walmart (203,916 SF, 65.3% of NRA, 40.7% of underwritten rent). Walmart is an American multinational retail corporation headquartered in Bentonville, Arkansas. As of January 2018, Walmart has 11,718 stores and clubs in 28 countries and has approximately 2.3 million employees. Walmart has been anchoring The Plaza at Gator Hole Property since 2002, has a lease expiration of January 20, 2024 and has 15, five-year renewal options remaining.

Office Depot (17,933 SF, 5.7% of NRA, 7.1% of underwritten rent). Office Depot is an office supply retailing company headquartered in Boca Raton, Florida. Office Depot operates at 1,400 retail stores in North America with over 38,000 associates across retail, sales and supply chain. Office Depot took occupancy of its space at The Plaza at Gator Hole Property in 2002, has a lease expiration of December 31, 2023 and has four, five-year renewal options remaining.

Petco (11,217 SF, 3.6% of NRA, 5.7% of underwritten rent). Petco is a privately held pet supplies retailer. Petco employs more than 25,000 partners and operates more than 1,500 locations across the United States, Mexico and Puerto Rico, including more than 80 Unleashed by Petco locations. Petco took occupancy of its space at The Plaza at Gator Hole Property in 2012, has a lease expiration of January 31, 2023 and has two, five-year renewal options remaining.

Dollar Tree (10,010 SF, 3.2% of NRA, 3.4% of underwritten rent). Dollar Tree is a chain of discount variety stores that sells items for $1 or less, operating in over 5,000 stores throughout 48 states in the United States. Dollar Tree took occupancy of its space at The Plaza at Gator Hole Property in 2003, has a lease expiration of January 31, 2019 and has no renewal options remaining.

Buffalo Wild Wings (7,000 SF, 2.2% of NRA, 3.7% of underwritten rent). Buffalo Wild Wings is a casual dining restaurant and sports bar franchise headquartered in Atlanta, Georgia. Buffalo Wild Wings took occupancy of its space at The Plaza at Gator Hole Property in 2003, has a lease expiration of January 31, 2019 and has one, five-year renewal option remaining.

The following table presents a summary regarding the largest tenants at The Plaza at Gator Hole Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales(5)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Walmart	AA/Aa2/AA	203,916	65.3%	$1,366,237	$6.70	40.7%	NAV	NAV	NAV	1/20/2024
Office Depot	NR/NR/B	17,933	5.7%	$237,254	$13.23	7.1%	NAV	NAV	NAV	12/31/2023
Petco	NR/NR/NR	11,217	3.6%	$190,689	$17.00	5.7%	NAV	NAV	NAV	1/31/2023
Dollar Tree	NR/Baa3/BBB-	10,010	3.2%	$112,612	$11.25	3.4%	$2,815,497	$281.27	4.0%	1/31/2019
Buffalo Wild Wings	NR/NR/NR	7,000	2.2%	$126,000	$18.00	3.7%	NAV	NAV	NAV	1/31/2019
Subtotal/Wtd. Avg.		250,076	80.1%	$2,032,792	$8.13	60.5%

Other Tenants		46,600	14.9%	$1,327,411	$28.49	39.5%
Vacant Space		15,389	4.9%	$0	$0.00	0.0%
Total/Wtd. Avg.		312,065	100.0%	$3,360,203	$11.33	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Occ. Cost % is based on the underwritten rent as of the August 1, 2018 and is calculated as underwritten rent divided by most recently reported sales.

(5)	Most Recent Sales are as of January 31, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	The Plaza at Gator Hole

The following table presents certain information relating to the lease rollover schedule at The Plaza at Gator Hole Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	2,000	0.6%	0.6%	$23.00	$46,000	1.4%	1.4%
2018	0	0	0.0%	0.6%	$0.00	$0	0.0%	1.4%
2019	6	26,510	8.5%	9.1%	$15.33	$406,362	12.1%	13.5%
2020	3	10,000	3.2%	12.3%	$16.77	$167,710	5.0%	18.5%
2021	5	9,500	3.0%	15.4%	$32.10	$304,996	9.1%	27.5%
2022	5	9,500	3.0%	18.4%	$25.87	$245,786	7.3%	34.8%
2023	4	32,150	10.3%	28.7%	$14.94	$480,218	14.3%	49.1%
2024	3	205,516	65.9%	94.6%	$7.28	$1,496,127	44.5%	93.7%
2025	1	1,500	0.5%	95.1%	$20.20	$30,300	0.9%	94.6%
2026	1	0	0.0%	95.1%	$0.00	$87,840	2.6%	97.2%
2027	1	0	0.0%	95.1%	$0.00	$94,864	2.8%	100.0%
2028	0	0	0.0%	95.1%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	95.1%	$0.00	$0	0.0%	100.0%
Vacant	0	15,389	4.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	30	312,065	100.0%		$11.33	$3,360,203	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market. The Plaza at Gator Hole Property is located in North Myrtle Beach, South Carolina, approximately ten miles northeast of the Myrtle Beach central business district. The Plaza at Gator Hole Property is part of the Myrtle Beach-Conway-North Myrtle Beach metropolitan statistical area with an estimated 2017 population of 467,292.

According to the appraisal, The Plaza at Gator Hole Property is in the North Myrtle Beach submarket of the Myrtle Beach retail market. As of the first quarter of 2018, the North Myrtle Beach retail submarket had an average vacancy of 2.0%, average asking rents of $14.88 per unit and consisted of 5,925,147 SF across 531 buildings. According to a third party market research report, as of the first quarter of 2018 the Myrtle Beach power center market consisted of approximately 1.22 million SF with a vacancy rate of 8.88% and market rent averaged $30.22 PSF. The North Myrtle Beach power center submarket consists of approximately 800,000 SF with a reported vacancy rate of 3.8%, market rent of $30.22 PSF and no new supply under construction as of the first quarter of 2018.

The estimated 2017 population within a one-, three- and five-mile radius of The Plaza at Gator Hole Property is 3,620, 18,730 and 37,202, respectively, according to the appraisal. The estimated 2017 median household income within a one-, three- and five-mile radius of The Plaza at Gator Hole Property is $51,495, $50,743 and $50,793, respectively, according to the appraisal.

The following table presents recent leasing data at comparable retail properties with respect to The Plaza at Gator Hole Property:

Comparable Lease Summary
Property Name / Address City. State	Year Built	GLA	Tenant	Lease Area (SF)	Lease Date	Term (Mos.)	Base Rent PSF	Reimbursements
Barefoot Commons North Myrtle Beach, SC	2007	90,702	Mad Vapes	1,640	April 2018	60	$18.00	NNN
Forest Village Myrtle Beach, SC	2008	16,800	Tenant Request	1,400	Dec 2017	36	$17.00	NNN
Ocean Plaza North Myrtle Beach, SC	1988	66,497	Beach Realty Group	975	April 2017	60	$13.00	NNN
Ladson Crossing Ladson, SC	2000	52,607	Little Caesars	1,500	June 2017	61	$14.00	NNN
Trolley Crossing Summerville, SC	2006	15,000	Paris Nails	1,500	Aug 2016	67	$14.50	NNN

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	The Plaza at Gator Hole

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Plaza at Gator Hole Property:

Cash Flow Analysis
	2015	2016	2017	4/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,260,279	$3,316,509	$3,334,069	$3,313,888	$3,667,983	$11.75
Total Recoveries	$377,459	$309,043	$292,183	$293,354	$312,979	$1.00
Other Income	$12,807	$2,287	$1,657	$1,611	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($307,780)	($0.99)
Effective Gross Income	$3,650,545	$3,627,839	$3,627,910	$3,608,853	$3,673,182	$11.77
Total Expenses	$590,098	$607,345	$388,329	$531,369	$489,706	$1.57
Net Operating Income	$3,060,447	$3,020,494	$3,239,581	$3,077,484	$3,183,476	$10.20
Capital Expenditures	$0	$0	$0	$0	$46,810	$0.15
TI/LC	$0	$922	$0	($2,932)	$237,169	$0.76
Net Cash Flow	$3,060,447	$3,019,571	$3,239,581	$3,080,415	$2,899,496	$9.29

Occupancy %	96.2%	97.0%	95.0%	95.1%(2)	91.6%
NOI DSCR	2.11x	2.09x	2.24x	2.13x	2.20x
NCF DSCR	2.11x	2.09x	2.24x	2.13x	2.00x
NOI Debt Yield	9.9%	9.7%	10.5%	9.9%	10.3%
NCF Debt Yield	9.9%	9.7%	10.5%	9.9%	9.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated August 1, 2018 and includes rent steps through August 1, 2019 totaling $48,902.

(2)	Occupancy is as of August 1, 2018.

Escrows and Reserves. No reserves were deposited at loan origination. For so long as a Cash Sweep Period (as defined below) is not in effect, and E. Stanley Kroenke is the controlling party of The Plaza at Gator Hole Borrower (together, the “Reserve Suspension Conditions”), The Plaza at Gator Hole Borrower will not be required to fund reserves for real estate taxes, insurance premiums, capital expenditures or tenant improvements and leasing commissions. If the Reserve Suspension Conditions are no longer met, The Plaza at Gator Hole Borrower is required to deposit monthly into escrow (i) 1/12 of the annual estimated real estate tax payments (provided, however, that The Plaza at Gator Hole Borrower is not required to make such deposits for any taxes which (x) are being paid directly to the tax authority by tenants under their leases or (y) tenants are required to reimburse or pay to The Plaza at Gator Hole Borrower under their leases for so long as (A) such tenants remain obligated under their respective leases to pay such taxes directly to the applicable taxing authority or to reimburse The Plaza at Gator Hole Borrower, as applicable, (B) such tenants timely pay or reimburse such taxes, and (C) The Plaza at Gator Hole Borrower provides the lender with reasonably satisfactory evidence that such taxes have been paid before becoming delinquent or accruing interest) and (ii) 1/12 of the annual estimated insurance premiums (unless an acceptable blanket insurance policy is in place and evidence is delivered to lender of the timely payment of insurance premiums). In addition, if the Reserve Suspension Conditions are no longer met, The Plaza at Gator Hole Borrower is required (i) to make monthly deposits of $3,900.81 into a reserve for capital expenditures and (ii) to make an initial deposit of $150,000 and monthly deposits of $19,504.06, into a reserve for tenant improvements and leasing commissions, provided that so long as no event of default is continuing under The Plaza at Gator Hole Mortgage Loan, such monthly deposits will not be required if they would cause the amount then on deposit in such tenant improvements and leasing commissions reserve to exceed $850,000. In addition, in lieu of a reserve for $205,000 for roof replacement repairs, the non-recourse carveout guaranty provides for recourse to the non-recourse carveout guarantor for losses arising from failure to make such repairs.

A “Cash Sweep Period” means a period commencing;

(i)	upon the occurrence of an event of default under The Plaza at Gator Hole Mortgage Loan and ending if no event of default exists;

(ii)	if the debt service coverage ratio of The Plaza at Gator Hole Mortgage Loan falls below 1.25x (based on the actual interest only debt service payments) for six consecutive calendar months, based on the trailing six months operating statements and rent rolls and ends if either (x) the debt service coverage ratio (based on the actual interest only debt service payments) is at least 1.25x for the immediately preceding six consecutive calendar months or (y) The Plaza at Gator Hole Borrower enters into a Master Lease (as defined below); provided that The Plaza at Gator Hole Borrower will only be permitted to enter into a Master Lease if E. Stanley Kroenke is the controlling party (a “Master Lease Cure Event”);

(iii)	if the tenant Wal-Mart Real Estate Business Trust (together with its successors and assigns, the “Major Tenant”) makes or is the subject of a voluntary bankruptcy filing or is the subject of an involuntary bankruptcy filing that has not been vacated within 90 days of such filing, and ending upon either (x) the Major Tenant’s lease being affirmed in bankruptcy and The Plaza at Gator Hole Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate stating that such Major Tenant is in occupancy of the entirety of such Major Tenant’s space, open for business and paying full contractual rent, (y) at least 75% of such Major Tenant’s space being re-let to one or more replacement tenant(s) pursuant to replacement lease(s), which replacement tenants and leases are reasonably acceptable to the lender, and The Plaza at Gator Hole Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of such Major Tenant’s space, open for business and paying full contractual rent (a “Replacement Tenant Cure Event”) or (z) a Master Lease Cure Event occurring;

(iv)	on the date on which the Major Tenant has “gone dark” in or permanently vacates its space and ending upon either (x) such Major Tenant being in occupancy of the entirety of such Major Tenant’s space and The Plaza at Gator Hole Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate(s) from such Major Tenant stating that such Major Tenant is in occupancy of the entirety of such Major Tenant’s space, open for business and paying full contractual rent, (y) a Replacement Tenant Cure Event occurring, or (z) a Master Lease Cure Event occurring; or

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	The Plaza at Gator Hole

(v)	on the date which is six months prior to the expiration of the Major Tenant’s lease (unless the lease has been extended or renewed on terms and conditions acceptable to the lender) and ending upon either (x) such Major Tenant renewing or extending such Major Tenant’s lease on the terms provided for in such Major Tenant’s lease or on other terms and conditions reasonably acceptable to the lender, and The Plaza at Gator Hole Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate(s) from such Major Tenant stating that such Major Tenant is in occupancy of the entirety of such Major Tenant’s space, open for business and paying full contractual rent, (y) a Replacement Tenant Cure Event occurring, or (z) a Master Lease Cure Event occurring.

“Master Lease” means a lease agreement between The Plaza at Gator Hole Borrower, as landlord, and E. Stanley Kroenke, as tenant, that (a) is on market terms and conditions for properties substantially similar to The Plaza at Gator Hole Property and acceptable to the lender in its reasonable discretion, (b) covers a sufficient amount of rentable square feet that the rent under such lease, when combined with the rent payable under all other leases at The Plaza at Gator Hole Property, results in a debt service coverage ratio of not less than 1.25x (based on the actual interest only debt service payments) and (c) is for a term of not less than five years.

If a Cash Sweep Period occurs as a result of a decline in the debt service coverage ratio and The Plaza at Gator Hole Borrower enters into a Master Lease, and thereafter the debt service coverage ratio (based on the actual loan constant) is at least 1.25x for the immediately preceding six consecutive calendar months, The Plaza at Gator Hole Borrower may elect to terminate the Master Lease upon not less than 30 days’ notice to the lender and the controlling party of The Plaza at Gator Hole Borrower.

Lockbox and Cash Management. The Plaza at Gator Hole Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Cash Sweep Period, The Plaza at Gator Hole Borrower is required to establish a lockbox account, to direct tenants to pay rents directly into the lockbox account, and if notwithstanding such direction, The Plaza at Gator Hole Borrower or the property manager receives any rents, to deposit such rents into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically, and so long as a Cash Sweep Period is continuing, applied (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service on The Plaza at Gator Hole Mortgage Loan, (iii) to make deposits into the capital expenditure reserve and tenant improvements and leasing commissions reserve, as described above under “Escrows and Reserves”, (iv) if no event of default has occurred with respect to The Plaza at Gator Hole Mortgage Loan, to pay operating expenses set forth in the annual budget and other expenses incurred in connection with the operation and maintenance of The Plaza at Gator Hole Property approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for The Plaza at Gator Hole Mortgage Loan during the continuance of the Cash Sweep Period. If a Cash Sweep Period is no longer continuing, the lender will be required to de-activate the lockbox account, and to disburse all funds in the lockbox account and cash management account to The Plaza at Gator Hole Borrower.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Plaza at Gator Hole Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by the lender (but in no event more than an amount equal to the sum of 100% of the full replacement cost and 12 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance with the foregoing, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Pfizer Building

Mortgage Loan No. 10 – Pfizer Building

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Pfizer Building

Mortgage Loan No. 10 – Pfizer Building

235 EAST 42ND STREET

33 3,707 SF
32 11,075 SF
31 11,147 SF
30 11,122 SF
29 11,176 SF
28 11,020 SF
27 11,103 SF
26 11,119 SF
25 11,169 SF
24 11,138 SF
23 11,048 SF
22 11,052 SF
21 11,699 SF
20 11,856 SF
19 12,838 SF
18 14,737 SF
17 14,781 SF
16 25,457 SF
15 25,486 SF
14 25,308 SF
13 27,554 SF
12 27,501 SF
11 43,341 SF
10 43,114 SF
9 43,091 SF
8 34,960 SF
7 38,242 SF
6 46,904 SF
5 46,736 SF
4 46,573 SF
3 46,615 SF
2 47,155 SF
Mezzanine 3,469 SF
1 29,339 SF
Basement 30,991 SF
Pfizer

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Pfizer Building

Mortgage Loan No. 10 – Pfizer Building

Pfizer Building
235 East 42nd Street
New York, NY 10017
MANHATTAN
Midtown
East Side
Murray Hill
Flatiron District
East River
W. 57th St.
E. 57th St.
W. 53rd St.
E. 53rd St.
W. 42nd St.
E. 42nd St.
W. 34th St.
E. 34th St.
W. 23rd St.
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
FDR Drive
METRO NORTH
LONG ISLAND RAILROAD
Midtown Tunnel
Queens-
495
Grand Central Terminal (Metro North)
Chrysler Building
Daily News
United Nations Headquarters
Japan Society
Bryant Park
New York Public Library
ROCKEFELLER CENTER
TIMES SQUARE
HERALD SQUARE
Empire State Building
Penn Station
Madison Square Garden
Madison Square Park
St. Vartan's Park
NYU Medical Center
FERRY TO LONG ISLAND CITY
LIRR
Gramercy Park
Upper West Side
Upper East Side
Central Park
QUEENS
North Bergen
West New York
Weehawken
Long Island City
Union City
Hoboken
Greenpoint
Williamsburg
Chelsea
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
NEW JERSEY
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Astoria

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Pfizer Building

Mortgage Loan No. 10 – Pfizer Building

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moodys):	A-sf/NR/A1			Location:	New York, NY 10017
Original Balance(1):	$30,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$28,888,768			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.7%			Title Vesting:	Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	1960/2004
Sponsor:	David Werner			Size:	823,623 SF
Mortgage Rate:	3.5850%			Cut-off Date Balance per SF(1):	$146
Note Date:	7/11/2018			Maturity Date Balance per SF(1):	$5
First Payment Date:	9/8/2018			Property Manager:	Self-managed
Maturity Date:	8/8/2024
Original Term to Maturity:	72 months			Underwriting and Financial Information
Original Amortization Term(2):	72 months			UW NOI(5):	$23,044,920
IO Period:	0 months			UW NOI Debt Yield(1):	19.1%
Seasoning:	3 months			UW NOI Debt Yield at Maturity(1):	531.9%
Prepayment Provisions:	LO (27); DEF (40); O (5)			UW NCF DSCR(1):	1.00x
Lockbox/Cash Mgmt Status:	Hard / In Place			Most Recent NOI(5):	N/A
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent NOI(5):	N/A
Additional Debt Balance(1)(3):	$91,481,099			3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(5):	100.0% (11/1/2018)
Reserves(4)				2nd Most Recent Occupancy(5):	100.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	100.0% (12/31/2016)
RE Tax:	$0	Springing(5)	N/A	Appraised Value (as of)(6):	$210,000,000 (3/26/2018)
Insurance:	$4,700	Springing(6)	N/A	Cut-off Date LTV Ratio(1):	57.3%
Ground Rent Reserve:	$0	$816,667	N/A	Maturity Date LTV Ratio(1):	2.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$125,000,000	43.1%	Purchase Price:	$228,000,000	78.6%
Borrower Equity:	$165,098,546	56.9%	Ground Lease Extension Option:	$50,000,000	17.2%
			Closing Costs:	$12,093,846	4.2%
			Reserves:	$4,700	0.0%
Total Sources:	$290,098,546	100.0%	Total Uses:	$290,098,546	100.0%

(1)	The Pfizer Building Mortgage Loan (as defined below) is part of the Pfizer Building Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $125,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Pfizer Building Whole Loan.

(2)	The Pfizer Building Whole Loan amortizes based on a specific amortization schedule, which is set forth in Annex A-4 of the Preliminary Prospectus, which provides for amortization of substantially all of the principal of the Pfizer Building Whole Loan by its maturity date, subject to a final payment of $4,332,390 on the maturity date.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	On the day prior to origination of the Pfizer Building Whole Loan, Pfizer Inc. transferred the ground leasehold interest in the Pfizer Building Property (as defined below) to the Pfizer Building Borrower (as defined below) and entered into a lease of the Pfizer Building expiring July 9, 2024. Prior to such date, the Pfizer Building Property was owned and occupied by Pfizer Inc. Accordingly, historical NOI is not applicable and historical occupancy percentages are based on Pfizer’s physical occupancy of its ground leasehold interest. Pfizer Inc. plans to vacate the Pfizer Building Property at the end of its lease term.

(6)	In addition, the appraiser concluded to a prospective market value assuming an extended ground lease of $415,000,000 as of June 23, 2018, equating to a Cut-off Date LTV Ratio of 29.0% and LTV Ratio at Maturity or ARD of 1.0%. The “as is” and “Prospective Market Value-Extended Ground Lease” values both assume that Pfizer vacates the Pfizer Building Property at the expiration of the Pfizer lease and that $100.0 million is invested to redevelop the Pfizer Building Property. No funds have been reserved for redevelopment of the Pfizer Building Property. See “Ground Lease” section below.

The Mortgage Loan. The tenth largest mortgage loan (the “Pfizer Building Mortgage Loan”) is part of a whole loan (the “Pfizer Building Whole Loan”) evidenced by five pari passu notes secured by a first mortgage encumbering the ground leasehold interest in a Class A office building fully leased to Pfizer Inc. (“Pfizer”) located in New York, New York (the “Pfizer Building Property”). The non-controlling Promissory Note A-3 in the original principal amount of $30,000,000 represents the Pfizer Building Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. The controlling Promissory Note A-1 and the non-controlling Promissory Notes A-4 and A-5 were contributed to the BANK 2018-BNK13 securitization trust. The non-controlling Promissory Note A-2 (together with Promissory Notes A-1, A-4 and A-5, the “Pfizer Building Non-Serviced Pari Passu Companion Loans”) was contributed to the BANK 2018-BNK14 securitization trust. The Pfizer Building Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK13 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Pfizer Building

Pfizer Building Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$28,888,768	BANK 2018-BNK13	Yes
A-2	$30,000,000	$28,888,768	BANK 2018-BNK14	No
A-3	$30,000,000	$28,888,768	BANK 2018-BNK15	No
A-4	$20,000,000	$19,259,179	BANK 2018-BNK13	No
A-5	$15,000,000	$14,444,384	BANK 2018-BNK13	No
Total Pfizer Building Whole Loan	$125,000,000	$120,369,867

The Borrower and the Sponsor. The borrower for the Pfizer Building Whole Loan is 42nd & Second Holding Co. LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Pfizer Building Borrower”). David Werner is the guarantor of certain non-recourse carveouts under the Pfizer Building Whole Loan.

The State of Wisconsin Investment Board (“SWIB”) has a 75.0% indirect equity interest in the Pfizer Building Borrower. David Werner has a 9.3% indirect equity interest in the Pfizer Building Borrower. SWIB, created in 1951, is responsible for managing the assets of the Wisconsin Retirement System, the State Investment Fund and other state trust funds.

The borrower sponsor is David Werner, of David Werner Real Estate Investments. David Werner Real Estate Investments is a privately-owned commercial real estate owner, operator and investor. David Werner has over 30 years of experience working in commercial real estate and is currently a principal owner of more than 15,000,000 SF of commercial real estate properties.

The Property. The Pfizer Building Property is a 33-story Class A office building totaling 823,623 square feet in New York, New York. The Pfizer Building Property is located in Midtown Manhattan with frontage along East 43rd Street, East 42nd Street and Second Avenue. The Pfizer Building Property is 100.0% leased to Pfizer, and has served as the global headquarters of Pfizer since it was built in 1960. The Pfizer Building Property features 16 passenger elevators and floor plates ranging from 34,960 to 47,155 square feet on the 2nd through 11th floor, 11,699 to 27,554 square feet on the 12th through 21st floor, and 11,020 to 11,176 square feet on the 22nd to 32nd floor, with a 3,707 square foot 33rd floor penthouse. Additionally, there is 30,991 square feet of lower level basement space that houses mechanical systems and is used as storage space for Pfizer. The Pfizer lease expires July 9, 2024. Pfizer plans to vacate the Pfizer Building Property and move to an office building at Hudson Yards, as to which Pfizer has already signed a lease, at the end of the term of the Pfizer lease.

Pfizer (NYSE: PFE; rated A+/A1/AA by Fitch/Moody’s/S&P) is a large biopharmaceutical company which develops and manufactures healthcare products. Pfizer’s products include medicines and vaccines, as well as consumer healthcare products. For the year ending December 31, 2017, Pfizer reported $52.5 billion in total revenue. This resulted in a reported $16.5 billion of net cash flow from operations over the same period.

The Pfizer Building Property is located within close proximity to Grand Central Terminal, which provides access to transportation, including subway service along the nearby 4, 5, 6, 7 and S lines and Metro-North Railroad. Penn Station and the Port Authority Terminal are also accessible via the subway, connecting the Pfizer Building Property to major rail lines in the tristate area, including the Long Island Rail Road and the New Jersey Transit.

Prior to the origination of the Pfizer Building Whole Loan, Pfizer owned and occupied two adjacent buildings: the Pfizer Building Property, located at 235 East 42nd Street, in which it owned the ground leasehold interest, and an adjacent property located at 219 East 42nd Street (the “219 Building”), in which it owned the fee interest.  In conjunction with its planned move to Hudson Yards, Pfizer sought to sell the Pfizer Building Property and the 219 Building and to enter into a single short-term lease of both buildings.  Accordingly, on the day prior to the origination date of the Pfizer Building Whole Loan, Pfizer sold the Pfizer Building Property and the 219 Building to a joint venture, 219/235 East LLC (the “JV”), owned 99% by the Pfizer Building Borrower and 1% by ARE-NY Region No. 1, LLC (“219 Fee Owner”), an entity affiliated with Alexandria Real Estate Equities.  Simultaneously therewith, the JV entered into a single lease to Pfizer (the “Pfizer Lease”) of both the Pfizer Building Property and the 219 Building. Immediately prior to the origination of the Pfizer Building Mortgage Loan, the following transactions were entered into:

●	The JV entered into leases with itself, as both landlord and tenant, of (i) the Pfizer Building Property (the “235 Lease”) and (ii) the 219 Building (the “219 Lease”, and together with the 235 Lease, the “JV Leases”). The Pfizer Lease has priority over the JV Leases.

●	The JV simultaneously conveyed (i) the ground leasehold interest in the Pfizer Building Property and the landlord’s interest under the 235 Lease to the Pfizer Building Borrower, and (ii) fee title in the 219 Building and the landlord’s interest in the 219 Lease to the 219 Fee Owner. The JV retained the landlord’s interest under the Pfizer Lease, but granted a present assignment to (x) the Pfizer Building Borrower of the landlord’s interest in the Pfizer Lease with respect to the Pfizer Building Property effective as of the origination date of the Pfizer Building Mortgage Loan with respect to the period following the expiration or earlier termination of the 235 Lease (the “Pfizer Lease 235 Building Residual Interest”), pursuant to which the Pfizer Building Borrower assumed the obligations of the landlord under the Pfizer Lease with respect to the Pfizer Building Property effective as of the date on which the 235 Lease expires or is earlier terminated as more particularly set forth in the limited liability operating agreement of the JV (the “Pfizer Building JV Agreement”) and (y) 219 Fee Owner of the landlord’s interest in the Pfizer Lease with respect to the 219 Building with respect to the period following the expiration or earlier termination of the 219 Lease (the “Pfizer Lease 219 Building Residual Interest”), pursuant to which 219 Fee Owner assumed the obligations of the landlord under the Pfizer Lease with respect to the 219 Building effective as of the date on which the 219 Lease expires or is earlier terminated as more particularly set forth in the Pfizer Building JV Agreement. The provisions of the assignment of the Pfizer Lease 235 Residual Interest and the assignment of the Pfizer Lease 219 Residual Interest provide that the Pfizer Building Borrower and the 219 Fee Owner, as applicable, accept the assignments of such interests in the Pfizer Lease subject to the requirement that they assume the obligations in respect of the Pfizer Building Mortgaged Property or the 219 Building, as applicable, pursuant to the terms, covenants and conditions set forth in the Pfizer Building JV Agreement as applicable to them in respect of the assigned interests in the Pfizer Lease, mutatis mutandis.

●	The 235 Lease provides for payment by the JV of rent in an amount certain which is equal to 70.181% (the “235 Percentage”) of the rent under the Pfizer Lease and the 219 Lease provides for payment by the JV of rent in an amount certain which is equal to the remaining 29.819% (the “219 Percentage”) of the rent under the Pfizer Lease. Such percentages are equal to the relative square feet of the Pfizer Building Property and the 219 Building.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Pfizer Building

●	The Pfizer Building JV Agreement provides generally that the Pfizer Building Borrower will control the day to day operations of the JV; however the Pfizer Building Borrower has the right to make all decisions relating solely to the Pfizer Building Property and the 219 Fee Owner has the right to make all decisions relating solely to the 219 Building. The Pfizer Building JV Agreement provides that neither the Pfizer Lease nor the 235 Lease may be amended, modified or terminated without the lender’s prior written consent, and that the lender is a third party beneficiary of such provision.

Further, on the origination date, the Pfizer Building Borrower granted the mortgage lender a mortgage on the ground leasehold interest comprising the Pfizer Building Property, an assignment of leases and rents of the landlord’s interest in the 235 Lease and the Pfizer Lease 235 Building Residual Interest, and a pledge of its 99% equity interest in the JV.

The following table presents certain information relating to the sole tenant at the Pfizer Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Pfizer(3)	A+/A1/AA	823,623	100.0%	$32,944,920	100.0%	$40.00	7/9/2024(4)
Subtotal/Wtd. Avg.		823,623	100.0%	$32,944,920	100.0%	$40.00

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		823,623	100.0%	$32,944,920	100.0%	$40.00

(1)	Information is based on the underwritten rent roll as of November 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	The JV leases the Pfizer Building Property to Pfizer, and the Pfizer Building Borrower owns the landlord’s interest under the 235 Lease, as described above.

(4)	Pfizer has one, one-year lease renewal option; however, Pfizer has indicated its intent to vacate the premises upon expiration of its current lease term.

The following table presents certain information relating to the lease rollover schedule at the Pfizer Building Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	1	823,623	100.0%	100.0%	$32,944,920	$40.00	100.0%	100.0%
2025	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2026	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2028	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant Space	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	823,623	100.0%		$32,944,920	$40.00	100.0%

(1)	Information is based on the underwritten rent roll as of November 1, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Pfizer Building

The Market. The Pfizer Building Property has frontage along East 43rd Street, East 42nd Street and Second Avenue in the Grand Central office submarket of Midtown Manhattan. According to the appraisal, the Pfizer Building Property is located within a heavily trafficked office market, within close proximity to several public attractions such as Grand Central Terminal, Bryant Park and the United Nations Headquarters, as well as retail corridors such as Madison and Fifth Avenues. The Pfizer Building Property is surrounded by New York landmarks, restaurants, hotels, retail shops and tourist attractions. FDR Drive and the Queens Midtown Tunnel are also accessible from the Pfizer Building Property.

The 112.5 million square foot Grand Central office submarket is Manhattan’s largest, according to a third-party industry report, and as of the fourth quarter of 2017 had a vacancy rate of 9.3% and an average asking rent of $75.49 per square foot, second-highest among Manhattan submarkets. As of the fourth quarter of 2017, the Grand Central office submarket contained approximately 72.3 million SF of Class A office space with a vacancy rate of 8.4% and average asking rents of $86.26 per square foot.

The estimated 2017 population within a quarter-, half- and one-mile radius of the Pfizer Building Property is 19,836, 51,150 and 149,661, respectively, according to the appraisal. The estimated 2017 average household income within a quarter-, half- and one-mile radius of the Pfizer Building Property is $119,968, $114,015 and $111,820, respectively.

Office buildings under construction in the Grand Central office submarket include the 1,800,000 square foot One Vanderbilt, with a 2021 completion date forecast and the 670,000 square foot 425 Park Avenue, with a 2019 completion date forecast.

The following table presents information relating to comparable leases for the Pfizer Building Property:

Comparable Leases
Property Name/Location	Year Built	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
292 Madison Avenue New York, NY	1923	26	205,000	CFA Institute	Sep. 2017 / 170 Mos.	11,113	$72.50	Mod. Gross
285 Madison Avenue New York, NY	1926	26	510,232	Misys International Banking System	Aug. 2017 / 144 Mos.	34,767	$83.00	Mod. Gross
605 Third Avenue New York, NY	1964	43	1,043,055	Meridiam Infrastructure	Jul. 2017 / 131 Mos.	11,823	$77.50	Mod. Gross
100 Park Avenue New York, NY	1950/2007	36	887,818	ABN AMRO Holdings USA	Apr. 2017 / 124 Mos.	54,037	$79.00	Mod. Gross
140 East 45th Street New York, NY	1983/2013	44	700,000	Mesirow Financial Holdings	Jan. 2017 / 120 Mos.	7,576	$74.00	Mod. Gross
450 Lexington Avenue New York, NY	1992	40	950,048	PSP Investments USA LLC	Dec. 2016 / 124 Mos.	13,720	$122.00	Mod. Gross
605 Third Avenue New York, NY	1964	43	1,043,055	Consulate General of Finland	Nov 2016 / 194 Mos.	19,110	$77.00	Mod. Gross
390 Madison Avenue New York, NY	1953/2018	32	862,154	Hogan Lovells US LLP	Nov 2016 / 195 Mos.	206,720	$82.00	Mod. Gross
600 Lexington Avenue New York, NY	1983/2013	36	303,515	MKP Capital Management	Oct. 2016 / 120 Mos.	25,995	$80.00	Mod. Gross
1 Dag Hammarskjold Plaza New York, NY	1972/2007	50	782,928	Memorial Hospital for Cancer & Allied Diseases	Apr. 2016 / 118 Mos.	46,194	$69.00	Mod. Gross

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Pfizer Building

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Pfizer Building Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$32,944,920	$40.00
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	$0	$0.00
Effective Gross Income	$32,944,920	$40.00
Total Expenses(2)	$9,900,000	$12.02
Net Operating Income	$23,044,920	$27.98
Capital Expenditures	$0	$0.00
TI/LC	$0	$0.00
Net Cash Flow	$23,044,920	$27.98

Occupancy %	100.0%(3)
NOI DSCR(4)	1.00x
NCF DSCR(4)	1.00x
NOI Debt Yield(4)	19.1%
NCF Debt Yield(4)	19.1%

(1)	Prior to the day preceding the loan origination date, the Pfizer Building Property was owned and occupied by Pfizer. Accordingly, historical NOI is not applicable.

(2)	UW Expenses consist of ground rent of $9,800,000 and commercial general public liability insurance required to be maintained by the landlord under the Pfizer Lease. The ground rent increases to $11,050,000 on May 1, 2022. The scheduled monthly debt service payment on the Pfizer Building Whole Loan reduces to $1,816,243.33 in April 2022 and thereafter in an amount which generally offsets such ground rent increase.

(3)	The Pfizer Building Property was 100.0% physically occupied as of November 1, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Pfizer Building Whole Loan.

Escrows and Reserves. The Pfizer Building Borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes; provided that the Pfizer Building Borrower will not be required to make such deposits so long as (i) the Pfizer Lease (or other lease approved by the lender) expressly obligates the related tenant thereunder to directly pay taxes to the applicable governmental authority (which the Pfizer Lease satisfies as of the loan origination date), (ii) the Pfizer Lease or such other lease remains in full force and effect, (iii) no monetary or material non-monetary event of default is continuing under the Pfizer Building Whole Loan, (iv) (A) Pfizer is not then in default in the payment of taxes then due and payable under the Pfizer Lease, the 235 Lease and the Pfizer Building Ground Lease (as defined below) beyond any applicable grace periods or (B) such other tenant is not then in default in the payment of taxes then due and payable in accordance with the terms of the applicable lease (or to the extent applicable, the Pfizer Lease, the 235 Lease and the Pfizer Building Ground Lease) beyond any applicable grace periods and in either case pays such taxes prior to interest or penalties being incurred, and (v) the Pfizer Building Borrower delivers to the lender evidence of payment of such taxes prior to delinquency. The Pfizer Building Borrower is required to deposit monthly 1/12th of the estimated annual insurance premiums, provided that the Pfizer Building Borrower will not be required to make such deposits so long as (i) there is no continuing event of default under the Pfizer Building Whole Loan, and (ii) the Pfizer Building Property is covered by a blanket policy reasonably approved by the lender or being maintained by Pfizer pursuant to and in accordance with the Pfizer Lease, in each case with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The Pfizer Building Borrower is required to deposit on August 8, 2018 and monthly thereafter, an amount equal to the ground rent payable under the Pfizer Building Ground Lease for the immediately succeeding month.

Lockbox and Cash Management. The Pfizer Building Mortgage Loan provides for a hard lockbox and upfront cash management. Pursuant to a lockbox agreement among the JV, the Pfizer Building Borrower, the 219 Fee Owner and the lockbox bank, the lockbox account is for the benefit of (i) the lender, with respect to the 235 Percentage of funds therein and Pfizer Building Subaccount (as defined below) and (ii) the 219 Fee Owner, with respect to the 219 Percentage of funds therein and 219 Building Subaccount (as defined below). The lockbox agreement provides that the 235 Percentage of the funds in the lockbox account will be allocated to a subaccount relating to the Pfizer Building Property (the “Pfizer Building Subaccount”) and the 219 Percentage of such funds will be allocated to a subaccount relating to the 219 Building (the “219 Building Subaccount”). The Pfizer Building Borrower is required to direct, or cause the JV to direct, Pfizer and all other tenants (if any) of the Pfizer Building Property to pay rents (including rents related to the 219 Building) directly into the lockbox account, and the Pfizer Building Borrower is required to deposit any rents received by it, notwithstanding such direction, within two business days of receipt. All funds in the Pfizer Building Subaccount are required to be swept to a lender-controlled cash management account and applied to the payment of, among other things, monthly escrows, debt service, operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, and to pay any remainder (i) if no Cash Sweep Event Period (as defined below) is continuing, into the insurance reserve, and (ii) if a Cash Sweep Event Period is continuing, into an excess cash flow account to be held as additional security for the Pfizer Building Whole Loan during the continuance of such Cash Sweep Event Period. Notwithstanding the foregoing, upon an event of default, the lender will have the right to apply funds in the cash management account to amounts due under the Pfizer Building Whole Loan in its sole discretion.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of an event of default under the Pfizer Building Whole Loan and ending upon the cure (if applicable) of such event of default.

Additional Secured Indebtedness (not including trade debts). The Pfizer Building Property also secures the Pfizer Building Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $91,481,099. The Pfizer Building Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Pfizer Building Mortgage Loan. The Pfizer Building Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Pfizer Building Non-Serviced Pari Passu Companion Loans. The holders of the Pfizer Building Mortgage Loan and the Pfizer Building Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Pfizer Building

collections on the Pfizer Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. The Pfizer Building Property consists of a ground leasehold interest pursuant to a ground lease (the “Pfizer Building Ground Lease”) between Seaver Realty LLC, a New York limited liability company, as successor-in-interest to Seaver Realty Company, together with its successors and/or assigns, as ground lessor (the “Pfizer Building Ground Lessor”) and the Pfizer Building Borrower, as assignee of the original ground lessee, as ground lessee. The Pfizer Building Ground Lease expires December 31, 2057. Annual rent under the Pfizer Building Ground Lease is $9,800,000 through April 30, 2022, $11,050,000 from May 1, 2022 through April 30, 2027, $12,300,000 from May 1, 2027 through April 30, 2032 and $13,550,000 from May 1, 2032 through April 30, 2037. The Pfizer Building Ground Lease requires that either (i) on or prior to June 30, 2036, the Pfizer Building Ground Lessor and the ground lessee must agree on the net rent payable from May 1, 2037 through April 30, 2049 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building Land Value (as defined below) but not less than the rent for the lease year ending April 30, 2037. The Pfizer Building Ground Lease further requires that either (i) on or prior to June 30, 2048, the Pfizer Building Ground Lessor and the ground lessee must agree on the net rent payable from May 1, 2049 through December 31, 2057 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building Land Value but not less than the rent for the lease year ending April 30, 2049.

The “Pfizer Building Land Value” means the fair market value of the land (which is deemed to be 37,650 square feet and zoned to permit erection of a building with floor area equal to the greater of (x) the maximum as-of-right floor area ratio then allowable under applicable building and zoning laws and (y) an assumed floor area ratio of 15 (such assumed floor area ratio, the “FAR Floor”), at its highest and best use (but excluding any residential condominium use) considered as vacant and unimproved land and free and clear of all encumbrances, including the Pfizer Building Ground Lease, as of the date of the determination of such value; provided, however, that from and after January 1, 2058, the FAR Floor is deemed to be 16.4). In the event of any dispute regarding the Pfizer Building Land Value between the Pfizer Building Ground Lessor and the ground lessee, such value is required to be determined by arbitration procedures set forth in the Pfizer Building Ground Lease.

The Pfizer Building Borrower has an option (the “Pfizer Ground Lease Extension Option”) to extend the term of the Pfizer Building Ground Lease through December 31, 2117, which option must be exercised by July 11, 2021. On or prior to the closing of the Pfizer Building Whole Loan, $50,000,000 was paid to the Pfizer Building Ground Lessor in consideration of the granting of the Pfizer Ground Lease Extension Option. The Pfizer Ground Lease Extension Option is exercisable upon payment of a second option payment of $50,000,000 plus a supplemental payment (the “Supplemental Payment”) equal to accrued interest on such $50,000,000 amount from the date of the option agreement to the date of exercise of the Pfizer Ground Lease Extension Option at a rate of 2.5% per annum. If the Pfizer Ground Lease Extension Option is exercised, the combined $100,000,000 option payment will be deemed to be additional prepaid rent over the extension term. In addition, if transfer and/or occupancy taxes are actually due and payable in connection with the exercise of the Pfizer Ground Lease Extension Option, the Supplemental Payment will be decreased (but not below zero) either (i) dollar for dollar in the case of any occupancy tax that may be due from and payable by the Pfizer Building Borrower, as ground lessee, in connection with the exercise of the Pfizer Ground Lease Extension Option or (ii) by 50% of any transfer tax that may be due from and payable by the Pfizer Building Borrower, as ground lessee in connection with the exercise of the Pfizer Ground Lease Extension Option. The Pfizer Building Whole Loan documents do not obligate the Pfizer Building Borrower to exercise the Pfizer Ground Lease Extension Option. In the event the Pfizer Ground Lease Extension Option is exercised, the rent payable thereunder is initially determined based on a formula similar to that for the period from May 1, 2049 through December 31, 2057 (the “Land Value Formula”) for the period from January 1, 2058 through December 31, 2062 and is also determined pursuant to the Land Value Formula for, the period from January 1, 2083 through December 31, 2087 and the period from January 1, 2108 through December 31, 2112 (each a “Land Value Reset Period”), and increases by 10% for each four year period after a Land Value Reset Period and prior to the next land Value Reset Period.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Pfizer Building Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Pfizer Building Property, as well as 24 months of business interruption insurance; provided that so long as TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA. The Pfizer Building Borrower may rely on insurance (including self-insurance) provided by Pfizer in accordance with the Pfizer Lease for terrorism coverage, as to which the Pfizer Lease does not require business interruption coverage.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK15	Stirling Bossier Shopping Center

Mortgage Loan No. 11 – Stirling Bossier Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,140,000			Location:	Bossier City, LA 71111
Cut-off Date Balance:	$28,140,000			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	James E. Maurin; Martin A. Mayer; Lewis Stirling, III; Gerald E. Songy			Year Built/Renovated:	2008/2016
Mortgage Rate:	4.6900%			Size:	303,436 SF
Note Date:	9/7/2018			Cut-off Date Balance per SF:	$93
First Payment Date:	10/11/2018			Maturity Date Balance per SF:	$75
Maturity Date:	9/11/2028			Property Manager:	Stirling Properties, L.L.C. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$3,549,817
Prepayment Provisions:	LO (25); YM1 (88); O (7)			UW NOI Debt Yield:	12.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	15.7%
Additional Debt Type:	N/A			UW NCF DSCR:	2.47x (IO) 1.73x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI (as of):	$3,645,300 (6/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI (as of):	$3,751,368 (12/31/2017)
Reserves				3rd Most Recent NOI:	$3,699,589 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy (as of):	95.4% (7/17/2018)
RE Tax:	$361,522	$40,169	N/A	2nd Most Recent Occupancy (as of):	95.6% (12/31/2017)
Insurance:	$0	Springing(1)	N/A	3rd Most Recent Occupancy (as of) :	96.5% (12/31/2016)
Recurring Replacements:	$0	$5,763	N/A	Appraised Value (as of):	$57,000,000 (7/27/2018)
TI/LC:	$0	$20,095	N/A	Cut-off Date LTV Ratio:	49.4%
Belk Reserve Funds(2):	$0	$50,000	$1,200,000	Maturity Date LTV Ratio:	39.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,140,000	99.1%	Loan Payoff(3)	$27,712,542	97.6%
Borrower Equity:	$257,551	0.9%	Closing Costs:	$323,487	1.1%
			Upfront Reserves:	$361,522	1.3%
Total Sources:	$28,397,551	100.0%	Total Uses:	$28,397,551	100.0%

(1)	The Stirling Bossier Shopping Center Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Stirling Bossier Shopping Center Borrower (as defined below) provides the lender with evidence that the Stirling Bossier Shopping Center Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the Stirling Bossier Shopping Center Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	The Belk Reserve requires monthly impounds for two years from origination for potential tenant improvement costs and leasing commissions related to the Belk space and the spaces of any tenants at the Stirling Bossier Shopping Center Property with co-tenancy provisions tied to Belk.

(3)	Loan Payoff includes the defeasance of a loan securitized in the COMM 2013-CR8 securitization trust.

The Mortgage Loan. The eleventh largest mortgage loan (the “Stirling Bossier Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,140,000 and secured by a first priority fee mortgage encumbering a 303,436 SF, Class A retail power center (the “Stirling Bossier Shopping Center Property”) located in Bossier City, Louisiana. The proceeds of the Stirling Bossier Shopping Center Mortgage Loan, together with $257,551 of borrower equity, were used to refinance the Stirling Bossier Shopping Center Property, fund reserves and pay closing costs. The Stirling Bossier Shopping Center Property was previously securitized in the COMM 2013-CR8 securitization trust.

The Borrowers and the Sponsors. The borrower is SP Bossier, L.L.C. (the “Stirling Bossier Shopping Center Borrower”), a single-purpose Delaware limited liability company. The borrower sponsors and non-recourse carve-out guarantors are James E. Maurin; Martin A. Mayer; Lewis Stirling, III; and Gerald E. Songy. Each sponsor is either a current or former executive of Stirling Properties. Stirling Properties is a full service real estate firm headquartered in Covington, Louisiana. Stirling Properties serves as the property manager and leasing agent for the Stirling Bossier Shopping Center Property. Founded over 40 years ago, Stirling Properties specializes in Commercial Brokerage, Development & Redevelopment, Acquisitions & Investments and Asset & Property Management over an array of property types across the Gulf South region of Louisiana, Mississippi, Alabama, and Florida. In total, as of April 2018, Stirling manages and leases a portfolio of approximately 12.8 million SF of retail space (with an approximately 19.4 million SF total real estate portfolio).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Stirling Bossier Shopping Center

The Property. The Stirling Bossier Shopping Center Property is a 303,436 SF, Class A retail power center located in Bossier City, Louisiana, approximately 7.4 miles northeast of the Shreveport, Louisiana central business district. Built in 2008, renovated/expanded in 2016 and situated on a 26.5-acre parcel, the Stirling Bossier Shopping Center Property is anchored by Belk, Best Buy, Bed Bath & Beyond, Ross Dress for Less, Michaels and PetSmart and is shadow-anchored by Target, Sam’s Club and Academy Sports (shadow anchors are not part of the collateral). The Stirling Bossier Shopping Center Property has 1,400 surface parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 SF of rentable area. As of July 17, 2018, the Stirling Bossier Shopping Center Property was 95.4% occupied by 29 tenants, including national retailers such as Old Navy, Ulta, Kirkland’s, Lane Bryant and Massage Envy.

The Stirling Bossier Shopping Center has averaged 95.3% occupancy since 2012. Thirteen tenants, representing approximately 67.2% of NRA and 56.3% of underwritten rent, have been in place at the Stirling Bossing Shopping Center Property since 2008 and 12 tenants, representing approximately 45.7% of NRA and 52.0% of underwritten rent, have renewed since the start of 2018. Approximately 35.6% of the NRA and 34.8% of underwritten base rent at the Stirling Bossier Shopping Center Property is attributed to investment grade tenants.

Major Tenants.

Belk (73,777 SF, 24.3% of NRA, 7.8% of underwritten rent). Belk’s 20-year lease at the Stirling Bossier Shopping Center Property commenced in 2007 and has four 5-year options remaining, each with 180 days’ notice at rental rates as specified in the lease. The Stirling Bossier Shopping Center Mortgage Loan is structured with reserve that requires $50,000 monthly impounds for two years from origination for potential tenant improvement costs and leasing commissions related to the Belk space and the spaces of any tenants with co-tenancy provisions tied to Belk. Belk is subject to a ground lease at the Stirling Bossier Shopping Center Property and owns its improvements.

Ross Dress for Less (“Ross”, 30,187 SF, 9.9% of NRA, 8.1% of underwritten rent). Ross originally signed a 10-year lease at the Stirling Bossier Shopping Center Property in 2008 and exercised a 5-year renewal option in 2018. Ross has three 5-year renewal options remaining at rental rates as specified in the lease.

Best Buy (30,038 SF, 9.9% of NRA, 11.7% of underwritten rent). Best Buy’s original 10-year lease at the Stirling Bossier Shopping Center Property commenced in 2007. Best Buy exercised a 3-year renewal in 2018 and has two 5-year renewal options remaining at rental rates as specified in the lease.

Other than Belk, Ross and Best Buy, no tenant accounts for more than 8.2% of the NRA or 9.2% of underwritten base rent at the Stirling Bossier Shopping Center Property.

The following table presents certain information relating to the leases at the Stirling Bossier Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	2017 Sales/Sales PSF	Occ. Cost %(3)	Lease Expiration	Remaining Extension Options
Anchor Tenants
Belk (Ground Lease)	NR/NR/NR	73,777	24.3%	$295,108	7.8%	$4.00	N/A/N/A	N/A	10/9/2027	4 x 5 Yr
Ross	NR/A3/A-	30,187	9.9%	$307,907	8.1%	$10.20	N/A/N/A	N/A	1/31/2023	3 x 5 Yr
Best Buy	BBB/Baa1/BBB	30,038	9.9%	$443,061	11.7%	$14.75	N/A/N/A	N/A	1/31/2021	2 x 5 Yr
Bed Bath & Beyond	NR/Baa3/BBB-	25,000	8.2%	$200,000	5.3%	$8.00	N/A/N/A	N/A	1/31/2023	3 x 5 Yr
PetSmart	NR/Caa1/CCC	19,993	6.6%	$349,878	9.2%	$17.50	$6,942,796/$347	6.2%	2/28/2023	4 x 5 Yr
Michaels	NR/NR/NR	17,987	5.9%	$259,912	6.9%	$14.45	N/A/N/A	N/A	2/28/2026	4 x 5 Yr
Subtotal/Wtd. Avg.		196,982	64.9%	$1,855,866	48.9%	$9.42	Lease Expiration

Other Tenants		92,454	30.5%	$1,937,685	51.1%	$20.96
Vacant Space		14,000	4.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		303,436	100.0%	$3,793,551	100.0%	$13.11(4)(5)

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through October 2019 for five tenants totaling $46,836.

(3)	Occ. Cost is based on Annual UW Rent and reimbursements.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Wtd. Avg. Annual UW Rent PSF excluding the Belk (Ground Lease) space is $16.22.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Stirling Bossier Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Stirling Bossier Shopping Center Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling

2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	2	5,600	$27.94	1.8%	1.8%	$156,478	4.1%	4.1%
2020	1	1,800	$24.65	0.6%	2.4%	$44,370	1.2%	5.3%
2021	2	34,038	$14.90	11.2%	13.7%	$507,061	13.4%	18.7%
2022	7	30,245	$19.80	10.0%	23.6%	$598,705	15.8%	34.4%
2023	9	102,903	$13.52	33.9%	57.5%	$1,390,850	36.7%	71.1%
2024	1	1,200	$28.00	0.4%	57.9%	$33,600	0.9%	72.0%
2025	3	13,230	$22.58	4.4%	62.3%	$298,726	7.9%	79.9%
2026	2	24,591	$16.07	8.1%	70.4%	$395,294	10.4%	90.3%
2027	1	73,777	$4.00	24.3%	94.7%	$295,108	7.8%	98.1%
2028	1	2,052	$35.75	0.7%	95.4%	$73,359	1.9%	100.0%
Thereafter	0	0	$0.00	0.0%	95.4%	$0	0.0%	100.0%
Vacant	0	14,000	$0.00	4.6%	100.0%	$0	0.0%	100.0%
Total/Weighted Average	29	303,436	$13.11(3)(4)	100.0%		$3,793,551	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Weighted Average UW Rent PSF Rolling excludes vacant space.

(4)	Wtd. Avg. Annual UW Rent PSF excluding the Belk (Ground Lease) space is $16.22.

The Market. The Stirling Bossier Shopping Center Property is located in Bossier City, Louisiana, adjacent to Airline Drive and Interstate 220, approximately 3.0 miles northwest of Interstate 20, approximately 5.9 miles east of Interstate 49 and approximately 12.4 miles northeast of Shreveport Regional Airport. The Stirling Bossier Shopping Center Property is situated at the intersection of Airline Drive and Beene Boulevard, which, according to a third party market research provider, had a daily traffic count of approximately 40,005 vehicles, as of 2017.

According to the appraisal, Pierre Bossier Mall (located approximately 2.4 miles south of the Stirling Bossier Shopping Center Property) is the largest mall in the area, and additional national retailers in the area include Home Depot (located approximately 0.8 miles south of the Stirling Bossier Shopping Center Property), Wal-Mart Supercenter and Lowes (each located approximately 0.9 miles south of the Stirling Bossier Shopping Center Property).

Bossier City has planned a multimillion-dollar infrastructure plan to extend Airline Drive to become a three-lane street with improved drainage and streetlights. The city has planned to extend Innovation Drive to connect with Airline Drive between Miciotto Lane (approximately 0.5 miles north of the Stirling Bossier Shopping Center Property) and Greenacres Boulevard (approximately 0.8 miles northwest of the Stirling Bossier Shopping Center Property). Once bid out publicly, project construction is expected to take eight to 10 months.

According to a third party market research provider, the estimated 2018 population within a three- and five-mile radius of the Stirling Bossier Shopping Center Property was 32,820 and 80,379, respectively; and the estimated 2018 average household income within the same radii was $57,952 and $56,090, respectively.

According to a third-party market research report, the Stirling Bossier Shopping Center Property is situated within the Bossier Parish retail submarket of the Shreveport retail market. As of October 2018, the submarket reported a total inventory of approximately 9.3 million SF with a 3.3% vacancy rate and average asking rents of $16.34 PSF. Within a three-mile radius of the Stirling Bossier Shopping Center Property, as of October 2018, there were 414 retail properties totaling approximately 5.7 million SF with a 4.2% vacancy rate, per a third-party market research provider. The appraiser identified seven competitive properties totaling approximately 961,801 SF, which reported an average vacancy rate of 3.7%. The appraiser concluded to the following market rents for the Stirling Bossier Shopping Center Property: $35.00 PSF for end-cap spaces; $20.00 PSF for large in-line spaces; $27.00 PSF for small in-line spaces; $15.00 PSF for Jr. anchor spaces; and $4.75 PSF for ground leased spaces (Belk), all of which are on a triple net basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Stirling Bossier Shopping Center

The following table presents recent leasing data at comparable retail properties with respect to the Stirling Bossier Shopping Center Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Occ %	Distance from Subject	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	NNN Rent/SF
Stirling Bossier Shopping Center Property 2900-2990 Meadow Creek Drive; 2611-2816 Beene Boulevard Bossier City, Louisiana	2008/2016	303,436	95.4%	N/A
University Place 7020-7070 Youree Drive Shreveport, Louisiana	2001/N/A	205,753	93.0%	11.5 miles	Quoted	1,200 – 15,000+	N/A	5.0 – 20.0	$7.75 - $26.00
Kings Crossing 7141 Youree Drive Shreveport, Louisiana	2005/N/A	138,411	100.0%	11.2 miles	Quoted	1,200 – 15,000+	N/A	5.0 – 20.0	$9.00 – $29.15
Eastgate Shopping Center 1704-1748 East 70th Street Shreveport, Louisiana	1995/2006	353,057	100.0%	11.1 miles	Colors NailSpa	2,402	Mar. 2018	10.0	$20.00
Bossier Corners 2001-2035 Airline Drive Bossier City, Louisiana	1965/1997	140,863	93.0%	2.4 miles	Various	1,000 – 26,282	N/A	5.0 - 20.0	$9.75 – $32.00
Youree Plaza 7230 Youree Drive Shreveport, Louisiana	2004/N/A	18,221	88.0%	11.3 miles	Various	1,520 – 2,200	Jan. 2017 – Aug. 2018	3.0 – 5.0	$22.00 - $27.32
Cypress Shopping Center 2300 Airline Drive Bossier City, Louisiana	2006/N/A	11,827	100.0%	1.3 miles	Various	1,350 – 2,400	Nov. 2015 – Nov. 2016	5.0	$24.20
Bayou Walk Village Shopping Center 6634 and 6658 Youree Drive Shreveport, Louisiana	1997/N/A	93,669	100.0%	9.5 miles	JoAnn	23,500	Sept. 2017	10.0	$12.00

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Stirling Bossier Shopping Center Property:

Cash Flow Analysis(1)
	2015	2016(2)	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Base Rent	$3,306,997	$3,845,357	$3,859,803	$3,804,053	$4,115,551	$13.56
Total Recoveries	$764,429	$926,066	$972,042	$936,993	$1,130,971	$3.73
Less Vacancy & Credit Loss	$0	$0	$0	$0	($322,000)(3)	($1.06)
Effective Gross Income	$4,071,426	$4,771,423	$4,831,845	$4,741,046	$4,924,521	$16.23
Total Operating Expenses	$875,431	$1,071,834	$1,080,478	$1,095,746	$1,374,704	$4.53
Net Operating Income	$3,195,995	$3,699,589	$3,751,368	$3,645,300	$3,549,817	$11.70
TI/LC	$0	$0	$0	$0	$173,725	$0.57
Capital Expenditures	$0	$0	$0	$0	$69,150	$0.23
Net Cash Flow	$3,195,995	$3,699,589	$3,751,368	$3,645,300	$3,306,943	$10.90

Occupancy %	95.4%	96.5%	95.6%	95.4%	92.2%(3)
NOI DSCR (IO)	2.39x	2.76x	2.80x	2.72x	2.65x
NOI DSCR (P&I)	1.67x	1.93x	1.96x	1.91x	1.86x
NCF DSCR (IO)	2.39x	2.76x	2.80x	2.72x	2.47x
NCF DSCR (P&I)	1.67x	1.93x	1.96x	1.91x	1.73x
NOI Debt Yield	11.4%	13.1%	13.3%	13.0%	12.6%
NCF Debt Yield	11.4%	13.1%	13.3%	13.0%	11.8%

(1)	UW Gross Potential Base Rent PSF and UW Gross Potential Base Rent include contractual rent steps through October 2019 for five tenants totaling $46,836.

(2)	The increase in Gross Potential Base Rent and Net Operating Income from 2015 to 2016 was driven partly by (i) five new leases totaling approximately 18.3% of UW Gross Potential Base Rent signed from August 2015 to December 2015 and (ii) two renewal leases totaling approximately 2.0% of UW Gross Potential Base Rent signed in September 2016 and December 2016.

(3)	The underwritten economic vacancy is 7.8%. As of July 17, 2018, the Stirling Bossier Shopping Center Property was 95.4% physically occupied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Triangle Center

Mortgage Loan No. 12 – Triangle Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,988,334			Location:	Longview, WA 98632
Cut-off Date Balance:	$27,988,334			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	William Simmons; Robert Simmons			Year Built/Renovated:	1961/2000
Mortgage Rate:	4.6900%			Size:	260,627 SF
Note Date:	9/24/2018			Cut-off Date Balance PSF:	$107
First Payment Date:	11/1/2018			Maturity Date Balance PSF:	$95
Maturity Date:	10/1/2028			Property Manager:	Cushman & Wakefield U.S., Inc.
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$3,280,540
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	11.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.3%
Additional Debt Type:	N/A			UW NCF DSCR:	2.25x (IO) 1.72x( P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$3,256,683 (5/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,271,128 (12/31/2017)
Reserves				3rd Most Recent NOI:	$3,217,952 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.4% (9/10/2018)
RE Tax:	$37,270	$37,270	N/A	2nd Most Recent Occupancy:	94.7% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	94.7% (12/31/2016)
Recurring Replacements:	$73,408	$4,344	N/A	Appraised Value (as of):	$39,500,000 (7/10/2018)
TI/LC:	$250,000	$16,250	$700,000	Cut-off Date LTV Ratio:	70.9%
Landlord Obligations(1):	$339,485	(1)	N/A	Maturity Date LTV Ratio:	62.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,988,334	70.2%	Purchase Price:	$38,339,598	96.2%
Borrower Equity:	$11,876,346	29.8%	Closing Costs:	$824,919	2.1%
			Reserves:	$700,163	1.8%
Total Sources:	$39,864,680	100.0%	Total Uses:	$39,864,680	100.0%

(1)	The Triangle Center Borrower (as defined below) deposited at loan origination $31,820 for outstanding landlord obligations related to Peace Health, $257,665 for free rent related to Ulta Salon, and is required to deposit $34,000 on November 1, 2018, and then $17,000 monthly from December 2018 through February 2019 in anticipation of Ace Hardware’s lease expiration on February 28, 2019.

The Mortgage Loan. The twelfth largest mortgage loan (the “Triangle Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,988,334 and secured by a first priority fee mortgage encumbering an anchored retail center located in Longview, Washington (the “Triangle Center Property”). The proceeds of the Triangle Center Mortgage Loan, together with borrower equity, were used to acquire the Triangle Center Property, pay closing costs and fund upfront reserves.

The Borrower and the Sponsors. The borrower is Triangle Town Center NW, LLC (the “Triangle Center Borrower”), a Delaware limited liability company and single purpose entity with one independent director. The sponsors and nonrecourse carve-out guarantors are William Simmons and Robert Simmons.

William and Robert Simmons are based out of San Diego, California and have over 40 years of real estate experience in operation, ownership and management of industrial, retail and multifamily properties.

The Property. The Triangle Center Property is a 260,627 SF anchored retail center located in Longview, Washington, approximately 50 miles north of downtown Portland, Oregon. The Triangle Center Property consists of six retail buildings situated on an approximately 22.5-acre site and features 1,947 parking spaces (approximately 5.9 spaces per 1,000 SF). The anchor tenants are Triangle Bowl, Ross Dress for Less, Bed, Bath & Beyond, Rite Aid and Office Depot. The junior anchor tenants are Michaels, Petco, Ace Hardware and Big 5. The Ross Dress for Less, Bed Bath & Beyond, Office Depot, Michaels, Petco and Big 5 stores at the Triangle Center Property are the only locations within approximately 37.6 miles, with the next closest locations for each store in Vancouver, Washington. The Triangle Center Property is shadow anchored by, and shares access and signage with, Winco Foods. In addition to the anchor tenants, the Triangle Center Property has a variety of national tenants, including Ulta Salon, Lane Bryant, H&R Block, GNC, GameStop and Starbucks, none individually representing more than 3.3% of NRA or 5.0% of underwritten rent.

The Triangle Center Property was 97.4% leased and occupied by 36 tenants as of September 10, 2018. Year-end historical occupancy at the Triangle Center Property was 94.7% each year from 2015 through 2017.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Triangle Center

Major Tenants.

Office Depot (18,356 SF, 7.0% of NRA, 8.8% of underwritten rent). Office Depot has been a tenant at the Triangle Center Property since November 2007 under a lease that expires December 31, 2020, with four, five-year renewal options remaining. Office Depot is not required to report sales pursuant to its lease.

Ross Dress for Less (29,793 SF, 11.4% of NRA, 8.5% of underwritten rent). Ross Dress for Less has been a tenant at the Triangle Center Property since December 2004 and exercised its first, five-year renewal option in January 2016. The Ross Dress for Less lease expires January 31, 2021, with three, five-year renewal options remaining. Ross Dress for Less is not required to report sales pursuant to its lease.

Rite Aid (20,800 SF, 8.0% of NRA, 8.0% of underwritten rent). Rite Aid has been a tenant at the Triangle Center Property since 1960 and most recently exercised its five-year renewal option in November 2016. The Rite Aid lease expires October 31, 2021, with one, ten-year renewal option remaining. Rite Aid reported sales at the Triangle Center Property of $10,943,707 ($526 PSF) for 2017, $9,162,854 ($441 PSF) for 2016, and $8,265,722 ($397 PSF) for 2015.

Michaels (16,993 SF, 6.5% of NRA, 7.0% of underwritten rent). Michaels has been a tenant at the Triangle Center Property since 2005 and exercised its first extension option in August 2014. The Michael’s lease expires February 29, 2020, with three 5-year renewal options remaining. Michaels is not required to report sales pursuant to its lease.

Bed Bath & Beyond (23,000 SF, 8.8% of NRA, 6.1% of underwritten rent). Bed Bath & Beyond has been a tenant at the Triangle Center Property since December 2005 and exercised their first, five-year renewal option in February 2016. The Bed Bath & Beyond lease expires January 31, 2021, with three, five-year renewal options remaining. Bed Bath & Beyond reported sales at the Triangle Center Property of $2,945,745 ($128 PSF) for 2017, $2,899,482 ($126 PSF) for 2016, and $2,876,877 ($125 PSF) for 2015.

The following table presents a summary regarding the major tenants at the Triangle Center Property:

Tenant Summary(1)
							Most Recent Sales(4)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Annual UW Rent	$	PSF	Occ. Cost %	Lease Expiration	Renewal Options
Major Tenants(5)
Office Depot	NR/B1/B	18,356	7.0%	$322,400	$17.56	8.8%	NAV	NAV	NAV	12/31/2020	4 x 5 Yr
Ross Dress For Less	NR/A3/A-	29,793	11.4%	$312,827	$10.50	8.5%	NAV	NAV	NAV	1/31/2021	3 x 5 Yr
Rite Aid	B/Caa1/B	20,800	8.0%	$291,200	$14.00	8.0%	$10,943,707	$526	3.3%	10/31/2021	1 x 10 Yr
Michaels	NR/NR/BB-	16,993	6.5%	$254,895	$15.00	7.0%	NAV	NAV	NAV	2/29/2020	4 x 5 Yr
Bed Bath & Beyond	NR/Baa3/BBB-	23,000	8.8%	$224,250	$9.75	6.1%	$2,945,745	$128	10.2%	1/31/2021	3 x 5 Yr
Subtotal/Wtd. Avg.		108,942	41.8%	$1,405,572	$12.90	38.4%

Other Tenants		144,847	55.6%	$2,253,854	$15.56	61.6%
Vacant Space		6,838	2.6%	$0	$0	0.0%
Total/Wtd. Avg.		260,627	100.0%	$3,659,425	$14.42	100.0%

(1)	Information is based on the underwritten rent roll as of September 10, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recent Sales $, PSF and Occ. Cost % are shown for tenants that are required to report sales. Most Recent Sales information for Bed Bath & Beyond and Rite Aid is for year-end December 2017. Occ. Cost % is based on the underwritten rent as of the September 10, 2018 rent roll divided by the most recently reported sales.

(5)	Major Tenants are listed in order of Annual UW Rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Triangle Center

The following table presents certain information relating to the lease rollover at the Triangle Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	6	26,455	10.2%	10.2%	$424,374	$16.04	11.6%	11.6%
2020	11	94,362	36.2%	46.4%	$1,304,802	$13.83	35.7%	47.3%
2021	8	92,831	35.6%	82.0%	$1,142,510	$12.31	31.2%	78.5%
2022	3	12,317	4.7%	86.7%	$232,202	$18.85	6.3%	84.8%
2023	5	17,971	6.9%	93.6%	$367,528	$20.45	10.0%	94.9%
2024	1	3,200	1.2%	94.8%	$60,800	$19.00	1.7%	96.5%
2025	2	6,653	2.6%	97.4%	$127,210	$19.12	3.5%	100.0%
2026	0	0	0.0%	97.4%	$0	$0.00	0.0%	100.0%
2027	0	0	0.0%	97.4%	$0	$0.00	0.0%	100.0%
2028	0	0	0.0%	97.4%	$0	$0.00	0.0%	100.0%
2029 & Beyond	0	0	0.0%	97.4%	$0	$0.00	0.0%	100.0%
Vacant	0	6,838	2.6%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	36	260,627	100.0%		$3,659,425	$14.42	100.0%

(1)	Information is based on the underwritten rent roll as of September 10, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Triangle Center Property is located at the intersection of Washington Way and Ocean Beach Highway, off the Interstate 5 corridor in Longview, Washington. Longview is situated on the southern border of the State of Washington, approximately 50 miles northwest of Portland, Oregon and 130 miles southeast of Seattle. Interstate 5 serves as the region’s primary north-south route connecting Seattle and Portland, with east-west access provided by Ocean Beach Highway, Washington Way, Industrial Way and Tennant Way. Market drivers in the Longview metropolitan statistical area (“MSA”) include (i) manufacturing, due to access to the Columbia River, Interstate 5 and the west coast railways, (ii) the Port of Longview and (iii) outdoor recreation. The Longview MSA had an unemployment rate of 5.8% as of May 2018. Major employers in the City of Longview include St. John’s Medical Center/Peace Health (1,650 employees), Weyerhaeuser (1,539 employees), Kapstone Paper & Packaging / Longview Fibre (1,028 employees), Walmart (750 employees) and Longview School District (735 employees).

According to the appraisal, as of the second quarter 2018, the Triangle Center Property’s three-mile trade area had a retail inventory of 2,309,054 SF, with a current vacancy rate of 4.9% and average asking rents of $21.62 PSF. The Triangle Center Property is located approximately 2.0 miles from Three Rivers Mall, the only enclosed regional shopping center in a 40-mile radius.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Triangle Center Property is 9,349, 53,930 and 69,052, respectively, and the estimated average household income within the same radii was $57,367, $60,548 and $62,474, respectively. According to the appraisal, there are no new retail properties under construction within the three-mile trade area.

The following table reflects the comparable retail properties with respect to the Triangle Center Property:

Comparable Property Summary
Property Name City, State	Property Type	Size (SF)	Year Built / Renovated	Occ %	Inline Rent	Parking Ratio	Anchors	Distance (miles)
Triangle Center Longview, WA	Neighborhood / Community Center	260,627	1961 / 2000	97.4%	$20.88	5.87	Triangle Bowl; Ross Dress for Less; Bed, Bath & Beyond, Rite Aid	N/A
Twin City Town Center Chehalis, WA	Power Center	495,747	1946	92.0%	$18.00 - $20.00	1.01	WalMart; Home Depot	40.7
Sunset Square Bellingham, WA	Neighborhood / Community Center	386,729	1974	93.4%	$17.00 - $23.75	0.78	Kmart; Safeway, Rite Aid	216
Green Firs Towne Center University Place, WA	Neighborhood / Community Center	148,716	1977 / 2013	97.3%	$26.00 - $40.00	NAV	Safeway; Trader Joe’s	92.9
South Sound Center Lacey, WA	Power Center	554,000	1967	90.0%	$8.00 - $16.00	0.36	Target; Kohl’s, Sears	69.4
Silverdale Shopping Center Silverdale, WA	Neighborhood Center	67,827	1985	88.0%	$6.50 - $27.82	1.84	Ross Dress for Less	127

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Triangle Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Triangle Center Property:

Cash Flow Analysis
2015		2016	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,304,157	$3,437,205	$3,423,854	$3,449,673	$3,772,968	$14.48
Total Recoveries	$746,845	$674,383	$808,929	$847,624	$782,885	$3.00
Other Income	$4,600	$5,821	$5,579	$6,524	$5,579	$0.02
Less Vacancy	$0	$0	$0	$0	($341,689)	($1.31)
Effective Gross Income	$4,055,602	$4,117,409	$4,238,362	$4,303,821	$4,219,743	$16.19
Total Expenses	$942,284	$899,457	$967,234	$1,047,138	$939,203	$3.60
Net Operating Income	$3,113,318	$3,217,952	$3,271,128	$3,256,683	$3,280,540	$12.59
Capital Expenditures	$0	$0	$0	$0	$52,125	$0.20
TI/LC	$0	$0	$0	$0	$229,069	$0.88
Net Cash Flow	$3,113,318	$3,217,952	$3,271,128	$3,256,683	$2,999,346	$11.51

Occupancy %	94.7%	94.7%	94.7%	97.4%(2)	92.5%
NOI DSCR (IO)	2.34x	2.42x	2.46x	2.45x	2.46x
NOI DSCR (P&I)	1.79x	1.85x	1.88x	1.87x	1.89x
NCF DSCR (IO)	2.34x	2.42x	2.46x	2.45x	2.25x
NCF DSCR (P&I)	1.79x	1.85x	1.88x	1.87x	1.72x
NOI Debt Yield	11.1%	11.5%	11.7%	11.6%	11.7%
NCF Debt Yield	11.1%	11.5%	11.7%	11.6%	10.7%

(1)	UW Gross Potential Rent is based on the in place rent roll dated September 10, 2018 and includes rent steps through July 1, 2019 totaling $42,314 and grossed up vacant space equal to $113,542.

(2)	Most recent Occupancy % is as of September 10, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Nitro Marketplace

Mortgage Loan No. 13 – Nitro Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,755,000			Location:	Nitro, WV 25313
Cut-off Date Balance:	$27,755,000			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor(1):	E. Stanley Kroenke			Year Built/Renovated:	1998/N/A
Mortgage Rate:	4.3550%			Size:	440,949 SF
Note Date:	8/16/2018			Cut-off Date Balance per SF(1):	$63
First Payment Date:	10/1/2018			Maturity Date Balance per SF(1):	$63
Maturity Date:	9/1/2028			Property Manager:	TKG Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(3):	$3,161,963
Seasoning:	2 months			UW NOI Debt Yield:	11.4%
Prepayment Provisions:	LO (23); YM (93); O (4)			UW NOI Debt Yield at Maturity(1):	11.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.41x
Additional Debt Type:	N/A			Most Recent NOI:	$3,596,311 (4/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,336,742 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,188,282 (12/31/2016)
Reserves(2)				Most Recent Occupancy(5):	96.6% (6/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.0% (12/31/2017)
RE Tax:	$0	Springing(2)	N/A	3rd Most Recent Occupancy:	98.0% (12/31/2016)
Insurance:	$0	Springing(3)	N/A	Appraised Value (as of):	$42,700,000 (6/26/2018)
Recurring Replacements:	$0	Springing(4)	N/A	Cut-off Date LTV Ratio:	65.0%
TILC:	$0	Springing(4)	$880,000	Maturity Date LTV Ratio:	65.0%

Sources and Uses(5)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,755,000	100.0%	Loan Payoff:	$24,591,232	88.6%
			Return of Equity:	$2,874,729	10.4%
			Closing Costs:	$289,039	1.0%
Total Sources:	$27,755,000	100.0%	Total Uses:	$27,755,000	100.0%

(1)	E. Stanley Kroenke is also the sponsor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Plaza at Gator Hole.

(2)	Tax reserves are waived for so long as a cash sweep period is not in effect and E. Stanley Kroenke is the controlling party of the Nitro Marketplace Borrower (as defined below). If such conditions are not met, the Nitro Marketplace Borrower is required to make a monthly deposit into a real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate tax payments (provided, however, that the Nitro Marketplace Borrower is not required to make such deposits for any taxes which (x) are being paid directly to the tax authority by tenants under their leases or (y) tenants are required to reimburse or pay to the Nitro Marketplace Borrower under their leases for so long as (A) such tenants remain obligated under their respective leases to pay such taxes directly to the applicable taxing authority or to reimburse the Nitro Marketplace Borrower, as applicable, (B) such tenants timely pay or reimburse such taxes, and (C) the Nitro Marketplace Borrower provides the lender with reasonably satisfactory evidence that such taxes have been paid before becoming delinquent or accruing interest).

(3)	Insurance reserves of 1/12 of the estimated annual insurance premiums are waived for so long as either (x) insurance is maintained under blanket policies in accordance with the terms of the loan documents, or (y) a cash sweep period is not in effect and E. Stanley Kroenke is the controlling party of the Nitro Marketplace Borrower.

(4)	Upon the occurrence of either (i) a cash sweep period or (ii) E. Stanley Kroenke no longer being the controlling party of the Nitro Marketplace Borrower, the Nitro Marketplace Borrower (a) is required to make monthly deposits of $8,584 into a reserve for capital expenditures and (b) monthly deposits of $36,746 into a reserve for tenant improvements and leasing commissions, provided that so long as no event of default is continuing under the Nitro Marketplace Mortgage Loan, such monthly deposits for tenant improvements and leasing commissions will not be required if they would cause the amount then on deposit in such tenant improvements and leasing commissions reserve to exceed $880,000.

(5)	Most Recent Occupancy includes 4,550 SF occupied by Rent a Center, which is currently dark. Rent from such tenant for such temporary space was not underwritten.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Nitro Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,755,000, and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Nitro, West Virginia (the “Nitro Marketplace Property”). Proceeds of the Nitro Marketplace Mortgage Loan were primarily used to refinance the previous loan secured by the Nitro Marketplace Property, pay closing costs, and return approximately $2,874,729 of equity to the Nitro Marketplace Borrower.

The Borrower and the Sponsor. The borrower is THF Nitro Development Limited Liability Company (the “Nitro Marketplace Borrower”), a single-purpose, existing West Virginia limited liability company, with one independent director in its organizational structure. The Nitro Marketplace Borrower is owned by THF Nitro Realty LLC (0.5%), a Delaware limited liability company, and by THF Cross Lanes Company Limited Liability Company (96.8%) and Douglas J. Skaff (2.7%). THF Cross Lanes Company Limited Liability Company is owned by E. Stanley Kroenke (53.96%), Josh W. Kroenke (21.36%), Whitney A. Kroenke (21.36%), James Lewis (2.22%) and Ian R. Silberman (1.11%). THF Nitro Realty LLC is owned by THF Cross Lanes Company Limited Liability Company. The borrower sponsor and non-recourse carveout guarantor is E. Stanley Kroenke. E. Stanley Kroenke is also the borrower sponsor and non-recourse carveout guarantor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as The Plaza at Gator Hole.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Nitro Marketplace

E. Stanley Kroenke is a developer of shopping centers and apartment buildings. He has experience in sports team commercial management, sports marketing, media and new media rights as well as in real estate development. He owns approximately 30 million SF of real estate, primarily consisting of shopping plazas near Walmart stores. E. Stanley Kroenke is the owner of Kroenke Sports Enterprises, LLC, the Denver Nuggets Limited Partnership and The Kroenke Group. E. Stanley Kroenke is married to Ann Walton Kroenke, the niece of Walmart’s founder, Sam Walton.

The Property. The Nitro Marketplace Property is a 440,949 SF anchored retail shopping center located in Nitro, West Virginia. The Nitro Marketplace Property is situated on an approximately 77.2 acre site and features 2,414 parking spaces (5.47 spaces per 1,000 SF). The Nitro Marketplace Property is comprised of eleven one-story buildings built in 1998. The Nitro Marketplace Property is anchored by Walmart (45.4% of NRA, 33.1% of underwritten rent), Lowe’s (29.8% of NRA, 27.0% of underwritten rent) and two junior anchors (11.1% of NRA, 12.1% of underwritten rent). According to a third party market research report, the estimated grocery sales achieved by Walmart at the Nitro Marketplace Property are approximately $45.5 million, which is higher than both Walmart’s national average grocery sales of approximately $41.2 million and Walmart’s state average grocery sales in West Virginia of approximately $39.2 million. According to a third party market research report, the total sales achieved by Walmart at the Nitro Marketplace Property are approximately $79.3 million, which is 14.9% greater than the average sales achieved by the 17 Walmarts located within a 50 mile radius of the Nitro Marketplace Property of approximately $67.5 million.

The Nitro Marketplace Property is 96.6% leased by 21 tenants as of June 1, 2018 and has maintained an average occupancy of approximately 98.2% over the last 10 years. Other than Walmart and Lowes, no tenant represents more than 5.7% of NRA or accounts for more than 7.8% of underwritten rent. 14 tenants (84.2% of NRA, 81.8% of underwritten rent) have been in occupancy at the Nitro Marketplace Property for at least 10 years and 21 tenants (96.6% of NRA, 94.4% of underwritten rent) have been in occupancy at the Nitro Marketplace Property for at least five years.

Major Tenants.

Walmart (200,084 SF, 45.4% of NRA, 33.1% of underwritten rent). Walmart is an American multinational retail corporation headquartered in Bentonville, Arkansas. As of January 2018, Walmart has 11,718 stores and clubs in 28 countries and has approximately 2.3 million employees. Walmart has been anchoring the Nitro Marketplace Property since 1997, has a lease expiration of August 31, 2026 and has ten, five-year renewal options remaining.

Lowe’s (131,575 SF, 29.8% of NRA, 27.0% of underwritten rent). Lowe’s is a home improvement company serving more than 18 million customers a week in the United States, Canada and Mexico across 2,390 home improvement and hardware stores with over 310,000 employees. Lowe’s has been anchoring the Nitro Marketplace Property since 1997, has a lease expiration of January 30, 2028 and has seven, five-year renewal options remaining.

Burke’s Outlet (25,000 SF, 5.7% of NRA, 4.3% of underwritten rent). Burke’s Outlet is a privately held retailer that operates over 500 retail stores throughout 13 states in the United States. Burke’s Outlet took occupancy of its space at the Nitro Marketplace Property in 2012, has a lease expiration of January 31, 2024 and has three, five-year renewal options remaining.

Staples (24,000 SF, 5.4% of NRA, 7.8% of underwritten rent). Staples is an office supply chain with more than 1,500 stores within the United States, Canada, the United Kingdom, Australia, Brazil and presence in multiple European countries. Staples took occupancy of its space at the Nitro Marketplace Property in 1998, has a lease expiration of August 31, 2020 and has no renewal options remaining.

Dollar Tree (8,500 SF, 1.9% of NRA, 2.6% of underwritten rent).  Dollar Tree is a chain of discount variety stores that sells items for $1 or less operating in over 5,000 stores throughout 48 states in the United States. Dollar Tree took occupancy of its space at the Nitro Marketplace Property in 2011, has a lease expiration of August 31, 2021 and has two, five-year renewal options remaining.

The following table presents a summary regarding the largest tenants at the Nitro Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales(5)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Walmart	AA/Aa2/AA	200,084	45.4%	$1,062,446	$5.31	33.1%	NAV	NAV	NAV	8/31/2026
Lowe’s	NR/A3/A-	131,575	29.8%	$868,395	$6.60	27.0%	$38,127,398	$289.78	2.3%	1/30/2028
Burke’s Outlet	NR/NR/NR	25,000	5.7%	$137,500	$5.50	4.3%	NAV	NAV	NAV	1/31/2024
Staples	NR/B3/B+	24,000	5.4%	$252,000	$10.50	7.8%	NAV	NAV	NAV	8/31/2020
Dollar Tree	NR/Baa3/BBB-	8,500	1.9%	$85,000	$10.00	2.6%	NAV	NAV	NAV	8/31/2021
Subtotal/Wtd. Avg.		389,159	88.3%	$2,405,341	$6.18	74.8%

Other Tenants		32,440	7.4%	$809,015	$24.94	25.2%
Vacant Space(6)		19,350	4.4%	$0		0.0%
Total/Wtd. Avg.		440,949	100.0%	$3,214,356	$7.62	100.0%

(1)	Information is based on the underwritten rent roll as of June 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Occ. Cost % is based on the underwritten rent roll as of June 1, 2018 and is calculated as underwritten rent divided by most recently reported sales.

(5)	Most Recent Sales are as of May 31, 2017.

(6)	Vacant Space includes 4,550 SF occupied by Rent a Center, which is currently dark. Rent from such tenant for such temporary space was not underwritten.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Nitro Marketplace

The following table presents certain information relating to the lease rollover schedule at the Nitro Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	1	0	0.0%	0.0%	$0.00	$96,000	3.0%	3.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	3.0%
2019	5	7,490	1.7%	1.7%	$28.80	$215,695	6.7%	9.7%
2020	2	25,500	5.8%	7.5%	$11.05	$281,700	8.8%	18.5%
2021	3	12,250	2.8%	10.3%	$11.98	$146,812	4.6%	23.0%
2022	0	0	0.0%	10.3%	$0.00	$0	0.0%	23.0%
2023	3	5,250	1.2%	11.5%	$22.15	$116,282	3.6%	26.6%
2024	2	33,000	7.5%	18.9%	$7.50	$247,500	7.7%	34.3%
2025	2	6,450	1.5%	20.4%	$15.90	$102,525	3.2%	37.5%
2026	1	200,084	45.4%	65.8%	$5.31	$1,062,446	33.1%	70.6%
2027	0	0	0.0%	65.8%	$0.00	$0	0.0%	70.6%
2028	2	131,575	29.8%	95.6%	$7.19	$945,395	29.4%	100.0%
2029 & Beyond	0	0	0.0%	95.6%	$0.00	$0	0.0%	100.0%
Vacant(5)	0	19,350	4.4%	100.0%	$0.00		0.0%	100.0%
Total/Wtd. Avg.	21	440,949	100.0%		$7.62	$3,214,356	100.0%

(1)	Information is based on the underwritten rent roll as of June 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	MTM is comprised of La Roca Mexican Restaurant which has no SF associated with it.

(5)	Vacant Space includes 4,550 SF leased by Rent a Center, which is currently dark. Rent from such tenant for such temporary space was not underwritten.

The Market. The Nitro Marketplace Property is located in Nitro, West Virginia, approximately 13 miles northeast of the Charleston central business district. The Nitro Marketplace Property is part of the Charleston, West Virginia metropolitan statistical area, the largest metropolitan statistical area within West Virginia. According to the appraisal, the Nitro Marketplace Property is in the Outlying Kanawha County submarket of the Charleston retail market. As of the third quarter of 2018, the Outlying Kanawha County submarket had an average vacancy of 1.7%, average asking rents of $5.87 per unit and consisted of 9,246,569 SF across 1,087 buildings. The Charleston retail market had an average vacancy of 2.0%, average asking rents of $10.42 per unit and consisted of 20,443,291 SF across 2,297 buildings. The estimated 2017 population within a one-, three- and five-mile radius of the Nitro Marketplace Property is 1,335, 30,311 and 54,960, respectively, according to the appraisal. The estimated 2017 average household income within a one-, three- and five-mile radius of the Nitro Marketplace Property is $62,006, $59,465 and $60,189, respectively, according to the appraisal.

The following table presents recent leasing data at comparable retail properties with respect to the Nitro Marketplace Property:

Comparable Lease Summary
Property Name / Address City. State	Year Built	GLA	Tenant	Lease Area (SF)	Lease Date	Term (Yrs.)	Base Rent PSF	Reimbursements
Liberty Square Shopping Center Hurricane, WV	1990	280,000	Available Century 21 The Summers Companies Elder-Beerman	2,660 2,200 2,990 60,097	June 2018 Jan. 2017 May 2014 Sept. 2012	5.0 5.0 5.0 5.0	$11.00 $12.00 $11.00 $6.88	NNN NNN NNN NNN
Dudley Farms Plaza Charleston, WV	2000	198,769	Available Lane Bryant Sports Clips ULTA Salon	4,400 4,000 1,200 12,000	July 2018 March 2015 Sept. 2013 June 2012	5.0 9.0 5.0 10.0	$18.00 $20.00 $25.00 $21.87	NNN NNN NNN NNN
The Crossings Elkview, WV	1989	216,092	ATT Brazilian Rest Anytime Fitness Rent-A-Center	2,150 5,260 5,000 5,000	Nov. 2016 May 2016 Feb. 2014 April 2012	2.7 5.1 6.1 5.2	$12.00 $15.00 $9.50 $9.50	NNN NNN NNN NNN
Merritt Creek Shopping Center Barboursville, WV	2002	257,969	Available Massage Envy Starbucks	1,980 2,887 1,672	June 2018 Jan. 2017 Dec. 2003	3.0 N/A 10.0	$22.00 $24.00 $20.00	NNN NNN NNN
Pea Ridge Shopping Center Huntington, WV	1979	160,092	Confidential Oriental Market	2,000 6,000	July 2016 Feb. 2016	N/A 3.0	$9.60 $7.00	NNN NNN

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Nitro Marketplace

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nitro Marketplace Property:

Cash Flow Analysis
	2015	2016	2017	4/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,296,049	$3,378,674	$3,320,447	$3,322,017	$3,497,644	$7.93
Total Recoveries	$644,458	$452,205	$719,210	$1,004,673	$720,600	$1.63
Other Income	$22,239	$49,124	$881	$495	$10,000	$0.02
Less Vacancy & Credit Loss	$0	$0	$0	$0	($341,657)	($0.77)
Effective Gross Income	$3,962,746	$3,880,003	$4,040,538	$4,327,184	$3,886,588	$8.81
Total Expenses	$656,067	$691,720	$703,796	$730,873	$724,625	$1.64
Net Operating Income	$3,306,680	$3,188,282	$3,336,742	$3,596,311	$3,161,963	$7.17
Capital Expenditures	$0	$0	$0	$0	$103,003	$0.23
TI/LC	$0	$0	$0	$0	$110,237	$0.25
Net Cash Flow	$3,306,680	$3,188,282	$3,336,742	$3,596,311	$2,948,723	$6.69

Occupancy %	99.0%	98.0%	98.0%	96.6%(2)	91.9%
NOI DSCR	2.70x	2.60x	2.72x	2.93x	2.58x
NCF DSCR	2.70x	2.60x	2.72x	2.93x	2.41x
NOI Debt Yield	11.9%	11.5%	12.0%	13.0%	11.4%
NCF Debt Yield	11.9%	11.5%	12.0%	13.0%	10.6%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2018 and includes rent steps through July 1, 2019 totaling $43,088.

(2)	Occupancy is as of June 1, 2018 and includes Rent a Center (4,550 SF), which is currently dark. Rent from such tenant for such temporary space was not underwritten.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

Mortgage Loan No. 14 – Prudential – Digital Realty Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$26,000,000			Location:	Various
Cut-off Date Balance(1):	$26,000,000			General Property Type:	Other
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Data Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Digital Realty Trust, L.P.			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.5575%			Size:	1,042,933 SF
Note Date:	9/7/2018			Cut-off Date Balance per SF(1):	$203
First Payment Date:	11/6/2018			Maturity Date Balance per SF(1):	$203
Maturity Date:	10/6/2023			Property Manager:	Digital Realty Core Properties 1 Manager, LLC (borrower-related)
Original Term:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$25,135,623
Seasoning:	1 month			UW NOI Debt Yield(1):	11.9%
Prepayment Provisions(2):	LO (25), DEF/YM1 (28), O (7)			UW NOI Debt Yield at Maturity(1):	11.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.50x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$25,861,704 (6/30/2018 TTM)
Additional Debt Balance(1):	$186,000,000			2nd Most Recent NOI:	$25,488,503 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$24,935,956 (12/31/2016)
Reserves(3)				Most Recent Occupancy:	100.0% (11/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Taxes	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance	$0	Springing	N/A	Appraised Value (as of)(4):	$387,600,000 (Various)
Replacement Reserves	$0	Springing	$417,173	Cut-off Date LTV Ratio(1):	54.7%
TI/LC Reserves	$0	Springing	N/A	Maturity Date LTV Ratio(1):	54.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$212,000,000	100.0%	Loan Payoff:	$208,217,519	98.2%
			Closing Costs:	$2,295,145	1.1%
			Return of Equity:	$1,487,336	0.7%
Total Sources:	$212,000,000	100.0%	Total Uses:	$212,000,000	100.0%

(1)	The Prudential – Digital Realty Portfolio Mortgage Loan (as defined below) is part of the Prudential – Digital Realty Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $212,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Prudential – Digital Realty Portfolio Whole Loan.

(2)	At any time after the earlier to occur of (i) November 6, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Prudential – Digital Realty Portfolio Whole Loan to be securitized, the Prudential – Digital Realty Portfolio Borrower (as defined below) has the right to either (a) defease the Prudential – Digital Realty Portfolio Whole Loan or (b) prepay the Prudential – Digital Realty Portfolio Whole Loan, provided that the Prudential – Digital Realty Portfolio Borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal balance being prepaid. No yield maintenance premium or prepayment premium will be required on or after April 6, 2023. The assumed lockout period of 25 payments is based on the closing date of this transaction in November 2018.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The appraiser concluded to an aggregate hypothetical “go dark” value of $336,300,000, with valuation dates between July 6, 2018 and July 16, 2018.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Prudential – Digital Realty Portfolio Mortgage Loan”) is part of a whole loan (the “Prudential – Digital Realty Portfolio Whole Loan”) that is evidenced by five pari passu promissory notes in the aggregate original principal balance of $212,000,000. The Prudential – Digital Realty Portfolio Whole Loan is secured by a first priority fee interest in a portfolio of eight data center properties (the “Prudential – Digital Realty Portfolio Properties”) located in California (3), Virginia (3), Texas (1) and New Jersey (1). The Prudential – Digital Realty Portfolio Whole Loan was co-originated on September 7, 2018 by Wells Fargo Bank, National Association and Column Financial, Inc.

The Prudential – Digital Realty Portfolio Mortgage Loan is evidenced by the non-controlling Promissory Note A-2-1 in the original principal balance of $26,000,000. The controlling Promissory Note A-1 was contributed to the BANK 2018-BNK14 securitization trust. The remaining non-controlling Promissory Notes A-2-2, A-3 and A-4 in the aggregate original principal balance of $116,000,000 are currently held by Wells Fargo Bank, National Association and Column Financial, Inc. and are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The mortgage loans evidenced by Promissory Notes A-1, A-2-2, A-3 and A-4 are collectively referred to herein as the “Prudential – Digital Realty Portfolio Non-Serviced Pari Passu Companion Loans”. The Prudential – Digital Realty Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK14 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the Prudential – Digital Realty Portfolio Whole Loan were primarily used pay off existing debt and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

Prudential – Digital Realty Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2018-BNK14	Yes
A-2-1	$26,000,000	$26,000,000	BANK 2018-BNK15	No
A-2-2	$10,000,000	$10,000,000	Wells Fargo Bank, National Association	No
A-3	$70,000,000	$70,000,000	Column Financial, Inc.	No
A-4	$36,000,000	$36,000,000	Column Financial, Inc.	No
Total Prudential – Digital Realty Portfolio Whole Loan	$212,000,000	$212,000,000

The Borrowers and the Sponsor. The borrowers comprise eight single-purpose Delaware limited liability companies structured to be bankruptcy remote, each with two independent directors (collectively, the “Prudential – Digital Realty Portfolio Borrower”). Legal counsel to the Prudential – Digital Realty Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Prudential – Digital Realty Portfolio Whole Loan. The loan sponsor and guarantor is Digital Realty Trust, L.P. (“Digital Realty”, NYSE: DLR; rated BBB/Baa2/BBB by Fitch/Moody’s/S&P).

Digital Realty, an S&P 500 company, owns, acquires, develops and operates data centers globally. Digital Realty is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industries. As of December 31, 2017, Digital Realty’s 205 data centers (including 18 data centers held as investments in unconsolidated joint ventures) contained applications used in the day-to-day operations of the technology industry and corporate enterprise data center customers. Digital Realty’s portfolio comprises approximately 27.7 million SF of data center space located throughout North America, Europe, Asia and Australia.

An affiliate of PGIM Real Estate holds an 80.0% equity interest in the Prudential – Digital Realty Portfolio Borrower. PGIM Real Estate is the real estate investment business of PGIM, Inc., the global investment management businesses of Prudential Financial, Inc. (NYSE: PRU; rated A/Baa1/A by Fitch/Moody’s/S&P). As of December 31, 2017, PGIM Real Estate managed approximately $69.6 billion in gross real estate assets ($49.9 billion net) on behalf of 543 clients worldwide. Since its inception in 1970, PGIM Real Estate has grown to 18 offices around the world that offer its clients a range of real estate equity, debt, and securities investment strategies.

The Properties. The Prudential – Digital Realty Portfolio Properties comprise eight Tier III powered shell data centers, totaling 1,042,933 SF, built between 1977 and 2012. As of November 1, 2018, the Prudential – Digital Realty Portfolio Properties, were 100.0% occupied by four tenants subject to eight, triple-net leases.

According to the appraisal, the two main types of data center space are wholesale and retail. The wholesale data center space involves larger footprints of space in either powered shell condition, fully conditioned (1st generation or turn-key build), or legacy space (2nd generation build). The retail data center space (also referred to as “colocation space” or “carrier hotels”) is leased in smaller footprints of space, such as rack, cabinet and/or cage configurations. The Prudential – Digital Realty Portfolio Properties represent wholesale data centers (powered shell space) in which the landlord delivered the subject buildings in shell condition but had the power and fiber connectivity already brought to the respective sites. The respective tenants were then required to invest their own capital to build out the internal infrastructure and improvements. Six of the eight Prudential – Digital Realty Portfolio Properties are currently being utilized by their respective tenants as colocation facilities while the remaining two are used as data center space for the use of their respective tenants (see table below).

According to a third party provider of data center certifications, data centers are divided into four tiers, based on the load capacity and redundancy of the facilities. Tier I is the lowest while Tier IV is the highest in terms of redundancy and resiliency; and there is a direct correlation between the tier level and the cost to build a data center. According to the appraisal, the Prudential – Digital Realty Portfolio Properties are all estimated to be Tier III data centers. Tier III data centers have multiple paths for power distribution to the site and fully redundant components, allowing for maintenance on one path without disruption to any part of the facility. Tier III level capability allows for any planned site infrastructure activity without disrupting the computer hardware operation in any way. Each of the Prudential – Digital Realty Portfolio Properties is improved with raised floor space (an elevated floor that creates space that can be used for cooling, electrical and mechanical services).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

The following tables present certain information relating to the Prudential – Digital Realty Portfolio Properties:

Prudential – Digital Realty Portfolio Property Summary
Property Name – Location	Allocated Cut-off Date Balance(1)	% of Portfolio Cut-off Date Balance	Size (SF)	Occupancy (as of 11/1/2018)	Year Built/ Renovated	UW Net Cash Flow	% of UW Net Cash Flow	Appraised Value	Allocated Cut-off Date LTV
14901 FAA Boulevard – Fort Worth, TX	$42,800,000	20.2%	263,700	100.0%	2000/N/A	$5,402,268	22.0%	$78,300,000	54.7%
4650 Old Ironsides Drive – Santa Clara, CA	$37,400,000	17.6%	124,383	100.0%	1977/2012	$4,032,392	16.5%	$68,400,000	54.7%
43790 Devin Shafron Drive – Ashburn, VA	$30,200,000	14.2%	152,138	100.0%	2011/N/A	$3,536,651	14.4%	$55,300,000	54.6%
636 Pierce Street – Somerset, NJ	$25,100,000	11.8%	108,336	100.0%	2001/2003	$3,102,133	12.7%	$45,800,000	54.8%
21551 Beaumeade Circle – Ashburn, VA	$22,600,000	10.7%	152,504	100.0%	2012/N/A	$2,188,529	8.9%	$41,300,000	54.7%
7505 Mason King Court – Manassas, VA	$19,600,000	9.2%	109,650	100.0%	2003/N/A	$2,073,396	8.5%	$35,900,000	54.6%
4700 Old Ironsides Drive – Santa Clara, CA	$19,100,000	9.0%	90,139	100.0%	1993/1997	$2,057,661	8.4%	$34,900,000	54.7%
444 Toyama Drive – Sunnyvale, CA	$15,200,000	7.2%	42,083	100.0%	1999/N/A	$2,116,835	8.6%	$27,700,000	54.9%
Total/Weighted Average	$212,000,000	100.0%	1,042,933	100.0%		$24,509,864	100.0%	$387,600,000	54.7%

(1)	Balances shown are for the Prudential – Digital Realty Portfolio Whole Loan.

Property Name – Location	Region	Tenant	Size (SF)	Lease Expiration	Annual UW Rent PSF	Facility Type	Power (Gross)	Power Density(1)
14901 FAA Boulevard – Fort Worth, TX	Dallas	Cyxtera	263,700	2/2/2022	$22.82	Colocation	24.0 MW	91 W/SF
4650 Old Ironsides Drive – Santa Clara, CA	Silicon Valley	Cyxtera	124,383	4/30/2027	$38.41	Colocation	10.0 MW	80 W/SF
43790 Devin Shafron Drive – Ashburn, VA	Northern VA	VADATA	152,138	5/31/2021	$25.34	Colocation	10.0 MW	66 W/SF
636 Pierce Street. – Somerset, NJ	NY/NJ	BNY Mellon	108,336	4/30/2023	$31.94	Data Center	8.0 MW	74 W/SF
21551 Beaumeade Circle – Ashburn, VA	Northern VA	Equinix	152,504	12/31/2023	$16.35	Colocation	7.0 MW	46 W/SF
7505 Mason King Court – Manassas, VA	Northern VA	VADATA(2)	109,650	12/31/2023	$19.72	Colocation	20.0 MW	182 W/SF
4700 Old Ironsides Drive – Santa Clara, CA	Silicon Valley	Cyxtera	90,139	4/30/2027	$27.26	Colocation	10.0 MW	110 W/SF
444 Toyama Drive – Sunnyvale, CA	Silicon Valley	Equinix	42,083	7/31/2022	$55.09	Data Center	6.2 MW	147 W/SF

(1)	Power Density is calculated by dividing Power (Gross) by Size (SF). One MW is equal to one million watts.

(2)	VADATA has a one-time right to terminate its lease at the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

14901 FAA Boulevard – Fort Worth, TX

The 14901 FAA Boulevard property comprises a 263,700 SF, single-story powered shell data center with 180,000 SF of raised floor space (an elevated floor that creates space that can be used for cooling, electrical and mechanical services). The building is situated on a 11.5-acre site, contains 222 parking spaces, resulting in a parking ratio of approximately 0.8 spaces per 1,000 SF of NRA, and is currently supplied with 24.0 megawatts (“MW”) of power (gross), indicating a power density of 91 watts/SF. Built in 2000, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 14901 FAA Boulevard property since 2006.

4650 Old Ironsides Drive – Santa Clara, CA

The 4650 Old Ironsides Drive property comprises a 124,383 SF, single-story powered shell data center, with 80,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 78 parking spaces, resulting in a parking ratio of approximately 0.6 spaces per 1,000 SF of NRA, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 80 watts/SF. Built in 1977, the Energy Star certified asset was extensively renovated and expanded by 80,000 SF in 2012 at a cost of approximately $23.5 million (which was paid for by the tenant). The 4650 Old Ironsides Drive property is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4650 Old Ironsides Drive property since 2004.

43790 Devin Shafron Drive – Ashburn, VA

The 43790 Devin Shafron Drive property comprises a 152,138 SF, single-story powered shell data center, with 106,000 SF of raised floor space. The building is situated on a 4.6-acre site, contains 59 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per 1,000 SF of NRA. The 43790 Devin Shafron Drive property is currently provided with 10.0 MW of power (gross), indicating a power density of 66 watts/SF. Built in 2011, the 43790 Devin Shafron Drive property is fully occupied by VADATA, Inc. (“VADATA”), a wholly-owned subsidiary of Amazon, which operates a colocation facility at the property. VADATA has been at the 43790 Devin Shafron Drive property since its completion in 2011.

The 43790 Devin Shafron Drive property comprises a freestanding building that is part of a land condominium. The Prudential – Digital Realty Portfolio Borrower has 50.0% of the voting rights in the related owners’ associations. The condominium documents provide that each owner is responsible for maintenance of its respective building. The Prudential – Digital Realty Portfolio Whole Loan documents provide for recourse to the Prudential – Digital

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

Realty Portfolio Borrower and guarantor for losses in connection with any termination or material modification of the condominium documents or termination or subdivision of the condominium without the lender’s consent.

636 Pierce Street – Somerset, NJ

The 636 Pierce Street property comprises a 108,336 SF, single-story powered shell data center with 61,990 SF of raised floor space. The building is situated on a 19.6-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 2.6 spaces per 1,000 SF of NRA, and is currently provided with 8.0 MW of power (gross), indicating a power density of 74 watts/PSF. Built in 2001 and renovated in 2003, the 636 Pierce Street property is fully occupied by The Bank of New York Mellon (“BNY Mellon”), which utilizes the building as data center space for its own use. The Bank of New York Mellon has been at the 636 Pierce Street property since 2003.

21551 Beaumeade Circle – Ashburn, VA

The 21551 Beaumeade Circle property comprises a 152,504 SF, single-story powered shell data center with approximately 107,000 SF of raised floor space. The building is situated on a 10.7-acre site, contains 102 parking spaces, resulting in a parking ratio of approximately 0.7 spaces per 1,000 SF of NRA, and is currently provided with 7.0 MW of power (gross), indicating a power density of 46 watts/SF. The 21551 Beaumeade Circle property was built-to-suit in 2012 for Equinix, LLC (“Equinix”), which operates a colocation facility at the property.

7505 Mason King Court – Manassas, VA

The 7505 Mason King Court property comprises a 109,650 SF, single-story powered shell data center with approximately 76,000 SF of raised floor space. The building is situated on a 7.7-acre site, contains 117 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per 1,000 SF of NRA, and is currently provided with 20.0 MW of power (gross), indicating a power density of 182 watts/SF. Built in 2003, the asset is fully occupied by VADATA, a wholly-owned subsidiary of Amazon, which operates a colocation facility at the property. VADATA has been at the 7505 Mason King Court property since 2009.

4700 Old Ironsides Drive – Santa Clara, CA

The 4700 Old Ironsides Drive property comprises a 90,139 SF, single-story powered shell data center with approximately 88,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 257 parking spaces, resulting in a parking ratio of approximately 2.9 spaces per 1,000 SF of NRA, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 110 watts/SF. Built in 1993 and renovated in 1997, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4700 Old Ironsides Drive property since 2004.

444 Toyama Drive – Sunnyvale, CA

The 444 Toyama Drive property comprises a 42,083 SF, two-story powered shell data center with approximately 32,000 SF of raised floor space. The building is situated on a 2.3-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 6.7 spaces per 1,000 SF of NRA, and is currently provided with 6.2 MW of power, indicating a power density of 147 watts/SF. Built in 1999, the 444 Toyama Drive property is fully occupied by Equinix, which utilizes the building for its own use as a data center. Equinix has been at the 444 Toyama Drive property since 2007.

Major Tenants. The Prudential – Digital Realty Portfolio Properties are 100.0% leased to four tenants under eight leases. Each of the Prudential – Digital Realty Portfolio Properties is leased to a single tenant on a triple-net basis with 3.0% weighted average contractual annual rent increases. On average, the tenants have been in occupancy in their respective spaces since 2007. The Prudential – Digital Realty Portfolio Properties have been 100.0% occupied since 2013.

Cyxtera. The largest tenant at the Prudential – Digital Realty Portfolio Properties is Cyxtera (rated B1/B by Moody’s/S&P; 45.9% of NRA; 47.9% of underwritten base rent), which fully occupies the 14901 FAA Boulevard property, 4650 Old Ironsides Drive property and the 4700 Old Ironsides Drive property. Cyxtera was created in 2017 by BC Partners and Medina Capital following the acquisition of a data center footprint and associated colocation business from CenturyLink. Cyxtera provides data center colocation, enterprise application cloud computing, hybrid cloud, cybersecurity and analytics solutions to over 3,500 customers worldwide. Cyxtera’s portfolio includes 57 data centers totaling approximately 2.6 million SF.

VADATA. The second largest tenant at the Prudential – Digital Realty Portfolio Properties is VADATA (rated A+/Baa1/AA- by Fitch/Moody’s/S&P; 25.1% of NRA; 22.2% of underwritten base rent), which fully occupies the 43790 Devin Shafron Drive property and the 7505 Mason King Court property. VADATA is the data center division of Amazon Web Services, the cloud computing segment of Amazon.com. Both of VADATA’s leases at the Prudential – Digital Realty Portfolio Properties are guaranteed by the Amazon parent company.

Equinix. The third largest tenant at the Prudential – Digital Realty Portfolio Properties is Equinix (NASDAQ: EQIX; rated BB/Ba3/BB+ by Fitch/Moody’s/S&P; 18.7% of NRA; 17.4% of underwritten base rent), which fully occupies the 21551 Beaumeade Circle property and the 444 Toyama property. Equinix connects more than 9,800 companies directly to their customers and partners across its data center and interconnection platform. Headquartered in Redwood, California, Equinix operates over 180 data centers in 44 markets on five continents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

The following table presents certain information relating to the tenancy at the Prudential – Digital Realty Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s /S&P) (1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options
Cyxtera – 14901 FAA Boulevard	NR/B1/B	263,700	25.3%	$6,016,374	21.8%	$22.82	2/2/2022	3, 5-year
Cyxtera – 4650 Old Ironsides Drive	NR/B1/B	124,383	11.9%	$4,777,054	17.3%	$38.41	4/30/2027	3, 5-year
Cyxtera – 4700 Old Ironsides Drive	NR/B1/B	90,139	8.6%	$2,457,588	8.9%	$27.26	4/30/2027	3, 5-year
Cyxtera Total		478,222	45.9%	$13,251,017	47.9%	$27.71

VADATA (Amazon) – 43790 Devin Shafron	A+/Baa1/AA-	152,138	14.6%	$3,865,908	14.0%	$25.41	5/31/2021	3, 5-year
VADATA (Amazon) – 7505 Mason King Court	A+/Baa1/AA-	109,650	10.5%	$2,264,945	8.2%	$20.66	12/31/2023(3)	3, 5-year
VADATA (Amazon) Total		261,788	25.1%	$6,130,853	22.2%	$23.42

Equinix – 21551 Beaumeade Circle	BB/Ba3/BB+	152,504	14.6%	$2,492,794	9.0%	$16.35	12/31/2023	3, 5-year
Equinix – 444 Toyama Drive	BB/Ba3/BB+	42,083	4.0%	$2,318,412	8.4%	$55.09	7/31/2022	2, 5-year
Equinix Total		194,587	18.7%	$4,811,206	17.4%	$24.73

BNY Mellon	AA-/A1/A	108,336	10.4%	$3,460,000	12.5%	$31.94	4/30/2023	2, 1-year

Subtotal/Wtd. Avg.		1,042,933	100.0%	$27,653,076	100.0%	$26.51

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,042,933	100.0%	$27,653,076	100.0%	$26.51

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA totaling $114,197. VADATA’s current rental rate is $19.23 PSF at the 7505 Mason King Court property and $24.60 PSF at the 43790 Devin Shafron Drive property (weighted average of $22.35 PSF).

(3)	VADATA has a one-time right to terminate its lease at only the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

The following table presents certain information relating to the lease rollover schedule at the Prudential – Digital Realty Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	152,138	$25.41	14.6%	14.6%	$3,865,908	14.0%	14.0%
2022	2	305,783	$27.26	29.3%	43.9%	$8,334,786	30.1%	44.1%
2023	3	370,490	$22.18	35.5%	79.4%	$8,217,739	29.7%	73.8%
2024 & Beyond	2	214,522	$33.72	20.6%	100.0%	$7,234,643	26.2%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	8	1,042,933	$26.51	100.0%		$27,653,076	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

The Markets. The Prudential – Digital Realty Portfolio Properties are located in four markets, which, according to the appraisal, are the top four data center markets in the United States. Such markets include - (1) Northern Virginia/Washington D.C., (2) Greater New York/Northern New Jersey, (3) Silicon Valley and (4) Dallas/Fort Worth. According to the appraisal, the United States data center market continues building due to increasing demand for data processing and storage. This demand is driven by a variety of factors, including increasing network bandwidth growth due to social media, growth in global e-commerce and services, and continued rise of the internet and accelerating intensity of usage.

Geographic Distribution
Market	Number of Properties	SF	Approximate % of SF	UW NCF	Approximate % of UW NCF
Silicon Valley	3	256,605	24.6%	$8,206,887	33.5%
Northern Virginia	3	414,292	39.7%	$7,798,576	31.8%
Dallas/Fort Worth	1	263,700	25.3%	$5,402,268	22.0%
Northern New Jersey/New York	1	108,336	10.4%	$3,102,133	12.7%
Total	8	1,042,933	100.0%	$24,509,864	100.0%

Silicon Valley

The 4650 Old Ironsides Drive property, the 4700 Old Ironsides Drive property and the 444 Toyama Drive property (collectively 24.6% of the NRA and 33.5% of the underwritten net cash flow) are located within the Silicon Valley data center market. According to the appraisal, Silicon Valley is the third largest multi-tenant data center market in the United States, with nearly 3.7 million SF of space currently in operation and 240 MW of power. The appraisal concluded to market rents for the 4650 Old Ironsides Drive property, 4700 Old Ironsides Drive property and 444 Toyama Drive property of $39.00 PSF, $27.00 PSF and $45.00 PSF, respectively, all on a net basis.

Northern Virginia

The 43790 Devin Shafron Drive property, the 21551 Beaumeade Circle property and the 7505 Mason King Court property (collectively 39.7% of the NRA and 31.8% of the underwritten net cash flow) are located within the Northern Virginia data center market. According to the appraisal, with respect to square footage, Northern Virginia is the largest multi-tenant data market center in the United States with over 4.8 million SF of space currently in operation and 666 MW of power. Furthermore, according to a news publication, an estimated 70% of global internet traffic passes through Northern Virginia daily. The appraisal concluded to market rents for the 43790 Devin Shafron Drive property, the 21551 Beaumeade Circle property and 7505 Mason King Court property of $27.00 PSF, $24.00 PSF and $24.00 PSF, respectively, all on a net basis.

Dallas/Fort Worth

The 14901 FAA Boulevard property (25.3% of NRA and 22.0% of underwritten net cash flow) is located within the Dallas/Fort Worth data center market. According to the appraisal, Dallas/Fort Worth is the fourth largest multi-tenant data center market in the Unites States, with approximately 3.4 million SF of space currently in operation and 364 MW of power. According to the appraisal, the cost to build and operate data centers is significantly lower in Dallas than in other top North American markets, due primarily to lower land and materials costs and no state income tax. The appraisal concluded to a market rent for the 14901 FAA Boulevard property of $22.20 PSF, net.

Northern New Jersey/New York

The 636 Pierce Street property (10.4% of NRA and 12.7% of underwritten net cash flow) is located within the Northern New Jersey/New York data center market. According to the appraisal, the Northern New Jersey/New York data center market is the second largest multi-tenant data center market in the United States with approximately 4.2 million SF of space currently in operation and 473 MW of power. The market benefits from New York City, as a key point of confluence for North American and European fiber networks. A large number of European carriers and service providers use low-cost transatlantic fiber capacity and wavelength services to establish points of presence in New York. The appraiser concluded to a market rent for the 636 Pierce Street property of $30.00 PSF, net.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prudential – Digital Realty Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Base Rent	$24,586,150	$25,180,137	$25,790,795	$26,147,281	$27,653,075(1)	$26.51
Total Recoveries	$3,747,608	$4,973,838	$5,218,267	$5,470,766	$5,436,457	$5.21
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,654,477)(2)	($1.59)(2)
Effective Gross Income	$28,333,758	$30,153,975	$31,009,062	$31,618,047	$31,435,055	$30.14
Total Operating Expenses	$3,663,014	$5,218,019	$5,520,559	$5,756,343	$6,299,432	$6.04
Net Operating Income	$24,670,744	$24,935,956	$25,488,503	$25,861,704	$25,135,623	$24.10
TI/LC	$0	$0	$0	$0	$521,467	$0.50
Capital Expenditures	$0	$0	$0	$0	$104,293	$0.10
Net Cash Flow	$24,670,744	$24,935,956	$25,488,503	$25,861,704	$24,509,864	$23.50

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(2)
NOI DSCR(3)	2.52x	2.55x	2.60x	2.64x	2.57x
NCF DSCR(3)	2.52x	2.55x	2.60x	2.64x	2.50x
NOI Debt Yield(3)	11.6%	11.8%	12.0%	12.2%	11.9%
NCF Debt Yield(3)	11.6%	11.8%	12.0%	12.2%	11.6%

(1)	UW Gross Potential Base Rent PSF and UW Gross Potential Base Rent include contractual rent steps through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA (Amazon) totaling $114,197.

(2)	The underwritten economic vacancy is 5.0%. The Prudential – Digital Realty Portfolio Properties were 100.0% physically occupied as of November 1, 2018.

(3)	The debt service coverage ratios and debt yields shown are based on the Prudential – Digital Realty Portfolio Whole Loan.

Escrows and Reserves. During a Cash Trap Event Period (see “Lockbox and Cash Management” below) the Prudential – Digital Realty Portfolio Whole Loan documents require the following ongoing monthly reserves: (i) an amount equal to 1/12th of the real estate taxes estimated to be payable during the ensuing 12 months; (ii) $17,382 for replacement reserves (subject to a cap of $417,173); (iii) $130,367 for general tenant improvements and leasing commissions; and (iv) an amount equal to 1/12th of the insurance premiums estimated to be payable for the renewal of ongoing insurance coverage; provided, however, that ongoing monthly reserves for insurance premiums will not be required during a Cash Trap Event Period as long as (a) no event of default has occurred and is continuing; and (b) the Prudential – Digital Realty Portfolio Borrower provides the lender with evidence that the Prudential – Digital Realty Portfolio Properties are insured under an acceptable blanket policy and such policy is in full force and effect.

Lockbox and Cash Management. The Prudential – Digital Realty Portfolio Whole Loan documents require a soft lockbox with springing cash management into which the Prudential – Digital Realty Portfolio Borrower and property manager are required to cause all rents to be deposited. Prior to the first occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept into the Prudential – Digital Realty Portfolio Borrower’s operating account. Upon the first occurrence of a Cash Trap Event Period, the Prudential – Digital Realty Portfolio Whole Loan documents require the Prudential – Digital Realty Portfolio Borrower to direct all tenants to pay their rent directly into the lockbox account. The Prudential – Digital Realty Portfolio Whole Loan documents also require that all rents received by the Prudential – Digital Realty Portfolio Borrower or the property manager be deposited into the lockbox account within two business days of receipt. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Prudential – Digital Realty Portfolio Whole Loan documents. During a Cash Trap Event Period, all excess cash flow after deposits for taxes, insurance premiums, debt service, reserves, operating expenses and other payments required by the loan documents are required to be deposited into an excess cash flow subaccount controlled by the lender and to be held as additional security for the Prudential – Digital Realty Portfolio Whole Loan. If no Cash Trap Event Period is in effect, all excess funds are required to be disbursed to the Prudential – Digital Realty Portfolio Borrower.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt yield falling below 8.5% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default; or

●	with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 8.5% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Prudential – Digital Realty Portfolio Properties also secure the Prudential – Digital Realty Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $186,000,000. The Prudential – Digital Realty Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Prudential – Digital Realty Portfolio Mortgage Loan. The Prudential – Digital Realty Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Prudential – Digital Realty Portfolio Pari Passu Companion Loans. The holders of the Prudential – Digital Realty Portfolio Mortgage Loan and the Prudential – Digital Realty Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Prudential – Digital Realty Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

Release of Property. Following the prepayment lockout date or the defeasance lockout date (as applicable), the Prudential – Digital Realty Portfolio Borrower may obtain the release of any of the Prudential – Digital Realty Portfolio Properties, provided that, among other things, and in accordance with the Prudential – Digital Realty Portfolio Whole Loan Documents, (a) no event of default has occurred and is continuing; (b) the Prudential – Digital Realty Portfolio Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to (i) 110% of the allocated loan amount of the Prudential – Digital Realty Portfolio Property being released; (c) the net cash flow debt yield for the remaining Prudential – Digital Realty Portfolio Properties immediately following the release is equal to or greater than the greater of (i) 11.0% and (ii) the net cash flow debt yield immediately prior to the release; provided, however, that the Prudential – Digital Realty Portfolio Borrower has the right to partially defease or prepay the Prudential – Digital Realty Portfolio Whole Loan further in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) in connection with a partial defeasance, rating agency confirmation is received. The allocated loan amount for each of the remaining Prudential – Digital Realty Portfolio Properties is subject to pro rata reduction by the release premium to account for previous prepayments and partial defeasances. Allocated loan amounts may also be reduced in connection with mandatory prepayments.

Right of First Offer/Right of First Refusal. VADATA has a right of first offer to purchase either or both the 7505 Mason King Court property or the 43790 Devin Shafron property in the event that the Prudential – Digital Realty Portfolio Borrower markets any portion of either such property for sale (the “VADATA ROFO”). The VADATA ROFO is not extinguished by foreclosure; however, the VADATA ROFO does not apply to foreclosure or deed-in-lieu thereof.

Equinix has a right of first refusal to purchase the 21551 Beaumeade Circle property if the Prudential – Digital Realty Portfolio Borrower markets any portion of such property for sale (the “Equinix ROFR”); however, the Equinix ROFR does not apply if (1) the third-party offer to purchase the 21551 Beaumeade Circle property is part of a multi-property purchase offer (unless the multi-property offer covers only buildings in which Equinix Operating Co, Inc. is the sole tenant), (2) the conveyance is to an affiliate, subsidiary or any member of the Prudential – Digital Realty Portfolio Borrower group, and (3) the conveyance is to any partnership or joint venture of which any member of the Prudential – Digital Realty Portfolio Borrower group is a part. The Equinix ROFR is not extinguished by foreclosure; however, the Equinix ROFR does not apply to foreclosure or deed-in-lieu thereof.

The Bank of New York Mellon has a right of first refusal to purchase the 636 Pierce Street property if the Prudential – Digital Realty Portfolio Borrower receives an offer to purchase its fee interest in the 636 Pierce Street property (the “BNY ROFR”). The BNY ROFR is not extinguished by foreclosure; however, the BNY ROFR does not apply to foreclosure or deed-in-lieu thereof.

Terrorism Insurance. The Prudential – Digital Realty Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Prudential – Digital Realty Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Prudential – Digital Realty Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Prudential – Digital Realty Portfolio Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Embassy Suites St. Louis

Mortgage Loan No. 15 – Embassy Suites St. Louis

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	Saint Louis, MO 63101
Cut-off Date Balance:	$25,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Clayton H. Fowler			Year Built/Renovated:	1906/2010
Mortgage Rate:	5.2400%			Size:	212 Rooms
Note Date:	10/24/2018			Cut-off Date Balance per Room:	$117,925
First Payment Date:	12/1/2018			Maturity Date Balance per Room:	$97,916
Maturity Date:	11/1/2028			Property Manager:	Embassy Suites Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(5):	$3,972,680
Seasoning:	0 months			UW NOI Debt Yield:	15.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	19.1%
Lockbox/Cash Mgmt Status(1):	Soft/Springing			UW NCF DSCR:	2.13x
Additional Debt Type:	N/A			Most Recent NOI(6):	$4,155,290 (9/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(6):	$4,403,144 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	$3,655,850 (12/31/2016)
Reserves				Most Recent Occupancy:	76.5% (9/30/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.7% (12/31/2017)
RE Tax:	$718,488	$59,874	N/A	3rd Most Recent Occupancy:	73.1% (12/31/2016)
Insurance:	$0	Springing(2)	N/A	Appraised Value (as of)(7):	$45,300,000 (8/22/2018)
FF&E Reserve:	$0	(3)	N/A	Cut-off Date LTV Ratio:	55.2%
Other(2):	$0	Springing(4)	N/A	Maturity Date LTV Ratio:	45.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$15,127,313	60.5%
			Buyout:	$8,036,054	32.1%
			Reserves:	$718,488	2.9%
			Closing Costs:	$580,502	2.3%
			Return of Equity:	$537,644	2.2%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	The manager collects revenues and is required to deposit into the lockbox only the amount that is required to be paid to the borrower under the management agreement, which amount is net of management fees, operating expenses and reserve deposits.

(2)	The requirement to make monthly deposits to an insurance reserve (i) to the extent the Embassy Suites St. Louis Borrowers (as defined below) provide evidence of the portion of condominium common charges payable that is applicable to insurance premiums for insurance maintained by the condominium, will be reduced dollar for dollar by such portion of condominium common charges and (ii) so long as the property manager is paying the insurance premiums and maintaining the insurance policies required by the loan documents and the borrower provides evidence thereof, will be waived. In addition, monthly deposits to an insurance reserve will be waived if the Embassy Suites St. Louis Property (as defined below) is insured under an acceptable blanket insurance policy. To the extent the conditions to waiver or reduction of insurance reserve deposits are not satisfied, the Embassy Suites St. Louis Borrowers will be required to make monthly deposits of 1/12 of the estimated annual insurance premiums into an insurance reserve.

(3)	The requirement to make monthly deposits to a reserve for furniture, fixtures and equipment (“FF&E”) is reduced dollar for dollar to the extent that the property manager is reserving for FF&E in an account that is in the borrower’s name and pledged to the lender pursuant to a control agreement reasonably satisfactory to the lender, pursuant to the management agreement, provided that the Embassy Suites St. Louis Borrowers are required to obtain the consent of the lender to withdraw funds from such reserve in excess of the amount set forth in the approved annual budget, unless such withdrawal of funds is necessary to comply with the management agreement or franchise agreement. The property manager is currently reserving for FF&E in such an account. If such conditions are no longer met, the Embassy Suites St. Louis Borrowers are required to make monthly deposits into an FF&E reserve in an amount equal to the greatest of (i) 4% of the operating income for the Embassy Suites St Louis Property (as defined below) for the preceding calendar month, (ii) the amount required under the franchise agreement and (iii) the amount required under the management agreement.

(4)	Other reserves consists of a springing PIP Reserve (125% of the sum required to pay for any new PIP imposed by franchisor) and a springing parking rent reserve (which springs upon either (i) an event of default or (ii) there is no related ownership between the parking lease landlord and parking lease tenant).

(5)	UW NOI includes $537,206 of assumed revenue from the PILOT TIF Note (as defined below) and $627,843 of assumed revenue from the Other Revenues TIF Note (as defined below), Without the inclusion of such assumed revenue, UW NCF DSCR would be 1.42x.

(6)	Most Recent NOI includes $537,206 of annual income from the PILOT TIF Note and $632,963 of annual income from the Other Revenues TIF Note, 2nd Most Recent NOI includes $537,206 of annual income from the PILOT TIF Note and $627,843 of annual income from the Other Revenues TIF Note and Third Most Recent NOI includes $516,009 of annual income from the PILOT TIF Note and $601,493 of annual income from the Other Revenues TIF Note, which in each case offset tax expenses for the applicable period.

(7)	The appraised value includes $11.9 million representing the discounted value (using a 5.00% discount rate) of estimated future payments under the PILOT TIF Note and Other Revenue TIF Note (together, the “TIF Notes”). Excluding such amount, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 74.9% and 62.2%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Embassy Suites St. Louis

The Mortgage Loan. The fifteenth largest mortgage loan (the “Embassy Suites St. Louis Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 that is secured by a first priority fee mortgage encumbering a hotel condominium unit that consists of a full service hospitality property known as the Embassy Suites St. Louis in St. Louis, Missouri (the “Embassy Suites St. Louis Property”). The Embassy Suites St. Louis Property also includes a pledge of the right to receive payments under the PILOT TIF Note and Other Revenues TIF Note, as described below. The proceeds of the Embassy Suites St. Louis Mortgage Loan were primarily used to refinance a previous loan of approximately $15.1 million, buy out a partner, fund reserves, pay closing costs and return equity to the Embassy Suites St. Louis Borrowers (as defined below).

The Borrowers and the Sponsor. The borrowers are Laurel Hotel Fee Owner, LLC (the “Embassy Suites St. Louis Hotel Borrower”) and Laurel Hotel TIF Note Holder, LLC (the “Embassy Suites St. Louis TIF Note Borrower,” and together, the “Embassy Suites St. Louis Borrowers”), each, a Delaware limited liability company with an independent director. Embassy Suites St. Louis Hotel Borrower owns the hotel condominium unit and Embassy Suites St. Louis TIF Note Borrower owns the TIF Notes. The borrower sponsor and nonrecourse carveout guarantor for the Embassy Suites St. Louis Mortgage Loan is Clayton H. Fowler. The Embassy Suites St. Louis Hotel Borrower is 75.7% owned by Clayton H. Fowler. The Embassy Suites St. Louis TIF Note Borrower is 100.0% owned by Clayton H. Fowler.

Clayton H. Fowler is a founding partner, chairman and chief executive officer of Spinnaker Real Estate Partners LLC in Norwalk, Connecticut. He has over 35 years’ experience in development, management, acquisition and construction of commercial and residential projects and has ownership interests in over 3,000,000 SF of multi-family properties, commercial office and industrial buildings.

The Property. The Embassy Suites St. Louis Property is a hotel condominium unit consisting of a 212-room full service hotel located in a building occupying a full block in downtown St. Louis, Missouri. The building in which the Embassy Suites St. Louis Property is located was built as a department store in 1906 and converted to a mixed-use hotel/rental apartment building by the borrower sponsor in 2011. The Embassy Suites St. Louis Property makes up one third of the ground floor and all or portions of floors two through five of the building, with a non-collateral parking garage located on the remaining portions of the second and third floors. Floors six through 11 are made up of apartments and an atrium garden, which are not a part of the collateral. The 212 guestrooms include 153 king guestrooms and 59 queen guestrooms. The Embassy Suites St. Louis Property offers amenities including a 159-seat restaurant with complimentary made-to-order breakfast, indoor swimming pool, fitness center, sundries shop and 6,004 SF of meeting space. The Embassy Suites St. Louis Property is equipped with four elevators and offers access to 106 valet parking spaces located in the non-collateral garage on the second and third floors (0.5 spaces/room). See “Condominium and Parking Lease” below.

The Embassy Suites St. Louis Property is currently subject to a franchise agreement with Embassy Suites Franchise LLC, which expires December 31, 2029. The Embassy Suites St Louis Property is also currently subject to a management agreement with Embassy Suites Management LLC that expires December 31, 2021, subject to one five-year extension option and one three-year extension option. The management agreement is automatically extended unless either party delivers written notice that it will not renew between three and 12 months prior to the expiration of the current term.

The Embassy Suites St. Louis Property generates approximately 45.0% of its room nights from commercial demand, 32.0% from meeting and group demand, 18.0% from leisure demand and 5.0% from extended stay demand.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Embassy Suites St. Louis Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	66.7%	$138.82	$92.54	72.6%	$154.74	$112.33	108.9%	111.5%	121.4%
2017	70.0%	$144.52	$101.11	78.3%	$162.42	$127.18	111.9%	112.4%	125.8%
8/31/2018 TTM	69.0%	$143.27	$98.81	76.8%	$162.01	$124.43	111.4%	113.1%	125.9%

Source: Industry Report and Underwritten Operating Statements.

(1)	The competitive set includes Holiday Inn St. Louis Downtown Convention Center, Hampton Inn St. Louis Downtown @ The Gateway Arch, Tribute Portfolio Magnolia Hotel St. Louis, Drury Plaza Hotel St. Louis Downtown, Westin St. Louis, Courtyard St. Louis Downtown Convention Center and Hilton St. Louis Downtown @ The Arch.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Embassy Suites St. Louis Property are attributable to variances in reporting methodologies and/or timing differences.

Condominium and Parking Lease. The Embassy Suites St. Louis Property consists of the hotel condominium unit in a two-unit condominium, in which the Embassy Suites St. Louis Property comprises one unit and has 33.22% of the voting rights in the condominium association, and the non-collateral rental apartment and garage portion of the building (the “Residential/Garage Unit”) comprises one unit and has 66.78% of the voting rights in the condominium association. The owner of the hotel unit has the right to appoint one member of the condominium board, and the owner of the non-collateral Residential/Garage Unit has the right to appoint two members of the condominium board. Accordingly, the Embassy Suites St. Louis Borrowers do not control the condominium. See “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The owner of the non-collateral Residential/Garage Unit (which is currently an affiliate of the Embassy Suites St. Louis Borrowers) has leased 106 parking spaces in the parking garage located in the building to the Embassy Suites St. Louis Hotel Borrower under a long-term parking lease expiring in December 2108. The parking lease provides for initial rent of $11,660 a month, which increases annually based on the consumer price index and is budgeted at $12,833 a month for 2019 in the Embassy Suites St. Louis Borrowers’ budget. The lender under a mortgage loan secured by the Residential/Garage Unit has the right to terminate the parking lease if such lender forecloses on the Residential/Garage Unit.

TIF Notes. In connection with the redevelopment of the building in which the Embassy Suites Hotel Property is located, the City of St. Louis provided tax increment financing in the form of TIF Notes. The Embassy Suites St. Louis TIF Notes Borrower owns two TIF Notes, one generally payable from payments in lieu of taxes revenues, which are generally comprised of the property taxes on the incremental value created by the redevelopment of the Mortgaged Property (the “PILOT TIF Note”) and one generally payable from various taxes imposed under the tax increment financing (the “Other Revenues TIF Note”). The TIF Notes mature August 26, 2031, are payable semiannually, solely to the extent of the related revenue sources, which in certain cases are subject to annual appropriation, and may be redeemed (resulting in reduction or termination of the payments thereon) under certain circumstances. The City of St. Louis consented to the pledge of the TIF Notes by the lender. The TIF Notes are subject to transfer restrictions, and the lender is subject to such transfer restrictions if it takes title to the TIF Notes. The Embassy Suites St. Louis Mortgage Loan was underwritten assuming $537,206 of annual revenue from the PILOT TIF Note and $627,843 of annual revenue from the Other Revenues TIF Note, which offset tax expense in underwritten expenses. The appraised value of the Embassy Suites St. Louis Property includes $11.9 million representing the discounted value of the payments under the TIF Notes. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Embassy Suites St. Louis

The Market. The Embassy Suites St. Louis Property is located in downtown St. Louis Missouri, attached to the National Blues Museum and across the street from the America’s Convention Center Complex and The Dome at America’s Center. Other demand drivers in close proximity to the Embassy Suites St. Louis Property include a variety of restaurants, shops, offices, public parks and Busch Stadium (home to the St. Louis Cardinals Major League Baseball team). The Embassy Suites St. Louis Property is situated just off Interstate-44, which provides access to much of the St. Louis metropolitan area including Lambert St. Louis International Airport, approximately 14.0 miles away. Additionally, there is a MetroLink light rail station located on-site that provides direct access to the airport.

The estimated 2017 population within the city of St. Louis and the St. Louis metropolitan statistical area was 630,544 and 2,859,358, respectively, according to the appraisal. The estimated 2017 median household income within the city of St. Louis and the St. Louis metropolitan statistical area was $80,220 and 59,867, respectively, according to the appraisal.

Competitive properties to the Embassy Suites St. Louis Property are shown in the table below:

Competitive Property Summary
Property Name	Year Opened	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Extended- Stay Demand	2017 Occ.	2017 ADR	2017 RevPAR
The Embassy Suites St. Louis Property(1)	2011	212	45%	32%	18%	5%	79%	$162.57	$127.91
Holiday Inn St. Louis Downtown Convention Center	1981	293	35%	36%	24%	5%	70%	$142.00	$99.40
Hampton Inn St. Louis Downtown at The Gateway Arch	1974	190	55%	9%	31%	5%	65%	$130.00	$84.50
Tribute Portfolio Magnolia Hotel St. Louis	1925	182	55%	10%	29%	6%	57%	$142.00	$80.94
Drury Plaza Hotel St. Louis Downtown	2000	353	40%	33%	22%	5%	73%	$145.00	$105.85
Westin St. Louis	2001	255	45%	44%	7%	4%	78%	$159.00	$124.02
Courtyard St. Louis Downtown Convention Center	1929	165	60%	9%	26%	5%	59%	$150.00	$88.50
Hilton St. Louis Downtown at The Arch	2005	195	50%	30%	14%	6%	76%	$150.00	$114.00

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR and RevPAR table with respect to Occupancy, ADR and RevPAR at the Embassy Suites St. Louis Property are attributable to variances in reporting methodologies and/or timing differences.

There are two hotels that are proposed/under construction in St. Louis that are expected to be primary competitors with the Embassy Suites St. Louis Property. The AC Hotel by Marriott is a 100 room select service hotel with an anticipated opening date of November 2019 that is expected to be 90% competitive with the Embassy Suites St. Louis Property. The Aloft is a 150 room select service hotel with an anticipated opening date of December 2019 that is expected to be 90.0% competitive with the Embassy Suites St. Louis Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15	Embassy Suites St. Louis

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites St. Louis Property:

Cash Flow Analysis(1)
	2015	2016	2017	9/30/2018 TTM	UW	UW per Room
Occupancy	73.7%	73.1%	78.7%	76.5%	76.5%
ADR	$155.04	$156.96	$162.57	$162.87	$162.87
RevPAR	$114.21	$114.78	$127.91	$124.53	$124.53

Rooms Revenue	$8,837,815	$8,905,326	$9,897,732	$9,635,708	$9,635,708	$45,451
Food & Beverage	$902,528	$805,201	$696,609	$788,826	$788,826	$3,721
Other Income(2)	674,882	721,662	782,020	831,469	831,469	3,922
Total Revenue	$10,415,225	$10,432,189	$11,376,361	$11,256,003	$11,256,003	$53,094
Total Expenses(3)	6,693,916	6,776,339	6,973,217	7,100,713	7,283,323	34,355
Net Operating Income	$3,721,309	$3,655,850	$4,403,144	$4,155,290	$3,972,680	$18,739
FF&E	520,761	521,689	568,818	562,414	450,240	2,124
Net Cash Flow	$3,200,548	$3,134,161	$3,834,326	$3,592,876	$3,522,440	$16,615

NOI DSCR	2.25x	2.21x	2.66x	2.51x	2.40x
NCF DSCR	1.93x	1.89x	2.32x	2.17x	2.13x
NOI Debt Yield	14.9%	14.6%	17.6%	16.6%	15.9%
NCF Debt Yield	12.8%	12.5%	15.3%	14.4%	14.1%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Embassy Suites St. Louis Borrowers. Variances between the underwriting, the appraisal and the historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Embassy Suites St. Louis Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Other Income includes parking revenues from guest valet parking and other miscellaneous income.

(3)	Total Expenses includes contra expense line items (i.e. offsets to expenses) related to Tax Increment Financing (“TIF’) income from the PILOT TIF Note and the Other Revenues TIF Note. UW Total Expenses includes contra line items made up of $537,206 of annual income from the PILOT TIF Note and $627,843 of annual income from the Other Revenues TIF Note. 9/30/2018 TTM Total Expenses includes contra line items made up of $537,206 of annual income from the PILOT TIF Note and $632,963 of annual income from the Other Revenues TIF Note. 2017 TTM Total Expenses includes contra line items made up of $537,206 of annual income from the PILOT TIF Note and $627,843 of annual income from the Other Revenues TIF Note. 2016 TTM Total Expenses includes contra line items made up of $516,009 of annual income from the PILOT TIF Note and $601,493 of annual income from the Other Revenues TIF Note. 2015 TTM Total Expenses includes contra line items made up of $467,067 of annual income from the PILOT TIF Note and $570,324 of annual income from the Other Revenues TIF Note.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2018-BNK15

This material was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof): Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Drexel Hamilton, LLC (together with its affiliates, “Drexel”) or Academy Securities, Inc. (together with its affiliates, “Academy”, and collectively with BofA Merrill Lynch, Morgan Stanley, Wells Fargo and Drexel, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision. The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

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